As filed with the Securities and Exchange Commission on        ,1997

                             Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM S-1
                            REGISTRATION STATEMENT
                                   Under
                           THE SECURITIES ACT OF 1933

                         PDC 1996-1997 DRILLING PROGRAM
                   (Exact name of registrant as specified in
                                 its charter)

      West Virginia                         1381                    Applied
for
(State or other jurisdiction of  (Primary Standard Industrial    (IRS
Employer
incorporation or organization)     Classification Code Number) Identification
#)


                               103 East Main Street
                          Bridgeport, West Virginia  26330
                                 800/624-3821

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Steven R. Williams, President
                          Petroleum Development Corporation
                              103 East Main Street
                           Bridgeport, West Virginia  26330
                                 800/624-3821
(Name, address including zip code, and telephone number, including area code, of agent for service)

                                 Copies to:

                               Laurence S. Lese
                               Duane, Morris, & Heckscher LLP
                              1667 K Street, N.W., 7th Floor
                            Washington, D.C.  20006
                               (202)776-7800

            Approximate date of commencement of proposed sale to the public:
As
soon as practicable after the registration statement becomes affective.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 the Securities Act of 1933, check the following box.
                     X

                                                      Proposed
Title of                            Proposed          maximum
each class                          maximum           aggregate     Amount
of securities to  Amount to be      offering price    offering      of
registera-
be registered     registered (1)    per unit (1)      price (1)     tion fee
(1)

Units of general
and limited
partnership
interest          2,500 units       $20,000           $50,000,000
$17,241.38

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) shall determine.

1) Registrant filed a Form S-1 registration statement to register $50 million of its securities on October 24, 1995 and paid its registration fee of $17,241.38. By the current registration statement, registrant is registering an additional $10 million of its securities and concurrent with the filing of the registration statement has paid its registration fee of $3,030.30. Pursuant to
Rule 429(b) of the Securities Act of 1933, as amended, all $50 million registered in the previous registration statement (SEC File No. 33-63635) are being carried forward to the current registration statement as filed this day.

THIS REGISTRATION STATEMENT ON FORM S-1 IS BEING FILED IN ACCORDANCE WITH
RULE
429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE EARLIER REGISTRATION STATEMENT TO WHICH THE CURRENT REGISTRATION STATEMENT RELATES IS THE REGISTRANT'S FORM S-1 FILED ON OCTOBER 24, 1995 AND DECLARED EFFECTIVE ON DECEMBER 19, 1995. THE SOLE PURPOSE OF FILING THIS REGISTRATION STATEMENT IS TO REGISTER AN ADDITIONAL $10 MILLION FOR SALE BY THE REGISTRANT IN THE
1997 PORTION OF THE OFFERING.

                                 PDC 1996-1997 DRILLING PROGRAM
                                 Form S-1 Cross Reference Sheet
                             (Pursuant to Item 501(b) of Regulation S-K)


                                        PART I
                                INFORMATION REQUIRED IN PROSPECTUS

     Item No. and Caption of Form S-1
                                                      Location or Heading
                                                        in Prospectus

1.   Forepart of the Registration State-        Facing page of Registration
     ment and Outside Front Cover Page          Statement; Cover Page of
     of Prospectus......................        Prospectus


2.   Inside Front and Outside Back Cover        Inside Front and Outside Back
     Pages of Prospectus................        Cover of Prospectus

3.   Summary Information, Risk Factors and      Summary; Risk Factors
     Ratio of Earnings to Fixed Charges.

4.   Use of Proceeds....................        Source of Funds and Use of
                                                Proceeds

5.   Determination of Offering Price....        Summary; Assessments and
                                                Financing

6.   Dilution...........................       *

7.   Selling Security Holders...........       *

8.   Plan of Distribution...............       Terms of the Offering; Plan
                                               of Distribution

9.   Description of Securities to be           Summary of Partnership
     Registered.........................       Agreement; Appendix A -
                                               Form of Limited
                                               Partnership Agreement

10.  Interest of Named Experts and             Experts
     Counsel............................

11.  Information With Respect to the           Summary; Participation in
     Registrant.........................       Costs and Revenues; Proposed
                                               Activities; Competition,
                                               Markets and Regulation;
                                               Management; Conflict of
                                               Interest; Prior Activities;
                                               Financial Statements

12.  Disclosure of Commission Position         Fiduciary Responsibility of
     on Indemnification for Securities...      the Managing General Partner
                                               Act Liabilities



*Item is omitted because the answer is negative or the Item is inapplicable.
PROSPECTUS

                    PDC 1996-1997 DRILLING PROGRAM
                   $1,000,000 Minimum Subscriptions

      PDC 1996-1997 Drilling Program (the "Program") is a series of up to eight limited partnerships which will be formed to drill, own, and operate natural gas wells in West Virginia, Ohio, Pennsylvania, New York, Kentucky, Michigan and/or Indiana interests in the Program will be offered over a two-year period with interests in the partnerships designated "PDC 1996-_ Limited Partnership" being offered only during 1996 and interests in the partnerships designated "PDC 1997-_ Limited Partnership" being offered only during 1997.  The primary purpose of the partnerships will be to generate revenue from gas sales and distribute the proceeds to the partners. The economic benefits of the investment are expected to include deductions in 1996 (with respect to the partnerships designated "PDC 1996-
_ Limited Partnership") and in 1997 (with respect to partnerships designated "PDC 1997-_ Limited Partnership") for intangible drilling costs and subsequently when wells are in production for depletion. See "Summary
-- Terms of the Offering."  This offering of PDC 1996-A LP,    PDC 1996-B LP,
PDC 1996-C LP, PDC 1996-D LP and PDC 1997-A LP, the first five     of
the Program's partnerships, closed on June 5, 1996,    September 9, 1996,
November 12 1996, December 31, 1996 and May 19, 1997    .  The current
offering
relates to the offering of partnership interests in the remaining     three

partnerships of the Program,    PDC 1997-B LP, PDC 1997-C LP, and PDC 1997-D
LP.

      - Units of preformation general partnership interest and limited partnership interest in gas development limited partnerships are offered.

      - The managing general partner anticipates that, if the minimum offering of $1 million is achieved, approximately 89.3% of the total
           capital contributions will be utilized for gas well drilling and completion activities. See "Source of Funds and Use of Proceeds."

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS." Significant risks include, but are not limited to:

      - The drilling of gas wells is highly risky and includes the possibility of a total loss of one's investment.

      - Total reliance is on the managing general partner for management and control of each partnership.

      - No prospects for gas drilling have yet been selected and therefore no investor will have an opportunity to evaluate any of the prospects before investing in the partnership.

      - Investors who purchase general partnership interests may be subject to unlimited liability. All general partnership interests will be converted into limited partnership interests upon completion of drilling.

      - Revenues of each partnership are directly related to natural gas prices which cannot be predicted.

      - An investment in the Program is illiquid -- investors may not be able to sell their partnership interests.

      - Investment is suitable only for investors having substantial financial resources and who desire a long-term investment.

      - Significant tax considerations are involved in an investment,includ-ing

           --   possible modification or elimination of tax benefits
           --   limited partners must have substantial current taxable income from passive trade or business activities to benefit from tax losses arising from the particular partnership
           --   possible recognition of taxable income by an Investor Partner with no corresponding cash distribution by the partnership

      - The partnerships are subject to various conflicts of interest arising out of their relationship with the managing general partner,
           including the fact that the dealer manager is an affiliate of the managing general partner and its due diligence examination concerning this offering cannot be considered to be independent.

      - Substantial compensation and fees are payable by the partnership to the managing general partner and affiliates upon formation and throughout the life of the partnership.


      Except as stated in the next sentence, the minimum capital for each partnership to be raised from investors is $1 million, while the maximum capital is $10 million. The minimum capital to be raised from investments
       with respect to PDC 1997-D Limited Partnership will be    $2
million,
while the maximum capital         that Partnership will be    $20
million.
The managing general partner has complete discretion as to when the offering of a particular partnership terminates at any point after the minimum subscription is reached. Nevertheless, it is the intention of the managing general partner to terminate the offering of each partnership (assuming the minimum subscription has been reached) at or near the time of the respective
targeted closing dates for each partnership.     No offering of a partnership
designated "PDC 1997-_ Limited Partnership" is permitted to extend beyond
December 31, 1997.       See "Terms of the Offering -- General."  No
particular
partnership will be funded if the minimum subscription is not attained. Moreover, no Units in a Partnership will be offered or sold after the closing of the offering of that Partnership.

      Subscription proceeds of each Partnership will be held in a separate interest-bearing escrow account at PNC Bank, N.A., Pittsburgh, Pennsylvania (the "Escrow Agent"). In the event that the minimum required subscription is not realized with respect to a Partnership, that Partnership will not be funded, and the Escrow Agent will promptly return all subscription proceeds to the respective subscribers in full with any interest earned thereon and without any deduction therefrom. See "Terms of the Offering -- General."

      Units are being offered at a price of $20,000 per Unit. The minimum subscription is one-quarter Unit ($5,000). The managing general partner in its discretion must consent before subscriptions for less than full Units will be accepted, after reviewing state law suitability requirements and the financial capability of the prospective investor. Units will not be sold to tax-exempt investors or to foreign investors.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE GOVERNMENTAL AGENCY, NOR HAS THE COMMISSION OR ANY STATE GOVERNMENTAL AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY NOR THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                                                             Underwriting
                                     Price to                Discounts and

              Proceeds to the
                                      Public                  Commissions

               Partnerships(1)

Per Unit . . . . . . . . . . . .    $    20,000           $    2,100 (10.5%)

            $    17,900 (89.5%)
Total Minimum.(2). . . . . . . .    $ 1,000,000           $  105,000 (10.5%)

            $   895,000 (89.5%)
Total Maximum. . . . . . . . . .    $60,000,000           $6,300,000 (10.5%)

            $53,700,000 (89.5%)


(1)  Before deducting expenses payable by the Partnership estimated at
$100,000
     if the minimum number of Units is sold ranging to $300,000 if the maximum number of Units is sold, including legal, accounting, printing, and filing and registration fees.  The Managing General Partner will pay
Organization
     and Offering Costs in excess of 10 1/2% of Subscriptions.

(2)  With respect to        PDC 1997-D Limited Partnership, the minimum price
     to the public will be    $2,000,000    , the underwriting, discounts and
     commissions will be    $210,000     (10.5%), and the proceeds to the
     Partnership will be    $1,790,000     (89.5%).


                                 PDC Securities Incorporated, Dealer Manager
                              and an Affiliate of the Managing General
Partner
                                                       103 East Main Street
                                            Bridgeport, West Virginia  26330
                                                          (800) 624-3821
          A Member of the National Association of Securities Dealers, Inc.
and
                  Securities Investor Protection Corporation

                               The date of this Prospectus is     May      ,
1997.

      Each partnership intends to furnish to investors annual reports containing audited financial statements, a report thereon by its independent certified public accountants, and a semiannual report containing unaudited financial information for the first six months of each year.

                          TABLE OF CONTENTS
                                                                  Page

SUMMARY...........................................................  1

RISK FACTORS.......................................................11
     Special Risks of the Partnership..............................11
     Risks Pertaining to the Natural Gas Investment................17
     Tax Status and Tax Risks......................................18

TERMS OF THE OFFERING..............................................21
     General.......................................................21
     Activation of Partnerships....................................25
     Types of Units................................................26
     Conversion of Units by Additional General Partners............27
     Unit Repurchase Program.......................................28
     Investor Suitability..........................................30

ASSESSMENTS AND FINANCING..........................................33

SOURCE OF FUNDS AND USE OF PROCEEDS................................34
     Source of Funds...............................................34
     Use of Proceeds...............................................34
     Subsequent Source of Funds....................................35

PARTICIPATION IN COSTS AND REVENUES................................36
     Revenues......................................................36
     Costs.........................................................37
     Allocations Among Investor Partners; Deficit Capital Account
      Balances.....................................................42
     Cash Distributions Policy.....................................42
     Termination...................................................43
     Amendment of Partnership Allocation Provisions................43

COMPENSATION TO THE MANAGING GENERAL PARTNER AND AFFILIATES........44

PROPOSED ACTIVITIES................................................47
     Introduction..................................................47
     Drilling Policy...............................................49
     Acquisition of Undeveloped Prospects..........................50
     Title to Properties...........................................52
     PDC Prospects.................................................52
     Drilling and Completion Phase.................................56
     Production Phase of Completion................................61
     Interests of Parties..........................................62
     Insurance.....................................................62
     The Managing General Partner's Policy Regarding Roll-Up
      Transactions.................................................65

COMPLETION, MARKETS AND REGULATIONS................................66
     Completion and Markets........................................66
     Regulation....................................................68

                                                                  Page

     Natural Gas Pricing...........................................69
     Proposed Regulations..........................................69

MANAGEMENT.........................................................70
     General Management............................................70
     Experience and Capabilities as Driller/Operator...............70
     Petroleum Development Corporation.............................70
     Certain Shareholders of Petroleum Development Corporation.....72
     Renumeration..................................................74
     Legal Proceeding..............................................74

CONFLICTS OF INTEREST..............................................74
     Certain Transactions..........................................79

FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER...........82

PRIOR ACTIVITIES...................................................83
     Prior Partnerships............................................83
     Previous Drilling Activities..................................86
     Payout and Net Cash Tables....................................88
     Tax Deductions and Tax Credits of Partnerships in Previous
      Partnerships.................................................96

PARTNERSHIP PROVED RESERVES AND FUTURE NET REVENUES...............101

TAX CONSIDERATIONS................................................104
     Summary of Conclusions.......................................104
     General Tax Effects of Partnership Structure.................108
     Intangible Drilling and Development Costs Deductions.........109
          A.  Classification of Costs.............................110
          B.  Timing of Deductions................................110
          C.  Recapture of IDC....................................111

DEPLETION DEDUCTIONS..............................................111
     Depreciation Deductions......................................112
     Interest Deductions..........................................112
     Transaction Fees.............................................113
     Basis and At Risk Limitations................................114
     Passive Loss Limitations.....................................114
          A.  Introduction........................................114
          B.  General Partner Interests...........................115
          C.  Limited Partner Interests...........................116
     Conversion of Interests......................................116
     Alternative Minimum Tax......................................116
     Gain or Loss on Sale of Property or Units....................117
     Partnership Distributions....................................118
     Partnership Allocations......................................118
     Profit Motive................................................118
     Administrative Matters.......................................119
     Accounting Methods and Periods...............................121


                                                                  Page

      Social Security Benefits; Self-employment tax...............121
      State and Local Taxes.......................................121
      Individual Tax Advice Should Be Sought......................121

SUMMARY OF PARTNERSHIP AGREEMENT..................................121
      Responsibility of Managing General Partner..................121
      Liabilities of General Partners, Including Additional
       General Partners...........................................122
      Liability of Limited Partners...............................122
      Allocations and Distributions...............................122
      Voting Rights...............................................123
      Retirement and Removal of the Managing General Partner......124
      Term and Dissolution........................................124
      Indemnification.............................................126
      Reports to Partners.........................................126
      Power of Attorney...........................................126
      Other Provisions............................................126

TRANSFERABILITY OF UNITS..........................................127

PLAN OF DISTRIBUTION..............................................128

SALES LITERATURE..................................................130

LEGAL OPINIONS....................................................130

EXPERTS...........................................................130

ADDITIONAL INFORMATION............................................130

GLOSSARY OF TERMS.................................................131

APPENDICES:

A.  Form of Limited Partnership Agreement.........................A-1
B.  Subscription Agreements.......................................B-1
C.  Special Subscription Instructions.............................C-1
D.  Opinion of Counsel -- Tax Considerations......................D-1

SUMMARY

     This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Prospective investors are directed to the "Glossary of Terms" at the end of this Prospectus, which defines the capitalized terms appearing throughout the Prospectus.

Terms of the Offering

     The Program. PDC 1996-1997 Drilling Program (the "Program") is a series of up to eight limited partnerships (each hereinafter referred to as a "Partnership" or where the context so provides as the "Partnerships") to be formed under and governed by the West Virginia Uniform Limited Partnership Act. Units will be offered over a two-year period with Units in the Partnerships designated "PDC 1996-_ Limited Partnership" being offered only during 1996 and Units in the Partnerships designated "PDC 1997-_ Limited Partnership" being offered only during 1997. The rights and obligations of the Partners of each Partnership will be governed by a Limited Partnership Agreement (the "Partnership Agreement"), the form of which is attached to the Prospectus as Appendix A. For a description of the principal terms of the Partnership Agreement, see "Summary of Partnership Agreement." The managing general partner of each Partnership will be Petroleum Development Corporation (hereinafter referred to as the "Managing General Partner"). The subscription periods for all Partnerships designated "PDC 1996-_ Limited Partnership" and those designated "PDC 1997-_ Limited Partnership" will terminate on December 31, 1996 and December 31, 1997, respectively, unless earlier terminated or withdrawn by the Managing General Partner.

     A total of    3,000     Units at $20,000 per Unit, aggregating
   $60,000,000<?R>, is being offered. "Unit" means a Partnership interest of a Limited Partner or of an Additional General Partner purchased by an Investor Partner by an investment of $20,000. This interest is the right and obligation to share a proportional part of the Investor Partners' share of Partnership income, expense, assets and liabilities. The fractional interest purchased by a one unit investment in the Investor Partners' interest in the Partnership income, expense, assets, or liabilities (see the table under "Summary -- Participation in Costs and Revenues") is the ratio of one unit to the total number of units sold. Investors may choose to purchase units of general partnership interest or units of limited partnership interest. The Managing General Partner will convert all units of general partnership interest into units of limited partnership interest upon completion of drilling. Units will not be sold to tax-exempt investors or to foreign investors. The minimum investment by an investor is $5,000.

     The minimum number of Units which must be sold to allow a Partnership to be funded is 50 Units, or $1,000,000 (

   100     Units or
   $2,000,000
PDC 1997-D Limited Partnership. The maximum subscription for any Partnership
is $10,000,000 (500 Units)    ($20,000,0000 or 1,000     units for
       PDC 1997-D Limited Partnership).  The Managing General
Partner has complete discretion as to when the offering of a particular Partnership terminates at any point after the minimum subscription is reached. It is the intention of the Managing General Partner to terminate the offering of each Partnership (assuming the minimum subscription has been reached) at or near the time of the respective targeted closing dates for each Partnership, which are set forth in "Terms of the Offering -- General." No offering of any Partnership designated "PDC 1996-_ Limited Partnership" or "PDC 1997-_ Limited Partnership" is permitted to extend beyond December 31, 1996 or December 31, 1997, respectively.

     All subscriptions are payable in cash upon subscription. The execution of the Subscription Agreement by a subscriber constitutes a binding offer to buy Units in a Partnership. Once an investor subscribes for Units, that investor will not be able to revoke his Subscription. Escrowed Subscriptions will be promptly returned to the respective subscribers of the particular Partnership if the Partnership is not closed by the sixtieth day following the anticipated offering termination date with respect to each respective Partnership, or if PDC 1996-C Limited Partnership or PDC 1996-D Limited Partnership or PDC 1997-C Limited Partnership or PDC 1997-D Limited Partnership has not closed on or before December 31, 1996 or December 31, 1997, respectively. Subscription proceeds of each Partnership will be held in a separate interest-bearing escrow account at PNC Bank, N.A., Pittsburgh, Pennsylvania (the "Escrow Agent"). In the event that the minimum required subscription of
$1,000,000     ($2,000,000     with respect to         PDC 1997-D Limited
Partnership) is not realized in the offering of Units of any particular Partnership, that Partnership will not be funded, and the Escrow Agent will promptly return all subscription proceeds with respect to the particular Partnership to the respective subscribers in full with any interest earned thereon and without any deduction therefrom. For a full discussion of the various terms of the offering, see "Terms of the Offering" below.

     The Partnerships are being formed to drill, own, and operate natural
gas wells in West Virginia, Ohio,    Michigan     and/or Pennsylvania and
to produce and sell gas from these wells.  The Managing General Partner may
determine to drill wells in New York, Kentucky,        and Indiana.  Of the
offering proceeds available for drilling operations, the Managing General Partner plans to utilize all such proceeds in the drilling of development wells but may utilize up to 10% on one or more exploratory wells. See "Proposed Activities" and "Glossary of Terms" for the definitions of "Development Well," "Exploratory Well," and other terms which are used in this Prospectus.

     The address and telephone number of the Partnerships and Petroleum Development Corporation, the Managing General Partner, are 103 East Main Street, P.O. Box 26, Bridgeport, West Virginia 26330 and (800) 624-3821.

     Conversion of Units by Additional General Partners. Additional General Partners (those investors who purchase Units of general partnership interest) of a particular Partnership will have the right to convert their Units into Units of limited partnership interest and thereafter become limited partners of that Partnership. Moreover, the Managing General Partner will convert all Units of general partnership interest of a particular Partnership into Units of limited partnership interest upon completion of drilling of that Partnership. See "Tax Considerations -- Conversion of Interests," "Terms of the Offering -- Conversion of Units by Additional General Partners," and "Proposed Activities -- Insurance."

     Unit Repurchase Program. Beginning with the third anniversary of the date of the first cash distribution of the particular Partnership, Investor Partners (those persons who invest in a Partnership, either as Additional General Partners or as Limited Partners) of that Partnership may offer their Units to the Managing General Partner for repurchase. Repurchase of Units is subject to certain conditions, including the financial ability of the Managing General Partner to purchase the Units and certain opinions of counsel. Subject to such financial condition and opinions of counsel, the Managing General Partner will offer annually to repurchase for cash a minimum of 10% of the Units originally subscribed to in the Partnership. Subject to such conditions, the Managing General Partner is obligated to purchase all Units presented to it by investors,

up to the 10% ceiling as stated above. The repurchase price will be based upon a minimum of three times cash distributions during the 12 months preceding receipt of the request for repurchase or some greater amount which is solely in the discretion of the Managing General Partner. Such repurchase price will not necessarily represent the fair market value of the Units. See "Terms of the Offering -- Unit Repurchase Program" and "Tax Considerations -- Conversion of Interests."

     Suitability Standards -- Long-Term Investment. The Managing General Partner has instituted strict suitability standards for investment in the Partnerships. The high degree of investment risk together with the restrictions on the sale of Units, lack of a market for the Units, and the tax consequences of the sale of Units makes investment in the Partnerships suitable only for persons who are able to hold their Units on a long-term investment basis. See "Terms of the Offering -- Investor Suitability."

     Risk Factors. This offering involves numerous risks, including the risks of oil and gas drilling, the risks associated with investments in oil and gas drilling programs, and significant tax considerations. See "Risk Factors" and "Tax Considerations." Each prospective investor should carefully consider a number of significant risk factors inherent in and affecting the business of the Partnerships and this offering, including the following:

Special Risks of the Partnerships:

     - The drilling and completion operations to be undertaken by each Partnership for the development of natural gas reserves involve the possibility of a total loss of an investment in a Partnership.

     - The Managing General Partner will have the exclusive management and control of all aspects of the business of each Partnership. No investor will be permitted to take part in the management or in the decision-making of the Partnership.

     - No Prospects have been or will be selected for acquisition by a particular Partnership until after activation of that Partnership. Therefore, no investor will have an opportunity to evaluate any of the Prospects before investing in a Partnership. Because all subscriptions are irrevocable, because the offering period for a particular Partnership can extend over a number of months, and because no Prospect will be acquired until activation of a Partnership, delays in the investment of proceeds from the initial subscription date are likely.

     - Investors who invest as Additional General Partners will have unlimited liability for all obligations and liabilities of creditors and claimants arising during such time they were Additional General Partners from the conduct of Partnership operations and if such liabilities exceed the Partnership's assets and insurance and the assets of the Managing General Partner (which has agreed to indemnify the Additional General Partners).

     - Investors in a Partnership must assume the risks of an illiquid investment. Investors may be unable to sell their Partnership interests. There will be no market for the Units.

     - The Partnerships are subject to various conflicts of interest arising out of their relationship with the Managing General

         Partner, including: the Managing General Partner currently manages oil and gas drilling programs similar to the Partnerships; the Managing General Partner decides which Prospects each Partnership will acquire; the Managing General Partner will act as operator and will furnish drilling and completion services to the Partnerships; the Managing General Partner is general partner of numerous other partnerships and owes duties of good-faith dealing to such other partnerships; and the dealer manager, an Affiliate of the Managing General Partner, will receive sales commissions as a result of sales of Units.

     - The Managing General Partner and Affiliates will receive fees and compensation throughout the life of each Partnership. If and to the extent these fees and compensation create conflicts between the best interests of the investors and the best interests of the Managing General Partner, the Managing General Partner may have incentives to act in a manner not in the best interest of the Partners.

     - It is possible that some or all of the insurance coverage which the Partnership has available may become unavailable or prohibitively expensive. In such event, the investors could be subject to greater risk of loss of their investment since less insurance would be available to protect against casualty losses.

     - To the extent that less subscription proceeds are raised, the Partnership will be able to drill fewer wells, the result of which there will be less diversification of the investors' investment and less ability of the Partnership to spread the risk of loss.

     - The Managing General Partner and Affiliates may also purchase Units, the effect of which may be to assure that the minimum aggregate subscription amount is reached.

     - The Partnership is permitted to drill one or more Exploratory Wells. Drilling Exploratory Wells involves greater risks of Dry Holes and loss of the Partnership's investment.

Risks Pertaining to Natural Gas Investments:

     - Natural gas drilling is a highly speculative activity. There is a possibility that wells drilled may not produce natural gas. Even wells which are productive may not produce gas in sufficient quantities to return all or a significant portion of the investment.

     - Future gas prices are unpredictable. If gas prices go down, investor returns will go down.

     - Access to markets for gas produced by wells may be restricted as a result of many factors, including distances to existing pipelines, an oversupply of crude oil and natural gas, changing demand from weather conditions, and regulations set by Federal and state governmental authorities, thus impeding or delaying revenues to the Partnerships.

Tax Risks:


     - Investment as an Additional General Partner may not be advisable for a person whose taxable income from all sources is not recurring or is not subject to high marginal federal income tax rates.

     - Investment as a Limited Partner may be less advisable for a person who does not have substantial current taxable income from passive trade or business activities.

     - Federal income tax payable by an Investor Partner by reason of his distributive share of Partnership income for any year may exceed the cash distributed to such Partner by the Partnership.

     - Even though the Partnerships will not register with the Internal Revenue Service (the "Service") as "tax shelters," there still remains a likelihood of an audit of the Partnerships' returns by the Service.

     - Of the total program proceeds, the 10 1/2% utilized for syndication costs, offering costs, and commissions, is nondeductible for the life of the Partnership, and 2-1/2% is utilized for the management fee, some or all of which may not be deductible and some of which may be deductible only over a 60 month period.

Compensation of the Managing General Partner

     The following is a tabular presentation of the items of compensation respecting the Managing General Partner:

Recipient            Form of Compensation            Amount

Managing General     Partnership interest            20% interest(1)
Partner

Managing General     Management Fee                  2.5% of Subscriptions
Partner                                               (non-recurring fee)(2)

Managing General     Sale of Leases to               Cost, or fair market
Partner               Partnerships                   value if materially less
                                                     than Cost(3)

Managing General     Contract drilling rates         Competitive industry
Partner                                              rates(3)

Managing General     Operator's Per-Well Charges     $300 per well per
Partner                                              month(3)

Managing General     Direct Costs                    Cost(3)
Partner

Managing General     Payment for equipment,          Competitive prices(3)
Partner and          supplies,  gas marketing
Affiliates           and other services(4)


Affiliate            Brokerage sales commissions;    10.5% of Subscriptions
                     reimbursement of due            $105,000 ranging to
                     diligence and marketing

   $6.3     million(5)
                     support expenses; wholesaling
                     fees

_____________________
(1) The Managing General Partner will contribute to the Partnerships an amount equal to at least 21-7/8% of the aggregate contributions of the Investor Partners. The Managing General Partner will subordinate its share of Partnership distributions. See "Participation in Costs and Revenues," below.

(2)  The one-time fee will range from $25,000 if the minimum number of
     Units is sold to    $1,500,000     if the maximum number of Units is
sold.

(3)  Cannot be quantified until Partnership is conducting business.


(4) Some of the gas produced by the Partnerships will be marketed by Riley Natural Gas Company ("Riley"), a subsidiary of the Managing General Partner.

(5) PDC Securities Incorporated, an Affiliate of the Managing General Partner, will receive as Dealer Manager of the offering sales commissions, reimbursement of due diligence and marketing support expenses, and wholesaling fees payable from the Subscriptions of the
     Investor Partners of    $6,300,000     if the maximum number of Units is
     sold ranging to $105,000 if the minimum number of Units is sold. PDC Securities Incorporated may, as Dealer Manager, reallow such commissions and due diligence and marketing support expenses in whole or in part to NASD licensed broker-dealers for sale of the Units, reimbursement of due diligence and marketing support expenses, and other compensation, but will retain the wholesaling fees, which will equal 0.5% of Subscriptions and will range from $5,000 if the minimum
     number of Units is sold to    $300,000     if the maximum number of
     Units is sold.

 Participation in Costs and Revenues

     Partnership profits and losses will be allocated 80% to the Investor Partners and 20% to the Managing General Partner throughout the term of each Partnership. The Partnership is structured to provide preferred cash distributions to Investor Partners so that they might receive cash distributions equal to a minimum of 10% of their Subscriptions per year on a cumulative basis for the first ten years of partnership well operations. To help investors achieve this level of cash distributions, the Managing General Partner will subordinate up to 50% of its share of Partnership distributions for the ten year period commencing upon the first distribution of revenues after all Partnership wells have been
placed in production.   In addition to the foregoing subordination
provision, if on any anniversary of the first distribution after all Partnership wells have been placed in production, the cumulative distributions to the Investor Partners have averaged less than 15% of their Subscriptions on an annual basis, and the distributions for the twelve months preceding the anniversary have totaled less than 10%, Petroleum Development Corporation shall refund to the Partnership which shall thereupon distribute to the Investor Partners an amount equal to the difference between the amount distributed to Investor Partners during the preceding twelve month period, and the lesser of 10% of the Investor Partner Subscriptions or the amount the Investor Partners would have received had they been allocated 90% of the Partnership's distributions during that twelve month period. These subordination provisions shall expire on the tenth anniversary of the first distribution from all partnership wells. Thus Investor Partners could receive up to 90% of Partnership distributions during the subordination period. See "Participation in Costs and Revenues -- Revenues -- Preferred Cash Distributions," below. THE ABOVE-REFERENCED PREFERRED CASH
DISTRIBUTIONS AND SUBORDINATION POLICY IS NOT, AND SHOULD NOT BE CONSIDERED BY ANY INVESTOR PARTNER TO BE, ANY FORM OF GUARANTEE OR ASSURANCE OF A RATE OF RETURN ON AN INVESTMENT IN THE PARTNERSHIP. THE POLICY IS THE RESULT OF A CONTRACTUAL AGREEMENT BY THE MANAGING GENERAL PARTNER AS SET FORTH IN PARAGRAPH 4.02 OF THE PARTNERSHIP AGREEMENT.
THERE IS NO GUARANTEE OR ASSURANCE WHATSOEVER THAT THE PARTNERSHIP WILL DRILL COMMERCIALLY SUCCESSFUL GAS WELLS OR THAT THE CASH DISTRIBUTIONS TO THE PARTNERS, INCLUDING ANY CASH DISTRIBUTIONS PURSUANT TO THE POLICY, WILL ACHIEVE A 10% RATE OF RETURN.

     The table below summarizes the participation in the costs and revenues of the Partnerships by the Managing General Partner and the Investor Partners, taking account of the Managing General Partner's contribution to the capital of the Partnerships. The table is reproduced in full, with footnotes, under "Participation in Costs and Revenues."

                                                        Managing
                                            Investor    General
                                             Partners   Partner
   Partnership Costs

Broker-dealer Commissions and Expenses(1). . .   100%      0%
Management Fee . . . . . . . . . . . . . . . .   100%      0%
Lease Costs. . . . . . . . . . . . . . . . . .     0%    100%
Tangible Equipment . . . . . . . . . . . . . .     0%    100%
Drilling and Completion Costs. . . . . . . . .     0%    100%
Intangible Drilling and Development Costs. . .   100%      0%
Operating Costs. . . . . . . . . . . . . . . .    80%     20%
Direct Costs . . . . . . . . . . . . . . . . .    80%     20%
Administrative Costs . . . . . . . . . . . . .     0%    100%

      Partnership Revenues

Sale of Oil and Gas Production(2). . . . . . .    80%     20%
Sale of Productive Properties. . . . . . . . .    80%     20%
Sale of Equipment. . . . . . . . . . . . . . .     0%    100%
Sale of Undeveloped Leases . . . . . . . . . .    80%     20%
Interest Income. . . . . . . . . . . . . . . .    80%     20%

____________________
(1) Organization and Offering Costs, net of the Dealer Manager commissions, discounts, due diligence expenses, and wholesaling fees, of the Partnerships will be paid by the Managing General Partner and not from Partnership funds. In addition, Organization and Offering Costs, including commissions, in excess of 10 1/2% of Subscriptions will be paid by the Managing General Partner, without recourse to the Partnerships.

(2) To the extent that Investor Partners receive preferred cash distributions (see "Participation in Costs and Revenues --
     Revenues - Preferred Cash Distributions"), the allocations for

                                    - 7 -

     Investor Partners will be increased accordingly and the allocation for the Managing General Partner will likewise be decreased.

     The Managing General Partner will pay for    the Partnership's share
of     all Leases and tangible well equipment.  The entire Capital
Contribution of the Investor Partners, after payment of brokerage commissions, due diligence reimbursement, and the Management Fee, will be utilized to pay for intangible drilling costs. In the event that the Intangible Drilling Costs exceed the funds of the Investor Partners available for payment of Intangible Drilling Costs (herein "excess IDC"), a portion of the Capital Contribution of the Managing General Partner may be used to pay such excess IDC. If the cost of Leases, tangible well equipment, and excess IDC were to exceed the Managing General Partner's Capital Contribution of 21-7/8% of the aggregate Capital Contribution of the Investor Partners, then the Managing General Partner will increase its Capital Contribution to fund such additional capital requirements.

Application of Proceeds

     The Managing General Partner estimates that the proceeds from the aggregate contributions to the capital of a Partnership by the Investor Partners and the Managing General Partner will be applied as follows, assuming the minimum number of Units is sold. For a more extensive presentation of the use of proceeds, see "Source of Funds and Use of Proceeds" later in the Prospectus.

                  Activity                            Percentage of Total
                                                     Capital Contributions
Drilling and Completion Costs. . . . . . . . . . . . . .  89.3%
Organization and Offering Costs. . . . . . . . . . . . .   8.6%
Management Fee . . . . . . . . . . . . . . . . . . . . .   2.1%
Total. . . . . . . . . . . . . . . . . . . . . . . . . . 100.0%

 Tax Considerations; Opinion of Counsel

     The Managing General Partner has received an opinion from its
counsel,    Duane, Morris & Heckscher LLP    , Washington, D.C.,
concerning all material federal income tax issues applicable to an investment in the Partnerships. To be fully understood, the complete discussion of these matters set forth in the full tax opinion in Appendix
D should be read by each prospective investor partner.  Based upon current
laws, regulations, interpretations, and court decisions,    Duane, Morris, &
Heckscher LLP     has rendered its opinion that (i) the material
federal income tax benefits in the aggregate from an investment in the Partnership will be realized; (ii) each Partnership will be treated as a partnership for federal income tax purposes and not as a corporation and not as an association taxable as a corporation; (iii) to the extent the Partnership's wells are timely drilled and amounts are timely paid, the Partners will be entitled to their pro rata share of the Partnership's IDC paid in 1996 with respect to Partnerships designated as "PDC 1996-_
Limited Partnership" and in 1997 with respect to Partnerships designated as "PDC 1997-_ Limited Partnership"; (iv) neither the at risk nor the adjusted basis rules will limit the deductibility of losses generated from the Partnership; (v) the interests of persons who purchase Units of general partnership interest will not be considered a passive activity within the meaning of Code Section 469 and losses generated while such general partnership interest is so held will not be limited by the passive activity provisions; (vi) Limited Partners' interests (other than those held by investors of general partnership interest who convert their interests into Limited Partners' interests) will be considered a passive activity within the meaning of Code Section 469 and losses generated therefrom will be limited by the passive activity provisions; (vii) the Partnership will not be terminated solely as the result of the conversion of Partnership interests; (viii) to the extent provided herein, the Partners' distributive shares of Partnership tax items will be determined and allocated substantially in accordance with the terms of the Partnership Agreement; (ix) the Partnership will not be required to register with the Service as a tax shelter; and (x) each Partner will be entitled to his distributive share of the Partnership's cost recovery deduction.

     Due to the lack of authority, or the essentially factual nature of the question, counsel expresses no opinion on the following: (i) the impact of an investment in the Partnership on an Investor's alternative minimum tax, due to the factual nature of the issue; (ii) whether, under Code Section 183, the losses of the Partnership will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income, due to the inherently factual nature of a Partner's interest and motive in engaging in the transaction; (iii) whether any of the Partnership's properties will be considered "proven" for purposes of depletion deductions, due to the factual nature of the issue; (iv) whether any interest incurred by a Partner with respect to any borrowings will be deductible or subject to limitations on deductibility, due to the factual nature of the issue; and (v) whether the fees to be paid to the Managing General Partner and to third parties will be deductible, due to the factual nature of the issue.

Rights of the Investor Partners

     The rights of the Investor Partners will be governed by the Partnership Agreement, which is attached to this Prospectus as Appendix A. The following is a summary of the more significant of their rights.

     - The Managing General Partner will have the exclusive right to manage and control all aspects of the business of the Partnership. No investor will have any voice in the day-to-day business operations of the Partnership.

     - Profits and losses are to be allocated and cash is to be distributed in the manner discussed in the section entitled "Participation in Costs and Revenues."

     - Investors owning 10% or more of the then outstanding Units have the right to ask the Managing General Partner to call a meeting of the Investor Partners. Each Unit is entitled to one vote on all matters. A vote of a majority of the then outstanding Units is required to approve any sale of all or substantially all of the Partnership's assets; the removal of the Managing General Partner and the election of a new managing general partner; the dissolution of the Partnership; any non-ministerial amendment to the Partnership Agreement; and the cancellation of contracts for services with the Managing General Partner.

     - The Managing General Partner has agreed to indemnify each investor who owns Units of general partnership interest for obligations, losses, or judgments of the Partnership or the Managing General Partner which exceed the amount of applicable insurance coverage and amounts which would become available from the sale of all Partnership assets.

     - The Managing General Partner is obligated to furnish investors semi-annual and annual reports. The reports will contain financial statements (audited in the annual reports), information regarding transactions between the Managing General Partner and the Partnership, reserve information prepared by an independent petroleum engineer, and information regarding the Partnership's activities.

     - Investors may sell, transfer, or assign their Units, subject to the consent of the Managing General Partner and provided that the transferee satisfies all applicable suitability requirements.

     - Investors have the right to inspect the Partnership's books and records at any reasonable time.

 RISK FACTORS

     Investment in the Partnerships involves a high degree of risk and is suitable only for investors of substantial financial means who have no need of liquidity in their investments. In analyzing this offering, investors should carefully consider the following risk factors.

Special Risks of the Partnerships

     Speculative Nature of Investment; Investment Suitable Only for Financially Able. The drilling and completion operations to be undertaken by each of the Partnerships for the development of natural gas reserves involve the possibility of a total loss of an investment in a Partnership. Drilling activities may be unprofitable, not only from non-productive wells, but from wells which do not produce natural gas in sufficient quantities or quality to return a profit on the amounts expended. Investment is suitable only for individuals who are financially able to withstand a total loss of their investment. See "Terms of the Offering -- Investor Suitability."

     Exclusive Reliance Upon Managing General Partner for Management of Partnerships; Investor Partners May Not Manage. The Managing General Partner will exclusively manage and control all aspects of the business of each Partnership and will make all decisions respecting the business of each Partnership. The Investor Partners will not take part in the management of any Partnership. See Article VI and Section 7.01 of the Partnership Agreement.

     Prospects Not Yet Identified or Selected; No Opportunity for Investors to Evaluate Prospects. The Managing General Partner has not selected any Prospect for acquisition by any Partnership and will not select Prospects for a particular Partnership until after the activation of that Partnership. Investor Partners will not have an opportunity before purchasing Units to evaluate for themselves the relevant geophysical, geological, economic or other information regarding the Prospects to be selected. Because all Subscriptions are irrevocable, because the offering period for a particular Partnership can extend over a number of months, and because no Prospect will be acquired until after activation of that Partnership, delays in the investment of proceeds from the initial subscription date are likely.

     Unlimited Liability of Additional General Partners. Under West Virginia law, the state in which each Partnership is to be formed, general partners of a partnership have unlimited liability with respect to that partnership; therefore, the Additional General Partners will be liable individually and as a group for all obligations and liabilities of creditors and claimants, whether arising out of contract or tort, in the conduct of Partnership operations. Additional General Partners may be subjected to liability for amounts in excess of their Subscriptions, the assets of the Partnership, including insurance coverage, and the assets of the Managing General Partner, which has agreed to indemnify the Additional General Partners.

     Compensation Payable to the Managing General Partner and Affiliates; Possible Conflicts of Interest. The Managing General Partner and Affiliates will receive compensation throughout the life of the Partnership. The Managing General Partner will contribute to the Partnerships an amount in cash equal to not less than 21-7/8% of the Capital Contributions of the Investor Partners; the Managing General Partner is moreover obligated to pay for all Lease and tangible drilling Costs with respect to each Partnership organized. The Managing General Partner's share of operating profits in each Partnership will be 20% (subject to the preferred cash distribution policy). The Partnership at closing of the Partnership will pay to the Managing General Partner a one-time Management Fee equal to 2.5% of total Subscriptions. The Partnership will pay the Managing General Partner as operator for drilling and completing the Partnership's wells an amount equal to $60 per foot for the first 2,200 feet of well depth plus $16 per foot for each additional foot below 2,200 feet to the deepest penetration with respect to each well completed and placed into production, plus actual intangible costs of extra zone completions, and an amount equal to $33 per foot for the first 2,200 feet of well depth plus $9 per foot for each additional foot below 2,200 feet to the deepest penetration of each well which the Managing General Partner determines not to complete. During the production phase of operations, the Managing General Partner as operator will receive a monthly fee of $225 per well for operations and field supervision and $75 per well for accounting, engineering, management, and general and administrative expenses for producing wells. The Partnership will reimburse the Managing General Partner for all documented out-of-pocket expenses incurred on behalf of the Partnership.

     The Managing General Partner and its Affiliates may enter into the transactions with the Partnership for services, supplies, and equipment and will be entitled to compensation at competitive prices and terms as determined by reference to charges of unaffiliated companies providing similar services, supplies, and equipment. PDC Securities Incorporated, an Affiliate of the Managing General Partner, will receive a fee as Dealer Manager equal to 10 1/2% of the subscription proceeds (ranging from
$105,000 if the minimum number of Units is sold to    $6,300,000     if the
maximum number of Units is sold) for sales commissions, reimbursement of bona fide due diligence expenses, and wholesaling fees. PDC Securities Incorporated, as Dealer Manager, may reallow such sales commissions and expenses in whole or in part to NASD-licensed broker-dealers for sale of the Units but will retain the wholesaling fees. See "Compensation to the Managing General Partner and Affiliates."

     If and to the extent these fees and compensation create conflicts between the best interests of the Investor Partners and the best interests of the Managing General Partner, the Managing General Partner may have incentives to act in a manner not in the best interest of the Investor Partners. For example, the Managing General Partner could have an incentive to continue to operate wells which were no longer economic to the Partnership, in order to continue to receive the operating fees. In view of the fact that the Managing General Partner has a fiduciary duty to act in furtherance of the best interests of the Investor Partners (see "Fiduciary Responsibility of the Managing General Partner"), the Managing General Partner will resolve such conflicts in favor of the interests of the Investor Partners.

     Irrevocable Subscriptions; Escrow of Subscription Funds. The execution of the Subscription Agreement by a subscriber constitutes a binding offer to buy Units in a Partnership. Once an investor subscribes for Units, that investor will not be able to revoke his Subscription. Subscription proceeds of each Partnership will be held in a separate interest-bearing escrow account with PNC Bank, N.A. In the event that the offering of Units in a particular Partnership has not closed by the sixtieth day following the anticipated offering termination date, the Managing General Partner will cause all escrowed funds to be promptly returned to the respective investors of the particular Partnership which has not closed with any interest earned thereon and without any deduction therefrom. If the respective offerings of Units in PDC 1996-C Limited Partnership or PDC 1996-D Limited Partnership have not closed on or before December 31, 1996 or the respective offerings of PDC 1997-C Limited Partnership or PDC 1997- D Limited Partnership have not closed on or before December 31, 1997, the escrowed funds with respect to that particular offering which has not closed will be promptly returned to those respective investors with any interest earned thereon and without any deduction therefrom.

     Speculative Nature of Prospect Acquisitions -- No Assurance of Gas Production. The selection of Prospects for natural gas drilling is inherently speculative. The Managing General Partner cannot predict whether any Prospect will produce natural gas or commercial quantities of natural gas. See "Proposed Activities -- Acquisition of Undeveloped Prospects."

     Illiquid Investment; Restrictions on Transferability of Units. Investors in any Partnership must assume the risks of an illiquid investment. Investors may not be able to sell their Partnership interests. There will be no market for the Units. See "Transferability of Units."

     Possibility of Reduction or Unavailability of Insurance; Possible Greater Risk of Loss to Investors. It is possible that some or all of the insurance coverage which the Partnership has available may become unavailable or prohibitively expensive. In such case, the Managing General Partner may elect to change the insurance coverage. Upon such change, Additional General Partners could become Limited Partners. See "Proposed Activities -- Insurance." Additional General Partners who elected to remain Additional General Partners could be exposed to additional financial risk due to the reduced insurance coverage and due to the fact that Additional General Partners would continue to be individually liable for all obligations and liabilities of the Partnership. On the other hand, Additional General Partners who elected to become Limited Partners could lose or suffer deferral of some or all of the available tax deductions and credits and thereby be subject to passive activity treatment for Partnership deductions and credits. See "Tax Considerations -- Passive Loss and Credit Limitations." All Investor Partners could be subject to greater risk of loss of their investment since less insurance would be available to protect from casualty losses.

     Less Diversification of Risks If Less Subscription Proceeds; Greater Risk of Loss to Investors. The Managing General Partner intends to spread the risk of natural gas drilling by participating in the drilling of wells on a number of different Prospects; however, the Managing General Partner will be able to drill approximately five wells if only the minimum amount of Subscriptions is obtained in a Partnership. A Partnership subscribed at the minimum level would be able to participate in fewer Prospects, thereby increasing the risk to the Investor Partners. As the Partnership size increases, the number of wells will increase, thereby increasing the diversification of the Partnership. However, if the Managing General Partner is unable to secure sufficient attractive Prospects for a larger partnership, it is possible that the average quality of the wells drilled could decline. In addition, greater demands will be placed on the management capabilities of the Managing General Partner in larger partnerships.

     Conflicts of Interest Between Managing General Partner and Partnerships. The continued active participation by the Managing General Partner and its Affiliates in oil and gas activities for their own accounts and on behalf of other partnerships organized or to be organized by them, their sale of Leases to and other transactions with the Partnerships, and the manner in which Partnership revenues are allocated create conflicts of interest with the Partnerships. In this regard, specific conflicts include the following: the Managing General Partner manages other natural gas drilling programs similar to the Program, the effect of which is that the Managing General Partner owes a duty of good faith to each of the partnerships which it manages and actions taken with regard to other partnerships may not be advantageous to the Partnership; the Managing General Partner decides which Prospects each Partnership will acquire, the effect of which is that the Managing General Partner could benefit, as a result of cost savings or reduction of risk, for instance, by assigning or not assigning and by retaining particular Prospects to the Partnership; the Managing General Partner will act as operator and will provide drilling and completion services to the Partnerships, for which the Managing General Partner will be compensated (at rates competitive with the rates charged by unaffiliated persons for similar services); the dealer manager, an Affiliate of the Managing General Partner, will receive commissions on the basis of the amount of proceeds raised in the offering (some of which the dealer manager will reallow to the broker-dealers which effected the actual sales of Units). See "Conflicts of Interest."

     Unpredictable Producing Life of Wells; Uncertainty of Production.
The Managing General Partner cannot predict the life and production of any well. The actual lives could differ from those anticipated. Sufficient gas may not be produced for investors to receive a profit or even to recover their initial investment.

     Joint Activities with Others -- Potential Partnership Liability. The Partnerships will usually acquire less than the full Working Interest in Prospects and, as a result, will engage in joint activities with other Working Interest owners. A Partnership could be held liable for the joint activity obligations of the other Working Interest owners, such as nonpayment of costs and liabilities arising from the actions of the Working Interest owners. Full development of the Prospects may be jeopardized in the event of the inability of other Working Interest owners to pay their respective shares of Drilling and Completion Costs. See "Proposed Activities -- Drilling and Completion Phase -- Drilling and Operating Agreement."

     Shortage of Working Capital -- No External Sources of Funds. The Partnership intends to utilize substantially all available capital from this offering for the drilling and completion of wells and will have only nominal funds available for Partnership purposes prior to such time as there is production from Partnership well operations. The Partnership Agreement does not permit the Partnership to borrow money as may be required for its business. Therefore, any future requirement for additional funding will have to come, if at all, from the Partnership's production. There is no assurance that production will be sufficient to provide the Partnership with necessary additional funding. See "Source of

Funds and Use of Proceeds -- Subsequent Source of Funds" and "Proposed Activities -- Production Phase of Operations -- Expenditure of Production Revenues."

     Other Partnerships Sponsored by Managing General Partner; Possible Competition for Prospects, Equipment, Contractors, and Personnel. During 1996 and thereafter, the Managing General Partner plans to offer interests in other partnerships to be formed for substantially the same purposes as those of the Partnerships. Therefore, a number of partnerships with unexpended capital funds, including those partnerships to be formed before and after the Partnerships, may exist at the same time. Due to competition among partnerships for suitable prospects and availability of equipment, contractors, and Managing General Partner personnel, the fact that partnerships previously organized by the Managing General Partner and its Affiliates may still be purchasing Prospects (when the Partnership is attempting to purchase Prospects) may make more difficult the completion of Prospect acquisition activities by a Partnership.

     Purchase of Units by Managing General Partner or its Affiliates May Assure Minimum Aggregate Subscription; Limitation on Purchases. The Managing General Partner and its Affiliates may also purchase Units, the effect of which may be to assure that the minimum aggregate Subscription amount is obtained for any Partnership; however, the Managing General Partner and its Affiliates are not obligated to purchase any Units and the required minimum Subscription amount might not be obtained in any Partnership. The Managing General Partner and/or its Affiliates are permitted to purchase no more than 10% of the Units subscribed by the Investor Partners in any Partnership. Nevertheless, not more than $50,000 of the Units purchased by the Managing General Partner and/or its Affiliates are permitted to be applied to satisfying the $1 million minimum requirement for any Partnership. The effect of this provision is that at least 95% of the minimum subscription proceeds must be raised from persons unaffiliated with the Managing General Partner, if a particular Partnership is to satisfy the requirements to close a Partnership. Any purchases made by the Managing General Partner and/or its Affiliates will be purchased for investment purposes and not for resale.

     Exploratory and Development Drilling; Different Degrees of Risk. Each Partnership may drill one or more Exploratory Wells. Drilling Exploratory Wells involves greater risks of Dry Holes and loss of the Investor Partners' investment. Drilling Developmental Wells generally involves less risk of Dry Holes but developmental acreage is more expensive and subject to greater royalties and other burdens on production.

     Past Experience Not Indicative of These Partnerships. Information concerning the prior drilling experience of previous partnerships sponsored by the Managing General Partner and its Affiliates, presented under the caption "Prior Activities," is not indicative of the results to be expected by these Partnerships.

     Sharing of Risks of Nonproductive Operations. Under the cost and revenue sharing provisions of the Partnership Agreement, the Investor Partners and the Managing General Partner may share in costs disproportionate to their sharing of revenues. Because the Investor Partners will bear the substantial amount of costs of acquiring, drilling and developing the Prospects, the Investor Partners will bear the substantial amount of costs and risks of drilling Dry Holes and marginally productive wells.

     Restrictions Upon Activities of the Investor Partners. The Investor Partners are not authorized to participate in the management of the Partnership business. The Partnership Agreement forbids the Investor Partners from acting in a manner harmful to the business of the Partnership. If an Investor Partner acts in contravention of the terms of the Partnership Agreement, such Partner may have to pay for such losses and such Partner may have to pay other Partners for all damages resulting from his breach of the Partnership Agreement.

     Indemnification of Additional General Partners by Managing General Partner; Risk of Loss of Investment. The Managing General Partner has agreed to indemnify each of the Additional General Partners for obligations related to casualty and business losses which exceed available insurance coverage and Partnership assets. Any successful claim of indemnification will reduce the value of the Partnership. The value of the investment interest of the Investor Partners would be reduced. In such event, the Investor Partners could lose their entire investment in the Partnership. The Managing General Partner will have no liability to the Partnership or to any Investor Partner for any loss suffered by the Partnership if the Managing General Partner in good faith determined that its action was in the best interest of the Partnership and that such action did not constitute negligence or misconduct of the Managing General Partner. See "Summary of Partnership Agreement -- Indemnification."

     Limitation of Acts Allowed by Limited Partners. Under the West Virginia Uniform Limited Partnership Act (the "Act"), a Limited Partner will not be liable for the obligations of a Partnership unless such person takes part in the control of the business of the Partnership. The Partnership Agreement states that a Limited Partner is not permitted to participate in the control of the business of the Partnership.

     Risk of Return of Limited Partner Distributions. If Limited Partners receive a return of any part of their Capital Contributions to a Partnership, without violation of the Partnership Agreement or the Act, such Limited Partners will be liable to the Partnership for a period of one year thereafter for the amount of the returned contributions. If the return is in violation of the Partnership Agreement or the Act, the Limited Partners will be liable to the Partnership for a period of six years thereafter for the amount of the contribution wrongfully returned.

     Financial Capability of the Managing General Partner as General Partner of Several Partnerships; Significant Loss by Managing General Partner Could Adversely Affect Partnership. As a result of its commitments as general partner of several partnerships and because of the unlimited liability of a general partner to third parties, the net worth of the Managing General Partner is at risk of reduction. Because the Managing General Partner is primarily responsible for the conduct of the Partnership's affairs, a significant adverse financial reversal for the Managing General Partner could have an adverse effect on the Partnership and the value of the Units therein.

     No Allocations or Distributions If Capital Account Deficit. The Partnership Agreement prohibits the Investor Partners from receiving allocations or distributions to the extent such would create or increase deficits in their Capital Accounts.

     No Independent Underwriters. PDC Securities Incorporated, the Dealer Manager of this offering, is an Affiliate of the Managing General Partner and is not independent which creates a conflict of interest in its due diligence examination and evaluation of this offering. See "Conflicts of Interest."

Risks Pertaining to Natural Gas Investments

     Speculative Nature of Well Drilling; Production Risks. Natural gas drilling is a highly speculative activity marked by many unsuccessful efforts. Investors must recognize the possibility that the wells drilled may not be productive. Even those wells which are completed may not produce enough gas to show a profit. Delays and added expenses may also be caused by poor weather conditions affecting, among other things, the ability to lay pipelines. In addition, ground water, various clays, lack of porosity, and permeability may hinder, restrict or even make production impractical or impossible. Up to 10% of the Partnership's activities may involve exploratory wells. The likelihood of failing to find commercial quantities of gas is relatively high in exploratory wells.

     Prices of Natural Gas Quite Unstable. Global economic conditions, political conditions, and energy conservation have created unstable
prices.     The prices for domestic natural gas production have varied
substantially over time and may in the future     decline which would
adversely affect the Partnerships and the Investor Partners. Prices for natural gas have been and are likely to remain extremely unstable.

     Competition, Markets and Regulation. A large number of companies and individuals engage in drilling for natural gas and there is competition for the most desirable Leases. The sale of any natural gas found and produced by the Partnerships will be affected by fluctuating market conditions and regulations, including environmental standards, set by
state and federal agencies.      From time-to-time, a surplus of natural
gas occurs in West Virginia, Pennsylvania, and many other areas of the
United States.  The effect of a surplus     may to reduce the price the
Partnerships may receive for their gas production, or to reduce the amount of natural gas that the Partnerships may produce and sell. See "Competition, Markets and Regulation."

     Environmental Hazards and Liabilities. There are numerous natural hazards involved in the drilling of wells, including unexpected or unusual formations, pressures, blowouts involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. Uninsured liabilities would reduce the funds available to a Partnership, may result in the loss of Partnership properties and may create liability for Additional General Partners. A Partnership may be subject to liability for pollution, abuses of the environment and other similar damages. Although the Partnerships will maintain insurance coverage in amounts the Managing General Partner deems appropriate, it is possible that insurance coverage may be insufficient. In that event, Partnership assets would be utilized to pay personal injury and property damage claims and the costs of controlling blowouts or replacing destroyed equipment rather than for additional drilling activities.

     Increases in Drilling Costs.   Current economic conditions indicate
that the costs of exploration and development are increasing gradually; however, the oil and gas industry historically has experienced periods of rapid cost increases from time to time, and within short periods of time. Increases in the cost of exploration and development would affect the ability of the Partnerships to acquire additional Leases, gas equipment, and supplies. Increased drilling activity could lead to shortages of equipment and material which would make timely drilling and completion of wells impossible.

     Availability of Rigs and Prospects.   Although there is currently
an adequate supply of drilling rigs and prospects, a substantial increase in drilling operations in the United States could result in the decreased availability of drilling rigs and gas field tubular goods.

Also, international developments and the possible improved economics of domestic oil and gas exploration may influence major oil companies to increase their domestic oil and gas exploration. Those factors may adversely affect the operations of the Partnerships.

     Financial Condition of Subcontractors. Although the Managing General Partner will endeavor to ascertain the financial condition of nonaffiliated subcontractors, if subcontractors fail to timely pay for materials and services, the wells of the Partnerships could be subject to materialmen's and workmen's liens. In that event, the Partnerships could incur excess costs in discharging such liens.

     Shut-in Wells; Delays in Production. Production from wells drilled in areas remote from marketing facilities may be delayed until sufficient reserves are established to justify construction of necessary pipelines and production facilities. In addition, production from wells may be reduced or delayed due to marketing demands which tend to be seasonal. Wells drilled for the Partnerships may have access to only one potential market. Local conditions including but not limited to closing businesses, conservation, shifting population, pipeline maximum operating pressure constraints, and development of local oversupply or deliverability problems could halt sales from Partnership wells.

     Delay in Distributions of Revenue. Distribution of revenue may be delayed for substantial periods of time after discovery of natural gas due to unavailability of, or delay in obtaining, necessary material for completion of a well; reduced takes by purchasers of natural gas due to market conditions; delays in obtaining satisfactory purchase contracts and connections for gas wells; delays in title opinions and obtaining division orders; and other circumstances.

Tax Status and Tax Risks

     It is possible that the tax treatment currently available with respect to natural gas exploration and production will be modified or eliminated on a retroactive or prospective basis by additional legislative, judicial, or administrative actions. The limited tax benefits associated with gas exploration do not eliminate the inherent attendant risks. See "Tax Considerations."

     Partnership Classification;         Tax counsel has
rendered its opinion that each Partnership will be classified for federal income tax purposes as a partnership and not as an association taxable as a corporation or as a "publicly traded partnership." Such opinion is not
binding on the Service or the courts.        The Service could assert that
a Partnership should be classified         as a "publicly traded
partnership." If a Partnership is so classified, any income, gain, loss, deduction, or credit of the Partnership will remain at the entity level, and not flow through to the Investor Partners, the income of the Partnership will be subject to corporate tax rates at the entity level and distributions to the Investor Partners may be considered dividend distributions subject to federal income tax at the Investor Partners' level. See "Tax Considerations -- General Tax Effects of Partnership Structure."

     General Partner Interests Versus Limited Partner Interests. An investment as an Additional General Partner in a Partnership may not be advisable for a person whose taxable income from all sources is not recurring or is not normally subject to the higher marginal federal income tax rates. An investment as a Limited Partner may not be advisable for a person who does not anticipate having substantial current taxable income from passive trade or business activities. Such a person cannot utilize any passive losses generated by the Partnerships until he is in receipt of passive income.

     The Additional General Partners will have the right to convert their interests into limited partnership interests, subject to certain limitations. The Managing General Partner will convert all Units of general partnership interest into Units of limited partnership interest upon completion of drilling. Upon the conversion, gain will be recognized to the extent that any liabilities of which he is considered relieved due to the conversion exceed his adjusted basis in his Partnership interest.

     Partnership income, losses, gains, and deductions allocable to any Limited Partners will be subject to the passive activity rules whereas those allocable to an Additional General Partner will generally not be subject to the passive activity rules. Upon conversion of an Additional General Partner's interest to that of a Limited Partner, subsequently allocable income and gains will be treated as nonpassive while losses and deductions will be subject to limitation under the passive loss rules. See "Tax Considerations."

     Tax Liabilities in Excess of Cash Distributions. Federal income tax payable by an Investor Partner by reason of his distributive share of Partnership taxable income for any year may exceed the cash distributed to such Partner by the Partnership. An Investor Partner must include in his own return for a taxable year his share of the items of the Partnership's income, gain, profit, loss, and deductions for the year, to the extent required under the Internal Revenue Code as then in effect, whether or not cash proceeds are actually distributed to the Partner. For example, income from the Partnership's sale of gas production is taxable to Investor Partners as ordinary income subject to depletion and other deductions; an Investor Partner's distributive share of the Partnership's taxable income will be taxable to such Partner whether or not it is actually distributed, for example, where Partnership income is used to repay Partnership indebtedness.

     Chance of Audits. Although the Partnerships will not be registered with the Service as "tax shelters," it is likely that the Service will audit each Partnership's returns. If such audits occur, tax adjustments might be made that would increase the amount of taxes due or increase the risk of audit of Investor Partners' individual tax returns. In addition, costs and expenses may be incurred by a Partnership in contesting such adjustments. The cost of responding to audits of Investor Partners' tax returns will be borne solely by the Investor Partners whose returns are audited. See "Tax Considerations -- Administrative Matters."

     Items Not Covered by the Tax Opinion. Due to the lack of authority, or the essentially factual nature of the question, however, tax counsel to
the Partnership,    Duane, Morris & Heckscher LLP     , has expressed
no opinion as to the following: (i) whether the losses of the Partnership will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income, (ii) whether any of the Partnership's properties will be entitled to percentage depletion,
(iii) whether any interest incurred by a Partner with respect to any borrowings will be deductible or subject to limitations on deductibility,
(iv) whether the fees to be paid to the Managing General Partner and to third parties will be deductible, and (v) the impact of an investment in the Partnership on an Investor's alternative minimum tax.

     For the reasons more fully described below, tax counsel has expressed no opinion on: (i) the deductibility in a given year of any intangible drilling and development costs incurred in a year prior to drilling of the wells to which such costs relate, (ii) the availability or extent of percentage depletion deductions to the Partners, (iii) the federal income tax treatment of interest expense on debt incurred by investors in connection with their acquisition of Units, (iv) the amount, if any, of the Management Fee, the Dealer Manager's Fee and various other fees paid to third parties, the Managing General Partner, the Operator, or their affiliates that will be deductible or amortizable, and (v) whether an investment in the Partnership may subject an investor to the, or increase an investor's, alternative minimum tax.

     Various of the above-referenced matters are factual in nature, and the facts are unknown at this time. Therefore, counsel is unable to render an opinion at this time with respect to these matters as to the tax consequences and burdens a taxpayer will likely experience as a result of an investment in the Partnership. The facts when they become known with respect to the various matters referred to above will vary from taxpayer to taxpayer and will result in different tax consequences and burdens for individual taxpayers.

     Prospective investors should recognize that an opinion of counsel merely represents such counsel's best legal judgment under existing statutes, judicial decisions, and administrative regulations and interpretations. There can be no assurance, however, that some of the deductions claimed by a Partnership will not be challenged successfully by the Service.

     Working Interest Exception to the Passive Loss Limitations. Tax counsel to the Managing General Partner has rendered its opinion that interests in the Partnerships held by the Additional General Partners will not be subject to the passive activity rules. However, losses arising after a conversion to limited partnership interests will be treated as passive and, consequently, will only be available to offset passive income. Losses allocable to the Limited Partners will be subject to the passive loss rules, while income so allocable will be passive except to the extent characterized as portfolio.

     Material Portion of Subscription Proceeds Not Currently Deductible.
A material portion of the Subscription proceeds of a Partnership will be expended for cost and expense items which will not be currently deductible for income tax purposes. See "Tax Considerations -- Transaction Fees."

     Prepayment of Drilling Costs. Some drilling cost expenditures may be made as prepayments during 1996 (with respect to Partnerships designated as "PDC 1996-_ Limited Partnership") and 1997 (with respect to Partnerships designated as "PDC 1997-_ Limited Partnership") for drilling and completion operations which in large part may be performed during 1997 and 1998, respectively. All or a portion of such prepayments may be then currently deductible by the applicable Partnership if the well to which the prepayment relates is spudded within 90 days after December 31, 1996 or 1997, respectively; the payment is not a mere deposit; and the payment serves a business purpose or otherwise satisfies the clear reflection of income rule. A Partnership could fail to satisfy the requirements for deduction of prepaid intangible drilling and development costs. The Service may challenge the deductibility of such prepayments. If such a challenge were successful, such prepaid expenses would be deductible in the tax year in which the services under the drilling contracts are actually performed. See "Tax Considerations -- Intangible Drilling and Development Costs Deductions."

 TERMS OF THE OFFERING

General

     -   Up to eight limited partnerships (four in 1996, four in 1997)

     - Units of general partnership interest and Units of limited partnership interest being offered -- investor may choose

     -   $20,000 Units

     -   Minimum subscription $5,000

     -   Minimum partnership -- $1,000,000 in subscriptions

     -   Maximum partnership -- $10,000,000 in subscriptions

     -   Maximum aggregate subscriptions for eight partnerships --
     $60,000,000

     - Subscription proceeds will be placed in escrow until Partnership funded.

     An aggregate of    $60,000,000     of preformation interests in a series

of up to eight limited partnerships to be formed ("PDC 1996-1997 Drilling
Program") is being offered in    3,000     Units of $20,000 per Unit to
prospective investors who meet the suitability standards set forth below. Interests in the Program will be offered over a two-year period with interests in the partnerships designated "PDC 1996-_ Limited Partnership" being offered only during 1996 and interests in the partnerships designated "PDC 1997-_ Limited Partnership" being offered only during
1997. The managing general partner of each Partnership will be Petroleum Development Corporation, a publicly-owned Nevada corporation (the
"Managing General Partner").  The Managing General Partner in its
discretion may accept subscriptions for less than full Units. The minimum subscription is one-quarter Unit ($5,000). In the event an investor purchases Units on more than one occasion during the offering period of a Partnership, the minimum purchase on each occasion is $5,000 (one-quarter
Unit). Units will not be sold to tax-exempt investors or to foreign investors. Upon the sale of at least the minimum number of Units in a
Partnership (50 Units aggregating $1,000,000 ;    100     Units aggregating
   $2,000,000     with respect to         PDC 1997-D Limited Partnership)
and upon termination of the offering of Units in that Partnership, the Managing General Partner will form a limited partnership under the laws of West Virginia. At that time the units of preformation general partnership interest and preformation limited partnership interest will become Units of general partnership interest and Units of limited partnership interest, respectively, in the particular Partnership. There is no restriction on the composition of the type of partnership interests with respect to any Partnership.

     If the minimum required aggregate subscription amount of $1,000,000
(or    $2,000,000    , as the case may be)  is not realized in the
offering of Units of any Partnership, that Partnership will not be funded, and the Escrow Agent will promptly return all subscription proceeds with respect to that Partnership to the respective subscribers in full with any interest earned thereon and without any deduction therefrom. The Managing General Partner may not complete a sale of Units to any investor until at least five business days after the date the investor has received a final prospectus. In addition, the Managing General Partner will send to each investor a confirmation of the purchase.

     Subscribers may elect to purchase Units as an Additional General Partner or as a Limited Partner. Additionally, a subscriber may purchase Units of general partnership interest and Units of limited partnership interest.

     The Partnerships will be designated as PDC 1996-A Limited
Partnership, PDC 1996-B Limited Partnership, PDC 1996-C Limited
Partnership, and PDC 1996-D Limited Partnership with respect to the Partnerships to be offered during 1996 and PDC 1997-A Limited Partnership, PDC 1997-B Limited Partnership, PDC 1997-C Limited Partnership, and PDC 1997-D Limited Partnership with respect to the Partnerships to be offered during 1997. The maximum Subscription of any Partnership will be the
lesser of $10,000,000  (   $20,000,000 with respect to PDC 1997-D Limited
Partnership     ) or the remaining unsold units based  on the    $60,000,000
    aggregate registration.

     The Subscription period for all Partnerships designated "PDC 1996-_ Limited Partnership" will terminate on December 31, 1996, whereas the Subscription period for all Partnerships designated "PDC 1997-_ Limited Partnership" will terminate on December 31, 1997, unless earlier terminated or withdrawn by the Managing General Partner. Although the Managing General Partner may terminate an offering of Units in any Partnership at any time, the Managing General Partner anticipates that the
respective offering periods for    PDC 1996-A Limited Partnership will
terminate on June 5, 1996, PDC 1996-B Limited Partnership on September 9, 1996, PDC 1996-C Limited Partnership on November 12, 1996, and PDC 1996-D
Limited Partnership, on December 31, 1996    .  Additionally, the Managing
General Partner anticipates that the respective offering periods for PDC 1997-A Limited Partnership, PDC 1997-B Limited Partnership, PDC 1997-C
Limited Partnership, and PDC 1997-D Limited Partnership will terminate on May

19, 1997, September 12, 1997, November 14, 1997, and December 31, 1997.  The
offering of any particular Partnership may extend beyond its anticipated termination date by not more than sixty days or be terminated earlier; however, no offering of Partnerships designated "PDC 1996-_ Limited Partnership" or Partnerships designated "PDC 1997-_ Limited Partnership"
may extend beyond December 31, 1996 or December 31, 1997, respectively. Except as otherwise stated below, the offering of Units in subsequent Partnerships (PDC 1996-C Limited Partnership or PDC 1996-D Limited Partnership, PDC 1997-A Limited Partnership, PDC 1997-B Limited
Partnership, PDC 1997-C Limited Partnership, or PDC 1997-D Limited Partnership, as the case may be) will not commence until the Subscription of Units in prior Partnerships  (PDC 1996-B Limited Partnership,
PDC 1996-C Limited Partnership, PDC 1996-D Limited Partnership, PDC 1997-A Limited Partnership, PDC 1997-B Limited Partnership or PDC 1997-C Limited Partnership, as the case may be) has reached the minimum of at least $1,000,000 or that prior offering has terminated. The Managing General Partner may choose to offer the Units of PDC 1996-C Limited Partnership and PDC 1996-D Limited Partnership (or PDC 1997-C Limited Partnership and
PDC 1997-D Limited Partnership) at the same time until the offering of
Units in PDC 1996-C Limited Partnership (or PDC 1997-C Limited
Partnership) has been terminated, in order that investors be allowed to diversify their investments in the two Partnerships, if they so choose. Once the offering with respect to a particular Partnership has been closed, no additional Units will be offered or sold with respect to that Partnership. The Managing General Partner may determine to terminate the offering of Units with respect to any particular Partnership at any time before or after the minimum Subscriptions have been obtained. At or about the time of funding of a particular Partnership, it is anticipated that this Prospectus will be supplemented or amended to reflect the results of the offering of such Partnership.  No operations by a particular Partnership will commence until termination of its offering period.
     Each Partnership will be funded promptly following the termination of its respective offering period, provided that such Partnership has
Subscriptions aggregating at least $1,000,000 (50 Units)   ($2,000,000 or
100     Units with respect to         PDC 1997-D Limited Partnership).
The Managing General Partner may accelerate or delay the funding of any particular Partnership. However, the Managing General Partner will not delay the funding of any Partnership beyond December 31, 1996 or December
31, 1997, with respect to Partnerships designated "PDC 1996-_ Limited Partnership" or "PDC 1997-_ Limited Partnership," respectively. No Units in a Partnership will be offered or sold after the close of its offering period and its funding. As its Capital Contribution, the Managing General Partner will invest an amount in cash equal to not less than 21-7/8% of the aggregate contributions by the Investor Partners. The Managing General Partner is obligated to pay for all Leases and tangible drilling Costs in addition to intangible drilling costs ("IDC") in excess of the IDC paid by the Capital Contributions of the Investor Partners with respect to each Partnership organized; therefore, the Managing General Partner will make such additional contributions in cash to the Partnership equal to such additional Costs.

     The Managing General Partner and/or its Affiliates may, in their sole and absolute discretion, purchase Units at a price equal to the offering price set forth herein, net of commissions. In such event the Managing General Partner and/or its Affiliates will be entitled to the same ratable interest in the Partnership as other Investors. The purchase of Units by the Managing General Partner and/or its Affiliates may permit the Partnership to satisfy its requirements to sell the minimum number of Units in order to close the offering. The Managing General Partner and/or its Affiliates have no present intention to purchase any Units; the Managing General Partner and/or its Affiliates are not permitted to purchase more than 10% of the Units subscribed by the Investor Partners in any Partnership; and not more than $50,000 of any Units purchased by the Managing General Partner and/or its Affiliates will be applied to satisfying the $1,000,000 minimum. Any Units purchased by the Managing General Partner and/or its Affiliates will be made for investment purposes only and not with a view toward redistribution or resale. The Managing General Partner and/or its Affiliates will be prohibited from voting with respect to any Unit so purchased.

     Subscriptions for Units are payable $20,000 in cash per Unit purchased upon subscription. Subscription proceeds of each Partnership will be held in a separate interest-bearing escrow account at PNC Bank, N.A. located at Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15222 (the "Escrow Agent"), during the offering period of such
Partnership.    The Escrow Agent is required by the escrow
agreement to invest escrowed funds upon receipt and is forbidden to disburse funds except upon deposit of checks representing at least the minimum subscriptions and upon written instructions from the Managing General Partner and dealer manager. At that time the Escrow Agent will disburse in accordance with such instructions. In the event that the minimum subscriptions have not been collected, the Escrow Agent will promptly return the escrowed funds to the subscribers.

     As disclosed under "Risk Factors -- Special Risks of the Partnerships
- - Irrevocable Subscriptions; Escrow of Subscription Funds," escrowed Subscriptions of Partnerships not closed by the sixtieth day following the anticipated offering termination date (September 13, 1996 for PDC
1996-B Limited Partnership; May 30, 1997 for PDC 1997-A Limited

Partnership and September 12, 1997 for PDC 1997-B Limited Partnership)
will be promptly returned to the respective investor of that Partnership. If the respective offering of Units in PDC 1996-C Limited Partnership or PDC 1996-D Limited Partnership has not closed on or before December 31, 1996 or if the respective offering of Units in PDC 1997-C Limited Partnership or PDC 1997-D Limited Partnership has not closed on or before December 31, 1997, the escrowed funds of that particular Partnership will be promptly returned to those investors. Subscriptions will not be commingled with the funds of the Managing General Partner or its Affiliates, nor will Subscriptions be subject to the claims of their creditors. Subscription proceeds will be invested during the offering period only in short-term institutional investments comprised of or secured by securities of the U.S. government.  The interest rate on the
escrow account is variable and is presently    4.22%    .  Checks for Units
should be made payable to "PNC Bank, N.A. as Escrow Agent for PDC 1996-_ Limited Partnership" (or "PNC Bank, N.A. as Escrow Agent for PDC 1997-_ Limited Partnership," as the case may be) and should be given to the subscriber's broker for submission to the Dealer Manager and Escrow Agent.

     The execution of the Subscription Agreement by a subscriber or in the case of fiduciary accounts by his authorized representative constitutes a binding offer to buy Unit(s) in a Partnership and an agreement to hold the offer open until the Subscription is accepted or rejected by the Managing General Partner. Once an investor subscribes for Units, he or she will not have any revocation rights, unless otherwise provided by state law. The Managing General Partner may refuse to accept any Subscription without liability to the subscriber. The Managing General Partner may reject a Subscription if, for example, the prospective investor does not satisfy the suitability standards or if the Subscription is received after the offering period has terminated. The execution of the Subscription Agreement and its acceptance by the Managing General Partner also constitute the execution of the Partnership Agreement and an agreement to be bound by the terms thereof as a Partner, including the granting of a special power of attorney to the Managing General Partner appointing it as the Partner's lawful representative to make, execute, sign, swear to, and file a Certificate of Limited Partnership and any amendment thereof, governmental reports, certifications, contracts, and other matters.

Activation of the Partnerships

     - Each Partnership will be funded following termination of offering period.

     - Each Partnership is a separate business and economic entity from each other Partnership.

     -   Partnerships will be formed under West Virginia law.

     Each Partnership will be formed pursuant to the Act and funded promptly following the termination of its offering period. However, a Partnership will not be funded with less than minimum aggregate
Subscriptions of $1,000,000    ($2,000,000     with respect to        PDC
1997-D Limited Partnership). The Partnerships will not have any substantial assets or liabilities and will not commence any drilling operations until after their respective funding.

     Each Partnership is and will be a separate and distinct business and economic entity from each other Partnership. Thus, the Investor Partners in one Partnership will be Partners only of that Partnership in which they specifically subscribe and will not have any interest in any of the other Partnerships. Therefore, they should consider and rely solely upon the operations and success (or lack thereof) of their own Partnership in assessing the quality of their investment. The performance of one Partnership will not be attributable to the performance of other Partnerships.

     Upon funding of a Partnership, the Managing General Partner will deposit the Subscription funds in interest-bearing accounts or invest such funds in short-term highly-liquid securities where there is appropriate safety of principal, in that Partnership's name until the funds are required for Partnership purposes. Interest earned on amounts so deposited or invested will be credited to the accounts of the respective Partnership whose funds earned the interest. Interest accrued on Subscription funds prior to closing of the offering and funding of a Partnership will be paid to the respective Subscriber after closing.

     The Managing General Partner anticipates that within 12 months following the formation of a Partnership all Subscriptions will have been expended or committed for Partnership operations. Any unexpended and/or uncommitted Subscriptions at the end of such 12-month period will be returned pro rata to the Investor Partners and the Managing General Partner will reimburse such Partners for Organization and Offering Costs and the Management Fee allocable to the return of capital. The term "uncommitted capital" shall be exclusive of any amounts set aside for necessary operating capital reserves.

     The Managing General Partner will file a Certificate of Limited Partnership and any other documents required to form the Partnerships with the State of West Virginia and will elect for the Partnerships to be governed by the West Virginia Uniform Limited Partnership Act. The Managing General Partner will also take all other actions necessary to qualify the Partnerships to do business as limited partnerships or cause the limited partnership status of the Partnerships to be recognized in any other jurisdiction where the Partnerships conduct business.

Types of Units

     -   Investor may choose to be Limited Partner or Additional
         General Partner.

     An Investor Partner may purchase Units in a Partnership as a Limited Partner or as an Additional General Partner. Although income, gains, losses, deductions, and cash distributions allocable to the Investor Partners are generally shared pro rata based upon the amount of their Subscriptions, there are material differences in the federal income tax effects and the liability associated with these different types of Units. Any income, gain, loss, or deduction attributable to Partnership activities will generally be allocable to the Partners who bear the economic risk of loss with respect to such activities . Further, Additional General Partners will generally be permitted to offset Partnership losses and deductions against income from any source. Limited Partners will generally be allowed to offset Partnership losses and deductions only against passive income.

     Units of partnership interest may be transferred or assigned in accordance with Section 7.03 of the Partnership Agreement. Transferees seeking to become substituted Partners must also meet the suitability requirements set forth in this Prospectus. A substituted Additional General Partner will have the same rights and responsibilities, including unlimited liability, in the Partnership as every other Additional General Partner. See "Tax Considerations" and "Risk Factors -- Unlimited Liability of Additional General Partners."

     An investor must indicate on the Investor Signature Page the number of limited partnership Units or general partnership Units subscribed to and fill in the appropriate line on the Subscription Agreement. If a subscriber fails to indicate on the Subscription Agreement a choice between investing as a Limited Partner or as an Additional General Partner, the Managing General Partner will not accept the Subscription but will promptly return the Subscription Agreement and the tendered subscription funds to the purported Subscriber.

     Limited Partners. The Limited Partners will consist of the Initial Limited Partner, Steven R. Williams, an officer and director of the Managing General Partner, until such time as additional limited partners
become Partners, and each investor who purchases         Units being
offered hereby. The liability of a Limited Partner of the Partnership for the Partnership's debts and obligations will be limited to that Partner's Capital Contributions, his share of Partnership assets, and the return of any part of his Capital Contribution (a) for a period of one year thereafter for the amount of his returned contribution (if a Limited Partner has received the return of any part of his contribution without violation of the Partnership Agreement or the Act), but only to the extent necessary to discharge the Limited Partner's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership and (b) for a period of six years thereafter for the amount of the contribution wrongfully returned (if a Limited Partner has received the return of any part of his contribution in violation of the Partnership Agreement or the Act).

     General Partners.  The General Partners will consist of the Managing
General Partner and each investor purchasing         Units of general
partnership interest (referred to herein as "Additional General Partners"). As a general partner of a Partnership, each Additional General Partner will be fully liable for the debts, obligations and liabilities of the Partnership individually and as a group with all other general partners as provided by the Act to the extent liabilities are not satisfied from the proceeds of insurance, from the indemnification by the Managing General Partner, or from the sale of Partnership assets. See "Risk Factors." While the activities of the Partnership are covered by substantial insurance policies and indemnification by the Managing General Partner which are discussed herein, it is possible that the Additional General Partners will incur personal liability (not covered by insurance, Partnership assets, or indemnification) as a result of the activities of the Partnership.

Conversion of Units by Additional General Partners

     - Additional General Partners may convert to become Limited Partners after one year.

     - The Managing General Partner will convert all Units of general partnership interest into Units of limited partnership interest upon completion of drilling.

     - If there is a material change in a Partnership's insurance coverages, Additional General Partners may convert prior to such change.

     -   Liability for Investors will be limited after conversion.

     Upon written notice to the Managing General Partner, and except as provided below and in the Partnership Agreement, Additional General Partners of a Partnership have the right to convert their interests into limited partnership interests of that Partnership at any time after one year following the closing of the offering of that Partnership and the disbursement to that Partnership of the proceeds of the offering.
 In addition, the Managing General Partner will convert all Units of general partnership interest of a particular Partnership into Units of limited partnership interest upon completion of drilling of that Partnership. Upon conversion they will become Limited Partners of that Partnership. Additional General Partners may also convert their interests into limited partnership interests at any time within the 30 day period prior to any material change in the amount of the Partnership's insurance coverage. Effecting conversion is subject to the express requirements that the conversion will not cause a termination of the Partnership for federal income tax purposes and that the Additional General Partner provides written notice to the Managing General Partner of such intent to convert.

     Conversion of an Additional General Partner to a Limited Partner in a particular Partnership will be effective upon the Managing General Partner's filing an amendment to its Certificate of Limited Partnership. The Managing General Partner is obligated to file an amendment to its Certificate at any time during the full calendar month after receipt by the Managing General Partner of the required notice of the Additional General Partner, provided that the conversion will not constitute a termination of the Partnership for tax purposes. A conversion made in response to a material change in that Partnership's insurance coverage will be made effective prior to the effective date of the change in insurance coverage. After the conversion of his general partnership interest to that of a Limited Partner, each converting Additional General Partner will continue to have unlimited liability regarding Partnership liabilities arising prior to the effective date of such conversion, but will have limited liability to the same extent as Limited Partners after conversion to Limited Partner status is effected.

     The Managing General Partner is not entitled to convert its interests into limited partnership interests. Limited Partners do not have any right to convert their Units into Units of general partnership interest. In the event Additional General Partners desire to convert to Limited Partners due to a perceived increased risk of liability (e.g., loss of insurance coverage) and such conversions would be permitted because it would not result in termination of the Partnership for tax purposes, the Partnership will cease drilling activities until all desired conversions can be made.

Unit Repurchase Program

     - Investors may tender Units for repurchase at any time beginning with the third anniversary of the first cash distribution of the particular Partnership.

     - Investors may, at their election, sell their Units to the Managing General Partner for not less than 3 times the most recent 12 months' cash distributions from production.

     - The Managing General Partner is obligated to purchase in any calendar year such Units which aggregate 10% of the initial Subscriptions, subject to its financial ability to do so and certain opinions of counsel.

     Beginning with the third anniversary of the date of the first cash distribution of the particular Partnership, Investor Partners may tender their Units to the Managing General Partner for repurchase. Investor

Partners are required to provide the Managing General Partner with written notification of their intention to avail themselves of the repurchase program. Subject to its financial ability to effect repurchases and the opinion of counsel referred to below, each year the Managing General Partner will offer to repurchase for cash a minimum of 10% of the Units originally subscribed to in the particular Partnership. The Managing General Partner's offers to purchase Units will, however, be conditioned on the receipt of an opinion of its counsel that the consummation of such offer will not cause the Partnership to be treated as a "publicly traded partnership" for purposes of Code Sections 469 and 7704 and on its determination that the repurchases of a particular Investor Partner's Units will not result in the termination of the Partnership for federal income tax purposes.

     The Managing General Partner will not favor one particular Partnership over another in the repurchase of Units. Such offer will be extended equally to all interest holders participating in an individual Partnership, excluding interests held by the Managing General Partner. Notwithstanding the preceding sentence, if more than 10% of the Units from a Partnership or more Units than the Managing General Partner is able to purchase are tendered, Units will be purchased on a "first-come, first-served" basis based on date of receipt by the Managing General Partner of a letter of acceptance of the repurchase offer from the Investor Partner. To the extent that the Managing General Partner is unable to repurchase all Units tendered, due to its financial condition or because of limitations imposed by the Code or any loan banking agreement(s) to which the Managing General Partner may be a party, a tendering Investor Partner will be entitled to have his Units repurchased on a "first-come, first-served" basis, regardless of Partnership, provided that the repurchase of a particular Investor Partner's Units will not have the effect of causing termination of his Partnership for tax purposes or of causing the Partnership to be treated as a "publicly traded partnership."

     In order to initiate the process whereby the Managing General Partner will repurchase the Units of Investor Partners, the Investor Partner is required to provide the Managing General Partner written notification of such Partner's intention to have the Managing General Partner purchase his Units. The Managing General Partner will provide the Investor Partner a written offer of a specified price for purchase of the particular Units within 30 days of the Managing General Partner's receipt of the written notification. Upon receipt of the repurchase price established by the Managing General Partner, the Investor Partner, if in fact he elects to accept the repurchase price, need notify the Managing General Partner in writing that such price is acceptable. The Managing General Partner will promptly mail the Investor Partner a check for the proceeds of the purchase.

     The minimum offer which the Managing General Partner may make will be a cash amount equal to not less than three times cash distributions from production of that particular Partnership for the 12 months prior to the month preceding the date upon which the Managing General Partner has received the written notification referred to above. The Managing General Partner may, in its sole and absolute discretion, increase the offer for interests tendered for sale.

     Any offering price established by the Managing General Partner will not necessarily represent the fair market value of the Units. In setting the offering price, the Managing General Partner will consider its available funds and its desire to acquire production as represented by the Unit and will take into account what it perceives to be its own best interests (as a publicly-owned company) and its shareholders. Nevertheless, each Investor Partner is free to accept or not to accept any

offering price from the Managing General Partner; no Investor Partner is in any way obligated to accept the Managing General Partner's offer. The Managing General Partner will provide Investor Partners with detailed information as to how the offer was calculated. The Managing General Partner will also provide each interest holder with a calculation of the valuation of his interest, based on the most recent reserve evaluation prepared by an independent expert in accordance with SEC Regulation S-X,
Article 4, Rule 4-10. This calculation will take into account the Managing General Partner's best estimate of anticipated production declines or increases, known price increases or decreases, operating, recompletion and plugging costs, and other relevant factors.

     To date, approximately 77 units (out of approximately 3100 eligible units) of prior programs sponsored by the Managing General Partner have been presented under the respective unit repurchase programs (which are the same as that of the Partnership) for repurchase at prices ranging from 3 to 4.5 times the most recent 12 month cash distributions.

Investor Suitability

     -   Investment in the Units involves a high degree of risk.

     -   Only qualified investors may purchase Units.

     - Investment is suitable only for investors having substantial financial resources who understand the long-term nature, tax consequences, and risk factors associated with this investment.

     - Minimum requirements are $225,000 net worth, or a net worth of $60,000 and taxable income of $60,000.

     -   States with more stringent requirements are set forth below.

     - Transferees of Units must meet the suitability requirements set forth herein.

     It is the obligation of persons selling Units to make every reasonable effort to assure that the Units are suitable for investors, based on the investor's investment objectives and financial situation, regardless of the investor's income or net worth.

     Units, including fractional Units, will be sold only to an investor who shall have a minimum net worth of $225,000 or a minimum net worth of $60,000 and had during the last tax year or estimates that he will have during the current tax year "taxable income" as defined in Section 63 of the Code of at least $60,000 without regard to an investment in Units.
Net worth shall be determined exclusive of home, home furnishings and automobiles. In addition, Units will be sold only to an investor who makes a written representation that he is the sole and true party in interest and that he is not purchasing for the benefit of any other person (or that he is purchasing for another person who meets all of the conditions set forth herein).

     Additional suitability requirements are applicable to residents of certain states where the offer and sale of Units are being made as set forth below.

     California residents generally may not transfer Units without the consent of the California Commissioner of Corporations.

     Michigan and Pennsylvania investors are not permitted to make an investment if the dollar amount of the investment is equal to or more than 10% of their net worth.

     The Commissioner of Securities of Missouri classifies the Units as being ineligible for any transactional exemption under the Missouri Uniform Securities Act (Section 409.402(b), RSMo. 1969). Therefore, unless the Units are again registered, the offer for sale or resale of Units by an Investor Partner in the State of Missouri may be subject to the sanctions of the act.

     Purchasers of Limited Partnership Interest. A resident of California who subscribes for Units of limited partnership interest must (i) have net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles) and expect to have gross income in 1996 (with respect to investments in the PDC 1996 designated Partnerships) or in 1997 (with respect to the PDC 1997 designated Partnerships) of $65,000 or more, or
(ii) have net worth of not less than $500,000 (exclusive of home, furnishings, and automobiles), or (iii) have net worth of not less than $1,000,000, or (iv) expect to have gross income in 1996 (with respect to investments in the PDC 1996 designated Partnerships) or in 1997 (with respect to the PDC 1997 designated Partnerships) of not less than $200,000.

     A New Hampshire resident must have either: (i) a net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles), or
(ii) a net worth of not less than $125,000 (exclusive of home, furnishings, and automobiles), $50,000 in taxable income.

     A Michigan or North Carolina resident must have a net worth of not less than $225,000 (exclusive of home, furnishings, and automobiles), or
(b) a net worth of not less than $60,000 (exclusive of home, furnishings, and automobiles) and estimated 1996 (with respect to investments in the PDC 1996 designated Partnerships) or in 1997 (with respect to the PDC 1997 designated Partnerships) taxable income as defined in Section 63 of the Internal Revenue Code of 1986 of $ 60,000 or more without regard to an investment in a Partnership.

     A Pennsylvania resident must have either: (i) a net worth of at least $225,000 (exclusive of home, furnishings, and automobiles); or (ii) a net worth of at least $60,000 (exclusive of home, furnishings, and automobiles) and 1995 (for the PDC 1996 designated Partnerships; 1996 for the PDC 1997 designated Partnerships) taxable income of or estimates that his 1996 (for the PDC 1996 designated Partnerships; 1997 for the PDC 1997 designated Partnerships) taxable income, as defined in Section 63 of the Code, of $60,000 or more, without regard to the investment in the Program; or (iii) that he is purchasing in a fiduciary capacity for a person or entity having such net worth or such taxable income.

     Purchasers of General Partnership Interest.     Except as otherwise
provided below    , a resident of Alabama, Arizona, Arkansas, Indiana, Iowa,
Kansas, Kentucky, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania,
South Dakota, Tennessee, Texas,     or Vermont     who subscribes for
Units of general partnership interest must represent that he (i) has an individual or joint minimum net worth (exclusive of home, home furnishings
and automobiles) with his or her spouse of $225,000         without regard
to the investment in the Program and a combined minimum gross income of $100,000 ($120,000 for Arizona residents) or more for the current year and for the two previous years; or (ii) has an individual or joint minimum net worth with his or her spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or (iii) has an individual or joint minimum net worth with his or her spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or
(iv) has a combined minimum gross income excess of $200,000 in the current year and the two previous years.

     A resident of California who subscribes for Units of general partnership interest must (i) have net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles) and expect to have gross income in 1996 (with respect to investments in the PDC 1996 designated Partnerships) or in 1997 (with respect to the PDC 1997 designated Partnerships) of $120,000 or more, or (ii) have net worth of not less than $500,000 (exclusive of home, furnishings, and automobiles), or (iii) have net worth of not less than $1,000,000, or (iv) expect to have gross income in 1996 (with respect to investments in the PDC 1996 designated Partnerships) or in 1997 (with respect to the PDC 1997 designated Partnerships) of not less than $200,000.

     A resident of Washington who subscribes for Units of general partnership interest must (i) have a net worth, or a joint net worth with that person's spouse, of not less than $1,000,000 at the time of the purchase or (ii) have an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and have a reasonable
expectation of reaching the same income level in the current year,    (iii)
or
an individual or joint minimum net worth (exclusive of home, home furnishing, and automobile with his or her spouse of $225,000 without regard to an investment in the Program, and an individual or combined taxable income of $60,000 or more for the previous year and an expectation of an individual or combined taxable income of $60,000 or more for each of the current year and the succeeding year.

     Miscellaneous. Transferees of Units seeking to become substituted Partners must also meet the suitability requirements discussed above, as well as the requirements imposed by the Partnership Agreement, including transfers of Units by a Partner to a dependent or to a trust for the benefit of a dependent or transfers by will, gift or by the laws of descent and distribution.

     Where any Units are purchased by an investor in a fiduciary capacity for any other person (or for an entity in which such investor is deemed to be a "purchaser" of the subject Units) all of the suitability standards set forth above will be applicable to such other person.

     Investors are required to execute their own subscription agreements. The Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts someone who does not have the legal power of attorney to sign on the investor's behalf.

     For details regarding how to subscribe, see "Instructions to Subscribers" attached hereto as Appendix C.

ASSESSMENTS AND FINANCING

     -   The Units of the Partnerships are not subject to assessments.

    - The Partnership is not allowed to borrow funds on behalf of the Partnership or for Partnership activities.

     - Operations for the drilling of wells by the particular Partnerships are expected to be funded through Subscription proceeds and capital contributed to the Partnerships by the Managing General Partner. Over the term of a Partnership, additional funds may be required when, in the opinion of the Managing General Partner, such funds are deemed necessary to complete that Partnership's activities.

     The Managing General Partner intends to develop particular Partnership interests in its Prospects only with the proceeds of Subscriptions and its Capital Contributions. However, such funds may not be sufficient to fund all such costs and it may be necessary for a Partnership to retain Partnership revenues for the payment of such costs, or for the Managing General Partner to advance the necessary funds to a Partnership. No wells beyond the initial wells will be drilled. Additional development refers to work necessary or desirable to enhance production from existing wells. Payment for such development work will be retained from Partnership proceeds in one of two methods:

         (a) An AFE ("authority for expenditures") estimate will be prepared by the Managing General Partner for the Partnership. The development work will be completed by the Operator at which time the Partnership will be billed for the work performed; or

         (b) An AFE estimate will be prepared by the Managing General Partner for the Partnership. The Partnership will retain revenues from operations until sufficient funds have been accumulated to pay for the development work, at which time the work will be commenced by the Operator, and the Operator will be paid as the work is performed.

The choice of which option to use will be at the discretion of the Managing General Partner, based on the amount of the anticipated expenditure and the urgency of the necessary work. Generally the Managing General Partner will elect option (a) for emergency and expenditures of less than $10,000 and option (b) for expenditures of $10,000 and greater.

     The Partnership is not permitted to borrow funds on behalf of the Partnership or for Partnership activities. See Section 6.03(a) of the Partnership Agreement.

     Revenues allocated to the Investor Partners and applied to the payment of capitalized costs may result in taxable income to the Investor Partners to the extent not otherwise offset by Partnership losses and deductions. To the extent not so offset, such revenues may result in the Investor Partners being required to report taxable income without having received cash distributions with which to pay the resulting tax liability. See "Tax Considerations."

               SOURCE OF FUNDS AND USE OF PROCEEDS

 Source of Funds

     Upon completion of the offering, the sole funds available to the Partnerships will be the contributions of the Investor Partners
($1,000,000 ranging to    $60,000,000    ) and the contribution of the
Managing General Partner in cash ($218,750 ranging to    $13,125,000    )
for a total amount of $1,218,750 if 50 Units are sold ranging to
   $73,125,000     if    3,000     Units are sold.

Use of Proceeds

     A total of    3,000     Units is being offered to fund up to eight
Partnerships over a two-year period.  In order to fund any particular
Partnership, a minimum of 50 Units ($1,000,000) (   75     Units or
   $2,000,000     with respect to        PDC 1997-D Limited Partnership)
must be sold with respect to that Partnership. The following table presents information respecting the financing of a Partnership in three different circumstances: (1) if 500 Units ($10,000,000) are sold, the maximum number of Units which can be sold for any Partnership, (2) if 250 Units ($5,000,000) are sold, and (3) if the minimum 50 Units ($1,000,000) are sold. It is anticipated that substantially all of the funds available to the Partnership will be disbursed for the following purposes and in the following manner:


Entity
Receiving      Nature of    500 Units           250 Units           50 Units
Payment        Payment      Sold        %(1)    Sold        %(1)    Sold
%(1)

Total
Partnership
Capital                 $12,187,500    100%  $6,093,750   100%   $1,218,750
100%

LESS:  Public
 Offering Expenses:
Dealer         Dealer
Manager (an    Manager's
Affiliate)     fee        1,050,000     8.6%    525,000   8.6%      105,000
8.6%
               and sales
               commission (2)(3)

LESS:
 Management Fee:
Managing       Management
General        Fee          250,000     2.1%    125,000    2.1%      25,000
2.1%
Partner

Amount Available
 For Investment:
Operator      Capital
(the          available
Managing      for opera-  $10,887,500  89.3% $5,443,750  89.3%  $1,088,750
89.3%
General       tions (4)
Partner)

____________________
(1) The percentage is based upon total Investor Partners' Capital Contributions and the Managing General Partner's Capital Contribution. The comparable amounts which will be utilized for each particular
     purpose if all    3,000     Units were sold are as follows:  capital
     available for operations:     $65,300,625     (89.3%); management fee:
        $1,575,625     (2.1%); dealer manager's fee and sales commissions,
     reimbursement of due diligence expenses, and wholesaling fees:
        $6,288,750     (8.6%); and total:     $73,125,000     (100%); and
     if    100     Units or    $2,000,000     were sold:  capital available
     for operations:     $2,177,500     (89.3%); management fee:
        $50,000     (2.1%); dealer manager's fee and sales commissions,
     reimbursement of due diligence expenses, and wholesaling fees:
        $210,000     (8.6%); and total:     $2,437,500    (100%)
(2)  PDC Securities Incorporated, an Affiliate of the Managing General
     Partner, may reallow in whole or in part up to    $6,000,000     (if
        3,000     Units are sold) ranging to $100,000 (if the minimum
     number of Units is sold) for sales commissions, reimbursement of due diligence expenses, marketing support fees and other compensation payable to other NASD-licensed broker-dealers in connection with the sale of the Units. PDC Securities will receive and retain wholesaling fees equal to 0.5% of Subscriptions; such fees will range from $5,000 if
     the minimum number of Units is sold ranging to    $300,000     if the
     maximum number of Units is sold. Such payments will be made in cash solely on the amount of initial Subscriptions.

(3) Organization and Offering Costs in excess of 10 1/2% of Subscriptions will be paid by the Managing General Partner, without recourse to the Partnership.

(4)  Included herein is the Cost to the Partnerships of acquiring
     Prospects, which may include Prospects acquired from the Managing General Partner. Total lease costs of the Prospects acquired from the Managing General Partner and unaffiliated persons will not exceed 5% of capital available for operations.

      In the event a Partnership closes for the minimum amount of subscription units, the relative degree of risk of an investment in that Partnership will increase in view of the lesser degree of diversification of drilling by that Partnership. Thus, a Partnership subscribed at the minimum level would be able to participate in fewer Prospects, thereby increasing the effect upon the Investor Partners' investment as a result of an unsuccessful well.

     As the Partnership size increases, the number of wells drilled will increase, thereby increasing the diversification of the Partnership and decreasing the effect upon the Investor Partners' investment of an unsuccessful well. However, if the Managing General Partner is unable to secure sufficient attractive Prospects for a larger partnership, it is possible that the average quality of the wells drilled could decline. In addition, greater demands will be placed on the management capabilities of the Managing General Partner in larger Partnerships.

Subsequent Source of Funds

    As indicated above, it is anticipated that substantially all of the Partnership's initial capital will be committed or expended following the offering. The Partnership Agreement does not permit the Partnership to borrow any funds for its activities. Consequently, any future requirements for additional capital will have to be satisfied from Partnership production. See
"Risk Factors -- Shortage of Working Capital."

                   PARTICIPATION IN COSTS AND REVENUES

     Profits and losses of a particular Partnership will be allocated and cash available for distribution will be distributed between the Managing General Partner and Investor Partners, as follows:

                                             Managing
                      Investor Partners(1)   General Partner(1)

Throughout term of
Partnership             80%                    20%

____________________

 (1) The allocations and distributions to the Investor Partners and to the
Managing General Partner may vary during the first ten years of the Partnership in view of the Partnership's preferred cash distribution policy.

See "Revenues -- Preferred Cash Distributions," immediately below.

         The foregoing allocation of profits and losses is an allocation of each item of income, gain, loss, and deduction which, in the aggregate, constitute a profit or a loss.

Revenues

         Natural Gas Revenues; Sales Proceeds. Revenues from natural gas production and gain or loss from the sale or other disposition of productive wells, Leases and equipment will be allocated 80% to the Investor Partners and
20% to the Managing General Partner. The revenues to be allocated are subject to the "Preferred Cash Distributions," below.

          Preferred Cash Distributions. In order that the Investor Partners might receive in each of the first ten years of Partnership operations cash distributions equal to 10% of their Subscriptions on a cumulative basis, the Partnership Agreement provides for a preferred cash distribution policy for the Investor Partners by the subordination of a portion of the Managing
General Partner's allotted cash distributions.   Starting with the first
distribution of revenues, after all Partnership wells have been placed in production, the Partnership is structured to provide preferred cash distributions to the Investor Partners so that they might receive cash distributions equal to a minimum of 10% of their Subscriptions per year determined on a cumulative basis. Historically with previous partnerships sponsored by the Managing General Partner, the first cash distribution after all partnership wells have been placed in production has been made within approximately nine months after the respective partnership has been funded. In order that the Investor Partners might achieve this investment feature, the Managing General Partner will subordinate up to 50% of its share of
Partnership distributions.  The subordination will be determined on a cumulative
basis throughout the entire subordination period. If at any time during the initial ten year period of distributions from all Partnership wells the cumulative cash returns average less than 10% on an annual basis, subsequent distributions will be adjusted to increase the Investor Partners' interest in distributions until such time as the cumulative average return in 10% or the subordination period expires. In addition to the foregoing subordination provision if on any anniversary of the first distribution after all Partnership wells have been placed in production, the cumulative distributions to the Investor Partners have averaged less than 15% of their Subscriptions on an annual basis and the distributions for the twelve months preceding the anniversary have totaled less than 10%, Managing General Partner shall refund to the Partnership which shall thereupon distribute to the
Investor Partners an amount equal to the difference between the amount distributed to Investor Partners during the preceding twelve month period and the lesser of 10% of the Investor Partner Subscriptions or the amount the Investor Partners would have received had they been allocated 90% of the Partnership's distributions during that twelve month period. These subordination provisions shall expire on the tenth anniversary of the first
distribution from all partnership wells.   There is no assurance the
Investor Partners will experience a 10%  or 15%  cumulative average return. The Managing General Partner anticipates that the Investor Partners will benefit from the subordination if the price of gas received by the Partnership and/or the results of the Partnership's drilling activities are
unable to generate the specified return to the Investor Partners.   As a
result, the Investor Partners could receive up to 90% of Partnership distributions during the subordination period. To the extent that preferred cash distributions are paid in any particular year, the allocations of revenues to the Investor Partners will increase accordingly and the allocation of revenues to the Managing General
Partner will correspondingly decrease. THE ABOVE-REFERENCED PREFERRED CASH DISTRIBUTIONS AND SUBORDINATION POLICY IS NOT, AND SHOULD NOT BE CONSIDERED BY
ANY INVESTOR PARTNER TO BE, ANY FORM OF GUARANTEE OR ASSURANCE OF A RATE OF RETURN ON AN INVESTMENT IN THE PARTNERSHIP. THE POLICY IS THE RESULT OF A CONTRACTUAL AGREEMENT BY THE MANAGING GENERAL PARTNER AS SET FORTH IN PARAGRAPH
4.02 OF THE PARTNERSHIP AGREEMENT. THERE IS NO GUARANTEE OR ASSURANCE WHATSOEVER THAT THE PARTNERSHIP WILL DRILL COMMERCIALLY SUCCESSFUL GAS WELLS OR
THAT THE CASH DISTRIBUTIONS TO THE PARTNERS, INCLUDING ANY CASH DISTRIBUTIONS

PURSUANT TO THE POLICY, WILL ACHIEVE A 10% RATE OF RETURN.

         Interest Income. Any interest earned on the deposit of Subscription funds prior to the closing of the offering and funding of the respective Partnership will be credited 100% to the Investor Partners. Interest earned on the deposit of operating revenues and revenues from any other sources shall be allocated and credited in the same percentages that oil and gas revenues are then being allocated to the Investor Partners and the Managing General Partner.

     Sale of Equipment.  All revenues from sales of         equipment will be
allocated 100% to the Managing General Partner.

Costs

     Organization and Offering Costs. Organization and Offering Costs, net of the Dealer Manager commissions, discounts and due diligence expenses, and wholesaling fees, of the Partnerships will be paid by the Managing General Partner and not out of Partnership funds. The Managing General Partner will pay all legal, accounting, printing, and filing fees associated with the organization of the Partnerships and the offerings of Units. The Investor Partners will pay all Dealer Manager commissions, discounts, and due diligence reimbursement and will be allocated 100% of these costs. However, Organization and Offering Costs in excess of 10 1/2% of Subscriptions will be allocated and charged 100% to the Managing General Partner.

     Management Fee. The nonrecurring Management Fee will be allocated 100% to the Investor Partners and 0% to the Managing General Partner.

     Lease Costs, Drilling and Completion, and Gathering Line Costs. The Costs of Leases, tangible Drilling and Completion Costs and gathering line Costs will be allocated 0% to the Investor Partners and 100% to the Managing General Partner.

     The Managing General Partner will contribute and/or pay for    the
Partnership's share of     all Leases, tangible Drilling and Completion
Costs, and gathering line Costs.

      Intangible Drilling Costs. Intangible Drilling Costs and recapture of Intangible Drilling Costs will be allocated 100% to the Investor Partners and 0%
to the Managing General Partner. Recapture, if any, attributable to intangible drilling and development costs will be allocable on the same percentage basis as intangible drilling and development costs were allocated.

     Investor Partners will pay all intangible expenses. If the Capital Contributions of the Investor Partners are insufficient to pay the Intangible Drilling Costs, the Managing General Partner will pay the additional amount of such costs.

     Operating Costs. Operating Costs of Partnership wells will be allocated and charged 80% to the Investor Partners and 20% to the Managing General Partner.

     Direct Costs. Direct Costs of the Partnerships will be allocated and charged 80% to the Investor Partners and 20% to the Managing General Partner.

    Administrative Costs. The Administrative Costs of the Partnerships will be borne by and allocated 100% to the Managing General Partner.

     The table below summarizes the participation of the Managing General Partner and the Investor Partners, taking account of the Managing General Partner's Capital Contribution, in the costs and revenues of the Partnerships. See "Glossary of Terms," "Participation in Costs and Revenues," and the Partnership Agreement, Exhibit A hereto.


                                                       Managing
                                            Investor    General
                                            Partners    Partner

Partnership Costs

Broker-dealer Commissions and Expenses(1)      100%      0%
Management Fee . . . . . . . . . . . . . . . . 100%      0%
Undeveloped Lease Costs. . . . . . . . . . . .   0%    100%
Drilling and Completion Costs. . . . . . . .    80%     20%
Tangible Equipment . . . . . . . . . . . . . .   0%    100%
Intangible Drilling and Development Costs      100%      0%
Operating Costs(2) . . . . . . . . . . . . . .  80%     20%
Direct Costs(3). . . . . . . . . . . . . . . .  80%     20%
Administrative Costs . . . . . . . . . . . . .   0%    100%

      Partnership Revenues

Sale of Oil and Gas Production(4). . . . . . .  80%     20%
Sale of Productive Properties(5) . . . . . . .  80%     20%
Sale of Equipment. . . . . . . . . . . . . . .   0%    100%
Sale of Undeveloped Leases . . . . . . . . . .  80%     20%
Interest Income. . . . . . . . . . . . . . . .  80%     20%

(1) Organization and Offering Costs, net of the Dealer Manager commissions, discounts, due diligence expenses, and wholesaling fees, of the Partnerships will be paid by the Managing General Partner and not from Partnership funds. In addition, Organization and Offering Costs in excess of 10 1/2% of Subscriptions will be paid by the Managing General Partner, without recourse to the Partnerships.

(2) Represents Operating Costs incurred after the completion of productive wells, including monthly per-well charges paid to the Managing General Partner.

(3) The Managing General Partner will receive monthly reimbursement from the Partnerships for their Direct Costs incurred by the Managing General Partner on behalf of the Partnerships.

(4) See "Participation in Costs and Revenues -- Revenues -- Preferred Cash Distributions."

(5) In the event of the sale or other disposition of a productive well, a Lease upon which such well is situated, or any equipment related to any such Lease or well, the gain from such sale or disposition shall be allocated and credited to the Partners as oil and gas revenues are allocated. The term "proceeds" above does not include
           revenues from a royalty, overriding royalty, Lease interest reserved, or other promotional consideration reserved by a Partnership in connection with any sale or disposition, which revenues shall be allocated to the Investor Partners and the Managing General Partner in the same percentages that oil and gas revenues are allocated.

      The Managing General Partner estimates that Direct Costs allocable to the
Investor Partners for the initial 12 months of their operations will be approximately $8,000 if minimum Subscriptions ($1,000,000) are received (representing 0.7% of aggregate Partnership capital); and approximately
   $96,000     if maximum Subscriptions    ($60,000,000)     are received
(representing 0.2% of aggregate Partnership capital). The following table sets forth the components of these estimated charges to the Investor Partners during the first year after a Partnership is formed, assuming the minimum and maximum Subscriptions are obtained:

                                                    Minimum        Maximum
                                                 Subscriptions  Subscriptions
                                                 (50 Units)    (3,000
Units)

Administrative Costs(1). . . . . . . . . . . . .      $ -0-      $ -0-

        Total Administrative Costs . . . . . . .      $ -0-      $ -0-

Direct Costs:
    Audit and Tax Preparation. . . . . . . . . .      $5,000     $40,000
    Independent Engineering Reports. . . . . . .       2,000      42,000
    Materials, Supplies and Other. . . . . . . .       1,000      14,000

        Total Direct Costs . . . . . . . . . . .      $8,000     $96,000

___________________

(1) The Managing General Partner will bear all Administrative Costs of the Partnerships; however, the financial statements of the Partnerships will reflect these costs, since generally accepted accounting principles require that all costs of doing business be included in the historical financial statements.

     The following table presents for each partnership formed by the Managing General Partner in the last three years the dollar amount of direct costs and administrative costs incurred by the particular partnership in each year and the percentage of subscriptions raised reflected thereby.

                                Direct Costs
                1994              1995                   1996
Partnership           % of                % of                       % of
Name         Amount   Subscrip-  Amount   Subscrip-      Amount    Subscrip-
                        tions                tions                  tions

PDC 1990-A  $ 7,068      0.50% $  5,231      0.37%       $ 6,283      .45%
PDC 1990-B    7,781      0.35%    8,182      0.37%         7,188      .32%
PDC 1990-C    9,397      0.27%    8,461      0.24%         8,630      .25%
PDC 1990-D   10,614      0.29%    8,878      0.24%         9,020      .24%
PDC 1991-A    8,182      0.30%   11,530      0.42%         7,575      .28%
PDC 1991-B    6,556      0.35%    5,906      0.32%         7,196      .39%
PDC 1991-C    7,399      0.27%    7,147      0.26%         7,491      .27%
PDC 1991-D   11,784      0.22%   11,796      0.22%        10,672      .20%


PDC 1992-A    7,198      0.25%    7,338      0.25%         5,388      .19%
PDC 1992-B    7,314      0.25%    7,414      0.25%         7,728      .26%
PDC 1992-C   14,668      0.23%   12,419      0.19%        11,467      .18%
PDC 1993-A    9,866      0.33%    7,063      0.23%         7,372      .24%
PDC 1993-B    8,787      0.36%    6,465      0.27%         6,984      .29%
PDC 1993-C    9,130      0.30%    7,234      0.24%         7,390      .24%
PDC 1993-D    9,245      0.32%    6,898      0.24%         7,262      .25%
PDC 1993-E   17,113      0.23%   17,106      0.23%        12,256      .17%
PDC 1994-A   10,622      0.52%    6,973      0.34%         5,562      .27%
PDC 1994-B   11,950      0.44%    8,046      0.30%         6,421      .24%
PDC 1994-C   11,750      0.50%    8,064      0.34%         6,303      .27%
PDC 1994-D   12,750      0.17%   17,674      0.23%        19,864      .26%
PDC 1995-A     -           -      8,145      0.56%         6,807      .46%
PDC 1995-B     -           -      8,945      0.48%         8,626      .46%
PDC 1995-C     -           -      9,634      0.46%         8,487      .40%
PDC 1995-D     -           -     13,013      0.16%        19,260      .24%
PDC 1996-A     -           -        -          -           8,729      .34%
PDC 1996-B     -           -        -          -           9,218      .34%
PDC 1996-C(1)  -           -        -          -          11,682      .30%
PDC 1996-D(2)  -           -        -          -          16,791      .11%

                               Administrative Costs

                   1994                 1995              1996
Partnership              % of                 % of                   % of
Name            Amount   Subscrip-  Amount  Subscrip-   Amount   Subscrip-
                          tions              tions                  tions
PDC 1990-A         $  0   0.00%   $  0       0.00%       $  0       0.00%
PDC 1990-B            0   0.00%      0       0.00%          0       0.00%
PDC 1990-C            0   0.00%      0       0.00%          0       0.00%
PDC 1990-D            0   0.00%      0       0.00%          0       0.00%
PDC 1991-A            0   0.00%      0       0.00%          0       0.00%
PDC 1991-B            0   0.00%      0       0.00%          0       0.00%
PDC 1991-C            0   0.00%      0       0.00%          0       0.00%
PDC 1991-D            0   0.00%      0       0.00%          0       0.00%
PDC 1992-A            0   0.00%      0       0.00%          0       0.00%
PDC 1992-B            0   0.00%      0       0.00%          0       0.00%
PDC 1992-C            0   0.00%      0       0.00%          0       0.00%
PDC 1993-A            0   0.00%      0       0.00%          0       0.00%
PDC 1993-B            0   0.00%      0       0.00%          0       0.00%
PDC 1993-C            0   0.00%      0       0.00%          0       0.00%
PDC 1993-D            0   0.00%      0       0.00%          0       0.00%
PDC 1993-E            0   0.00%      0       0.00%          0       0.00%
PDC 1994-A            -     -        0       0.00%          0       0.00%
PDC 1994-B            -     -        0       0.00%          0       0.00%
PDC 1994-C            -     -        0       0.00%          0       0.00%
PDC 1994-D            -     -        0       0.00%          0       0.00%
PDC 1995-A            -     -        -         -            0       0.00%
PDC 1995-B            -     -        -         -            0       0.00%
PDC 1995-C            -     -        -         -            0       0.00%
PDC 1995-D            -     -        -         -            0       0.00%
PDC 1996-A            -     -        -         -            0       0.00%
PDC 1996-B            -     -        -         -            0       0.00%
PDC 1996-C(1)         -     -        -         -            0       0.00%
PDC 1996-D(2)         -     -        -         -            0       0.00%
___________________

(1)  Partnership funded in November 1996.

(2)  Partnership funded in December 1996.

Allocations Among Investor Partners; Deficit Capital Account Balances

      The revenues and costs of a Partnership allocated to the Investor Partners will be allocated among them in the proportion in which the amount of each Investor Partner's Capital Contribution bears to the aggregate of the Capital Contributions of all Investor Partners in the Partnership.

      To avoid the requirement of restoring a deficit Capital Account balance, no losses will be allocated to an Investor Partner to the extent such allocation would create or increase a deficit in the Capital Account (adjusted for certain liabilities, as provided in the Partnership
Agreement).

Cash Distribution Policy

     - Distributions of Partnership cash are planned to be made on a monthly basis, but will be made no less often than quarterly, to the extent there are funds available for distribution.

     - Cash distributions will be made 80% to the Investor Partners and 20% to the Managing General Partner throughout the term of the Partnership, but may increase for Investor Partners in view of the preferred cash distribution policy.

     - The level or amounts of cash distributions from the Program cannot presently be predicted.

     The Managing General Partner intends to distribute substantially all of the Partnerships' available cash flow on a monthly basis; however, the Managing General Partner will review the accounts of each Partnership at least quarterly for the purpose of determining the Distributable Cash available for distribution. The ability of the Partnerships to make or sustain a constant level of cash distributions will depend upon numerous factors. No assurance can be given that any level of cash distributions to the Investor Partners will be attained, that cash distributions will equal or approximate cash distributions made to investors in prior drilling programs sponsored by the Managing General Partner or its Affiliates, or that any level of cash distributions can be maintained.
See "Prior Activities."

     In general, the volume of production from producing properties declines with the passage of time. The cash flow generated by each Partnership's activities and the amounts available for distribution to a Partnership's respective Partners will, therefore, decline in the absence of significant increases in the prices that the Partnerships receive for their respective oil and gas production, or significant increases in the production of oil and gas from Prospects resulting from the successful additional development of such Prospects.

     In general, cash distributions will be made 80% to the Investor Partners and 20% to the Managing General Partner throughout the term of the Partnership. However, Investor Partners will be entitled to receive preferred cash distributions so that their cash distributions per year might equal a minimum of 10% of the Subscriptions on a cumulative basis for the first ten years of Partnership well operations. The Managing General Partner will subordinate up to 50% of its share of Partnership distributions during the ten year subordination period. In addition to the foregoing subordination provision, if on any anniversary of the first distribution after all Partnership wells have been placed in production, the cumulative distributions to the Investor Partners have averaged less than 15% of their Subscriptions on an annual basis, and the distributions for the twelve months preceding the anniversary have totaled less than 10%, Managing General Partner shall refund to the Partnership which shall thereupon distribute to the
Investor Partners an amount equal to the difference between the amount distributed to Investor Partners during the preceding twelve month period, and the lesser of 10% of the Investor Partner Subscriptions or the amount the Investor Partners would have received had they been allocated 90% of the Partnership's distributions during that twelve month period. These subordination provisions shall expire on the tenth anniversary of the first distribution from all partnership wells. See "Revenues --Preferred Cash Distributions," above. THE ABOVE-REFERENCED PREFERRED CASH DISTRIBUTIONS AND SUBORDINATION POLICY IS NOT, AND SHOULD NOT BE CONSIDERED BY ANY INVESTOR PARTNER TO BE, ANY FORM OF GUARANTEE OR ASSURANCE OF A RATE OF RETURN ON AN INVESTMENT IN THE PARTNERSHIP. THE POLICY IS THE RESULT OF A CONTRACTUAL AGREEMENT BY THE MANAGING GENERAL PARTNER AS SET FORTH IN PARAGRAPH 4.02 OF THE PARTNERSHIP AGREEMENT. THERE IS NO GUARANTEE OR ASSURANCE WHATSOEVER THAT THE PARTNERSHIP WILL DRILL COMMERCIALLY SUCCESSFUL GAS WELLS OR THAT
THE CASH DISTRIBUTIONS TO THE PARTNERS, INCLUDING ANY CASH DISTRIBUTIONS PURSUANT TO THE POLICY, WILL ACHIEVE A 10% RATE OF RETURN. Cash will be distributed to the Managing General Partner and Investor Partners as a return on capital in the same proportion as their interest in the net income of the Partnership. However, no Investor Partner will receive distributions to the extent such would create or increase a deficit in that Partner's Capital Account.

     For a fuller discussion of Capital Accounts and tax allocations, see "Tax Considerations -- Partnership Allocations."

Termination

     Upon termination and final liquidation of a Partnership, the assets of the Partnership will be distributed to the Partners based upon their Capital Account balances. If the Managing General Partner has a deficit in its Capital Account, it will be required to restore such deficit; however, no Investor Partner will be obligated to restore his deficit, if any.

Amendment of Partnership Allocation Provisions

     - The Managing General Partner is allowed to amend the Partnership Agreement without investor approval, if necessary for partnership allocations to be recognized for federal tax purposes.

     The Managing General Partner is authorized to amend the Partnership Agreement, if, in its sole discretion based on advice from its legal counsel or accountants, an amendment to revise the cost and revenue allocations is required for such allocations to be recognized for federal income tax purposes either because of the promulgation of Treasury Regulations or other developments in the tax law. Any new allocation provisions provided by an amendment are required to be made in a manner that would result in the most favorable aggregate consequences to the Investor Partners as nearly as possible consistent with the original allocations described herein. See Section 11.09 of the Partnership Agreement.

COMPENSATION TO THE MANAGING GENERAL PARTNER AND AFFILIATES

     The following is a tabular presentation of the items of compensation discussed more fully below:

Recipient           Form of Compensation    Amount

Managing General    Partnership interest    20% interest(1)
Partner

Managing General    Management fee          2.5% of Subscriptions
Partner                                     (nonrecurring fee)(2)

Managing General    Sale of Leases to       Cost, or fair market
Partner             Partnership             value if materially
                                            less than Cost(3)

Managing General    Contract drilling rat   Competitive industry
Partner                                     rates(3)


Managing General    Operator's Per-Well C   $300 per well per
Partner                                     month

Managing General    Direct Costs            Cost(3)
Partner

Managing General    Payment for equipment   Competitive prices(3)
Partner and         supplies, gas marketing,
Affiliates          and other services(4)

Affiliate           Brokerage sales commi-   10.5% of Subscriptions
                    ssion reimbursement of   $105,000 ranging to
                    due diligence and          $6.30     million(5)
                    marketing support
                    expenses; wholesaling fee

_____________________

(1) The Managing General Partner will contribute to each Partnership an amount equal to at least 21-7/8% of the aggregate contributions of the Investor Partners. The Managing General Partner's share of operating profits in each Partnership will be 20%. The interests of the Managing General Partner and the Investor Partners may vary in view of the preferred cash distribution policy, discussed above.

(2)   The one-time fee will range from $25,000 if the minimum number of Units is
      sold to    $1,500,000     if the maximum number of Units is sold.

(3)   Cannot be quantified at the present time.

(4) Some of the gas produced by the Partnership will be marketed by Riley Natural Gas Company ("Riley"), a subsidiary of the Managing General Partner.


                                    - 41 -

(5)   PDC Securities Incorporated, an Affiliate of the Managing General
Partner,
      will receive as Dealer Manager of the offering sales commissions, reimbursement of due diligence and marketing support expenses and wholesaling fees payable from the Subscriptions of the Investor
Partners
      of    $6,300,000     if the maximum number of Units is sold ranging to
      $105,000 if the minimum number of Units is sold. PDC Securities Incorporated may, as Dealer Manager, reallow such commissions and due diligence and marketing support expenses in whole or in part to NASD licensed broker-dealers for sale of the Units, reimbursement of due diligence and marketing support expenses, and other compensation, but will retain the wholesaling fees of 0.5% of Subscriptions, ranging from
         $300,000     if the maximum number of Units is sold to $5,000 if the
      minimum number of Units is sold.

      For a tabular presentation of payments to the Managing General Partner and Affiliates made by previous partnerships sponsored by the Managing General Partner, see "Conflicts of Interest -- Certain Transactions," below. The categories of compensation set forth above are comparable to the corresponding categories of compensation for other partnerships sponsored by the Managing General Partner disclosed in the "Certain Transactions" table below, except with respect to the management fee which was not a feature of the 1993 partnerships sponsored by the Managing
General Partner.

      Upon completion of the offering with respect to each Partnership and upon funding of that Partnership, the Managing General Partner will receive a one-time Management Fee of 2.5% of total contributions of the Investor Partners to the Partnership, an amount equal to $25,000 if the
minimum number of Units is sold ranging to    $1,500,000     if the maximum
number of Units is sold.  Since a maximum of $15 million    ($20 million
with respect to PDC 1997-D Limited Partnership)     of Units can be
sold in any individual Partnership, the maximum amount of the Management
Fee with respect to any individual Partnership would be $375,000   ($500,000
with respect to PDC 1997-D Limited Partnership)    .

      The Managing General Partner will be reimbursed for all documented out-of-pocket expenses incurred on behalf of the Partnership; however, there will be no reimbursement of Administrative Costs.

      The Managing General Partner will sell (at the lower of fair market value on the date of purchase or the Managing General Partner's Cost of such Prospects) sufficient undeveloped Prospects to the Partnership to drill the Partnership's wells. Fair market value for Leases and Prospects transferred from the Managing General Partner's inventory will be based on the Cost at which similarly situated Leases and Prospects are available or traded from or between other unaffiliated companies operating in the same geographic area. The Cost of the Prospects will include a portion of the Managing General Partner's reasonable, necessary and actual expenses for geological, geophysical, engineering, interest expense, drafting, legal, and other like services allocated to the Partnership's properties. The Managing General Partner will not retain any overriding royalty for itself from such Prospects (see "Proposed Activities -- Acquisition of Prospects").

      Each Partnership will enter into a drilling contract with the Managing General Partner to drill and complete Partnership wells. The Managing General Partner intends to use certain of its own personnel and equipment during the drilling and completion phase of operations. These services will be billed at rates not to exceed those charged for similar services and equipment by other non-affiliated operators in the Partnership area of

operations. To the extent that the contract prices exceed the Managing General Partner's actual costs of drilling and completion, the Managing General Partner will be deemed to have received compensation. The amount of compensation which the Managing General Partner could earn as a result of these arrangements is dependent upon many factors, including the actual cost of wells and the number of wells drilled. The Managing General Partner estimates that it would need to drill approximately 50-60 wells to absorb fully existing technical, supervisory, and management costs.

      The Partnership will pay the Managing General Partner,     when it
acts as      Operator for drilling and completing the Partnership's wells, for each well completed and placed into production a fee based upon the depth of the well at its deepest penetration. For each well which the Partnership elects to complete, the fee will be an amount equal to $60 per foot for the first 2,200 feet of well depth plus $16 per foot for each additional foot below 2,200 feet to the deepest penetration of the well, plus the actual extra completion costs of zones completed in excess of the cost of the first zone and the actual costs for directional drilling services, if required. For each well which the Partnership elects not to complete, the Partnership will pay the Managing General Partner as Operator an amount equal to $33 per foot for the first 2,200 feet of well depth plus $9 per foot for each additional foot below 2,200 feet to the deepest penetration of the well plus the actual costs for directional drilling services, if required. In the event the foregoing rates exceed competitive rates available from other persons in the area engaged in the business of providing comparable services or equipment, the foregoing rates will be adjusted to an amount equal to that competitive rate, but not less than the Cost of providing such services or equipment. In the event that the competitive industry rates in the area and the costs of the Managing
General Partner in providing these drilling and completion services are in excess of the Managing General Partner's contract drilling and completion rates, the Managing General Partner will be bound by contract with the Partnership to furnish the contracted services at the contract rates. The Managing General Partner reviews on an ongoing basis the rates of unaffiliated driller/operators to determine competitive rates in the geographic area. Rates will be adjusted at the commencement of drilling operations of each partnership formed, but no less frequently than semi-annually. Rates will be comparable to those charged by other operators in the prospect area for equivalent services. Comparable rates from a minimum of two other unaffiliated operators will be acquired from one of the following sources: offering memoranda or prospectuses for private or public drilling programs, quoted rates, or competitive bids. In utilizing outside contractors for drilling and completion operations (rather than performing these services itself), the Managing General Partner will receive an overhead payment for services as defined in the Copas

Accounting Procedure -  Joint Operations equal to the most recently
published     per well    average monthly drilling overhead rate for
gas wells in the    area where they are located     as published by
Ernst & Young in their Survey of Combined Fixed Rate Overhead Charges for Oil and Gas Producers, and actual cost for any direct costs associated with drilling and completion operations.  That monthly
overhead rate is currently    $4,945     per well per month for wells up
to 5,000 feet in depth and    $3,462     per well per month for wells
5,000 feet to 10,000 feet in depth     in the Appalachian and $6,060 per
well in per month for wells up to 5,000 feet in the Michigan Basin.
The total cost per well for wells drilled by unaffiliated operators, including direct and overhead charges, may exceed the footage rates listed in this prospectus.

      During the production phase of operations, the Operator will receive a monthly fee of $225 per well for operations and field supervision and $75 per well for accounting, engineering, management, and general and administrative expenses for producing wells. Non-routine operations will be billed to the Partnership at their Costs. See "Proposed Activities -- Drilling and Completion
Phase -- Drilling and Operating Agreement."

      The Partnerships will reimburse the Managing General Partner for Direct Costs incurred by the Managing General Partner on behalf of the Partnerships.

      The Managing General Partner and its Affiliates may enter into other transactions with the Partnerships for services, supplies and equipment, and will be entitled to compensation at competitive prices and terms as determined by reference to charges of unaffiliated companies providing
similar services, supplies and equipment.   The Managing General Partner
intends to market some of the gas produced through Riley, its subsidiary.
 See "Conflicts of Interest."

      PDC Securities Incorporated, an Affiliate of the Managing General Partner, will receive as sales commissions, for reimbursement of due diligence and marketing support expenses and wholesaling fees
   $6,300,000
if the maximum number of Units is sold ranging to $105,000 if the minimum number of Units is sold. PDC Securities Incorporated may, as Dealer Manager, reallow such sales commissions and due diligence and marketing support expenses in whole or in part to NASD licensed broker-dealers for sale of the Units, reimbursement of due diligence and marketing support expenses, and other compensation, but will retain the wholesaling fees of
$5,000 ranging to    $300,000.

                         PROPOSED ACTIVITIES
Introduction

      - The primary purpose of the Partnerships will be drilling, completing, and producing gas from development wells.

      -    Limited exploratory activities are allowed.

      - Partnerships will acquire between 51% and 100% of the Working Interest of each Prospect, subject to royalty interests.

      -    Each Partnership will be a separate business entity.

      - Investors in one Partnership will have no interest in any of the other Partnerships.

      The Partnerships will be formed to drill, complete, own and operate
natural gas wells in West Virginia, Ohio,   Michigan     and Pennsylvania.
The Managing General Partner may conduct Partnership operations in New York,
Kentucky,         and/or Indiana as it may deem advisable.  The Partnerships intend to apply all of the Capital Contributions available for participation in drilling and completion activities to comparatively lower risk Development Wells but may apply up to 10% to comparatively higher risk Exploratory Wells. Risks will be spread to a limited extent by participating in drilling operations on a number of different Prospects. Until the amount of funds to be available for a Partnership's drilling activities is determined, the precise number of Prospects cannot be determined and the drilling budget cannot be formulated. The Managing General Partner has no authority to engage in any Roll-Up without the approval of at least 66 2/3% in interest of the Investor Partners. See "Glossary of Terms" for the definition of "Roll-Up" and Section 5.07(m) of the Partnership Agreement.

      The Partnership's principal business objectives will be:

      (1) to preserve and protect the Partnership capital by investing in eight or more natural gas wells to provide diversification and to reduce the adverse impact of dry holes and substandard wells;

      (2) to provide tax deductions for the Investor Partners in the year of their investment in the Partnership equal to 87-89.5% of the investor's investment. For a one Unit investment of $20,000, a deduction of $17,400
- $17,900 will be generated, which could be used against ordinary income by Additional General Partners and against passive income by Limited Partners.

      (3) to generate cash flow to the Investor Partners from the sale of natural gas commencing within six months from the closing date of the Partnership; to provide monthly cash distributions so that the Investor Partners will receive cash distributions equal to a minimum of 10% of
their Subscriptions on a cumulative basis for each of the first    ten
years of Partnership life after the initial cash distribution;

      (4) to develop long-lived natural gas reserve in areas where the average economic life of successful wells is expected to be twenty years or more; and

      (5) to distribute investor K-1 tax information during the first week of February of each year.

      The Investor Partners should be aware that distributions after the first twelve months of distributions will decrease due to the declining rate of production from wells. Changes in gas prices will decrease or increase cash distributions. Distributions will be partially sheltered by the percentage depletion allowance. See "Risk Factors -- Special Risks of the Partnerships," "-- Risks Pertaining to Oil and Gas Investments," and "-- Tax Status and Tax Risks," "Prior Activities," and "Tax Considerations -- Summary of Conclusions," "-- Intangible Drilling and Development Costs," "-- Depletion Deduction," "--Partnership Distributions," and "-- Partnership Allocations."

      The attainment of the Partnership's business objectives will depend upon many factors, including the ability of the Managing General Partner to select productive Prospects, the drilling and completion of wells in an economical manner, the successful management of such Prospects, the level of natural gas prices in the future, the degree of governmental regulation over the production and sale of natural gas, the future economic conditions in the United States (and the world), and changes in the Internal Revenue Code. Accordingly, there can be no assurance that the Partnership will achieve its business objectives. Moreover, because each Partnership will constitute a separate and distinct business and economic entity from each other Partnership, the degree to which the business objectives are achieved will vary among the Partnerships.

      Various of the activities and policies of the Partnership discussed throughout this section and elsewhere in the prospectus are defined in and governed by the Partnership Agreement (the amendment of which requires the affirmative vote of a majority of the then outstanding Units), including that at least 90% of the net offering proceeds will be used to drill Development Wells; the requirements relating to the acquisition of Prospects and the payment of royalties; the amount of the Managing General Partner's Capital Contribution to the Partnership; the guidelines with respect to well pricing and the cost of services furnished by the Managing

General Partner and/or Affiliates; the states where the Partnership's wells will be drilled; assessment and borrowing policies; voting rights of Investor Partners; the term of the Partnership; and compensation of the Managing General Partner. Other policies and restrictions upon the activities of the Managing General Partner and the Partnership are not set forth in the Partnership Agreement, but instead reflect the current intention of the Managing General Partner and thus are subject to change at its discretion. For these later activities, the Managing General Partner, in making a change, will utilize its reasonable business judgment as manager of the Partnership and will exercise its judgment consistent with its obligations as a fiduciary to the Investor Partners.

      Upon the successful completion of the offering, the Partnership will effect the following transactions, each of which is more fully described below:

      (a) The Managing General Partner will assign to the Partnership between 51% and 100% of the Working Interest in the Prospects (although the first and last wells of the Partnership may be less than a 51% interest); and

           (b) The Partnership will enter into a drilling and operating agreement with the Managing General Partner or with unaffiliated persons as Operator, providing (i) for the drilling and completion of Partnership wells and (ii) for the subsequent supervision of field operations with respect to each producing well.

Drilling Policy

      -    Most wells will be direct offsets to producing wells.

      Each Partnership will invest in a number of Prospects, consistent with the objective of maintaining a meaningful interest in the wells to be drilled. The Partnerships will not acquire any interest in currently or formerly producing gas wells. Most wells to be drilled by the Partnerships will be direct offsets to producing wells ("proved undeveloped prospects"). Therefore, it is unlikely that a well on a Prospect will have the effect of proving up any additional acreage outside of the Prospect. For this reason, the Partnerships are expected to acquire only spacing units on which wells are to be drilled without also acquiring any surrounding acreage. Nevertheless, if drilling on a Partnership Prospect proves up an adjoining spacing unit owned by the Managing General Partner, or if there is reliable evidence that there would be material drainage of a Partnership Prospect by an adjoining spacing unit in which the Managing General Partner owns an interest, the Managing General Partner will assign to the Partnership a proportionate interest in such spacing unit.

Acquisition of Undeveloped Prospects

      -    The Managing General Partner will select undeveloped Prospects.

      -    No Prospects have yet been selected for any of the Partnerships.

      - Selection of Prospects for a Partnership will occur after that Partnership has been funded.

      -    At least 90% of Prospects will be development wells.

      - Prospects will be acquired by the Partnerships at the lesser of Cost or fair market value.

      -    Average royalty and overriding royalty burden will not exceed
           16.125%.

      - The Managing General Partner will not retain overriding royalty interests.

      The Managing General Partner will select undeveloped Prospects sufficient to drill the Partnerships' wells. No Prospects have been pre-selected by the Managing General Partner. Most Prospects to be selected for the Partnerships are expected to be single well proved undeveloped prospects. A Prospect may be generally defined as a contiguous oil and gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted.

      Depending on its attributes, a Prospect may be characterized as an "exploratory" or "development" site. Generally speaking, exploratory drilling involves the conduct of drilling operations in search of a new and yet undiscovered pool of oil and gas (or, alternatively, drilling within a discovered pool with the hope of greatly extending the limits of such pool), whereas development drilling involves drilling to a known producing formation in a previously discovered field.

      The Partnership intends to conduct development drilling operations in one or more of the following areas: North Central West Virginia to develop Benson, Riley and  other shallow Upper Devonian and
Mississippian  Formations; ; Southern West Virginia to develop
Ravencliff through Gordon Formations as well as the Devonian Shale; Southern and Central Pennsylvania to develop Upper Mississippian through Upper Devonian
Reservoirs,        western Pennsylvania to develop the Medina and Whirlpool
reservoirs    , and Michigan to develop the Antrim Formation    .  The
Managing General Partner reserves the right to conduct Partnership operations

in New York, Kentucky,        , and/or Indiana and/or to such other
formations
as it may, in its sole and absolute discretion, deem advisable, provided that such locations and/or formations are, in the Managing General Partner's opinion, of comparable quality and character to those described herein.

      Wells in the intended area of operations are usually given a fracture treatment in which fluids are pumped into the potential zone in an attempt to create additional fractures and widen present fractures. It is anticipated that gas will be produced from the subject wells, although there could be some oil and brine production.

      The Prospects will be acquired pursuant to an arrangement whereby the Partnership will acquire between 51% and 100% of the Working Interest, subject to landowners' royalty interests and other royalty interests payable to unaffiliated third parties in varying amounts, provided that the weighted average for all Prospects of a particular Partnership will not exceed 16.125%. In its discretion the Managing General Partner may acquire less than 51% of the Working Interest with respect to the first and last wells drilled. The Partnership Agreement forbids the Managing General Partner or any Affiliate from acquiring or retaining any overriding royalty interest in the Partnership's interest in the Prospects. The Partnerships will generally acquire less than 100% of the Working Interest in each Prospect in which they participate. In order to comply with certain conditions for the treatment of Additional General Partners' interests in the Partnership as not passive activities (and thereby not subjecting the Additional General Partners to limitation on the deduction of Partnership losses attributable to such Additional
General Partners to income from passive activities), the Managing General

Partner has represented that the Partnerships will acquire and hold only operating mineral interests and that none of the Partnership's revenues will be from non-working interests. The Managing General Partner, for its sole benefit, may sell or otherwise dispose of Prospect interests not acquired by the Partnerships or may retain a Working Interest in such Prospects and participate in the drilling and development of the Prospect on the same basis as the Partnerships.

      In acquiring interests in Leases, the Partnerships may pay such consideration and make such contractual commitments and agreements as the Managing General Partner deems fair, reasonable and appropriate. While it is expected that a substantial portion of the Leases and interest therein to be developed by the Partnerships will be acquired by assignment from the Managing General Partner, the Partnerships may also purchase Leases directly from unaffiliated persons. All Leases which are transferred to the Partnerships from the Managing General Partner will be transferred at its Cost, unless the Managing General Partner has reason to believe that Cost is materially more than the fair market value of such property in which case the price will not exceed the fair market value of such property. Total lease costs of Prospects acquired from the Managing General Partner and unaffiliated persons will not exceed 5% of total capital available for operations. The Managing General Partner will obtain an appraisal from a qualified independent expert with respect to sales of properties of the Managing General Partner and its Affiliates to the Partnerships.

      The actual number, identity and percentage of Working Interests or other interests in Prospects to be acquired by the Partnerships will depend upon, among other things, the total amount of Capital Contributions to a Partnership, the latest geological and geophysical data, potential title or spacing problems, availability and price of drilling services, tubular goods and services, approvals by Federal and state departments or agencies, agreements with other Working Interest owners in the Prospects, farm-ins, and continuing review of other Prospects that may be available.

Title to Properties

      - Record title to Leases will be held in the name of the Partnership.

      Prior to the drilling of any Partnership well, the Managing General Partner will assign the Partnership interest in the Lease to the Partnership. Leases acquired by each Partnership may initially and temporarily be held in the name of the Managing General Partner, as nominee, to facilitate joint-owner operations and the acquisition of properties. The existence of the unrecorded assignments from the record owner will indicate that the Leases are being held for the benefit of each particular Partnership and that the Leases are not subject to debts, obligations or liabilities of the record owner; however, such unrecorded assignments may not fully protect the Partnerships from the claims of creditors of the Managing General Partner.

       Investor Partners must rely on the Managing General Partner to use its best judgment to obtain appropriate title to Leases. Provisions of the Partnership Agreement relieve the Managing General Partner from any mistakes of judgment with respect to the waiver of title defects. The Managing General Partner will take such steps as it deems necessary to assure that title to Leases is acceptable for purposes of the Partnerships. The Managing General Partner is free, however, to use its own judgment in waiving title requirements and will not be liable for any failure of title to leases transferred to the Partnerships. Further, neither the Managing General Partner nor its Affiliates will make any warranties as to the validity or merchantability of titles to any Leases to be acquired by the Partnerships.

PDC Prospects

      It is anticipated that all prospects will be evaluated by PDC's three geologists (see "Management--Petroleum Development Corporation" for their resumes), utilizing data provided by PDC's library of over 10,000 well logs, production records from PDC's and others' wells, and such other information as may be available and useful. Specific criteria for prospects election vary depending upon well depth and estimated cost; however, generally prospects are selected which are estimated to generate after-tax pay back to investors in a four-to six-year time period based on historical production from similar formations. The stratigraphic nature of the prospects in the area is best developed by subsurface mapping based on data from surrounding wells. As a result, nearly all wells drilled by the Partnership will be direct offsets to existing producing wells, at a distance of about 1,500 feet. Where multiple zone potential exists, as it frequently does in the proposed area of operations, the geologists attempt to optimize well locations to create wells with two or more productive horizons.


      As of    March 31, 1997    , PDC had acreage available as listed in the
following table within the prospect area.

                                                       No.of
           County                     Leases           Acreage
     West Virginia
           Barbour Co.                 37               2,600
           Doddridge Co.               13                 690
           Harrison Co.                 8                 570
           Lewis Co.                    9                 650
           Marion Co.                  51               4,900
           Monongalia Co.              29               1,950
           Taylor Co.                 101               7,400
           Preston Co.                104               7,100
           Upshur Co.                   4                 250
           Gilmer Co.                   1                 759
                       Mercer Co.                  27               1,800
Pennsylvania
           Clearfield Co.              54                9,457
           Fayette Co.                108               10,900
Michigan
           Alcona                     125                7,678
           Oscoda                     550               17,980
           Alpena                      13                  757
                     Total          1,234               75,441

      In addition, PDC expects to acquire additional acreage on an ongoing basis throughout 1996 and 1997 and beyond for the Program and future partnerships.

Prospect Areas Geology

      Northern West Virginia. Northern West Virginia is part of the Plateau Province of the Appalachian Basin, a region characterized by thick
Paleozoic sediments and gentle northeast trending folds. Upper Devonian and Mississippian sands have accounted for virtually all gas and oil production to date in this area. Approximately twenty thousand feet of sediments underlie the area. The deepest fifteen thousand feet of this stratigraphic section consist of Cambrian through Middle Devonian aged rocks which have not produced major amounts of hydrocarbons in the region excepting the areas where the Oriskany/Huntersville formations are productive. The Upper Devonian and Mississippian Formations that are the targets for wells drilled in this area were deposited as part of the Acadian Clastic Wedge of the Central Appalachian Basin. These rocks were deposited in a geosynclinal basin located westward of the Acadian Orogenic Uplift along the eastern margin of the North American Plate. These coarse grained sediments are part of the Catskill and Price Deltas that prograded westward across the prospect area.

      The deepest target reservoirs are the Elk, Benson and Riley Sandstones of the Upper Devonian Chemung Formation. These rocks exhibit characteristics common to offshore marine deposits ranging from distal submarine fan turbidities to nearshore storm deposits of the shallow shelf environment. These reservoirs are pure stratigraphic traps, whose gas accumulations are unrelated to structural features, although higher fluid saturations are commonly found in the structurally lower areas of the reservoirs. Commercial production is generally limited to those areas in which the sand is four feet thick or greater with porosity greater than 8%. These zones are found in narrow belts 1500 to 6000 feet wide.
Thickness ranges from 4 to 12 feet in the inner channel facies of the reservoir with peak porosity varying from 8% to 18% or more. Permeability ranges from 0.01 to 2.0 millidarcies. The Balltown and Speechley Sandstones, located at depths from 2500 to 3500 feet, are interpreted as shallow shelf deposits and are the transitional sands from the marine rocks below to the marine/fluvial rocks of the Hampshire Group above.
These reservoirs are typically offshore bars or other related deposits and are somewhat thicker, cleaner and more coarse grained than the older deeper water marine rocks. Thickness ranges from 5 to 30 feet or more with average porosities from 6% to 12% with peak porosities as high as 20% or more.

      The Upper Devonian and Mississippian Sands (Fifth through Keener) represent the core of the coarse grained sediments of the Catskill and Price Deltas. The lowermost sands represent the nearshore and shoreline environment while the upper sands exhibit the geometry of the fluvial reservoirs of the delta plain environment. During deposition of these sands sea level fluctuated causing a wide range of sand types to be deposited throughout the prospect area. Grain size ranges from coarse to pebbly. Most of the rocks were deposited in a high energy environment and are very clean and well sorted. Thickness ranges from 5 to 50 feet with porosity varying from 6% to 25% or more.

Southern West Virginia. Wells drilled in McDowell County will target three potential gas-bearing reservoirs. The shallowest pays are the upper and lower Ravencliff Sandstones (upper Hinton Formation), followed by the upper and lower Maxton Sandstone (lower Hinton Formation) and the Union member of the Big Lime (Greenbrier Limestone). Any combination of one to all three of these zones may be commercial in any given well. The most prolific wells in the immediate prospect area are those wells that encounter pay quality sand in both the Ravencliff and Maxton.

      The upper and lower Ravencliff Sandstone pays range from 10 to 80 feet in gross sand thickness with net porous sand of 5 to 50 feet (feet of sand with porosity greater than 8%). Geologically the Ravencliff is part of the upper Hinton Formation of the Mississippian aged Mauch Chunk Group.
In southern West Virginia there is substantial record of marine sedimentation at the beginning of Mauch Chunk time; however the remainder of the period was dominated by non-marine clastic sedimentation deposition. Basal Mauch Chunk units are of mixed carbonate and sandstone composition and represent shallow nearshore marine deposits. These units grade upward into deltaic and coastal sandstones, siltstones and shales.
The uppermost Mauch Chunk units are generally red coastal and alluvial plain sediments. Sand bodies range from lenticular channel fills to sheet type deposits of near shore marine origin. In Southern West Virginia, the Ravencliff is typically a series of northeast-southwest trending channel fill sandstones than can be a singe channel fill or multiple stacked channel fill sequences (the lower and upper Ravencliff as well as a third unnamed sand). In the immediate prospect area both the lower and upper Ravencliff are productive.

      The Maxton Sandstone is the drillers' term for the lower Hinton channel sandstones in the area. These sands are very similar to the Ravencliff in terms of geologic origin as they are potentially very thick lenticular channel fill deposits representative of a deltaic progressive sequence.
In the immediate prospect area both the lower and upper Maxton are productive.

      The third potential pay in the prospect area is an oolitic limestone within the Union Member of the Big Lime (Greenbrier Limestone). These porous and permeable zones found laterally to dense limestones are buildups of individual ooliths. Ooliths are formed in high energy calcite rich waters by precipitation of calcite around a small fragment of shell, sand or other material. The grains are held in suspension by water energy and calcite precipitation forms concentric bands around the particle. Continual growth may generate coarse grain size balls. Banks or bars made up ooliths form when individual ooliths drop out of suspension around pre-existing topographic highs or are carried offshore and laid down in elongate tidal bars adjacent to tidal channels. Tidal currents move back and forth through the channels allowing for preservation of the adjacent bars. Across the prospect area and to the northeast, these bars may be traced through older, established gas fields. The individual oolitic tidal bars are oriented northwest-southeast, perpendicular to the paleo-shoreline, average 4500 feet in width, 10 to 40 feet thick and up to 20 miles in length. The non-productive tidal channels separating these bars average 1.5 miles in width. Oolitic pay zones in the prospect area range from a few feet in thickness to 20 feet or more with porosity in the 6% range. Permeability in this reservoir is good but dolomitization of portions of the reservoir may enhance or destroy original reservoir character.

West Central and Southern Pennsylvania. Wells to be drilled in this area are located in Clearfield and Fayette Counties, part of the Plateau
Province of the Appalachian Basin. The geology of this area is very similar to that of northern West Virginia with Devonian and Mississippian rocks accounting for the majority of the production. Production in the local prospect area will come from the Bradford Group (Bradford, Balltown, Tiona, Speechley and Warren sandstones). These upper Devonian reservoirs are interpreted to be shallow water marine sandbars and channel fill deposits are similar to Upper Devonian reservoirs in northern West Virginia.

      The primary drilling targets in the area are the First, Second and Third Bradford sands. Each of these reservoirs contains upper and lower members and production will typically come from 3 or 4 sands in any given well. In addition to these reservoirs, other mappable primary targets will include the Balltown, Tiona, Speechley and Warren sandstones. Secondary targets in portions of the prospect area are the Fifth and Bayard sandstones. Sand thickness for the primary target reservoirs ranges from 5 to 25 feet for any individual zone. Cumulative net sand thickness per well ranges from 40 to 100 feet. Porosity ranges from 5% to 15% with permeability of 0.1 millidarcies or less, classifying these reservoirs as "tight" sandstones. Typical natural shows from these reservoirs range from a show to 100 Mcfd and reflect the nature of the reservoir.

Western, Pennsylvania. Prospects to be drilled in Mercer County, Pennsylvania will target gas reserves contained in the Silurian aged Medina and Whirlpool Reservoirs. The dominant gas reservoirs in the are the uppermost sands of the Medina Group, the Thorold and Grimsby Sandstones. The Whirlpool Sand, located at the base of the Medina Group, is considered a secondary objective.

Occasionally, gas reserves may be found in the Cabot Head Sand but this reservoir is not well developed in the local prospect area. Several hundred successful wells have been drilled to the south of the prospect area by Atlas Resources, Inc., and to the north by Vista Resources, Quaker State, Douglas Oil
& Gas and others. Mitchell Energy and Mark Resources drilled several wells in the immediate prospect area confirming the presence of commercial gas reserves from Medina reservoirs very similar to those found to the north and south.

The Medina and Whirlpool Sandstones are Lower Silurian in age and were deposited approximately 420 million years ago. The Lower Silurian section is an excellent example of a transgressive-regressive deltaic system within the relatively stable craton. Low angle shelf slopes in cratonic basins produce river dominated delta systems. Wave and tidal processes are unable to redistribute sediments at the mouths of distributary channels. These channels frequently change course as older channels become clogged with sediment, resulting in stacked repetitive sequences over a wide area.

The Silurian environment of western Pennsylvania is marked in the geologic record by an unconformity on the Ordovician Queenston Shale. Immediately overlying the Queenston is the Whirlpool Sandstone. This sand is a fine grained light gray sandstone. The Whirlpool is interpreted to be strand plain or beachline deposit parallel to paleoshoreline and perpendicular to the direction of sedimentation to the southeast. The Whirlpool was deposited atop the Queenston uncomformity. Post Whirlpool sea level transgression was responsible for the deposition of prodelta mudstones of the Cabot Head Shale above the Whirlpool. South of the prospect area there is some development of a sandy member at the top of this unit. As sediment load increased from the east and southeast, sea level began retreating to the west and northwest. Delta systems began to creep into the prospect area from the southeast and east and are responsible for the deposition of the Grimsby Sandstone.
The Grimsby Sandstone is a delta front deposit and is generally a thin bedded, tight sandstone unit that is cut by porous channel sequences in some areas. This sand is light gray to red and the uppermost portion of this unit is one of the primary pays in the prospect area. As the delta systems continued to move west-southwest, delta plain deposits were laid down over the delta front. The Thorold (Red Medina) Sandstone is evidence of the aerially exposed sands and shales of this sequence. The Red Medina in the prospect area is thought to be channel type deposits although some case can be made for bar related features as well. Isopach mapping of the Red Medina in the prospect area shows a general southeast-northeast trend for overall sand thickness.

The general trend of the Medina in the prospect area is southeast to northwest.
The sand is deposited over a wide area with maximum thickness reaching 50 feet or more. Average porosity values in the pay section ranges from 6% to 10%. Although the features are large and generally continuous, there are locally very abrupt changes in reservoir quality. Successful wells can be drilled by staying within the productive trends as identified by log analysis and isopach mapping and offsetting productive wells.

   Michigan. The Antrim Shale of the Michigan basin has been one of the most active shallow gas development plays in the U.S. over the last several years. Approximately 5,000 Antrim wells have been drilled and successfully completed in northern Michigan with the majority having been drilled since 1990. The Antrim is composed predominantly of organic rich black shales of late Devonian age and is found throughout the Michigan basin, encompassing an area of approximately 30,000 square miles. The Antrim is productive around the rim of the basin at drilling depths ranging from 500 to 2,500 feet. The main producing trend is located in the northern portion of the basin and comprises approximately 20% of the potential producing region, the remainder of the basin remains relatively untested. The Antrim is subdivided into four members, the undifferentiated Upper Antrim, Lachine, Paxton and Norwood.
The Lachine and Norwood are the main pays with the highest organic content. Much of the total gas in place is adsorbed within the organic shale matrix with the remainder existing as free gas in matrix pore spaces or in open natural fractures. These natural fractures are typically water filled. The wells must be "dewatered" during the initial production phase to achieve commercial gas production. As the water is produced from the natural fractures gas production increases, reaching a peak that may remain flat for several years followed by long term slow decline. Analysis of currently available production data indicates that the existing Antrim contain recoverable gas reserves of approximately 400 MMcf per 80 acres of drainage. While new wells will be drilled in areas believed to have similar recoveries, there can be no assurance that Partnership wells will achieve similar results. Development is on a "project" basis with the project typically consisting of 12 or more gas wells, three separate piping systems for produced gas, water collection and lift gas, as well as a water disposal well and compression facility.

Gas production from the Antrim Shale was first reported in northern Michigan in 1940. Subsequent development was slow until gas pipeline access across the area was expanded by the Niagran Reef play in the 1970s. In the late 1970s and early 1980s several operators developed the first Antrim projects drilled on 40 acre spacing. At the time, completion and production techniques were somewhat inefficient resulting in marginal economics. As drilling, completion and production technology improved over time the Antrim play economics improved dramatically. The relatively low development cost and low risk make the Antrim a very attractive development drilling target. In the early 1990's the Antrim play led the nation in drilling activity and continues today at a brisk pace.

The Devonian aged Antrim Shale was deposited throughout the Michigan basin and is predominantly composed of organic rich sediments derived from the continental highlands to the east and west. The Antrim shale subcrop is circular around the basin and defines the productive updip limit of the formation. Throughout most of the basin the Antrim is overlain by younger Devonian and Mississippian aged sediments as well as several hundred feet of glacial till. The Antrim Shale lies above the Traverse Group and represents the transition to a clastic environment from a carbonate environment which dominated most of the Michigan basin's depositional history.

The Antrim Shale is divided into an upper and lower unit with the lower Antrim comprised of the Norwood, Paxton and Lachine members. The organic black shales of the Norwood and Lachine are the dominant producing horizons in the area and are separated by the light gray Paxton shales. The upper unit of the Antrim is comprised of the basal green-gray shales of the Ellsworth overlain by the brown pyritic shales of the upper Antrim. In some areas the upper Antrim produces gas and is considered a secondary target for wells drilled in the prospect area. Thickness of both the Lachine and Norwood black shales is somewhat uniform with the Norwood averaging 20 feet and the Lachine averaging approximately 80 feet in thickness.

The Antrim is both source rock and reservoir with thermal maturation of kerogen responsible for the bulk of Antrim gas generated. The Antrim is an unconventional reservoir when gas storage mechanisms are considered. In conventional reservoirs gas is stored in the available pore spaces in the rock, while in the Antrim reservoir most of the gas is adsorbed on the shale matrix and preserved organic matter, with only small amounts stored in the fracture pore space. Antrim production is found in areas where natural fractures are developed, providing reservoir permeability sufficient to produce the adsorbed gas. Generally, the productive areas are found from the Antrim subcrop down to depths of approximately 2,500 feet. Below this depth open fractures are generally not present and production rates from wells below this depth have not been commercial. The mechanism for fracture development is believed to be a combination of structural forces as well as loading and unloading stress caused by glaciation. Migrating fluids entered the fractures allowing the critical pathways to remain open. Gas stored in the shale matrix does not migrate to the wellbore until fluid is removed from the fractures and reservoir pressures are reduced. As the Antrim dewaters, fluids are produced from the fractures and reservoir pressures are lowered, increasing the relative gas permeability of the reservoir. At this point gas production starts and will typically increase over time reaching a peak six to eighteen months into the productive life of the well. Initially, gas production increases as water production decreases, with peak gas production having been found in existing wells when gas to water production ratios are approximately 1:1.

Approximately 5,000 wells have been drilled in northern Michigan targeting gas reserves in the Devonian age Antrim Shale. Average recovery for the Antrim play as a whole is estimated to be approximately 400 MMcf per 80 acres of drainage.  Thus, ultimate recovery per well is dependant upon well spacing and the development of fracture networks to effectively drain the reservoir. Production profiles vary depending upon the quality of well. The typical Antrim production profile begins with initial production in the range of 20 to 50 Mcfd and production inclines to a peak of approximately 115 to 150 Mcfd in six to eighteen months. At this point production may remain relatively flat for one to three years with production then declining at a rate of less than 10 percent per year. Wells that reach a peak of 100 Mcfd or less may remain flat for a longer period while the most productive wells, those producing in excess of 250 Mcfd may begin their decline earlier.
The productive life of these wells can be 15 to 20 years or more.
Initial water production rates may be several hundred barrels of water per day (bwpd), declining as gas production increases to less than 10 bwpd.
 Early Antrim projects drilled in the 1960's and 1970's are in production today, evidence of the long productive life of these wells. The average curve for the entire Antrim play includes many wells drilled on 40 acre spacing, ineffectively completed and produced, thus dragging the overall average downward compared to results from well drilled in the 1990's.
Many of the recently drilled Antrim projects are producing 200 to 300
Mcfd per well and estimated ultimate recovery will be in the range of



400 to 750 MMcf or greater per well. Advances over the past several years in completion and production methods, as well as drilling wells on 80 to 160 acre well spacing have greatly increased production and ultimate recovery per well. Nonetheless, because the Partnership will participate in new wells, there can be no assurance of the actual level of Partnership production or reserves.

It is anticipated that Partnerships and other venturers will retain an experienced Michigan company to act as operator for the drilling and completion phase of a Michigan Antrim shale project. As a result, the cost of the project to the Partnership will be its proportionate share of actual billings for the operator and third party charges plus the Managing General Partner's cost of supervision, engineering, accounting, and other services provided, and a monthly overhead drilling reimbursement equal to the average monthly drilling overhead rate for gas wells in the Michigan Basin as published in the most recent edition of Ernst & Young, LLP "Fixed Rate Overhead Survey". (See "Drilling and Completion Phase" and "Compensation of the Managing General Partner".) The rate is currently $6,060 per month for gas wells up to 5,000 feet in depth. The estimated cost of a 12-well Antrim shale project is $3 million, which includes the wells, compression facilities (leased compressor), injection well, gas injection, water disposal, and gas gathering pipelines, dehydration, and other facilities.
On a per well basis, Michigan Antrim project wells are more expensive than equivalent depth Appalachian Basin wells due to the increased cost of additional production and disposal well facilities and associated gathering lines. Analysis of project costs, production volumes and resulting cash flow for the Antrim play indicate that the economics for such ventures are equal to, or in most cases, greater than economics for typical Appalachian Basin wells.

Petroleum Development Corporation currently has under lease or option approximately 26,000 acres in Michigan prospective for Antrim development. The initial project well may be exploratory by strict definition in that it could be located more than one mile from current production. Each well drilled thereafter, based upon successful initial results, will be developmental. Pipeline access to competitive gas markets exist in each area under consideration for drilling. Gas price approximates NYMEX less $0.30 for transportation. Should Partnership activities include wells drilled in Michigan targeting Antrim gas reserves, such activity will not exceed 20% of the total Partnership subscriptions including the managing general partner contribution. Leases in this area may have total royalty and override burden ranging from 12.5% to 20.0%, but average royalty and override per well on a program basis shall not exceed 16.125% as specified in the prospectus. (See "Acquisition of Undeveloped Prospects".) PDC will retain no royalty or overriding interest. PDC is currently consolidating its lease position in the area, initiating the permit process for proposed wells and obtaining pipeline rights of way. Currently, no Antrim prospects have been selected for drilling by future Partnerships, nor is it certain that any Antrim wells will ultimately be drilled by any Partnership.

The production operations for Antrim wells are different than that for Appalachian Basin wells. This is due to the complicated and labor intensive operation of the compression, dehydration and water disposal facilities, as well as operation of the three gathering systems necessary for efficient production operations. The operational and field supervision services necessary during the production phase of Antrim wells is over and above normal production services provided for typical Appalachian Basin wells.
These additional non-routine production services will be billed to the Partnership at direct cost if performed by an unaffiliated third party or at industry competitive rates if provided by the managing general partner.
(See "Drilling and Operating Agreement".)

Drilling and Completion Phase

      -    Most Partnership wells    in the Appalachian Basin     are
expected
           to be development wells 3,000 to 5,500 feet deep.

      - Most Partnership wells in the Michigan Basin are expected to development wells 800-1,200 feet in depth.

      - The Partnership will drill all wells prior to March 31, 1997 for all Partnerships designated "PDC 1996-_ Limited Partnership" and prior to March 31, 1998 for all Partnerships designated "PDC 1997-_ Limited Partnership."

      - Partnership wells will be drilled near pipelines, gathering systems, or end users.

      - The Partnership will sell production on a competitive basis at the best available price.

      General:  It is anticipated that    most Appalachian Basin
wells    will
be drilled to the 3,000 to 5,500 depth    and most Michigan Basin wells will
be
drilled to the depth of 800 to 2,000 feet     to target gas production.  Some
shallower or deeper development Prospects may be drilled. Thereafter, the Operator will complete each well deemed by the Operator to be capable of production of oil or gas in commercial quantities. Exploratory wells may be drilled to depths exceeding the proposed developmental well depths indicated above. In the event the funds allocated for exploratory wells are not used to drill exploratory wells, such funds together with unexpended completion funds will be used to drill additional development wells. The Operator intends to drill all of the Partnerships' wells prior to March 31, 1997 for Partnerships designated "PDC 1996-_ Limited Partnership" and prior to March 31, 1998 for Partnerships designated "PDC 1997-_
Limited Partnership."

      The Operator, in its sole and absolute discretion, will determine the depth to which a particular well is drilled based on geologic and other information available to it. No representations are given herein as to the depths and formations to be encountered in each Partnership's wells,
except that it is anticipated that most    Appalachian     wells will be
drilled         to a depth of approximately 2,000 feet per gas well
   and most Michigan wells will be drilled to a depth of at least 800
feet    .  The Managing General Partner may substitute another operator or operators to perform the duties of the Operator, on terms and conditions substantially the same as those discussed herein.  The
Managing General Partner will supervise the operations of non-affiliated drilling contractors and subcontractors. In such case the cost of drilling to the Partnership will be the actual cost of third-party drilling, plus the Managing General Partner's costs of supervision, engineering, geology, accounting, and other services provided, as well as monthly overhead specified in "Compensation to the Managing General Partner and Affiliates,"
above.     It is anticipated that the managing general partner will use a third party operator for drilling and completion of most or all Michigan Basin wells. Prices of wells operated by third parties may exceed the footage based rates specified in Appalachia. Currently, no footage based rate has been established for Michigan.

      The Managing General Partner will represent each Partnership in all operations matters, including the drilling, testing, completion and equipping of wells and the sale of each Partnership's oil and gas production from wells of which it is the operator. The Managing General

Partner expects to be the operator of     most of the Appalachian
Basin    wells
in which the Partnerships own an interest    in Pennsylvania and West
Virginia    .

      The Managing General Partner and its Affiliates will, in some cases, provide equipment and supplies, and will perform salt water disposal services and other services for the Partnerships, provided that all such transactions will be at competitive prices and upon competitive terms.
The Managing General Partner and its Affiliates may sell equipment to the Partnerships as needed in the drilling or completion of Partnership wells. All such equipment will be sold at prices competitive in the area of operations.

      Gas Pipeline and Transmission: The Partnership's wells will be drilled in the vicinity of transmission pipelines, gathering systems, and/or end users. The Managing General Partner believes that there are sufficient transmission pipelines, gathering systems, and end users for the Partnership's production, subject to some seasonal curtailment. The Partnership will bear the expense of hook-up and/or gathering charges between the gas wells and the transmission pipelines.

      Sale of Production: Each Partnership will sell the oil and gas produced from its Prospects on a competitive basis at the best available terms and prices. The Managing General Partner intends to utilize the services of Riley, its subsidiary, in marketing the gas produced by the Partnership wells. The Managing General Partner will not make any commitment of future production that does not primarily benefit the Partnerships. Generally, purchase contracts for the sale of oil are cancelable on 30 days' notice, whereas purchase contracts for the sale of natural gas usually have a term of a number of years and may require the dedication of the gas from a well for the life of its reserves.

      Each Partnership will sell natural gas discovered by it at negotiated prices based upon a number of factors, such as the quality of the gas, well pressure, estimated reserves, prevailing supply conditions and any applicable price regulations promulgated by the Federal Energy Regulatory Commission. The Partnership expects to sell oil discovered and sold by it at free market prices. See "Competition, Markets and Regulation."

      Drilling and Operating Agreement.

      - The Managing General Partner will be operator of and have full control over most Partnerships' wells.

      - The operator must commence drilling wells within 180 days after funding of the Partnership, but not later than March
31,
                  1997 for Partnerships designated "PDC 1996-_ Limited Partnership" and March 31, 1998 for Partnerships designated "PDC 1997-_ Limited Partnership."

      -           With respect to completed    Appalachian Basin     wells,
the
                  Partnerships will pay drilling fees of $60 per foot for the first 2,200 feet of well depth plus $16 per foot for each additional foot below 2,200 feet to the deepest penetration of
                  the well; for each well which the Partnerships determine not to complete, an amount equal to $33 per foot for the first 2,200 feet of well depth, plus $9 per foot for each additional
                  foot below 2,200 feet to the deepest penetration of the well.

      - With respect to Michigan Basin wells, the partnership will pay its share of third party drilling costs, plus the Managing General Partners costs of supervision, engineering, geology, accounting, other services provided and fixed rate overhead charges where a third party operator is used to manage the drilling process, or a competitive footage based rate in the event the Managing General Partner serves as operator.

      - The operator will charge the Partnerships $225 per well per month for production operations on completed wells and
                  $75 per well per   month for accounting, engineering,
                  management, and general and administrative expenses.
                     In addition, Michigan wells will have a monthly cost
                  for operation of compression, water disposal, gas injection and other facilities.

      Upon funding of each Partnership, the particular Partnership will enter into the Drilling and Operating Agreement (herein, the "Agreement") with the Managing General Partner as operator (herein, the "Operator"). The Agreement (filed as Exhibit 10(a) to the Registration Statement) provides that the Operator will conduct and direct and have full control of all operations on the Partnership's Prospects. The Operator will have no liability as operator to the Partnership for losses sustained or liabilities incurred, except as may result from the Operator's negligence
or misconduct.     Under the terms of the Agreement, the Managing General
Partner expects to subcontract certain of those responsibilities as Operator for Michigan Basin wells, and may elect to subcontract them for certain Appalachian Basin wells. The Managing General Partner will retain responsibility for work performed by subcontractors as set forth in this prospectus.

     Where the duties of operator are subcontracted to an independent third party, the cost of the wells to the partnership will be determined by the actual third party costs, plus Managing General Partner's charges for supervision, engineering, geology, accounting and other service and the fixed rate overhead charge for the area where the well is located. For wells located in the Appalachian Basin, these charges are expected to be comparable to the footage based rates in this prospectus. In the Michigan Basin, the anticipated cost per well, including surface facilities necessary for production is anticipated to be approximately $250,000 to $300,000 per well.

      The Partnership will pay a proportionate share of    total     lease,
development, and operating costs, and will be entitled to receive a proportionate share of production subject only to royalties and overriding
royalties.     At the discretion of the Managing General Partner, the
partnership may enter into Joint Ventures which allow non-proportional sharing of tangible, intangible and lease costs, provided the partnership's interest in the revenues and income of such a joint venture is proportional
to its contribution to the total cost of such venture.      Each Partnership
will be responsible only for its obligations and will be liable only for its proportionate share of the costs of developing and operating the Prospects; and, in the event of the default of another party, the Managing General Partner has agreed to indemnify the Partnership and its Partners for the obligations of such party. If any party fails or is unable to pay its share of expense within 60 days after rendition of a statement therefore by the Managing General Partner, the Managing General Partner will pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties.

      In the event not all participants in a well wish to participate in a completion attempt, the parties desiring to do so may pay all costs of the completion attempt including the cost of necessary well equipment and a gathering pipeline, and such parties will receive all income and pay all operating costs from the well until they have received an amount equal to 300% of the completion and connection costs, after which time the non-consenting parties will have the right to receive their original interest in further revenues and expenses.

      The Operator is obligated to commence drilling the wells on each Prospect within 180 days of the date of the funding of the Partnership, but in no case later than March 31, 1997 for Partnerships designated
"PDC 1996-_ Limited Partnership" and March 31, 1998 for Partnerships designated "PDC 1997-_ Limited Partnership." The Operator's duties include testing formations during drilling, and completing the wells by installing such surface and well equipment, gathering pipelines, heaters, separators, etc., as are necessary and normal in the area in which the Prospect is located. The Managing General Partner will pay the drilling and completion costs of the Operator as incurred, except that the Managing General Partner is permitted to make advance payments to the Operator where necessary to secure tax benefits of prepaid drilling costs and there is a valid business reason. In order to comply with conditions to securing tax benefits of prepaid drilling costs, the Operator under the terms of the Agreement will not refund any portion of amounts paid in the event actual costs are less than amounts paid but will apply any such amounts solely for payment of additional drilling services to the Partnership. If the Operator determines that the well is not likely to produce oil and/or gas in commercial quantities, the Operator will plug and abandon the well in accordance with applicable regulations.

      Each Partnership will bear its proportionate share of the cost of
drilling and completing or drilling and abandoning    Appalachian Basin
wells,
where the Managing General Partner serves as operator      as follows:

      1)   The Cost of the Prospect, as defined; and

      2)   For intangible well Costs:

           (a) For each well completed and placed in production, an amount equal to the depth of the well in feet at its deepest penetration as recorded by the drilling contractor multiplied by $60 per foot for the first 2,200 feet of well depth plus $16 per foot for each additional foot below 2,200 feet to the deepest penetration of the well, plus the actual extra completion cost of zones completed in excess of the cost of the first zone and actual additional costs for work required by state law in the event an intermediate or third string of surface casing is run, plus the actual costs for directional drilling services, if required; or

           (b) For each well which the Partnership elects not to complete, an amount equal to $33 per foot for the first 2,200 feet of well depth plus $9 per foot for each additional foot below 2,200 feet to the deepest penetration of the well, as specified above and actual additional costs for work required by state law in the event an intermediate or third string of surface casing is run, plus the actual costs for directional drilling services, if required; and

      3) The tangible Costs of drilling and completing the Partnership wells and of gathering pipelines necessary to connect the well to the nearest appropriate sales point or delivery point.

To the extent that a Partnership acquires less than 100% of a Prospect, its Drilling and Completion Costs of that Prospect will be proportionately decreased.

      In the event the foregoing rates exceed competitive rates available from other non-affiliated persons in the area engaged in the business of rendering or providing comparable services or equipment, the foregoing rates will be adjusted to an amount equal to that competitive rate.
      The Agreement provides that the Partnership will pay the Operator the Prospect Cost and the Dry Hole Cost for each planned well prior to the Spud date, and the balance of the completed well Costs when the well is completed and ready for production, in the case of a completed well.

      The Operator will provide all necessary labor, vehicles, supervision, management, accounting, and overhead services for normal production operations, and will deduct from Partnership revenues a monthly charge of $225 per well for operations and field supervision and a monthly charge of $75 per well for accounting, engineering, management, and general and
administrative expenses.     Michigan Basin wells will have an additional
monthly charge for the operation of compression, water disposal, gas
injection, and other facilities.      Non-routine operations will be billed
to the Partnership at their Cost.

      The Partnership will have the right to take in kind and separately dispose of its share of all oil and gas produced from its Prospects, excluding its proportionate share of production required for lease operations and production unavoidably lost. Initially the Partnership will designate the Operator as its agent to market such production and authorize the Operator to enter into and bind the Partnership in such agreements as it deems in the best interest of the Partnership for the sale of such oil and/or gas. If pipelines which have been built by the Managing General Partner are used in the delivery of natural gas to market, the Operator may charge a gathering fee not to exceed that which would be charged by a non-affiliated third party for a similar service.

      The production and accounting charges may be adjusted annually beginning January 1, 1998 with respect to Partnerships designated "PDC 1996-_ Limited Partnership" and January 1, 1999 for Partnerships designated "PDC 1997-_ Limited Partnership," to an amount equal to the rates initially established by the Agreement, multiplied by the ratio of the then current average weekly earnings of Crude Petroleum and Gas Production workers to the average weekly earnings of Crude Petroleum and Gas Production workers for 1991, as published by the United States Department of Labor, Bureau of Labor Statistics, provided that the charge may not exceed the rate which would be charged by the comparable operators in the area of operations.

      The Agreement will continue in force so long as any such well or wells produce, or are capable of production, and for an additional period of 180 days from cessation of all production.

Production Phase of Operations

      - Gas will be sold to industrial users, gas brokers, interstate pipelines, or local utilities, subject to market sensitive contracts whereby the price of gas sold will vary as a result of market forces.

      - Contracts for sale of gas will not be completed until after wells have been drilled.

      General. Once the Partnership's wells are "completed" (i.e., all surface equipment necessary to control the flow of, or to shut down, a well has been installed, including the gathering pipeline), production operations will commence.

      The Partnership intends to sell gas production from the Partnership's wells to industrial users, gas brokers, interstate pipelines or local utilities. The Managing General Partner intends to utilize the services of Riley, its subsidiary, in marketing the gas produced by the
Partnership wells.   The Managing General Partner is currently in
negotiations with various parties to obtain gas purchase contracts.  Due to rapidly changing market conditions and normal contracting procedures, final terms and contracts will not be completed until after the wells have been drilled. In recent programs the Managing General Partner has sold most of the gas from prior programs' wells to Hope Gas, Inc. or to spot market purchasers on the CNG Transmission system. While this practice has resulted in favorable pricing and sales results in the short term, this market concentration also creates certain risks. See "Risk Factors -- Competition, Markets and Regulations," above and "Competition and Markets," below. As a result of effects of weather on costs, the Partnership results may be affected by seasonal factors. In addition, both sales volumes and prices tend to be affected by demand factors with a significant seasonal component.

      Expenditure of Production Revenues. The Partnership's share of production revenue from a given well will be burdened by and/or subject to royalties and overriding royalties, monthly operating charges, and other operating costs.

      The above items of expenditure involve amounts payable solely out of, or expenses incurred solely by reason of, production operations. The Partnership's only source of revenues will be from production operations, because the Partnership is not permitted to borrow any funds it may require to meet operation expenditures (see "Risk Factors -- Shortage of Working Capital" and "Source of Funds and Use of Proceeds -- Subsequent Source of Funds"). It is the practice of the Managing General Partner to deduct operating expenses from the production revenue for the corresponding period.

Interests of Parties

      The Managing General Partner, Investor Partners, and unaffiliated third parties (including landowners) share revenues from production of gas from wells in which the Partnership has an interest. The following chart expresses such interest of gross revenues derived from the wells. For the purpose of this chart, "gross revenues" is defined as the "Well Head Gas Price" paid by the gas purchaser. In the event the Partnership acquires less than a 100% Working Interest, the percentages available to the Partnership will decrease proportionately.

                                   Program Revenue Sharing
                                                 Partnership
                                  Third Party    Working Interest
Entity           Interest         Royalties:   If 12.5% /If 16.125%(1)
_________________________
Managing        20% Partnership
General         Interest (2)                  17.50%         16.775%
Partner

Investor        80% Partnership
Partners        Interest (2)                  70.00%         67.100%

Third           Landowners and Over-
Parties         riding Royalties              12.50%         16.125%

                                             100.0%         100.0%
____________________

(1) Landowner and other royalty interests payable to unaffiliated third parties may vary, provided that the weighted average for all Prospects of a Partnership shall not exceed 16.125%.
(2) The revenues to be distributed are subject to the preferred cash distribution policy.

Insurance

      - The Managing General Partner will carry public liability insurance of not less than $10 million during drilling operations and will maintain other insurance as appropriate.

      - The Managing General Partner has a good faith duty to provide insurance coverage, sufficient, in its judgment, to protect the Investors against the foreseeable risks of drilling.

      - Increasing cost of insurance could reduce Partnership funds available for drilling.

      The Managing General Partner, in its capacity as operator, will carry blowout, , pollution, public liability and workmen's compensation insurance, but such insurance may not be sufficient to cover all liabilities. Each Unit held by the Additional General Partners represents an open-ended security for unforeseen events such as blowouts, lost circulation, stuck drillpipe, etc. which may result in unanticipated additional liability materially in excess of the per Unit Subscription amount.

      The Managing General Partner has obtained various insurance policies, as described below, and intends to maintain such policies subject to its analysis of their premium costs, coverage and other factors. The Managing General Partner may, in its sole discretion, increase or decrease the policy limits and types of insurance from time to time as it deems appropriate under the circumstances, which may vary materially. The following types and amounts of insurance have been obtained and are expected to be maintained. The Managing General Partner is the beneficiary under each policy and pays the premiums for each policy, except the Managing General Partner and the Partnership are co-insured and co-beneficiaries with respect to the insurance coverage referred to in #2 and #5 below.

      1. Workmen's compensation insurance in full compliance with the laws for the States of West Virginia and Pennsylvania; this insurance will be obtained for any other jurisdictions where a Partnership conducts its business;

      2. Operator's bodily injury liability and property damage liability insurance, each with a limit of $1,000,000;

      3. Employer's liability insurance with a limit of not less than $1,000,000;

      4. Automobile public liability insurance with a limit of not less than $1,000,000 per occurrence, covering all automobile equipment; and

      5. Operator's umbrella liability insurance with a limit of $19,000,000.

      Petroleum Development Corporation ("PDC"), as Managing General Partner and Operator, has determined in good faith, in the exercise of its fiduciary duty as Managing General Partner and as Operator, that adequate insurance has been obtained on behalf of the Partnerships to provide the Partnership with such coverage as PDC believes is sufficient to protect the Investor Partners against the foreseeable risks of drilling. The Managing General Partner will obtain and maintain public liability insurance, including umbrella liability insurance, of at least two times the Partnership's capitalization, but in no event less than $10 million during drilling operations. In the event that PDC participates in drilling activities other than with respect to those of the Partnership and as a result of which PDC will have unlimited liability with respect to those activities, PDC will prior to its participation in such other drilling activities cause the Partnership to obtain such two-times insurance coverage whereby the Partnership will be the sole beneficiary under such insurance. In the event that two Partnerships are conducting drilling activities simultaneously, as provided for under "Proposed Activities -- Introduction" above, and the investor capital of such Partnerships is in excess of $10 million in the aggregate, the Managing General Partner will obtain additional liability insurance coverage during drilling in order to provide the above-referenced two-times insurance coverage (with respect to the total capitalization of those Partnerships which are conducting simultaneous drilling activities). The Managing General Partner will maintain such two-times insurance coverage during such drilling activities. PDC will review the Partnership insurance coverage prior to commencing drilling operations and periodically evaluate the sufficiency of insurance. PDC will obtain and maintain such insurance coverage as it determines to be commensurate with the level of risk
involved.  In more than 25 years of operations, drilling         in
Tennessee, Ohio, Pennsylvania,     Michigan    and West Virginia,
PDC's largest insurance claim has been less than $80,000.

      Upon completion of drilling of a particular Partnership, the Managing General Partner will convert all Units of general partnership interest of that Partnership into Units of limited partnership interest of that Partnership.

      The annual cost of such insurance to the Partnership is estimated to be approximately $625 per well in the year that it is drilled and approximately $140 per each producing well for the Partnership liability and other insurance coverages. The costs of insurance are allocated based primarily upon the level of natural gas operations. The costs of insurance have increased significantly in recent years and have currently stabilized, although insurance premiums may materially increase in the future. The primary effect of increasing premiums cost is to reduce funds otherwise available for Partnership drilling operations.

      The Managing General Partner will notify all Additional General Partners at least 30 days prior to any material change in the amount of such insurance coverage. Within this 30-day period and otherwise after the expiration of one year following the closing of the offering with respect to a particular Partnership, Additional General Partners have the right to convert their Units into Units of limited partnership interest by giving written notice to the Managing General Partner and will have limited liability for any Partnership operations conducted after the conversion date as a Limited Partner effective upon the filing of an amendment to the Certificate of Limited Partnership of a Partnership.
At any time during this 30-day period, upon receipt of the required written notice from the Additional General Partner of his intent to convert, the Managing General Partner will amend the Partnership
Agreement and will file such amendment with the State of West Virginia prior to the effective date of the change in insurance coverage and thereby effectuate the conversion of the interest of the former Additional General Partner to that of a Limited Partner. Effecting conversion is subject to the express requirement that the conversion will not cause a termination of the Partnership for federal income tax purposes. However, even after an election of conversion, an Additional General Partner will continue to have unlimited liability regarding Partnership activities arising prior to the effective date of such conversion. See "Terms of the Offering."

The Managing General Partner's Policy Regarding Roll-Up Transactions

     Although the Managing General Partner has no intention of engaging the Partnership in a "roll-up" transaction, it is possible at some indeterminate time in the future that the Partnership will become so involved. In general, a roll-up means a transaction involving the acquisition, merger, conversion, or consolidation of the Partnership with or into another partnership, corporation or other entity (the "Roll-Up Entity") and the issuance of securities by the Roll-Up Entity to Investor Partners in cases where there is also a significant adverse change in the voting rights of the Partnership, the term of existence of the Partnership, the compensation of the Managing General Partner, or the investment objectives of the Partnership. The determination of "significant adverse change" will be made solely by the Managing General Partner in the exercise of its reasonable business judgment as manager of the Partnership and consistent with its obligations as a fiduciary to the Investor Partners.

      The Partnership Agreement provides various policies in the event that a Roll-Up should occur in the future. These policies include:

     (1) An appraisal of all Partnership assets will be obtained from a competent independent expert, and a summary of the appraisal will be included in a report to the Investor Partners in connection with a proposed Roll-Up;

     (2) Any participant who votes "no" on the proposal will be offered a choice of:

          (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

          (ii) either (A) remaining an Investor Partner in the Partnership and preserving his interests in the Partnership on the same terms and conditions as existed previously, or (B) receiving cash in
                an amount equal to his pro-rata share of the appraised value of the Partnership's net assets;

     (3) The Partnership will not participate in a proposed Roll-Up (i) which would result in the diminishment of an Investor Partner's voting rights under the Roll-Up Entity's chartering agreement;
         (ii) in which the Investor Partners' right of access to the records of the Roll-Up Entity would be less than those provided by the Partnership Agreement; or (iii) in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by the Investor Partners.

The Partnership Agreement further provides that the Partnership will not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by at least 66 2/3% in interest of the Investor Partners. See
Section 5.07(m) of the Partnership Agreement. Congress is currently considering legislation to address various problems engendered by Roll-Ups. At the present time, it is impossible to predict what proposals, if any, will be enacted by Congress.

                       COMPETITION, MARKETS AND REGULATION

     - Competition is intense in all phases of the oil and gas industry, including the acquisition of Prospects and the sale of production.
     - Competition for equipment and services is keen and can adversely affect drilling costs and the timing of drilling.

     - Excess supplies and competition have depressed current gas prices, and there is no way to predict when more favorable conditions may return.

     - The Partnership expects to sell its gas subject to market sensitive contracts, whereby the price of gas sold will vary as a result of market forces.

Competition and Markets

     Competition is keen among persons and companies involved in the exploration for and production of oil and gas. The Partnership will encounter strong competition at every phase of its business including acquiring properties suitable for exploration and development and marketing of oil and gas. It will compete with entities having financial resources and staffs substantially larger than those available to the Partnership. There are thousands of oil and gas companies in the United States, and over 200 in West Virginia. Petroleum Development Corporation
produces approximately    3.0%     of the gas produced in West Virginia.
The national supply of natural gas is widely diversified, with no one entity controlling over 5%. As a result of this competition and Federal Energy Regulatory Commission ("FERC") and Congressional deregulation of the
natural gas industry and gas prices, prices    are generally     determined
by competitive forces. Within its area of operations Petroleum Development Corporation is one of the larger operations. In addition, it operates gathering systems which make development of some areas more economic for it than for other competitors. There will also be competition among operators for drilling equipment, tubular goods, and drilling crews. Such competition may affect the ability of each Partnership to acquire Leases suitable for development by the Partnerships and to develop expeditiously such Leases once they are acquired.

     The marketing of any oil and gas produced by the Partnership will be affected by a number of factors which are beyond the Partnership's control and whose exact effect cannot be accurately predicted.  These factors include crude oil imports, the availability and cost of adequate pipeline and other transportation facilities, the marketing of competitive fuels
(such as coal and nuclear energy), and other matters affecting the availability of a ready market, such as fluctuating supply and demand.
Moreover, in 1992 FERC issued Order No. 636   ,     which requires pipelines
to separate their storage, sales and transportation functions.
Established an industry-wide structure for "open-access" transportation service under which pipelines must provide third parties non-discriminatory
access to transportation service on their systems.          Order No.
636 has    restructured     the natural gas industry and     has made it more
competitive. Among other factors, the supply and demand balance of crude oil and natural gas in world markets have caused significant variations in the prices of these products over recent years. Moreover, some legislation that Congress may consider with respect to oil and gas can be expected to decrease the demand for the Partnerships' production in the future assuming such legisltion is directed toward decreasing demand for oil and
gas rather than increasing supply    .  (See "Risk Factors -- Competition,
Markets and Regulation.")     Additionally the North American
Free Trade Agreement ("NAFTA") eliminated trade and investment barriers in the United States, Canada, and Mexico, thereby increaing foreign competition for
domestic natural gas production.  Moreover,     a number of new pipeline
projects    presently pending before     the FERC        could substantially
increase the availability of         gas     imports     to certain U.S.
markets. Such imports could have an adverse effect on both the price and volume of gas sales from Partnership wells.

     The accelerating deregulation of natural gas and electricity transmission has caused, and will continue to cause, a convergence of the gas and electric industries. Demand for natural gas by the electric power sector is expected to increase modestly through the next decade.
Increased competition in the electric industry, coupled with the enforcement of stringent environmental regulations, may lead to an increased reliance on natural gas by the electric industry.

     Members of the Organization of Petroleum Exporting Countries establish prices and production quotas for petroleum products from time to time with the intent of reducing the current global oversupply and maintaining or increasing certain price levels. The Managing General Partner is unable
to predict what    effect    , if any        such actions will have on the
amount of or the prices received for oil and gas produced and sold from the Partnerships' wells.

     Various parts of the prospect area are crossed by pipelines belonging
to Hope Gas, Equitable Gas, CNG Transmission,    Michcon     and Equitrans.
These companies have all traditionally purchased substantial portions of their supply from West Virginia or Pennsylvania producers. In addition, all are
subject to regulations    that     require them to transport gas for other end
users under certain conditions.     Such reguations are either mandated by the
state commissions of West Virginia or Pennsylvania or by the FERC. Transportation on these systems generally requires that gas delivered meet certain quality standards and that a tariff be paid for quantities transported.

     Adverse market conditions generally have reduced from prior levels the current revenues and the present value of future revenues from oil and gas production.

     The Partnership expects to sell gas from its wells to Hope Gas,
Equitable Gas, CNG Transmission, as well as local distribution companies ("LDCs"), or on the spot market via open access transportation arrangements through CNG Transmission, Hope Gas, Eastern American Energy,
   Michcon    or Equitrans.  While in the past these purchases were
generally made on the spot market, Order No. 636 restructureed long-term gas
supply,    by requiring     interstate gas pipelines         to separate their
merchant activities from their transportation activities    and by
requiring     LDCs         to take a much more active role in acquiring
their own gas supplies.    Consequently, pipelines and LDC's     are
buying gas directly from gas marketers   , and retail unbundling efforts are
causing many end-users to are buy     their own reserves.     Activity by state
regulatory commissions to review LDC procurement practices more carefully and to unbundle retail sales from transportation has caused gas purchases to minimize their risks in acquiring and attaching gas supply and have added to competition
in the natural gas marketplace.      These LDCs have attempted to minimize
their risks by forgoing spot purchases and entering into longer-term gas supply contracts, and by diversifying their supplies.

     Moreover    in Order No. 587 and other initiatives,     FERC has required
pipelines to develop electronic    communciation     in order to ensure that the
gas industry is more competitive.         Pipelines    must     provide
standardized access    via the internet     to information concerning
capacity and prices    and standardized procedures are now available for
nominating and scheduling deliveries    .  The industry also is developing
        access and integrate all    gas supply and transportation information on
a nationwide basis, so as     to create a nationa market.     Furthermore,
parellel developments toward an electronie marketplace for electric power, mandated by the FERC in Order No. 888, are serving to create multi-national
markets for energy product generally.      These systems, and the development
of information service companies, will allow rapid consummation of natural gas transactions.  Gas purchased in West Virginia, could, for example, be
used in Seattle.   Although this system may initially lower prices due to
increased competition, it is anticipated to increase natural gas markets and the reliability of the markets.

     The Partnership anticipates that it will sell the gas from its wells subject to market sensitive contracts, the price of which will increase or decrease with market forces beyond the control of the Managing General Partner. In recent years, the Managing General Partner has sold approximately 70% of the gas produced by its wells to Hope Gas or CNG Transmission, both subsidiaries of Consolidated Natural Gas. None of these companies is affiliated with the Managing General Partner. While these markets have provided above average prices and sales in the past, this substantial concentration could result in increased risk of shut-in wells and/or lower prices in the future.

Regulation

     - Federal and state laws and regulations have a significant impact on drilling and production operations.

     - Environmental protection regulations may necessitate significant capital outlays by the Partnership.

     Production of Partnership oil and gas will also be affected by Federal and state regulations. In most areas of operations the production of oil is regulated by conservation laws and regulations, which set allowable rates of production and otherwise control the conduct of oil operations.

     The Partnership's drilling and production operations will also be subject to environmental protection regulations established by Federal, state, and local agencies which in turn may necessitate significant capital outlays which would materially affect the financial position and business operations of the Partnership (see "Risk Factors -- Environmental Hazards and Liabilities").

     Certain states control production through regulations establishing the spacing of wells, limiting the number of days in a given month during which a well can produce and otherwise limiting the rate of allowable production. Through regulations enacted to protect against waste, conserve natural resources and prevent pollution, local, state and Federal environmental controls will also affect Partnership operations. Such regulations could affect Partnership operations and could necessitate spending funds on environmental protection measures, rather than on drilling operations. If any penalties or prohibitions were imposed on a Partnership for violating such regulations, that Partnership's operations could be adversely affected.

     In prior programs, expenses associated with compliance with environmental regulations have represented approximately 10-15% of the cost of drilling and completing wells, and it is expected that similar costs will be incurred in this program. These costs are included in the footage-based rates described at "Proposed Activities -- Drilling and Operating Agreement," above.

Natural Gas Pricing

     - The Managing General Partner anticipates that the Partnerships' gas will be derived primarily from Devonian Shale, that the prices of the
          Partnerships' gas will be deregulated, and that the gas will be sold at fair market value.

     Sale of natural gas by the Partnerships will be subject to regulation by governmental regulatory agencies. Generally, the regulatory agency in the state where a producing gas well is located supervises
production activities and,         the transportation of gas sold
into intrastate markets. The FERC regulates the rates for interstate transportation of natural gas but, pursuant to the Wellhead Decontrol
Act of 1989, FERC may not regulate the price of gas. Such deregulated gas production may be sold at market prices determined by supply, demand, Btu content, pressure, location of wells, and other factors.

     The Managing General Partner anticipates that all of the gas produced by Partnership wells will be considered price decontrolled gas and that the Partnerships' gas will be sold at fair market value.

Proposed Regulation

     Various legislative proposals are being considered in Congress and in the legislatures of various states, which, if enacted, may significantly and adversely affect the petroleum and natural gas industries. Such proposals involve, among other things, the imposition of price controls on all categories of natural gas production, the imposition of land use controls (such as prohibiting drilling activities on certain Federal and state lands in roadless wilderness areas) and other measures. At the present time, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have on the Partnerships' operations.

MANAGEMENT

General Management

     The Managing General Partner of the Partnership is Petroleum Development Corporation ("PDC"), a publicly-owned Nevada corporation organized in
1955. Since 1969, PDC has been engaged in the business of exploring for, developing and producing oil and gas primarily in the Appalachian Basin
area of West Virginia, Tennessee, Pennsylvania and Ohio.  As of     May
31, 1997    , PDC had approximately    73     employees.  PDC will make
available to Investor Partners, upon request, audited financial statements of PDC for the most recent fiscal year and unaudited financial statements for interim periods.

     The Managing General Partner will actively manage and conduct the business of the Partnerships, devoting such time and talents to such management as it shall deem reasonably necessary. The Managing General Partner will have the full and complete power to do any and all things necessary and incident to the management and conduct of each Partnership's business. The Managing General Partner will be responsible for maintaining Partnership bank accounts, collecting Partnership revenues, making distributions to the Partners, delivering reports to the Partners, and supervising the drilling, completion, and operation of the Partnerships' gas wells.

Experience and Capabilities as Driller/Operator

     PDC (the "Company" or the "Managing General Partner") will act as
driller/operator for the Program wells.         The Company currently
operates approximately    1,150     wells.

     The Company employs three geologists who develop Prospects for drilling by the Company and who help oversee the drilling process. In addition, the Company has an engineering staff of four who are responsible for well completions, pipelines, and production operations. The Company employs a drilling subcontractor, a completion subcontractor, and a variety of other subcontractors in the performance of the work of drilling contract wells.
In addition to technical management, the Company may provide services, at
competitive rates, from one of    two     Company-owned service rigs, a water
truck, frac tanks, roustabouts, and other assorted small equipment. The Company may lay short gathering lines, or may subcontract all or part of the work where it is more cost effective for a partnership. The Company employs full-time welltenders and supervisors to operate its wells. In addition, the engineering staff evaluates reserves of all wells at least annually and reviews well performance against expectations. All services provided by the Managing General Partner are provided at rates less than or equal to prevailing rates for similar services provided by unaffiliated persons in the area.

Petroleum Development Corporation

     The executive officers, directors and key technical personnel of PDC, their principal occupations for the past five years and additional information are set forth below:

                                       Positions and         Held Current
Name                      Age          Offices Held         Position Since

James N. Ryan             64           Chairman, Chief      November 1983
                                       Executive Officer
                                       and Director

Steven R. Williams        44           President and        March 1983
                                       Director

Dale G. Rettinger         51           Executive Vice       July 1980
                                       President, Treasurer
                                       and Director

Roger J. Morgan           68           Secretary and        November 1969
                                       Director

Vincent F. D'Annunzio     42           Director             February 1989

Jeffrey C. Swoveland      40           Director             March 1991

Thomas E. Riley           43           Vice President
                                       Marketing and
                                       Acquisitions          April 1996

Ersel Morgan              52           Vice President       April 1995
                                       Production

Eric Stearns              37           Vice President       April 1985
                                       Exploration and
                                       Development

Alan Smith                37           Senior Geologist     April 1980



Bob Williamson            41           Geologist            February 1991

      James N. Ryan has served as President and Director of PDC from 1969 to 1983 and was elected Chairman and Chief Executive Officer in March 1983.

      Steven R. Williams has served as President and Director of PDC since March 1983. Prior to joining the Company, Mr. Williams was employed by Exxon until 1979 and attended Stanford Graduate School of Business, graduating in 1981. He then worked with Texas Oil and Gas until July 1982, when he joined Exco Enterprises, an oil and gas investment company, as manager of operations.

      Dale G. Rettinger has served as Vice President and Treasurer of PDC since July 1980. Mr. Rettinger was elected Director in 1985. Previously, Mr. Rettinger was a partner with Main Hurdman, Certified Public
Accountants, having served in that capacity since 1976.

      Roger J. Morgan has been a member of the law firm of Young, Morgan & Cann, Clarksburg, West Virginia, for more than the past five years. Mr. Morgan is not active in the day-to-day business of PDC, but his law firm provides legal services to PDC.

      Vincent F. D'Annunzio has for the past five years served as president of Beverage Distributors, Inc., located in Clarksburg, West Virginia. Mr. D'Annunzio is a director of West Union Bank, West Union, West Virginia.

      Jeffrey C. Swoveland has been Director of Finance with Equitable Resources, Inc. since September 1994. Prior thereto, he was a lending officer with Mellon Bank N.A. since July 1989. Mr. Swoveland was Senior Planning Analyst with Consolidated Natural Gas in 1988 and 1989. Mr. Swoveland received an MS degree in finance from Carnegie Mellon University.

      Thomas Riley has served as Vice President - Gas Marketing and Acquisitions of PDC since April of 1996. Prior to joining PDC, Mr. Riley was president of Riley Natural Gas (RNG) a natural gas marketing company from its inception in 1987. PDC acquired RNG in April, 1996, and Mr. Riley continues to serve as president of the wholly owned subsidiary.

      Ersel Morgan was elected Vice President-Production in April 1995. He joined PDC as a landman in 1980.

      Eric Stearns was elected Vice President-Exploration and Development in April 1995. Mr. Stearns joined PDC in 1985 after working as a mudlogger for Hywell, Incorporated logging wells in the Appalachian Basin between 1982 and 1985, and for Petroleum Consultants, Inc. between 1984 and 1985. Since joining PDC, Mr. Stearns has also worked on the development and drilling of Benson prospects. Mr. Stearns has a BS degree in geology from Virginia Tech.

      Alan Smith joined PDC in April 1980 as a geologist in the Tennessee Division. He has a BS degree in geology from Tennessee Technological University. As a senior geologist he has been responsible for the development of Benson prospects and drilling operations since 1983.



      Bob Williamson joined PDC on February 1, 1991, as a geologist. Mr. Williamson received a B.S. degree in geology from West Virginia University in 1980. Prior to joining PDC, he worked as a geologist for Ramco in Belpre, Ohio, for nearly nine years on projects in West Virginia, Kentucky, Kansas, and Oklahoma.

Certain Shareholders of Petroleum Development Corporation

      The following table sets forth information as of March 31, 1997, with respect to the common stock of PDC owned by each person who owns beneficially 5% or more of the outstanding voting common stock, by all directors individually, and by all directors and officers as a group.

                              Amount              Percent
      Name                    Beneficially        of Class
                              Owned(1)
      James N. Ryan            1,061,176(2)        9.7
      Fidelity Management        995,000           9.5
      Steven R. Williams         679,834(3)        6.2
      Dale G. Rettinger          647,834(3)        6.0
      Roger J. Morgan            132,504(4)        1.2
      Vincent D'Annunzio          53,600(5)        0.5
      Jeffrey C. Swoveland        23,550(6)        0.2
      All Directors and Officer
       as a Group (10 persons) 2,938,758(7)       24.7

____________________

(1) The nature of the beneficial ownership for all the shares is sole voting and investment power.

(2)       Includes options to purchase 401,000 shares exercisable within 60 days.

(3) Includes options to purchase 391,000 shares exercisable within 60 days.

(4) Includes options to purchase 77,500 shares exercisable within 60 days.

(5) Includes options to purchase 43,600 shares exercisable within 60 days.

(6) Includes options to purchase 23,550 shares exercisable within 60 days.

(7)        Includes options to purchase 1,432,650 shares exercisable within
60
           days. Until exercised, these options cannot be voted. All directors and officers as a group own in the aggregate a total of 1,506,108 shares or approximately 14.4% of the total of 10,485,753 shares of common stock issued and outstanding.


Remuneration

      No officer or director of the Managing General Partner will receive any direct remuneration or other compensation from the Partnerships. Such persons will receive compensation solely from PDC. Information as to compensation paid by the Managing General Partner to its directors and executive officers may be obtained from publicly available reports filed by the Managing General Partner with the Securities and Exchange
Commission pursuant to the Securities Exchange Act of 1934.

Legal Proceedings

      The Managing General Partner as driller/operator is subject to certain minor legal proceedings arising from the normal course of business. Such legal actions are not considered material to the operations of the Managing General Partner or the Partnership.

                          CONFLICTS OF INTEREST

      - The Managing General Partner currently manages and in the future will sponsor and manage natural gas drilling programs similar to the
           Partnerships.

      - The Managing General Partner decides which Prospects each Partnership will acquire.

      - The Managing General Partner will act as operator of the Partnerships; the terms of the drilling and operating agreement have
           not been negotiated by non-affiliated persons.

      - The Managing General Partner will furnish drilling and completion services with respect to Partnership wells.

      - The Managing General Partner is general partner of numerous other partnerships, and owes duties of good-faith dealing to such other partnerships.

      - The Managing General Partner and affiliates engage in significant drilling, operating, and producing activities for other partnerships.

      The Partnerships are subject to various conflicts of interest arising out of their relationship with the Managing General Partner. These conflicts include, but are not limited to, the following:

      Future Programs by Managing General Partner and Affiliates. The Managing General Partner has the right, and expects to continue, to organize and manage oil and gas drilling programs in the future similar to the subject Partnerships, and to conduct operations now and in the future, jointly or separately, on its own behalf or for other private or public investors. Affiliates of the Managing General Partner also intend to conduct such activities on their own behalf. Officers, directors and employees of the Managing General Partner have participated, and will participate in the future, at cost, in Working Interests in wells in which the Managing General Partner and its partnerships participate. To the extent Affiliates of the Managing General Partner invest in the Partnerships or other partnerships sponsored by the Managing General Partner, conflicts of interest will arise.

      Fiduciary Responsibility of the Managing General Partner. The Managing General Partner is accountable to the Partnership as a fiduciary and consequently has a duty to exercise good faith and to deal fairly with the investors in handling the affairs of the Partnership. While the Managing General Partner will endeavor to avoid conflicts of interest to the extent possible, such conflicts nevertheless may occur and, in such event, the actions of the Managing General Partner may not be most advantageous to the Partnership and could fall short of the full exercise of such fiduciary duty. In the event the Managing General Partner should breach its fiduciary responsibilities, an Investor Partner would be entitled to an accounting and to recover any economic losses caused by such breach.

      Independent Representation in Indemnification Proceeding. Counsel to the Partnership and to the Managing General Partner in connection with this offering are the same. Such dual representation will continue in the future. However, in the event of an indemnification proceeding between the Managing General Partner and the Partnership, the Managing General Partner will cause the Partnership to retain separate and independent counsel to represent its interest in such proceeding.

      Due Diligence Review. PDC Securities Incorporated, the Dealer Manager of the offering, is an Affiliate of the Managing General Partner and its due diligence examination concerning this offering cannot be considered to be independent. See "Plan of Distribution."

      Managing General Partner's Interest. Although the Managing General Partner believes that its interest in Partnership profits, losses, and cash distributions is equitable (see "Participation in Costs and Revenues"), such interest was not determined by arm's-length negotiation.

      Transactions between the Partnership and Operator. The Managing General Partner will also act as Operator. Accordingly, although the Managing
General Partner believes the terms of the Drilling and Operating Agreement will be equitable, it will not be the subject of arm's-length negotiation. Furthermore, the Managing General Partner may be confronted with a continuing conflict of interest with respect to the exercise and enforcement of the rights of the Partnership under such Operating
Agreement.  See "Transactions with the Managing General Partner or
Affiliates Thereof," below.

      Conflicting Drilling Activities. Affiliates of the Managing General Partner have engaged in significant drilling and producing activities for the accounts of affiliated partnerships related to previous drilling programs. In addition, the Managing General Partner and its Affiliates manage and operate gas properties for investors in such other drilling programs. Although the Partnership Agreement attempts to minimize any potential conflicts, the Managing General Partner will be in a position to decide whether a gas property will be retained or acquired for the account of the Partnership or other drilling programs which the Managing General Partner or its Affiliates may presently operate or operate in the future.

      Conflicts with Other Programs. The Managing General Partner realizes that its conduct and the conduct of its Affiliates in connection with the other drilling programs could give rise to a conflict of interest between the position of PDC as Managing General Partner of the Partnership and the position of PDC or one of its Affiliates as general partner or sponsor of such additional programs. In resolving any such conflicts, each Partnership will be treated equitably with such other partnerships on a basis consistent with the funds available to the partnerships and the time limitations on the investment of funds. However, no provision has been made for an independent review of conflicts of interest. The Managing

General Partner believes that the possibility of conflicts of interest between the Partnership and prior programs is minimized by the fact that substantially all the funds available to prior drilling programs in which the Managing General Partner or an Affiliate serves as general partner have been committed to a specific drilling program.

      The Managing General Partner follows a policy of developing next what it judges to be the best available Prospect. Acquisition of new Leases and information derived from wells already drilled result in a constant change in this assessment. Only one investor-financed partnership may participate in each well, except for the first and final partnership well if funds with respect to the last well do not exist for the purchase of a majority working interest. The Managing General Partner anticipates that generally only one Partnership will be actively engaged in drilling at any time. However, in the event more than one Partnership has funds available for drilling, the Partnerships will alternate drilling of wells based on the "best available prospect" format. The determination of the "best available Prospect" is based on the Managing General Partner's assessment of the economic potential of a Prospect and its suitability to a particular partnership, and considers various factors including estimated reserves, target geological formations, gas markets, geological and gas market diversification within the partnership, royalties and overrides on the Prospect, estimated lease and well costs, and limitations imposed by the prospectus and/or partnership agreements.

      The Partnership Agreement authorizes the Managing General Partner to cause the Partnership to acquire undivided interests in natural gas properties, and to participate with other parties, including other drilling programs heretofore or hereafter conducted by the Managing General Partner or its Affiliates, in the conduct of exploration and drilling operations thereon. Because the Managing General Partner must deal fairly with the investors in all of its drilling programs, if conflicts between the interest of the Partnership and such other drilling programs do arise, they may not in every instance be resolved to the maximum advantage of the Partnership.

      From time to time, the Managing General Partner may cause Partnership Prospects to be enlarged or contracted on the basis of geological data to define the productive limits of any pool discovered. The Partnership is not required to expend additional funds for the acquisition of property unless such acquisition can be made from the Capital Contributions. In the event such property is not acquired by the Partnership, the Partnership may lose a promising Prospect. Except as otherwise provided by the Partnership Agreement, such Prospect might be acquired by the Managing General Partner or an Affiliate thereof or other drilling programs conducted by them.

      In addition, subject to the restrictions set forth below, the Managing General Partner in its sole discretion decides which Prospects and what interest therein to transfer to the Partnership. This may result in another drilling program sponsored by the Managing General Partner acquiring property adjacent to Partnership property. Such other program could gain an advantage over the Partnership by reason of the knowledge gained through the Partnership's prior experience in the area or if such other drilling program were the first to discover or develop a productive pool of oil or natural gas.

      Acquisition of Prospects. The Managing General Partner has discretion in selecting leases to be acquired by the Partnership from the Managing General Partner or its Affiliates or third parties and the location and type of operations which the Partnership will conduct on such leases. Certain of such leases may be part of the Managing General Partner's existing inventory, although no leases have been designated for inclusion in the Partnership at the present time. Neither the Managing General
Partner nor any Affiliate will retain undeveloped acreage adjoining a Partnership Prospect in order to use Partnership funds to "prove up" the acreage owned for its own account.

      Whenever the Managing General Partner sells, transfers or conveys an interest in a Prospect to a particular Partnership, it must, at the same time, sell to the Partnership an equal proportionate interest in all of its Leases in the same Prospect (except any interests in producing wells). If the Managing General Partner or an Affiliate (except another affiliated limited partnership in which the interest of the Managing General Partner or its Affiliates is identical or less than their interest in the Partnerships) subsequently proposes to acquire an interest in a Prospect in which a Partnership possesses an interest or in a Prospect abandoned by the Partnership within one year preceding such Prospect acquisition, the Managing General Partner or such Affiliate will offer an equivalent interest therein to the Partnership; and, if cash or financing is not available to such Partnership to enable it to consummate a purchase of an equivalent interest in such property, neither the Managing General Partner nor any of its Affiliates will acquire such interest or property, but the term "Affiliate" will not include another partnership where the Managing General Partner's or its Affiliates' interest is identical to, or less than, their interest in the subject Partnerships. The term "abandon" means the termination, either voluntarily or by operation of the Lease or otherwise, of all of a Partnership's interest in the Prospect. These limitations will not apply after the lapse of five years from the date of formation of a Partnership.

      A sale, transfer or conveyance to the Partnership of less than all of the Managing General Partner's or its Affiliates' interest in any Prospect is prohibited unless the interest retained by the Managing General Partner or its Affiliates is a proportionate Working Interest, the respective obligations of the Partnership and the Managing General Partner or its Affiliates are substantially the same immediately after the sale of the interest, and the Managing General Partner's or its Affiliates' interest in revenues does not exceed an amount proportionate to the retained
Working Interest. Neither the Managing General Partner nor its Affiliates will retain any Overriding Royalty Interests or other burdens on the Lease interests conveyed to the Partnerships, and will not enter into any Farmout arrangements with respect to its retained interest, except to nonaffiliated third parties.

      The Partnerships will acquire only those Leases reasonably expected to meet the stated purposes of the Partnerships. The Partnerships will not acquire any Lease for the purpose of a subsequent sale or farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnerships' best interest. The Managing General Partner expects that the Partnership will develop substantially all of its Leases and will farm out few, if any, Leases. The Partnerships will not farm out, sell or otherwise dispose of Leases unless the Managing General Partner, exercising the standard of a prudent operator, determines that: (a) a Partnership lacks sufficient funds to drill on the Lease and cannot obtain suitable alternative financing; (b) downgrading subsequent to a Partnership's acquisition has rendered drilling undesirable; (c) drilling would concentrate excessive funds in one location creating undue risk to a Partnership; or (d) the best interests of a Partnership, based on the standard of a prudent operator, would be served by such disposition. In the event of a Farmout, the Managing General Partner will retain for the Partnerships such economic interests and concessions as a reasonably prudent operator would retain under the circumstances. The Managing
General Partner will not farm out a Lease for the primary purpose of avoiding payments of its Partnership share of costs of drilling thereon. However, the decision with respect to making Farmouts and the terms thereof involve conflicts of interest because the Managing General Partner may benefit from cost savings and reduction of risk, and in the event of a Farmout to an affiliated limited partnership or other Affiliate, the Managing General Partner or its Affiliates will represent both related entities.

      Transactions with the Managing General Partner or Affiliates Thereof. The Managing General Partner will furnish drilling and completion services
with respect to all of the Partnership wells.   A subsidiary of the
Managing General Partner will market gas produced from Partnership wells. In addition, the Managing General Partner will act as operator for the producing wells of the Partnership. The prices to be charged the Partnership for such supplies and services will be competitive with the prices of other unaffiliated persons in the same geographic area engaged in similar businesses. The Managing General Partner expects to earn a profit for such services.

      Neither the Managing General Partner nor any Affiliate thereof will render to the Partnership any gas field, equipage or other services nor sell or lease to the Partnership any equipment or related supplies unless such person is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment and supplies to a substantial extent to other persons in the gas industry in addition to partnerships in which the Managing General Partner or its Affiliate has an interest, or, if such person is not engaged in such a business then such compensation, price or rental will be the cost of such services, equipment or supplies to such person or the competitive rate which could be obtained in the area, whichever is less. Notwithstanding any provision to the contrary, the Managing General Partner and its Affiliates may not profit by drilling in contravention of their fiduciary obligations to the Investor Partners. Any services not otherwise described in this Prospectus for which the Managing General Partner or any of its Affiliates are to be compensated will be embodied in a written contract which precisely describes the services to be rendered and the compensation to be paid.

      All benefits from marketing arrangements or other relationships affecting the property of the Managing General Partner or its Affiliates and the Partnerships will be fairly and equitably apportioned according to the respective interests of each.

      Partnership funds will not be commingled with those of any other entity.

      No loans may be made by the Partnership to the Managing General Partner or any Affiliate thereof.

      The Managing General Partner or any Affiliate, other than other programs sponsored by the Managing General Partner or its Affiliates, may not purchase the Partnerships' producing properties.

      Conflict in Establishing Unit Repurchase Price. Under the Managing General Partner's Unit Repurchase Program (See "Terms of the Offering -- Unit Repurchase Program" above), the Managing General Partner, once it has received a request from an Investor Partner that the Managing General Partner repurchase that Partner's Units, will establish an offering price. An offering price established by the Managing General Partner will bearbitrarily determined by the Managing General Partner and will not necessarily represent the fair market value of the Units. The Managing General Partner in setting the price will consider its available funds and its desire to acquire production as represented by the Units. A conflict will arise in that the price to be set will be that which the Managing General Partner considers to be in its own best interest (and thereby keep the repurchase price as low as possible) and not necessarily in the best interest of the Investor Partner who is presenting the Units for repurchase.

Certain Transactions

      As of    March 31, 1997    , previous limited partnerships sponsored by
the Managing General Partner and its Affiliates had made payments to the Managing General Partner or its Affiliates as follows:

                                              Footage
                                              and
                                              Daywork
                                              Drilling      General
                                              Contracts,    and
              Non-                Turnkey     Services,     Admini-
              recurring           Drilling    Chemicals,    strative
Name          Manage-             and         Supplies      Opera-
Expense
of             ment    Sales      Completion  and           tor's
Reimburse-
Partnership     Fee    of Leases  Contracts   Equipment     Charges    ment


Pennwest
Petroleum
Group 1984    $61,556     $46,250    $   --   $1,824,938    $187,119  $   --

Pennwest
Petroleum
Group
 1985-A        58,125      43,400        --    1,829,937     187,334      --

Petrowest
Gas Group
 1986-A        29,605      22,400        --      873,847      89,624      --

Petrowest
Gas Group
 1987          35,395      24,850        --    1,062,332     108,718      --

Petrowest
Gas Group
 1987-B        30,461      21,350        --      913,794      93,514      --

PDC 1987       14,079       8,715       459,153      --        --         --

PDC 1988       23,842      17,150        --      708,200      72,534      --

PDC 1988-B     26,053      16,450        --      779,587      79,604      --

PDC 1988-C     41,052      26,250     1,361,857      --        --         --

PDC 1989-P     47,171      34,230        --    1,445,275     143,875      --

PDC 1989-A     30,250      57,137        --    1,085,641       --         --
PDC 1989-B     92,750     175,194     3,328,695      --        --         --

PDC 1990-A     35,150      62,209        --    1,265,680       --         --

PDC 1990-B     55,525      72,100        --    2,025,511       --         --

PDC 1990-C     86,950     117,215        --    3,167,563       --         --

PDC 1990-D     92,138     137,225     3,343,524     --         --         --

                                    - 78 -

PDC 1991-A     68,475      75,193        --    2,511,640       --         --

PDC 1991-B     46,587      62,209        --    1,697,764       --         --

PDC 1991-C     68,400      70,235        --    2,513,765       --         --

PDC 1991-D    131,463     153,721     4,812,667      --        --         --

PDC 1992-A     72,717      77,319        --    2,669,888       --         --

PDC 1992-B     74,478      58,829        --    2,754,778       --         --

PDC 1992-C    159,722     149,657        --    5,884,302       --         --

PDC 1993-A      --        101,335        --    2,840,609       --         --

PDC 1993-B      --         80,470        --    2,286,886       --         --

PDC 1993-C      --         96,248        --    2,849,439       --         --

PDC 1993-D      --         94,098        --    2,724,096       --         --

PDC 1993-E      --        272,730     6,930,264     --         --         --

PDC 1994-A     51,387     110,084        --    2,248,204       --         --

PDC 1994-B     67,245      85,240        --    2,921,974       --         --

PDC 1994-C     58,647      63,548        --    2,545,795       --         --

PDC 1994-D    188,719     232,410     8,024,046     --         --         --

PDC 1995-A     36,640      36,389        --    1,566,615       --         --

PDC 1995-B     46,441      59,044        --    1,972,759       --         --

PDC 1995-C(1)  52,862      35,768        --    2,276,962       --         --

PDC 1995-D(2) 203,927     293,036     8,628,760     --         --         --

PDC 1996-A     64,405     109,573        --    2,692,045       --         --

PDC 1996-B     67,118     106,300        --    2,813,259       --         --

PDC 1996-C(1)  98,662     174,509        --    4,117,286       --         --

PDC 1996-D(2) 382,543     565,628        --   16,075,000       --         --
____________________

(1)  Partnership funded in November 1995.

(2)  Partnership funded in December 1995.

             FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER

      - The Managing General Partner is accountable to the Partnerships as a fiduciary and must exercise good faith respecting the Partnerships.
      - The Partnership Agreement includes provisions indemnifying the Managing General Partner against liability for losses suffered by the Partnership resulting from actions by the Managing General Partner.

      The Managing General Partner is accountable to the Partnerships as a fiduciary and consequently must exercise utmost good faith and integrity in handling Partnership affairs. Under West Virginia law, the Managing General Partner will owe the Investor Partners a duty of utmost good

faith, fairness, and loyalty. In this regard, the Managing General Partner is required to supervise and direct the activities of the Partnership prudently and with that degree of care, including acting on an informed basis, which an ordinarily prudent person in a like position would use under similar circumstances. Moreover, the Managing General Partner must act at all times in the best interests of the Partnership and the Investor Partners. Since the law in this area is rapidly developing and changing, investors who have questions concerning the responsibilities of the Managing General Partner should consult their own counsel. Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of his fiduciary duty, or on behalf of the partnership (a partnership derivative action) to recover damages from third parties. In addition, limited partners may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in Federal courts to enforce their rights under the Federal securities laws. Further, limited partners who have suffered losses in connection with the purchase or sale of their interests in a partnership may be able to recover such losses from a general partner where the losses result from a violation by the general partner of the antifraud provisions of the Federal securities laws. The burden of proving such a breach, and all or a portion of the expense of such lawsuit, would have to be borne by the limited partner bringing such action. In the event of a lawsuit for a breach of its fiduciary duty to the Partnership and/or the Investor Partners, the Managing General Partner, depending upon the particular circumstances involved, might be able to avail itself under West Virginia law of various defenses to the lawsuit, including statute of limitations, estoppel, laches, and doctrines such as the "clean hands" doctrine.

      The Partnership Agreement provides for indemnification of the Managing General Partner against liability for losses arising from the action or inaction of the Managing General Partner, if the Managing General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the Managing General Partner. The Managing General Partner may not be indemnified for any such liability arising out of a breach of its duty to the Partnership or the negligence, fraud, bad faith or misconduct of the Managing General Partner in the performance of its fiduciary duty. The Partnership Agreement provides for indemnification of the Managing General Partner by the Partnership for any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the Managing General Partner. Nevertheless, the Managing General
Partner shall not be indemnified for liabilities arising under Federal and state securities laws unless (1) there has been a successful adjudication on the merits of each count involving securities law violations or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (3) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the Prospectus and (ii) in which plaintiffs claim they were offered or sold Partnership Units. A successful claim for indemnification would deplete Partnership assets by the amount paid. As a result of such indemnification provisions, a purchaser of Units may have a more limited right of legal action than he would have if such provision were not included in the Partnership
Agreement. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act"), in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

      The Partnership Agreement also provides that the Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified.

                             PRIOR ACTIVITIES

Prior Partnerships

      Petroleum Development Corporation ("PDC"), as general partner, has previously sponsored ten private and six public drilling programs which have raised a total of $101,792,953. PDC 1996-1997 Drilling Program (the "Program") is the seventh public drilling program sponsored by PDC as general partner.

      Each of the prior programs has had as its objective the drilling, completion, and production of oil and natural gas from development wells. The 1984 and 1985 partnerships split investment between shallow oil wells located in Pennsylvania, and gas wells located in the area of operations in which the Program's wells will be located. All of the partnerships since and including 1986 were targeted at shallow development gas wells located within the area in which the Program's wells will be drilled. All funds raised for previous partnerships were spent according to plans as described in the respective private placement memorandum or prospectus. All of the partnerships continue in operation, with monthly cash distributions to investors in all programs continuing. All of the previous programs realized the anticipated tax benefits, and to date the IRS has neither audited any partnership nor challenged any deductions or credits claimed by investors, to the best of the Managing General Partner's knowledge.

      FOR SEVERAL REASONS, INCLUDING THE UNPREDICTABILITY OF NATURAL GAS DEVELOPMENT AND PRICING AND DIFFERENCES IN PROPERTY LOCATIONS, PROGRAM SIZE, AND ECONOMIC CONDITIONS, OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS. IT SHOULD NOT BE ASSUMED THAT INVESTOR PARTNERS IN THE OFFERING COVERED BY THIS PROSPECTUS WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN PRIOR PROGRAMS.


     The following table is presented to indicate certain sale characteristics concerning previous gas limited partnerships sponsored by the Managing General Partner and its Affiliates.

                                          Number
               Date of      Date of       of              Subscrip-
Previous
               Partnership  First Revenue Units  Price    tions from
Assess-
Partnership    Formation    Distribution  Sold  Per Unit  Participants  ment
                               (1)
Pennwest
Petroleum
Group 1984        12/84    4/85          32.83  $75,000   $2,462,500      --

Pennwest
Petroleum
Group 1985-A      11/85    3/86          31.00   75,000    2,325,000      --

Petrowest
Gas Group
 1986-A           11/86    4/87          15.00   75,000    1,125,000      --

Petrowest
Gas Group
 1987              8/87    1/88          67.25   20,000    1,345,000      --

Petrowest
Gas Group
 1987-B           11/87    4/88          57.875  20,000    1,157,500      --

PDC 1987          12/87    6/88          26.75   20,000      535,000      --

PDC 1988           7/88   12/88          45.30   20,000      906,000      --

PDC 1988-B        11/88    4/89          49.50   20,000      990,000      --

PDC 1988-C        12/88    6/89          78.00   20,000    1,560,000      --

PDC 1989-P         6/89   12/89          89.625  20,000    1,792,500      --

PDC 1989-A        10/89    4/90          60.50   20,000    1,210,000      --

PDC 1989-B        12/89    6/90         185.50   20,000    3,710,000      --

PDC 1990-A         6/90   11/90          70.30   20,000    1,406,000      --

PDC 1990-B         9/90    1/91         111.05   20,000    2,221,000      --

PDC 1990-C        11/90    5/91         173.90   20,000    3,478,000      --

PDC 1990-D        12/90    6/91         184.275  20,000    3,685,500      --

PDC 1991-A         3/91   11/91         136.95   20,000    2,739,000      --

PDC 1991-B         9/91    2/92          93.175  20,000    1,863,500      --

PDC 1991-C        11/91    4/92         136.80   20,000    2,736,000      --

PDC 1991-D        12/91    6/92         262.925  20,000    5,258,500      --

PDC 1992-A         5/92   11/92         145.435  20,000    2,908,700      --

PDC 1992-B         9/92    1/93         148.955  20,000    2,979,100      --

                                    - 82 -

PDC 1992-C        11/92    4/93         319.444  20,000    6,388,900      --

PDC 1993-A        12/92    6/93         151.30   20,000    3,026,000      --

PDC 1993-B         5/93   11/93         121.75   20,000    2,435,000      --

PDC 1993-C         9/93    2/94         152.34   20,000    3,046,700      --

PDC 1993-D        11/93    4/94         145.45   20,000    2,909,000      --

PDC 1993-E        12/93    7/94         367.94   20,000    7,358,800      --

PDC 1994-A         5/94   11/94         102.775  20,000    2,055,500      --

PDC 1994-B         9/94    2/95         134.49   20,000    2,689,804      --

PDC 1994-C        11/94    4/95         117.294  20,000    2,345,870      --

PDC 1994-D        12/94    6/95         377.438  20,000    7,548,761      --

PDC 1995-A         5/95   10/95          73.28   20,000    1,465,603      --

PDC 1995-B         9/95    1/96          92.88   20,000    1,857,648      --

PDC 1995-C        11/95    4/96         105.72   20,000    2,114,496      --

PDC 1995-D        12/95    6/96         407.854  20,000    8,157,071      --

PDC 1996-A         6/96   11/96         128.81   20,000    2,576,200      --

PDC 1996-B         9/96    3/97         134.24   20,000    2,684,707      --

PDC 1996-C        11/96    5/97(2)      197.32   20,000    3,946,478      --

PDC 1996-D        12/96    6/97(3)      765.09   20,000   15,301,726      --

PDC 1997-A         5/97    (4)          208.85   20,000    4,162,936      --
_____________________

(1)  Cash distribution made each month since date of first distribution.

(2) Partnership closed on November 12, 1996. Wells were drilled in fourth quarter of 1996 and first quarter of 1997.

(3) Partnership closed on December 31, 1996. Wells were drilled in the first quarter of 1997.

(4) Partnership closed on May 19, 1997. Wells will be drilled during second and third quarter s of 1997.

OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS SHOULD NOT BE
CONSIDERED
AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIP.

Previous Drilling Activities

      The following table reflects the drilling activity of previous limited partnerships sponsored by the Managing General Partner and its Affiliates as of March 31, 1997. All of the wells drilled were Development Wells, except as otherwise noted.


                                  Productive Well Table
                                      March 31, 1997

                Gross Wells(1)                             Net Wells(2)
Partnership     Oil        Gas        Dry        Oil        Gas        Dry

Pennwest
Petroleum
Group 1984      27         13         -          27          5.5        -

Pennwest
Petroleum
Group 1985-A    14         13         1          14          7.8       .6

Petrowest
Gas Group
 1986-A         -           8         2          -           5.4      1.0

Petrowest
Gas Group
 1987           -           9         1(3)       -           7.1       .1(3)

Petrowest
Gas Group
 1987-B         -           9         1          -           5.5       .6

PDC 1987        -           7         -          -           2.6        -

PDC 1988        -           5         1          -           4.1       .8

PDC 1988-B      -           5         -          -           4.7        -

PDC 1988-C      -           9         1          -           7.0       .8

PDC 1989-P      -           8         1          -           7.8       .9

PDC 1989-A      -           6         1          -           5.5       .9

PDC 1989-B      -          19         2          -          17.0      1.8

PDC 1990-A      -           7         1          -           6.0       .9

PDC 1990-B      -          11         -          -          10.3        -

PDC 1990-C      -          15         2          -          14.4      2.0

PDC 1990-D      -          16         1          -          15.8      1.0

PDC 1991-A      -          13         -          -          12.0        -

PDC 1991-B      -           8         2          -           7.2      2.0

                                    - 84 -

PDC 1991-C      -          12         2          -          11.2      1.5

PDC 1991-D      -          21         5          -          20.4      4.4

PDC 1992-A      -          12         2          -          11.0      2.0

PDC 1992-B      -          14         1          -          12.3       .5

PDC 1992-C      -          26         3          -          24.8      2.5

PDC 1993-A      -          16         1          -          14.7      1.0

PDC 1993-B      -          13         2          -          12.1      2.0

PDC 1993-C      -          15         2          -          13.8      2.0

PDC 1993-D      -          11         4          -          10.8      4.0

PDC 1993-E      -          34         2          -          33.3      2.0

PDC 1994-A      -           9         1          -           8.9      1.0

PDC 1994-B      -          13         1          -          12.4      1.0

PDC 1994-C      -          12         1          -          11.1      1.0

PDC 1994-D      -          39         4          -          35.4      4.0

PDC 1995-A      -           8         1          -           7.1      1.0

PDC 1995-B      -           8         3          -           7.1      3.0

PDC 1995-C      -          12         1          -           9.6      1.0

PDC 1995-D      -          42         2          -          37.5      2.0

PDC 1996-A      -          14         2          -          11.5      2.0
PDC 1996-B      -          15         -          -          13.2       -
PDC 1996-C(4)   -          22         2          -          17.6      1.9
PDC 1996-D(5)   -          79         5          -          63.9      4.4

 Total ......  41         628        64         41         545.4     57.6
_____________________

(1) Gross wells include all wells in which the partnerships owned a Working Interest.

(2) Net wells are the number of gross wells multiplied by the percentage Working Interest owned by the partnerships in the gross wells.

(3)  The dry hole indicated represents an exploratory well.

(4) Partnership funded in November 1996. Wells were drilled during fourth quarter of 1996 and first quarter of 1997.

(5) Partnership funded in December 1996. Wells were drilled during first quarter of 1997.

OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS SHOULD NOT BE
CONSIDERED
AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIP.

Payout and Net Cash Tables

The following tables provide information concerning the operating results of previous limited partnerships sponsored by the Managing General Partner and its Affiliates as of March 31, 1997.

                Participants' Payout Table
                       March 31, 1997

                                             Revenues Before Deducting
                                             Operating Costs(3)
                              Total
                              Expendi-
              Investors'      tures       Total         During Three
              Funds           Including   As of         Months Ended
              Invested(1)     Operating   March         March
                              Costs(2)    31, 1997      31, 1997
Pennwest
Petroleum
Group 1984    $2,093,125     $3,115,401  $2,019,099    $ 17,021

Pennwest
Petroleum
Group 1985-A   1,976,250      2,921,250   1,552,203      24,553

Petrowest
Gas Group
1986-A           956,250      1,446,735     881,345      15,292

Petrowest
Gas Group
1987           1,143,250      1,743,225   1,304,869      20,837

Petrowest
Gas Group
1987-B           983,875      1,405,340     682,394      11,462

PDC 1987         454,750        678,854     458,683       8,158

PDC 1988         770,100      1,188,634     972,095      18,396

PDC 1988-B       841,500      1,211,196     485,715      12,749

PDC 1988-C     1,326,000      1,932,235     945,213      23,268

PDC 1989-P     1,523,625      2,219,754   1,465,162      35,722

PDC 1989-A     1,028,500      1,533,502   1,067,095      24,731

PDC 1989-B     3,153,500      4,379,625   2,185,685      54,746

PDC 1990-A     1,195,100      1,607,590     596,190      12,756

PDC 1990-B     1,887,850      2,603,090   1,247,087      34,158

PDC 1990-C     2,956,300      4,047,804   1,670,115      63,088

PDC 1990-D     3,132,674      4,246,792   1,756,660      60,350

PDC 1991-A     2,328,150      3,172,327   1,636,179      46,428

PDC 1991-B     1,583,975      2,116,930     894,866      30,975

PDC 1991-C     2,325,600      3,127,652   1,351,651      53,581

PDC 1991-D     4,469,725      5,879,226   1,830,923      76,482

PDC 1992-A     2,472,396      3,191,358     733,253      31,088

PDC 1992-B     2,532,246      3,339,089   1,416,228      91,160

PDC 1992-C     5,430,563      7,209,839   3,397,488     282,173

PDC 1993-A     2,647,750      3,667,688   2,797,876     205,206

PDC 1993-B     2,130,620      2,662,273     833,961      59,470

PDC 1993-C     2,665,865      3,326,381     842,717      67,947

PDC 1993-D     2,545,375      3,121,627     835,303      74,345

PDC 1993-E     6,438,950      7,958,737   1,921,623     185,899

PDC 1994-A     1,798,563      2,254,037     525,502      45,267

PDC 1994-B     2,353,579      2,870,331     727,399      82,314

PDC 1994-C     2,052,636      2,474,564     529,394      57,241

PDC 1994-D     6,605,166      7,936,651   1,600,947     212,445

PDC 1995-A     1,282,403      1,555,136     384,310      59,586

PDC 1995-B     1,625,442      1,913,933     252,330      46,013

PDC 1995-C     1,850,184      2,184,309     275,312      65,041

PDC 1995-D     7,137,437      8,327,592     958,243     295,573

PDC 1996-A     2,241,294      2,619,246     392,778     167,050

PDC 1996-B     2,335,695      2,700,645     231,833      97,477

PDC 1996-C(4)  3,433,436      3,964,478         -            -

PDC 1996-D(5) 13,312,502     15,301,726         -            -
_____________________

(1) Total Subscriptions, less commissions, management fee, and offering costs.

(2) Includes the total of the subscriptions, assessments, funds advanced by the
     Managing General Partner to the general or limited partnerships, inclusive of operating costs.  None of the partnerships has borrowed any funds.

(3) Represents the accrued gross revenues credited to the participants from oil and gas revenues net of royalties to landowners, Overriding Royalty Interest, and other burdens, excluding interest income.

(4) Partnership funded in November 1996; wells were drilled during forth quarter of 1996 and first quarter of 1997; first revenue distribution commenced in May 1997.
(5) Partnership funded in December 1996; wells were drilled during the first quarter of 1997; first revenue distribution to commence in June 1997.

OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS SHOULD NOT BE
CONSIDERED
AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIP.

                               Participants' Net Cash Table
                                       March 31, 1997

                                     Total Revenues
                                     After Deducting        Cash
                                     Operating Costs(3)   Distributions(4)

                       Total                 Three               Three
Aggre-
          Investors'   Expendi-    Total     Months     Total    Months
gate
Partner-  Funds        tures, Net  As of     Ended      As of    Ended
Sect-
ship      Invested     of Operat-  March     March      March    March    ion
29
                       ing Costs   31, 1997  31, 1997  31, 1997  31, 1997
Tax
           (1)          (2)
Credit

Pennwest
Petroleum
Group
1984    $2,093,125  $2,462,500 $1,366,199  $  1,233 $1,296,697  $ 1,233
$472,128

Pennwest
Petroleum
Group
1985-A   1,976,250   2,325,000    955,953    11,447    912,681   11,447
546,293

Petrowest
Gas Group
1986-A     956,250   1,125,000    559,610     6,709    532,840    6,709
405,950

Petrowest
Gas Group
1987     1,143,250   1,345,000    906,644    10,323    864,024   10,323
442,237

Petrowest
Gas Group
 1987-B    983,875   1,157,500    434,554     4,242    408,184    4,242
323,803

PDC 1987   454,750     535,000    314,829     3,730    297,257    3,730
205,533

PDC 1988   770,100     906,000    689,461    11,344    652,572   11,344
417,507

PDC
 1988-B    841,500     990,000    264,520     5,894    240,680    5,894
219,030

PDC
 1988-C  1,326,000   1,560,000    572,978    11,946    529,922   11,946
413,036

PDC
 1989-P  1,523,625   1,792,500  1,037,907    21,304    960,022   21,304
663,548

PDC
 1989-A  1,028,500   1,210,000    743,592    14,304    700,508   14,304
437,928

PDC
 1989-B  3,153,500   3,710,000  1,516,061    33,499  1,410,425   33,499
642,080

PDC
1990-A   1,195,100   1,406,000    394,600     5,059    334,387    5,059
112,418

                                    - 89 -

PDC
 1990-B  1,887,850   2,221,000    864,996    21,391    827,236    21,391
512,148

PDC
 1990-C  2,956,300   3,478,000  1,100,311    40,063  1,031,073    40,063
487,290

PDC
 1990-D  3,132,674   3,685,500  1,195,369    36,624  1,134,502    36,624
653,222

PDC
 1991-A  2,328,150   2,739,000  1,202,852    28,170  1,099,387    28,170
683,260

PDC
 1991-B  1,583,975   1,863,500    641,436    20,525    612,561    20,525
387,424

PDC
 1991-C  2,325,600   2,736,000    959,999    33,688    873,399    33,688
564,739

PDC
 1991-D  4,469,725   5,258,500  1,210,197    48,155  1,137,185    48,155
724,337

PDC
 1992-A  2,472,396   2,908,700    450,595    15,552    371,871    15,552
272,471

PDC
 1992-B  2,532,246   2,979,100  1,056,239    69,037    995,182    69,037
601,005

PDC
 1992-C  5,430,563   6,388,900  2,576,550   223,192  2,454,436  223,192
1,136,844

PDC
 1993-A  2,647,750   3,026,000  2,156,188   158,319  1,962,012  158,319
89,259

PDC
 1993-B  2,130,620   2,435,000    606,688    46,230    547,781   46,230
--

PDC
 1993-C  2,665,865   3,046,700    563,036    48,439    506,650   48,439
--

PDC
 1993-D  2,545,375   2,909,000    622,676    61,503    581,438   61,503
--

PDC
 1993-E  6,438,950   7,358,800  1,321,686   151,302  1,172,738  151,302
--

PDC
 1994-A  1,798,563   2,055,500   326,965     33,615    286,995   33,615
--

PDC
 1994-B  2,353,579   2,689,804   546,873     68,634    491,615   68,634
--

PDC
 1994-C  2,052,636   2,345,870   400,700     43,684    344,263   43,684
--

PDC
 1994-D  6,605,166   7,548,761 1,213,057    167,919  1,026,202  167,919
--

PDC
 1995-A  1,282,403   1,465,603   294,778     49,948    246,719   49,948
--

PDC
 1995-B  1,625,442   1,857,648   196,045     36,118    140,037  36,118     --


PDC
 1995-C
         1,850,184   2,114,496   205,500     43,737    148,703  43,737    --

PDC
 1995-D  7,137,437   8,157,071   787,722    241,792    577,026 241,792    --


PDC
 1996-A  2,241,294   2,576,200   349,732    148,241    214,914 148,241    --

PDC
 1996-B  2,335,695   2,684,707   215,895     90,979     90,979  90,979

PDC
 1996-C  3,433,436   3,946,478      --         --          --      --
 (6)

PDC
 1996-D 13,312,502  15,301,726      --         --          --      --
 (7)
_____________________

(1) Total Subscriptions, less commissions, management fee, and offering costs.

(2) Includes the total of the subscriptions, assessments, funds advanced by the Managing General Partner to the general or limited partnerships, exclusive of operating costs. None of the partnerships has borrowed any funds.

(3) Represents the accrued gross revenues credited from oil and gas production, excluding operating costs, Landowners' Royalty Interests, Overriding Royalty Interests, and other burdens.

(4) Represents the net cash distributed to the partnerships. All cash distributions to the partners were made from operations and constituted ordinary income.

(5)  Wells drilled after December 31, 1992 will not qualify for the credit.

(6) Partnership funded in November 1996; wells were drilled during fourth quarter of 1996 and first quarter of 1997; first revenue distribution commenced in May 1997.

(7) Partnership funded in December 1996; wells were drilled during the first quarter of 1997; first revenue distribution to commence in June
1997.


OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIP.


               Managing General Partner's Payout Table
                             March 31, 1997
                                         Revenues Before Deducting
                                         Operating Costs(2)
                         Total           Total As      During Three
                      Expenditures       of March      Months Ended
                       Including         31, 1997      March 31, 1997
Partnership        Operating Costs(1)

Pennwest
Petroleum
Group 1984           $  157,740        $256,002         $ 1,616

Pennwest
Petroleum
Group
1985-A                  146,311         202,616           2,339

Petrowest
Gas Group
1986-A                   76,139         139,633           2,608

Petrowest
Gas Group
1987                     91,742         199,536           3,457

Petrowest
Gas Group
 1987-B                  73,966         104,591           1,916

PDC 1987                 35,730          70,854           1,377

PDC 1988                 62,545         156,999           3,128

PDC 1988-B               63,749          79,576           2,191

PDC 1988-C              102,697         148,891           3,891

PDC 1989-P              116,823         226,853           5,935

PDC 1989-A              191,733         264,609           6,183

PDC 1989-B              498,529         522,487          13,687

PDC 1990-A              177,024         135,716           3,189

PDC 1990-B              301,556         301,807           8,539

PDC 1990-C              454,097         382,708          15,772

PDC 1990-D              466,511         383,386          15,088

PDC 1991-A              356,925         394,222          11,607

PDC 1991-B              230,120         213,932           7,744

PDC 1991-C              347,158         323,586          13,395

PDC 1991-D              625,575         411,397          19,120

PDC 1992-A              296,250          85,543             -0-

PDC 1992-B              360,470         343,638          22,790

PDC 1992-C              772,452         779,781          69,696

PDC 1993-A              417,862         604,875          45,092

PDC 1993-B              281,625         175,717          12,084

PDC 1993-C              342,843         148,188           9,532

PDC 1993-D              322,251         157,793          12,123

PDC 1993-E              832,930         376,892          29,392

PDC 1994-A              496,101         126,131          10,439

PDC 1994-B              630,497         176,710          18,812

PDC 1994-C              543,301         131,049          13,674

PDC 1994-D            1,743,584         395,518          49,805

PDC 1995-A              342,887          95,483          14,302

PDC 1995-B              420,315          62,541          10,962

PDC 1995-C              480,000          68,828          16,260

PDC 1995-D            1,826,992         239,561          73,893

PDC 1996-A              571,085          98,193          41,762

PDC 1996-B              587,908          57,958          24,369

PDC 1996-C(3)           858,359            --              --

PDC 1996-D(4)         3,328,126            --              --
_____________________

(1)  Includes Managing General Partner share of drilling costs.

(2) Represents the accrued gross revenues credited to the managing general partner(s).

(3) Partnership funded in November 1996; wells were drilled during fourth quarter of 1996 and first quarter of 1997; first revenue distribution commenced May 1997.

(4) Partnership funded in December 1996; wells were drilled during first quarter of 1997; first revenue distribution to commence in June 1997.

OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIP.

                                    Managing General Partner's Net Cash Table
                                                 March 31, 1997

                            Total Revenues
                            After Deducting         Cash
                            Operating Costs(2)      Distributions(4)
               Total                                                    Aggre-
               Expendi-                Three                    Three    gate
               tures, Net  Total       Months       Total       Months   Sec-
               of Operat-  As of       Ended        As of       Ended    tion 29
               ing         March 31,   March 31,    March 31,   March 31, Tax
Partnership     Costs(1)    1997        1997         1997        1997
Credits
                                                                           (4)

Pennwest
Petroleum
Group 1984    $ 129,605    $227,868    $ 1,201    $224,210  $  1,201    $24,848

Pennwest
Petroleum
Group
1985-A          122,368     178,672      1,995     176,395     1,995     28,752

Petrowest
Gas Group
 1986-A          59,210     122,705      2,157     118,265     2,157     21,366

Petrowest
Gas Group
 1987            70,789     178,582      2,905     172,370     2,905     23,276

Petrowest
Gas Group
 1987-B          60,921      91,546      1,536      87,171     1,536     17,042

PDC 1987         28,158      63,282      1,144      60,638     1,144     10,818

PDC 1988         47,684     142,137      2,756     136,588     2,756     21,974

PDC 1988-B       52,105      67,932      1,830      63,325     1,830     11,528

PDC 1988-C       82,105     128,299      3,295     120,982     3,295     21,739

PDC 1989-P       94,342     204,372      5,176     190,984     5,176     34,924

PDC 1989-A      114,278     187,154      3,600     176,383     3,600    109,482

PDC 1989-B      350,389     374,347      8,375     347,938     8,375    160,520

PDC 1990-A      132,789      91,481      1,265      76,428     1,265     28,105

PDC 1990-B      209,761     210,013      5,348     200,573     5,348    128,037

PDC 1990-C      328,478     257,089     10,050     239,779    10,050    121,823

PDC 1990-D      348,075     264,950      9,186     249,733     9,186    163,305

PDC 1991-A      258,683     295,980      7,055     270,114     7,055    170,815

PDC 1991-B      175,997     159,809      5,240     154,034     5,240     96,856

PDC 1991-C      258,400     234,828      8,482     213,178     8,482    141,185

PDC 1991-D      496,639     282,461     12,038     264,208    12,038    181,084

PDC 1992-A      274,711      64,004        -0-      44,323       -0-     68,118

PDC 1992-B      281,361     264,529     17,387     252,318    17,387    150,251

PDC 1992-C      603,396     610,725     55,938     586,303    55,938    284,211

PDC 1993-A      294,194     481,208     35,455     438,584    35,455     19,594

PDC 1993-B      236,736     130,827      9,393     117,896     9,393         --

PDC 1993-C      296,207     101,553      6,796      89,176     6,796         --

PDC 1993-D      282,819     118,361     10,131     109,309    10,131         --

PDC 1993-E      715,438     259,400     23,922     226,704    23,922         --

PDC 1994-A      449,641      79,671      8,102      70,897     8,102         --

PDC 1994-B      588,395     134,608     16,238     120,793    16,238         --

PDC 1994-C      513,159     100,907     10,935      86,798    10,935         --

PDC 1994-D    1,651,292     303,226     40,405     256,512    40,405         --

PDC 1995-A      320,601      73,196     11,988      61,181    11,988         --

PDC 1995-B      406,361      48,587      8,605      34,585     8,605         --

PDC 1995-C      462,546      51,374     10,934      37,175    10,934         --

PDC 1995-D    1,784,359     196,929     60,448     144,255    60,448         --

PDC 1996-A      560,324      87,432     37,060      53,728    37,060         --

PDC 1996-B      583,924      53,974     22,745      22,475    22,475         --

PDC 1996-C(5)   858,359        --         --          --        --           --

PDC 1996-D(6) 3,328,126        --         --          --        --           --

_____________________
(1) Includes Managing General Partner share of drilling costs, exclusive of operating costs.

(2) Represents the accrued gross revenues credited from oil and gas production, excluding operating costs, landowners' royalty interests, Overriding Royalty Interests, and other burdens.

(3) Represents the net cash received from the partnerships' cash distributions.
     All cash distributions to the managing general partner were made from operations.

(4)  Wells drilled after December 31, 1992 will not qualify for the credit.


(5) Partnership funded in November 1996; wells were drilled during fourth quarter of 1996 and first quarter of 1997; first revenue distribution commenced in May 1997.

(6) Partnership funded in December 1996; wells were drilled during first quarter of 1997; first revenue distribution to commence in June 1997.

OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS SHOULD NOT BE
CONSIDERED
AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIP.



















































Tax Deductions and Tax Credits of Participants in Previous Partnerships

      The following table reflects the participants' share of the previous limited partnerships' available tax deductions that were reported in the partnerships' tax returns and such share of tax deductions as a percentage of their subscriptions. The following percentages do not reflect the effect of the revenues from the partnerships' operations and are subject to audit adjustments by the Service. The table also reflects the aggregate Section 29 nonconventional fuel production credit as a percentage of the participants' initial investment over the life of each partnership through March 31, 1997, and the federal tax savings from deductions and tax credits based on the maximum marginal tax rate in each year. Wells drilled after December 31, 1992 will not qualify for the credit. The final column shows these tax shelter ratios calculated in accordance with Service regulations. Programs with anticipated tax shelter ratios of greater than 2:1 in any of the first five years must register as tax shelters. The Managing General Partner does not expect any of the prior partnerships or the Partnerships in the current Program to exceed the 2:1 ratio. The following table is based on past experience and should not be considered as necessarily indicative of the results that may be expected in these Partnerships. It is suggested that prospective subscribers consult with their tax advisors concerning their specific tax circumstances and the tax benefits available to them individually, which may materially vary in various circumstances.

                                                          Estimated
                    First        Aggregate    Aggregate   Federal     Tax
                    Year Tax    Deductions    Section 29  Tax         Shelter
                    Deductions    Thereafter     Tax      Savings(2)
Ratio(3)
                                              Credits(1)

*Pennwest
 Petroleum
 Group 1984         70.87%           26.32%       19.17%     65.43%  1.4:1

*Pennwest
 Petroleum
 Group 1985-A       69.51%           26.51%       23.50%     68.21%  1.4:1

*Petrowest
 Gas Group
 1986-A             70.10%           28.93%       36.08%     81.45%  1.7:1

*Petrowest
 Gas Group
 1987               63.09%           34.47%       32.88%     68.88%  2.1:1

*Petrowest
  Gas Group
 1987-B             68.70%           25.45%       27.97%     62.96%  1.9:1

*PDC 1987           70.30%           30.31%       38.42%     75.71%  2.4:1

*PDC 1988           68.57%           32.38%       46.08%     79.70%  2.6:1

*PDC 1988-B         66.70%           30.86%       22.12%     54.69%  1.7:1

*PDC 1988-C         69.20%           28.27%       26.48%     58.99%  1.9:1

                                    - 97 -

*PDC 1989-P         63.68%           31.61%       37.02%     68.91%  2.2:1

*PDC 1989-A         69.80%           28.72%       36.19%     69.16%  2.3:1

*PDC 1989-B         69.10%           25.93%       17.31%     49.07%  1.6:1

*PDC 1990-A         67.92%           18.87%        8.00%     36.92%  1.1:1

*PDC 1990-B         71.50%           22.55%       23.06%     54.55%  1.7:1

*PDC 1990-C         70.60%           22.12%       14.01%     45.17%  1.4:1

*PDC 1990-D         69.70%           24.83%       17.72%     49.62%  1.6:1

*PDC 1991-A         69.80%           19.74%       24.95%     53.76%  1.8:1

*PDC 1991-B         67.00%           22.46%       20.79%     49.47%  1.6:1

*PDC 1991-C         69.60%           21.60%       20.64%     50.09%  1.6:1

*PDC 1991-D         69.80%           18.21%       13.77%     42.10%  1.4:1

PDC 1992-A          68.24%           14.71%        9.37%     36.03%  1.2:1

PDC 1992-B          69.60%           19.82%       20.17%     49.40%  1.6:1

PDC 1992-C          69.20%           21.36%       17.79%     47.48%  1.5:1

PDC 1993-A          69.00%           30.86%        2.95%     36.32%  1.1:1

PDC 1993-B          68.10%           15.86%         --       30.77%  0.8:1

PDC 1993-C          68.80%           13.83%         --       30.24%  0.8:1

PDC 1993-D          68.60%           12.64%         --       29.69%  0.8:1

PDC 1993-E          67.60%           14.42%         --       30.04%  0.8:1

PDC 1994-A          87.70%            3.90%         --       36.27%  0.9:1

PDC 1994-B          89.40%            4.75%         --       37.29%  0.9:1

PDC 1994-C          89.70%            3.88%         --       37.06%  0.9:1

PDC 1994-D          89.90%            3.68%         --       37.06%  0.9:1

PDC 1995-A          85.66%            4.37%         --       35.65%  0.9:1

PDC 1995-B          89.02%            1.90%         --       36.00%  0.9:1

PDC 1995-C          89.71%            1.93%         --       36.29%  0.9:1

PDC 1995-D          89.94%            1.61%         --       36.25%  0.9:1

PDC 1996-A          89.94%            0.60%         --       34.43%  0.9:1

PDC 1996-B          86.82%            0.31%         --       34.38%  0.9:1

PDC 1996-C(4)       89.42%            0.33%         --       35.41%  0.9:1

PDC 1996-D(5)       89.49%            0.27%         --      35.44%   0.9:1


 *Partnerships in existence for over five years.
_____________________
(1)  Wells drilled after December 31, 1992 will not qualify for the credit.

(2) The Estimated Federal Tax Savings column reflects the percentage savings in taxes which would have been paid by an investor had he not had the use of the various deductions and credits available to a Partner in the Program and it assumes full use of deductions and tax credits at maximum Federal tax rates of 50% in 1984-1986, 40% in 1987 and 1988, and 33% in 1989 and 1990, 31% in 1991-1992, 36% in
     1993, and 39.6% in 1994 and thereafter.

(3) Total deductions plus 200% of credits generated for partnerships first offered before December 31, 1986. Total deductions plus 350% of credits generated for partnerships offered after December 31, 1986.

(4)  Partnership funded in November 1996.

(5)  Partnership funded in December 1996.



OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIP.

                       Percentage of Return on Subscriptions Through
                                    March 31, 1997
                       From Cash Distributions, Tax Savings from
                       Deductions and Tax Credits(1)
                                                  Tax      Total     Years/
                Cash        Cumula-    Total      Deduc-   Return of Months
                Distribu    tive       Cash       tions    Cash, Tax All
wells
                -tions      Section 29 & Tax      Tax      Deduction
Producing
                            Credit     Credit     Effected
                (2)         (3)                   (4)      (5)

 *Pennwest
  Petroleum
  Group 1984    52.62%     19.17%     71.79%     50.18%   121.97%    12/0

 *Pennwest
  Petroleum     39.12%     23.50%     62.62%     48.62%   111.24%    11/1
  Group 1985-A

**Petrowest
 Gas Group      47.24%     36.08%     83.32%     48.25%   131.57%     10/0
  1986

**Petrowest
  Gas Group     64.20%     32.88%     97.08%     38.70%   135.78%     9/3
  1987

**Petrowest
  Gas Group
  1987-B        35.26%     27.97%     63.23%     38.82%   102.05%     9/0

**PDC 1987      55.44%     38.42%     93.86%     41.42%   135.28%     8/10

**PDC 1988      71.60%     46.08%    117.68%     36.98%   154.68%     8/4

**PDC 1988-B    24.32%     22.12%     46.44%     36.53%    82.97%     8/0

**PDC 1988-C    33.97%     26.48%     60.45%     36.49%    96.94%     7/10

**PDC 1989-P    53.27%     37.02%     90.29%     34.73%   125.02%     7/4

**PDC 1989-A    57.89%     36.19%     94.08%     38.58%   132.66%     7/0

**PDC 1989-B    38.01%     17.31%     55.32%     35.62%    90.94%     6/10

**PDC 1990-A    23.78%      8.00%     31.78%     31.79%    63.57%     6/5

**PDC 1990-B    37.24%     23.06%     60.30%     34.70%    95.00%     6/3

**PDC 1990-C    29.65%     14.01%     43.66%     35.15%    78.81%     5/11

**PDC 1990-D    30.78%     17.72%     48.50%     35.96%    84.46%     5/10

**PDC 1991-A    40.20%     24.95%     65.15%     31.87%    97.02%     5/5

**PDC 1991-B    32.87%     20.79%     53.66%     32.53%    86.19%     5/2

**PDC 1991-C    31.92%     20.64%     52.56%     33.38%    85.94%     5/0


**PDC 1991-D    21.63%     13.77%     35.40%     32.11%    67.51%     4/10

**PDC 1992-A    12.79%      9.37%     22.16%     29.56%    51.72%     4/5

**PDC 1992-B    33.41%     20.17%     53.58%     33.17%    86.75%     4/3

**PDC 1992-C    38.42%     17.79%     56.21%     33.72%    89.93%     4/0

**PDC 1993-A    64.83%      2.95%     67.78%     36.64%   104.42%     3/10

**PDC 1993-B    22.52%       --       22.52%     34.51%    57.03%     3/5

**PDC 1993-C    16.63%       --       16.63%     33.90%    50.53%     3/2

**PDC 1993-D    19.99%       --       19.99%     33.30%    53.29%     3/0

**PDC 1993-E    15.93%       --       15.93%     33.84%    49.79%     2/9

**PDC 1994-A    13.95%       --       13.95%     39.31%    53.26%     2/5
**PDC 1994-B    18.27%       --       18.27%     40.44%    58.71%     2/2
**PDC 1994-C    14.68%       --       14.68%     40.16%    54.84%     2/0
**PDC 1994-D    13.60%       --       13.60%     40.47%    54.07%     1/10
**PDC 1995-A    16.83%       --       16.83%     41.08%    57.91%     1/6
**PDC 1995-B     7.54%       --        7.54%     40.27%    47.81%     1/3
**PDC 1995-C     7.03%       --        7.03%     40.23%    47.26%     1/0
**PDC 1995-D     7.07%       --        7.07%     39.97%    47.04%     0/10
**PDC 1996-A     8.34%       --        8.34%     39.53%    47.87%     0/5
**PDC 1996-B     3.39%       --        3.39%     38.92%    42.31%     0/1
**PDC 1996-C(6)    --        --          --      38.89%    38.89%      0
**PDC 1996-D(7)    --        --          --      38.98%    38.89%

*   Program contains oil & gas production
**  Program contains gas production
_____________________
(1) This table assumes investors were able to fully utilize all tax benefits at the maximum marginal Federal rate plus an assumed state rate of 4%

(2) Cash distributions to investors divided by investors' initial investment.

(3) Credit earned on qualified production. Wells drilled after December 31, 1992 do not qualify for the credit.

(4) Tax savings from deductions assuming investor is in the highest marginal bracket. Rates used were 54% in 1984, 1985 and 1986, 42.5% in 1987, 37% in 1988, 1989 and 1990, 35% in 1991 and
     1992, 40% in 1993, and 43.6% in 1994 and thereafter.

(5) This column represents the sum of the percentage amounts set forth in columns 1, 2, and 4 of this table.

(6) Partnership funded in November 1996; wells were drilled during fourth quarter of 1996 and first quarter of 1997; first revenue distribution commenced in May 1997.

(7) Partnership funded in December 1996; wells were drilled during first quarter of 1997; first revenue distribution to commence in June 1997.

OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS SHOULD NOT BE
CONSIDERED
AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIP.

Partnership Proved Reserves and Future Net Revenues

      The following table presents information regarding the public drilling programs sponsored by the Managing General Partner. The table reflects with respect to each partnership the proved reserves and future net
reserves as of    January 1, 1997    .  The information presented has been
derived from reports prepared by an independent petroleum consultant, Wright & Company, Inc. and by the Managing General Partner's petroleum engineer as noted below.


               Partnership Proved Reserves and Future Net Revenues
                        as of January 1, 1997(1)

                                                                      Percent
                                                                       Value
                                   Net Oil BBL  Net Gas    Estimated  Discounted
                     Category of   Reserves   Reserves     Future Net  at 10% Per
Partnership   Proved Reserves      BBL          MCF        Revenues    Annum

PDC 1989-A(2) Proved Developed        --     1,053,751    $ 3,199,030  $ 867,363
              Proved Undeveloped      --         --             --           --
                     Totals           --     1,053,751    $ 3,199,030  $ 867,363

PDC 1989-B(2) Proved Developed        --     1,523,428    $ 4,375,498 $1,803,869
              Proved Undeveloped      --         --             --           --
                     Totals           --     1,523,428    $ 4,375,498 $1,803,869

PDC 1990-A(2) Proved Developed        --       351,277    $   855,311  $ 397,176
              Proved Undeveloped      --         --             --          --
                     Totals           --       351,277    $   855,311  $ 397,176

PDC 1990-B(2) Proved Developed        --     1,503,931    $ 4,361,395 $1,216,798
              Proved Undeveloped      --         --             --           --
                     Totals           --     1,503,931    $ 4,361,395 $1,216,798

PDC 1990-C(2) Proved Developed        --     2,459,651    $ 7,847,450 $2,579,798
              Proved Undeveloped      --         --             --           --
                     Totals           --     2,459,651    $ 7,847,450 $2,579,798

PDC 1990-D(2) Proved Developed        --     2,461,028    $ 7,155,206 $2,494,063
              Proved Undeveloped      --         --             --      --
                     Totals           --     2,461,028    $ 7,155,206 $2,494,063

PDC 1991-A(2) Proved Developed        --     1,516,963    $ 4,267,156 $1,450,680
              Proved Undeveloped      --         --             --       --
                     Totals           --     1,516,963    $ 4,267,156 $1,450,680

PDC 1991-B(2) Proved Developed        --     1,228,980    $ 3,768,580 $1,389,570
              Proved Undeveloped      --         --             --          --
                     Totals           --     1,228,980    $ 3,768,580 $1,389,570

PDC 1991-C(2) Proved Developed        --     1,804,612    $ 5,154,448 $1,758,534
              Proved Undeveloped      --         --             --          --
                     Totals           --     1,804,612    $ 5,154,448 $1,758,534

                                    - 102 -

PDC 1991-D(2) Proved Developed        --     2,568,623    $ 7,363,205 $2,497,937
              Proved Undeveloped      --         --             --          --
                     Totals           --     2,568,623    $ 7,363,205 $2,497,937

PDC 1992-A(2) Proved Developed        --       717,047    $ 1,645,734  $ 574,320
              Proved Undeveloped      --         --             --          --
                     Totals           --       717,047    $ 1,645,734  $ 574,320

PDC 1992-B(2) Proved Developed        --     2,795,855    $ 8,493,112 $3,019,073
              Proved Undeveloped      --         --             --          --
                     Totals           --     2,795,855    $ 8,493,112 $3,019,073

PDC 1992-C(2) Proved Developed        --     5,195,584    $15,873,230 $6,912,866
              Proved Undeveloped      --         --            --          --
                     Totals           --     5,195,584    $15,873,230 $6,912,866

PDC 1993-A(2) Proved Developed        --     3,242,395    $10,156,210 $3,996,614
              Proved Undeveloped      --         --            --          --
                     Totals           --     3,242,395    $10,156,210 $3,996,614

PDC 1993-B(2) Proved Developed        --     1,558,074    $ 4,532,343 $1,688,012
              Proved Undeveloped      --         --            --          --
                     Totals           --     1,558,074    $ 4,532,343 $1,688,012

PDC 1993-C(2) Proved Developed        --     2,346,745    $ 7,106,115 $2,156,639
              Proved Undeveloped      --         --             --         --
                     Totals           --     2,346,745    $ 7,106,115 $2,156,639

PDC 1993-D(2) Proved Developed        --     1,995,315    $ 6,418,324 $2,115,957
              Proved Undeveloped      --         --             --        --
                     Totals           --     1,995,315    $ 6,418,324 $2,115,957

PDC 1993-E(3) Proved Developed        --     4,744,139    $11,803,490 $4,032,980
              Proved Undeveloped      --         --             --         --
                     Totals           --     4,744,139    $11,803,490 $4,032,980

PDC 1994-A(2) Proved Developed        --     1,376,864    $ 3,741,853 $1,315,508
              Proved Undeveloped      --         --             --         --
                     Totals           --     1,376,864    $ 3,741,853 $1,315,508

PDC 1994-B(2) Proved Developed        --     1,644,796    $ 4,449,524 $1,960,122
              Proved Undeveloped      --         --             --        --
                     Totals           --     1,644,796    $ 4,449,524 $1,960,122

PDC 1994-C(2) Proved Developed        --     1,240,268    $ 3,382,889 $1,213,688
              Proved Undeveloped      --         --             --         --
                     Totals           --     1,240,268    $ 3,382,889 $1,213,688

PDC 1994-D(3) Proved Developed        --     4,599,443    $11,573,240 $5,039,515
              Proved Undeveloped      --         --             --         --
                     Totals           --     4,599,443    $11,573,240 $5,039,515

PDC 1995-A(3)  Proved Developed       --     1,146,889    $ 3,379,354 $1,477,427
               Proved Undeveloped     --         --             --         --
                      Totals          --     1,146,889    $ 3,379,354 $1,477,427

PDC 1995-B(3)  Proved Developed       --       753,301    $ 2,037,076  $ 767,400
               Proved Undeveloped     --         --             --         --
                      Totals          --       753,301    $ 2,037,076  $ 767,400


                                    - 103 -

PDC 1995-C(3)  Proved Developed       --     1,033,449    $ 2,760,416 $1,175,676
               Proved Undeveloped     --         --             --         --
                      Totals          --     1,033,449    $ 2,760,416 $1,175,676

PDC 1995-D(3)  Proved Developed       --     5,013,250    $15,729,080 $7,655,215
               Proved Undeveloped     --        --             --          --
                      Totals          --     5,013,250    $15,729,080 $7,655,215

PDC 1996-A(3)  Proved Developed       --     2,334,224    $ 7,899,104 $3,810,423
               Proved Undeveloped     --        --             --          --
                      Totals          --     2,334,224    $ 7,899,104 $3,810,423

PDC 1996-B(3)  Proved Developed       --     2,377,133    $ 7,626,874 $3,712,711
               Proved Undeveloped     --        --             --          --
                      Totals          --     2,377,133    $ 7,626,874 $3,712,711

PDC 1996-C(3)  Proved Developed       --     2,522,541    $ 8,249,101 $4,031,239
               Proved Undeveloped     --        --             --          --
                      Totals          --     2,522,541    $ 8,249,101 $4,031,239

PDC 1996-D(4)  Proved Developed       --        --             --          --
               Proved Undeveloped    --         --             --          --
                      Totals          --        --             --          --

____________________
(1) For the Partnerships PDC 1989-A through PDC 1992-C and from 1994-A through 1996-C, the Managing General Partner owns 20% of the reserves listed and the Investor Partners own 80% of the reserves listed above. In the PDC 1993-A, PDC 1993-B, PDC 1993-C, PDC 1993-D and PDC 1993-E Limited Partnerships, the Managing General Partner owns 18% of the reserves listed and the Investor Partners own 82% of the reserves listed above.

(2) Reserve reports prepared by the Managing General Partner's petroleum engineer.

(3) Reserve reports prepared by an independent petroleum consultant, Wright & Company, Inc.

(4) The wells of this Partnership were drilled after December 31, 1996; therefore, reserve studies have not been conducted.

OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS SHOULD NOT BE
CONSIDERED
AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIP.


TAX CONSIDERATIONS

      The full tax opinion of    Duane, Morris & Heckscher LLP     is
attached to the Prospectus as Appendix D. All prospective investors should review Appendix D in its entirety before investing in the Program. All references in this "Tax Considerations" section are to the tax opinion set forth in Appendix D.

      The following is a summary of the opinions of    Duane, Morris &
Heckscher LLP     , counsel to the Partnerships (collectively, the
"Partnership"), which represent counsel's opinions on all material federal income tax consequences to the Partnership and to the Investor Partners. There may be aspects of a particular investor's tax situation which are not addressed in the following discussion or in Appendix D. Additionally, the resolution of certain tax issues depends upon future facts and circumstances not known to counsel as of the date of this Prospectus; thus, no assurance as to the final resolution of such issues should be drawn from the following discussion.

      The following statements are based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), including revisions to the Code effected by the Revenue Reconciliation Act of 1990 (the "1990 Act"), the Omnibus Budget Reconciliation Act of 1990, the Energy Policy Act of
1992 (the "Energy Act"), the Revenue Reconciliation Act of 1993 (the "RRA 93"), and the Uruguay Round Agreements Act ("GATT"), the Small Business
Job Protection Act of 1996 (the "1996 Act") existing and proposed regulations thereunder, current administrative rulings, and court decisions. It is possible that legislative or administrative changes or future court decisions may significantly modify the statements and opinions expressed herein. Such changes could be retroactive with respect to the transactions prior to the date of such changes.

      Moreover, uncertainty exists concerning some of the federal income tax aspects of the transactions being undertaken by the Partnership. Some of the tax positions being taken by the Partnership may be challenged by the Internal Revenue Service (the "Service") and any such challenge could be successful. Thus, there can be no assurance that all of the anticipated tax benefits of an investment in the Partnership will be realized.
      Counsel's opinion is based upon the transactions described in this Prospectus (the "Transaction") and upon facts as they have been represented to counsel or determined by it as of the date of the opinion. Any alteration of the facts may adversely affect the opinions rendered.
It is possible, however, that some of the tax benefits will be eliminated or deferred to future years.

      Because of the factual nature of the inquiry, and in certain cases the lack of clear authority in the law, it is not possible to reach a judgment as to the outcome on the merits (either favorable or unfavorable) of certain material federal income tax issues as described more fully herein.

Summary of Conclusions

      Opinions expressed: The following is a summary of the specific opinions expressed by counsel with respect to Tax Considerations discussed herein.
TO BE FULLY UNDERSTOOD, THE COMPLETE DISCUSSION OF THESE MATTERS SET FORTH IN THE FULL TAX OPINION IN APPENDIX D SHOULD BE READ BY EACH PROSPECTIVE INVESTOR PARTNER.

      1. The material federal income tax benefits in the aggregate from an investment in the Partnership will be realized.

      2. The Partnership will be treated as a partnership for federal income tax purposes and not as a corporation and not as association taxable as a corporation. See "Partnership Status;" "Federal Taxation of
Partnerships."

      3. To the extent the Partnership's wells are timely drilled and amounts are timely paid, the Partners will be entitled to their pro rata share of the Partnership's IDC paid in 1996 with respect to the Partnerships designated "PDC 1996-_ Limited Partnership" and in 1997 with respect to the Partnerships designated "PDC 1997-_ Limited Partnership." See "Intangible Drilling and Development Costs Deductions."

      4. Neither the at risk nor the adjusted basis rules will limit the deductibility of losses generated from the Partnership. See "Basis and At Risk Limitations."

      5. Additional General Partners' interests will not be considered a passive activity within the meaning of Code Section 469 and losses generated while such general partner interest is so held will not be limited by the passive activity provisions. See "Passive Loss and Credit Limitations."

      6. Limited Partners' interests (other than those held by Additional General Partners who convert their interests into Limited Partners' interests) will be considered a passive activity within the meaning of Code Section 469 and losses generated therefrom will be limited by the passive activity provisions. See "Passive Loss and Credit Limitations."

      7. The Partnership will not be terminated solely as the result of the conversion of Partnership interests. See "Conversion of Interests."

      8. To the extent provided herein, the Partners' distributive shares of
Partnership tax items will be determined and allocated substantially in accordance with the terms of the Partnership Agreement. See "Partnership Allocations."

      9. The Partnership will not be required to register with the Service as a tax shelter. See "Registration as a Tax Shelter."
      No opinion expressed: Due to the lack of authority, or the essentially factual nature of the question, counsel expresses no opinion on the following:

      1. The impact of an investment in the Partnership on an Investor's alternative minimum tax, due to the factual nature of the issue. See "Alternative Minimum Tax."

      2. Whether, under Code Section 183, the losses of the Partnership will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income, due to the inherently factual nature of a Partner's interest and motive in engaging in the Transaction. See "Profit Motive."

      3. Whether each Partner will be entitled to percentage depletion since such a determination is dependent upon the status of the Partner as an independent producer and on the Partner's other oil and gas production. Due to the inherently factual nature of such a determination, counsel is unable to render an opinion as to the availability of percentage depletion. See "Depletion Deductions."

      4. Whether any interest incurred by a Partner with respect to any borrowings will be deductible or subject to limitations on deductibility, due to the factual nature of the issue. Without any assistance of the Managing General Partner or any of its affiliates, some Partners may choose to borrow the funds necessary to acquire a Unit and may incur interest expense in connection with those loans. Based upon the purely factual nature of any such loans, counsel is unable to express an opinion with respect to the deductibility of any interest paid or incurred thereon. See "Interest Deductions."

      5. Whether the fees to be paid to the Managing General Partner and to third parties will be deductible, due to the factual nature of the issue.
Due to the inherently factual nature of the proper allocation of expenses among nondeductible syndication expenses, amortizable organization expenses, amortizable "start-up" expenditures, and currently deductible items, and because the issues involve questions concerning both the nature of the services performed and to be performed and the reasonableness of amounts charged, counsel is unable to express an opinion regarding such treatment. See "Transaction Fees."

      General Information: Certain matters contained herein are not considered to address a material tax consequence and are for general information, including the matters contained in sections dealing with gain or loss on the sale of Units or of Property, Partnership distributions, tax audits, penalties, and state, local, and self-employment tax. See "General Tax Effects of Partnership Structure," "Gain or Loss on Sale of Properties or Units," "Partnership Distributions," "Administrative Matters," "Accounting Methods and Periods," "Social Security Benefits; Self-Employment Tax," and "State and Local Tax."

      Facts and Representations: The opinions of counsel are also based upon the facts described in this Prospectus and upon certain representations made to it by the Managing General Partner for the purpose of permitting counsel to render its opinions, including the following representations with respect to the program:

1. The Partnership Agreement to be entered into by and among the Managing General Partner and Investor Partners and any amendments thereto will be duly executed and will be made available to any Investor Partner upon written request. The Partnership Agreement will be duly recorded in all places required under the West Virginia Uniform Limited Partnership Act (the "Act") for the due formation of the Partnership and for the continuation thereof in accordance with the terms of the Partnership Agreement. The Partnership will at all times be operated in accordance with the terms of the Partnership Agreement, the Prospectus, and the Act.

2. No election will be made by the Partnership, Investor Partners, or Managing General Partner to be excluded from the application of the provisions of Subchapter K of the Code.

3. The Partnership will own an operating mineral interest, as defined in the Code and in the Regulations, in all of the Drill Sites and none of the Partnership's revenues will be from non-working interests.

4. The respective amounts that will be paid to the General Partners as Drilling Fees, Operating Fees, and other fees will be amounts that would not exceed amounts that would be ordinarily paid for similar transactions between Persons having no affiliation and dealing with each other at "arms' length."

5. The Managing General Partner will cause the Partnership to properly elect to deduct currently all Intangible Drilling and Development Costs.

6. The Partnership will have a December 31 taxable year and will report its income on the accrual basis.

7. The Drilling and Operating Agreement to be entered into by and among the Managing General Partner and the Partnership will be duly executed and will govern the drilling of the Partnership's Wells. All Partnership wells will be spudded by not later than March 30, 1997 for Partnerships designated "PDC 1996-_ Limited Partnership" and March 30, 1998 for Partnerships designated "PDC 1997-_ Limited Partnership." The entire amount to be paid to the Managing General Partner under the Drilling and Operating Agreement is attributable to Intangible Drilling and Development Costs and does not include a profit for services performed or materials provided by third parties which are passed through at actual cost.

8. The Drilling and Operating Agreement will be duly executed and will govern the operation of the Partnership's Wells.

9. Based upon the Managing General Partner's review of its experience with its previous drilling programs for the past several years and upon the intended operations of the Partnership, the Managing
    General Partner believes that the sum of (i) the aggregate deductions, including depletion deductions, and (ii) 350 percent of the aggregate credits from the Partnership will not, as of the close of any of the first five years ending after the date on which Units are offered for sale, exceed two times the cash invested by the Partners in the Partnership as of such dates. In that regard, the Managing General Partner has reviewed the economics of its similar oil and gas drilling programs for the past several years, and has represented that it has determined that none of those programs has resulted in a tax shelter ratio greater than two to one. Further, the Managing General Partner has represented that the deductions that are or will be represented as potentially allowable to an investor will not result in any Partnership having a tax shelter ratio greater than two to one and believes that no person could reasonably infer from representations made, or to be made, in connection with the offering of Units that such sums as of such dates will exceed two times the Partners' cash investments as of such dates.

10. The Managing General Partner believes that at least 90% of the gross income of the Partnership will constitute income derived from the exploration, development, production, and/or marketing of oil and gas. The Managing General Partner does not believe that any market will ever exist for the sale of Units. Further, the Units will not be traded on an established securities market.

11. The Partnership and each Partner will have the objective of carrying on business for profit and dividing the gain therefrom.

12. The Managing General Partner does not anticipate the purchase of Units by tax-exempt investors or foreign investors.

      The opinions of counsel are also subject to all the assumptions, qualifications, and limitations set forth in the following discussion and in the opinion, including the assumptions that each of the Partners has full power, authority, and legal right to enter into and perform the terms of the Partnership Agreement and to take any and all actions thereunder in connection with the transactions contemplated thereby.

      Each prospective Investor should be aware that, unlike a ruling from the Service, an opinion of counsel represents only such counsel's best judgment. THERE CAN BE NO ASSURANCE THAT THE SERVICE WILL NOT SUCCESSFULLY ASSERT POSITIONS WHICH ARE INCONSISTENT WITH THE OPINIONS OF COUNSEL SET FORTH IN THIS DISCUSSION AND APPENDIX D OR IN THE TAX REPORTING POSITIONS TAKEN BY THE PARTNERS OR THE PARTNERSHIP. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THE TAX ISSUES DISCUSSED HEREIN AND IN APPENDIX D ON HIS INDIVIDUAL TAX SITUATION.

General Tax Effects of Partnership Structure

      Each Partnership will be formed as a limited partnership pursuant to the Partnership Agreement and the laws of the State of West Virginia.

      NO TAX RULING WILL BE SOUGHT FROM THE SERVICE AS TO THE STATUS OF THE PARTNERSHIP AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES.

      - Any tax benefits anticipated from an investment in a Partnership would be adversely affected or eliminated if the Partnership is treated as a corporation for federal income tax purposes.

      - While counsel has opined that the Partnership will initially be treated as a partnership for federal tax purpose, that opinion is not binding on the Service.

      The applicability of the federal income tax consequences described herein depends on the treatment of the Partnerships as partnerships for federal income tax purposes and not as corporations and not as associations taxable as corporations. Any tax benefits anticipated from an investment in a Partnership would be adversely affected or eliminated if the Partnership is treated as a corporation for federal income tax purposes.

      Counsel to the Partnership is of the opinion that, at the time of its formation, each of the Partnerships will be treated as a partnership for federal income tax purposes. The opinion is based on the provisions of the Partnership Agreement and applicable state law and representations made by the Managing General Partner. The opinion of counsel is not binding on the Service and is based on existing law, which is to a great extent the result of administrative and judicial interpretation. In addition, no assurance can be given that a Partnership will not lose partnership status as a result of changes in the manner in which it is operated or other facts upon which the opinion of counsel is based.

      Under the Code, a partnership is not a taxable entity and, accordingly, incurs no federal income tax liability. Rather, a partnership is a "pass-through" entity which is required to file an information return with the Service. In general, the character of a partner's share of each item of income, gain, loss, deduction, and credit is determined at the partnership level. Each partner is allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining the partner's income. Each partner includes such amounts in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the Partnership.

Intangible Drilling and Development Costs Deductions

      - Provided drilling is completed in a timely manner, investors will have the option of deducting their proportionate share of IDC in 1996 for Partnerships designated "PDC 1996-_ Limited Partnership" and in 1997 for Partnerships designated "PDC 1997-_ Limited Partnership" or capitalizing it and deducting it over a 60-month period from the date of investment.

      - 87% of Subscriptions will be utilized for IDC, which is deductible in the year of investment against any form of income (by
Additional
           General Partners) or passive income (by Limited Partners); a one Unit investor in a 39.6% marginal federal income tax bracket would reduce his taxes payable by $6,890.

      Congress granted to the Treasury Secretary the authority to prescribe regulations that would allow taxpayers the option of deducting, rather than capitalizing, intangible drilling and development costs ("IDC"). The Secretary's rules state that, in general, the option to deduct IDC applies only to expenditures for drilling and development items that do not have a salvage value.

      The Prospectus provides that 87% of the Investor Partners' capital contributions (i.e, Subscriptions net of Dealer Manager commissions, discounts, due diligence expenses, and wholesaling costs and the Management Fee) will be utilized for IDC, which is deductible in the year of investment. As a result, Additional General Partners will realize a deduction of 87% of their investment against any form of income in the year in which the investment is made, provided wells are spudded within the first 90 days of the following year. The deduction by Limited Partners will be restricted to passive income. Based on an 87% deduction, a one Unit ($20,000) investor in a 39.6% marginal Federal tax bracket would reduce taxes payable by $6,890. The investor could also realize additional tax savings on state income taxes in many states.

      A.   Classification of Costs

      In general, IDC consists of those costs which in and of themselves have no salvage value. In previous partnerships intangible drilling costs have ranged from 64.6% to 89.9% of the investor's contributions. While the planned activities of the Partnership are similar in nature to those of prior partnerships, the amount of expenditures classified as IDC could be greater than or less than prior partnerships. In addition, a partnership's classification of a cost as IDC is not binding on the government, which might reclassify an item labelled as IDC as a cost which must be capitalized. To the extent not deductible, such amounts will be included in the Partnership's basis in mineral property and in the Partners' bases of their interests in the Partnership.

      B.   Timing of Deductions

      Although the Partnership will elect to deduct IDC, each investor has an option of deducting IDC, or capitalizing all or a part of the IDC and amortizing it on a straight-line basis over a sixty-month period, beginning with the taxable month in which the expenditure is made. In addition to the effect of this change on regular taxable income, the two methods have different treatment under the AMT (see "Alternative Minimum Tax").



      In order for the IDC to qualify for deduction in 1996, the wells for Partnerships designated "PDC 1996-_ Limited Partnership" must be spudded by March 30, 1997; in order for the IDC to qualify for deduction in 1997, the wells for Partnerships designated "PDC 1997-_ Limited Partnership" must be spudded by March 30, 1998; in each case certain other requirements must be met. Although PDC will attempt to satisfy each requirement of the Service and judicial authority for deductibility of IDC in 1996 for Partnerships designated "PDC 1996-_ Limited Partnership (or in 1997 for Partnerships designated "PDC 1997-_ Limited Partnership"), no assurance can be given that the Service will not successfully contend that the IDC of a well which is not completed until 1997 for Partnerships designated "PDC 1996-_ Limited Partnership" (or 1998 for Partnerships designated "PDC 1997-_ Limited Partnership") are not deductible in whole or in part until 1997 for Partnerships designated "PDC 1996-_ Limited Partnership" (or 1998 for Partnerships designated "PDC 1997-_ Limited Partnership"). Further, to the extent drilling of the Partnership's wells does not commence by March 30, 1997 for Partnerships designated "PDC 1996-_ Limited Partnership" (or March 30, 1998 for Partnerships designated "PDC 1997-_ Limited Partnership"), the deductibility of all or a portion of the IDC may be deferred. Notwithstanding the foregoing, no assurance can be given that the Service will not challenge the current deduction of IDC because of the prepayment being made to a related party. If the Service were successful with such challenge, the Partners' deductions for IDC would be deferred to later years.

      C.   Recapture of IDC

      IDC previously deducted that is allocable to the property (directly or through the ownership of an interest in a partnership) and which would have been included in the adjusted basis of the property is recaptured to the extent of any gain realized upon the disposition of the property. Recently promulgated Treasury regulations provide that recapture is determined at the partner level (subject to certain anti-abuse provisions). Where only a portion of recapture property is disposed of, any IDC related to the entire property is recaptured to the extent of the gain realized on the portion of the property sold. In the case of the disposition of an undivided interest in a property (as opposed to the disposition of a portion of the property), a proportionate part of the IDC with respect to the property is treated as allocable to the transferred undivided interest to the extent of any realized gain.

Depletion Deductions

      - Unless they are already substantially involved in the oil and gas business, investors will be entitled to claim a percentage depletion
           deduction on their oil and gas income currently equal to 15% of gross revenue from the properties not to exceed 100% of the taxable
           income (excluding depletion) from the property or 65% of the taxpayer's taxable income (subject to certain adjustments).

      The owner of an economic interest in an oil and gas property is entitled to claim the greater of percentage depletion or cost depletion with respect to oil and gas properties which qualify for such depletion methods. In the case of partnerships, the depletion allowance must be computed separately by each partner and not by the partnership. For properties placed in service after 1986, depletion deductions, to the extent they reduce basis in an oil and gas property, are subject to recapture under section 1254.

      Cost depletion for any year is determined by multiplying the number of units (e.g., barrels of oil or Mcf of gas) sold during the year by a fraction, the numerator of which is the cost or other basis of the mineral interest and the denominator of which is total reserves available at the beginning of the period. In no event can the cost depletion exceed the adjusted basis of the property to which it relates.

      Percentage depletion is a statutory allowance pursuant to which a deduction currently equal to 15% of the taxpayer's gross income from each property is allowed in any taxable year, not to exceed 100% of the taxpayer's taxable income from the property (computed without the allowance for depletion) with the aggregate deduction limited to 65% of the taxpayer's taxable income for the year (computed without regard to percentage depletion and net operating loss and capital loss carrybacks). The percentage depletion deduction rate will vary with the price of oil, but the rate will not be less than 15%. A percentage depletion deduction that is disallowed in a year due to the 65% of taxable income limitation may be carried forward and allowed as a deduction for the following year, subject to the 65% limitation in that subsequent year. Percentage depletion deductions reduce the taxpayer's adjusted basis in the property. However, unlike cost depletion, deductions under percentage depletion are not limited to the adjusted basis of the property; the percentage depletion amount continues to be allowable as a deduction after the adjusted basis has been reduced to zero.

      The availability of depletion, whether cost or percentage, will be determined separately by each Partner. Each Partner must separately keep records of his share of the adjusted basis in an oil or gas property, adjust such share of the adjusted basis for any depletion taken on such property, and use such adjusted basis each year in the computation of his cost depletion or in the computation of his gain or loss on the disposition of such property. These requirements may place an administrative burden on a Partner.

Depreciation Deductions

      The Partnership will claim depreciation, cost recovery, and amortization deductions with respect to its basis in Partnership Property as permitted by the Code. For most tangible personal property placed in service after December 31, 1986, the "modified accelerated cost recovery system" ("MACRS") must be used in calculating the cost recovery deductions. Thus, the cost of lease equipment and well equipment, such as casing, tubing, tanks, and pumping units, and the cost of oil or gas pipelines cannot be deducted currently but must be capitalized and recovered under MACRS. The cost recovery deduction for most equipment used in domestic oil and gas exploration and production and for most of the tangible personal property used in natural gas gathering systems is calculated using the 200% declining balance method switching to the straight-line method, a seven-year recovery period, and a half-year convention. If an accelerated depreciation method is used, a portion of the depreciation will be a preference item for AMT purposes.

Interest Deductions

      In the Transaction, the Investor Partners will acquire their interests by remitting cash in the amount of $20,000 per Unit to the Partnership.
In no event will the Partnership accept notes in exchange for a Partnership interest. Nevertheless, without any assistance from the Managing General Partner or any of its affiliates, some Partners may choose to borrow the funds necessary to acquire a Unit and may incur


interest expense in connection with those loans. Based upon the purely factual nature of any such loans, counsel is unable to express an opinion with respect to the deductibility of any interest paid or incurred thereon.

Transaction Fees

      - Partnership expenditures classified as organizational expenses, and start-up expenses may be amortized over periods ranging from 60 months to the life of the property.

      - No deduction is permitted for syndication expenses, including sales commissions for the purchase of Units.

      The Partnership may classify a portion of the fees to be paid to third parties and to the Managing General Partner or to the Operator and its affiliates (as described in the Prospectus under "Source of Funds and Use of Proceeds") as expenses which are deductible as organizational expenses or otherwise. There is no assurance that the Service will allow the deductibility of such expenses and counsel expresses no opinion with respect to the allocation of the Fees to deductible and nondeductible items.

      Generally, expenditures made in connection with the creation of, and with sales of interests in, a partnership will fit within one of several categories.

      A partnership may elect to amortize and deduct its organizational expenses ratably over a period of not less than 60 months commencing with the month the partnership begins business. Examples of organizational expenses are legal fees for services incident to the organization of the partnership, such as negotiation and preparation of a partnership agreement, accounting fees for services incident to the organization of the partnership, and filing fees.

      No deduction is allowable for "syndication expenses," examples of which include brokerage fees, registration fees, legal fees of the underwriter or placement agent and the issuer (general partners or the partnership) for securities advice and for advice pertaining to the adequacy of tax disclosures in the prospectus or private placement memorandum for securities law purposes, printing costs, and other selling or promotional material. These costs must be capitalized. Payments for services performed in connection with the acquisition of capital assets must be amortized over the useful life of such assets.

      No deduction is allowable with respect to "start-up expenditures," although such expenditures may be capitalized and amortized over a period of not less than 60 months.

      The Partnership intends to make payments to the Managing General Partner, as described in greater detail in the Prospectus. To be deductible, compensation paid to a general partner must be for services rendered by the partner other than in his capacity as a partner or for compensation determined without regard to partnership income. Fees which are not deductible because they fail to meet this test may be treated as special allocations of income to the recipient partner and thereby decrease the net loss, or increase the net income among all partners. If the Service were to successfully challenge the Managing General Partner's allocations, a Partner's taxable income could be increased, thereby resulting in increased taxes and in liability for interest and penalties.

Basis and At Risk Limitations

      - Partners contributing cash from 'personal funds' will not be limited, to the extent of cash contributed, in their deductibility of Partnership losses by the 'at risk' or 'adjusted basis' rules."

      A Partner's share of Partnership losses will be allowed only to the extent of the aggregate amount with respect to which the taxpayer is "at risk" for such activity at the close of the taxable year. Any such loss disallowed by the "at risk" limitation shall be treated as a deduction allocable to the activity in the first succeeding taxable year.

      The Code provides that a taxpayer must recognize taxable income to the extent that his "at risk" amount is reduced below zero. This recaptured income is limited to the sum of the loss deductions previously allowed to the taxpayer, less any amounts previously recaptured. A taxpayer may be allowed a deduction for the recaptured amounts included in his taxable income if and when he increases his amount "at risk" in a subsequent taxable year.

      The Partners will purchase Units by tendering cash to the Partnership. To the extent the cash contributed constitutes the "personal funds" of the Partners, the Partners should be considered at risk with respect to those amounts. To the extent the cash contributed constitutes "personal funds," in the opinion of counsel, neither the at risk rules nor the adjusted basis rules will limit the deductibility of losses generated from the Partnership. In no event, however, may a partner utilize his distributive share of partnership loss where such share exceeds the partner's basis in the partnership.

Passive Loss Limitations

      A.   Introduction

      The deductibility of losses generated from passive activities will be limited for certain taxpayers. The passive activity loss limitations apply to individuals, estates, trusts, and personal service corporations as well as, to a lesser extent, closely held C corporations.

      The definition of a "passive activity" generally encompasses all rental activities as well as all activities with respect to which the taxpayer does not "materially participate." Notwithstanding this general rule, however, the term "passive activity" does not include "any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not limit the liability of the taxpayer with respect to such interest." A taxpayer will be considered as materially participating in a venture only if the taxpayer is involved in the operations of the activity on a "regular, continuous, and substantial" basis. In addition, no limited partnership interest will be treated as an interest with respect to which a taxpayer materially participates.

      A passive activity loss ("PAL") is the amount by which the aggregate losses from all passive activities for the taxable year exceed the aggregate income from all passive activities for such year.

      Individuals and personal service corporations will be entitled to PALs only to the extent of their passive income whereas closely held C corporations (other than personal service corporations) can offset PALs against both passive and net active income, but not against portfolio income. In calculating passive income and loss, however, all activities of the taxpayer are aggregated. PALs disallowed as a result of the above rules will be suspended and can be carried forward indefinitely to offset future passive (or passive and active, in the case of a closely held C corporation) income.

      Upon the disposition of an entire interest in a passive activity in a fully taxable transaction not involving a related party, any passive loss that was suspended by the provisions of the passive activity rules is deductible from either passive or non-passive income. The deduction must be reduced, however, by the amount of income or gain realized from the activity in previous years.

      B.   General Partner Interests

      - General Partner Interests will not be considered as investments in passive activities for federal tax purposes.

      - Additional General Partners who convert to limited partner status after recording a tax loss from their investment in any year will continue to have income treated as non-passive, but may have some
or
           all of their deductions treated as passive.

      An Additional General Partner's interest in the Partnership will not be considered a passive activity and losses generated while such general partner interest is held will not be limited by the passive activity provisions, unless there is partnership income or losses from non-working interests.

      Notwithstanding this general rule, however, the economic performance rules are applied in a different manner from that described above in "Intangible Drilling and Development Costs Deductions." Economic

performance under the passive loss rules is defined as economic performance, without regard to the spudding rule. Accordingly, if an Additional General Partner's interest is converted to that of a limited partner after the end of the year in which economic performance is deemed to occur, but prior to the spudding date, any post-conversion losses will be passive, notwithstanding the availability of such losses in a year in which the taxpayer held the interest in an entity that did not limit his liability. The "spudding rule" and "spudding date" refer to the date that drilling commences.

      If an Additional General Partner converts his interest to a Limited Partner interest pursuant to the terms of the Partnership Agreement, the character of a subsequently generated tax attribute will be dependent upon, among other things, the nature of the tax attribute and whether there arose, prior to conversion, losses to which the working interest exception applied.

      Accordingly, any loss arising therefrom should be treated as a PAL with the benefits thereof limited as described above. However, if a taxpayer has any loss from any taxable year from a working interest in any oil or gas property that is treated as a non-passive loss, then any net income from such property for any succeeding taxable year is to be treated as income that is not from a passive activity. Consequently, assuming that a converting Additional General Partner has losses from working interests which are treated as non-passive, income from the Partnership allocable to the Partner after conversion would be treated as income that is not from a passive activity.

      C.   Limited Partner Interests

      - Income and losses of Limited Partners will be treated as "passive" for federal tax purposes.

      If an Investor Partner invests in the Partnership as a Limited Partner, his distributive share of the Partnership's losses will be treated as PALs, the availability of which will be limited to the Partner's passive income. If the Partner does not have sufficient passive income to utilize the PAL, the disallowed PAL will be suspended and may be carried forward to be deducted against passive income arising in future years. Further, upon the disposition of the interest to an unrelated party, in a fully taxable transaction such suspended losses will be available, as described above.

      Limited Partners should generally be entitled to offset their distributive shares of passive income from the Partnerships with deductions from other passive activities, but not portfolio income.

Conversion of Interests

      The Partnership, in the opinion of counsel, will not be terminated solely as a result of the conversion by Additional General Partners of their Partnership interests into limited partnership interests. In the event a constructive termination does occur, however, there will be a deemed distribution of the Partnership's assets to the Partners and a recontribution by such Partners to the Partnership. This constructive termination could have adverse Federal income tax consequences, described in the opinion in Appendix D. For a discussion of the conversion feature of the Program, see "Terms of the Offering -- Conversion of Units by Additional General Partners."
Alternative Minimum Tax

      - Due to the potentially significant impact of a purchase of Units on an Investor's tax liability, investors should discuss the implications of an investment in the Partnership on their regular and AMT liabilities with their tax advisors prior to acquiring Units.

      Tax benefits associated with oil and gas exploration activities similar to that of the Program had for several years been subject to the AMT. Specifically, prior to January 1, 1993, intangible drilling cost ("IDC") was an AMT preference item to the extent that "excess IDC" exceeded 65% of a taxpayer's net income from oil and gas properties for the year. Excess
IDC was the amount by which the taxpayer's IDC deduction exceeded the deduction that would have been allowed if the IDC had been capitalized and amortized on a straight-line basis over ten years. Percentage depletion, to the extent it exceeded a property's basis, was also an AMT preference item.

      For independent produces in taxable years beginning after 1992, the Energy Policy Act repealed the treatment of percentage depletion as a preference item for AMT purposes and reduced the AMT on expensing of IDC by 30%.

      For corporations, other than integrated oil companies, the adjusted current earning ("ACE") adjustments were also repealed.

Gain or Loss on Sale of Property or Units

      - Sale or exchange of property by the Partnership or a Unit by an investor could result in taxable income in the year of the sale to the investor in excess of the value of money and property received from the sale.

      - Investors who fail to report a sale or exchange of a Unit in the Partnership could be subject to a penalty of 5% of the aggregate income not reported.

      In the event some or all of the property of the Partnership is sold, or upon sale of a Unit (including a sale under the Unit Repurchase Program), an investor will recognize gain to the extent the amount realized exceeds his basis in the investment. In addition, there may be recapture of IDCs and depletion which is treated as additional ordinary income for tax purposes. If the gain exceeds the amount of the recaptured income, the investor will recognize ordinary income to the extent of the recapture and capital gains for the balance.

      It is possible that an investor will be required to recognize ordinary income pursuant to the recapture rules in excess of the taxable income of the disposition transaction or in a situation where the disposition transaction resulted in a taxable loss. To balance the excess income, the investor would recognize a capital loss for the difference between the gain and the income. Depending on an investor's particular tax situation, some or all of this loss might be deferred to future years, resulting in a greater tax liability in the year in which the sale was made and a reduced future tax liability.

      Any partner who sells or exchanges interests in a partnership must generally notify the partnership in writing within 30 days of such transaction in accordance with Regulations and must attach a statement to his tax return reflecting certain facts regarding the sale or exchange. The notice must include names, addresses, and taxpayer identification numbers (if known) of the transferor and transferee and the date of the exchange. The partnership also is required to provide copies of the information it provides to the Service to the transferor and the transferee.

      Any investor who is required to notify the Partnership of a transfer of his Partnership interest, and, who fails to do so, may be fined $50 for each failure, limited to $100,000, provided no intentional disregard of the filing requirement. Similarly, the Partnership may be fined for failure to report the transfer. The partnership's penalty is $50 for each failure, limited to $250,000, provided no intentional disregard of the filing requirement.

      The tax consequences to an assignee purchaser of a Unit from a Partner are not described herein. Any assignor of a Unit should advise his assignee to consult his own tax advisor regarding the tax consequences of such assignment.

Partnership Distributions

      Under the Code, any increase in a partner's share of partnership liabilities, or any increase in such partner's individual liabilities by reason of an assumption by him of partnership liabilities is considered to be a contribution of money by the partner to the partnership. Similarly,

any decrease in a partner's share of partnership liabilities or any decrease in such partner's individual liabilities by reason of the partnership's assumption of such individual liabilities will be considered as a distribution of money to the partner by the partnership.

      The Partners' adjusted bases in their Units will initially consist of the cash they contribute to the Partnership. Their bases will be increased by their share of Partnership income and additional contributions and decreased by their share of Partnership losses and distributions. To the extent that such actual or constructive distributions are in excess of a Partner's adjusted basis in his Partnership interest (after adjustment for contributions and his share of income and losses of the Partnership), that excess will generally be treated as gain from the sale of a capital asset. In addition, gain could be recognized to a distributee partner upon the disproportionate distribution to a partner of unrealized receivables or substantially appreciated inventory. The Partnership Agreement prohibits distributions to any Investor Partner to the extent such would create or increase a deficit in the Partner's Capital Account.

Partnership Allocations

      The Partners' distributive shares of partnership income, gain, loss, and deduction should be determined and allocated substantially in accordance with the terms of the Partnership Agreement.

      The Service could contend that the allocations contained in the Partnership Agreement do not have substantial economic effect or are not in accordance with the Partners' interests in the Partnership and may seek to reallocate these items in a manner that will increase the income or gain or decrease the deductions allocable to a Partner.
Profit Motive

      - Investors who enter a business without economic, nontax profit motive may be denied the benefits of deductions associated with the
           business to the extent they exceed the income from the business.

      The existence of economic, nontax motives for entering into the Transaction is essential if the Partners are to obtain the tax benefits associated with an investment in the Partnership.

      Where an activity entered into by an individual is not engaged in for profit, the individual's deductions with respect to that activity are limited to those not dependent upon the nature of the activity (e.g., interest and taxes); any remaining deductions will be limited to gross income from the activity for the year. Should it be determined that a Partner's activities with respect to the Transaction are "not for profit," the Service could disallow all or a portion of the deductions generated by the Partnership's activities.

      The Code generally provides for a presumption that an activity is entered into for profit where gross income from the activity exceeds the deductions attributable to such activity for three or more of the five consecutive taxable years ending with the taxable year in question. At the taxpayer's election, such presumption can relate to three or more of the taxable years in the 5-year period beginning with the taxable year in which the taxpayer first engages in the activity.


      Due to the inherently factual nature of a Partner's intent and motive in engaging in the Transaction, counsel does not express an opinion as to the ultimate resolution of this issue in the event of a challenge by the Service. Partners must, however, seek to make a profit from their activities with respect to the Transaction beyond any tax benefits derived from those activities or risk losing those tax benefits.

Administrative Matters

      Returns and Audits. While no federal income tax is required to be paid by an organization classified as a partnership for federal income tax purposes, a partnership must file federal income tax information returns, which are subject to audit by the Service. Any such audit may lead to adjustments, in which event the Investor Partners may be required to file amended personal federal income tax returns. Any such audit may also lead to an audit of an Investor Partner's individual tax return and adjustments to items unrelated to an investment in units.

      For purposes of reporting, audit, and assessment of additional federal income tax, the tax treatment of "partnership items" is determined at the partnership level. Partnership items will include those items that the Regulations provide are more appropriately determined at the partnership level than the partner level. The Service generally cannot initiate deficiency proceedings against an individual partner with respect to partnership items without first conducting an administrative proceeding at the partnership level as to the correctness of the partnership's treatment of the item. An individual partner may not file suit for a credit or a refund arising out of a partnership item without first filing a request for an administrative proceeding by the Service at the partnership level. Individual partners are entitled to notice of such administrative proceedings and decisions therein, except in the case of partners with less than 1% profits interest in a partnership having more than 100 partners. If a group of partners having an aggregate profits interest of 5% or more in such a partnership so requests, however, the Service also must mail notice to a partner appointed by that group to receive notice.
All partners, whether or not entitled to notice, are entitled to participate in the administrative proceedings at the partnership level, although the Partnership Agreement provides for waiver of certain of these rights by the Investor Partners. All Investor Partners, including those not entitled to notice, may be bound by a settlement reached by the Partnership's representative "tax matters partner", which will be Petroleum Development Corporation. If a proposed tax deficiency is contested in any court by any Partner of a Partnership or by the Managing General Partner, all Partners of that Partnership may be deemed parties to such litigation and bound by the result reached therein.

      Consistency Requirements. An Investor Partner must generally treat Partnership items on his federal income tax returns consistently with the treatment of such items on the Partnership information return unless he files a statement with the Service identifying the inconsistency or otherwise satisfies the requirements for waiver of the consistency requirement. Failure to satisfy this requirement will result in an adjustment to conform the Investor Partner's treatment of the item with the treatment of the item on the Partnership return. Intentional or negligent disregard of the consistency requirement may subject an Investor Partner to substantial penalties.

      Compliance Provisions. Taxpayers are subject to several penalties and other provisions that encourage compliance with the federal income tax laws, including an accuracy-related penalty in an amount equal to 20% of the portion of an underpayment of tax caused by negligence, intentional

disregard of rules or regulations or any "substantial understatement" of income tax. A "substantial understatement" of tax is an understatement of income tax that exceeds the greater of (a) 10% of the tax required to be shown on the return (the correct tax), or (b) $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding corporation).

      Except in the case of understatements attributable to "tax shelter" items, an item of understatement may not give rise to the penalty if (a) there is or was "substantial authority" for the taxpayer's treatment of the item or (b) all facts relevant to the tax treatment of the item are disclosed on the return or on a statement attached to the return, and there is a reasonable basis for the tax treatment of such item by the taxpayer. In the case of partnerships, the disclosure is to be made on the return of the partnership. Under the applicable Regulations, however, an individual partner may make adequate disclosure with respect to partnership items if certain conditions are met.

      In the case of understatements attributable to "tax shelter" items, the substantial understatement penalty may be avoided only if the taxpayer establishes that, in addition to having substantial authority for his position, he reasonably believed the treatment claimed was more likely than not the proper treatment of the item. A "tax shelter" item is one that arises from a partnership (or other form of investment) the principal purpose of which is the avoidance or evasion of federal income tax. Under the GATT legislation, a corporation is generally held to a higher standard to avoid the substantial understatement penalty.

      Based on the definition of a "tax shelter" in the Regulations, performance of previous partnerships, and the planned activities of the Program, the Managing General Partner does not believe that the Partnerships will qualify as "Tax Shelters" under the Code, and will not register them as such.
Accounting Methods and Periods

      The Partnership will use the accrual method of accounting and will select the calendar year as its taxable year.

Social Security Benefits; Self-employment Tax

      A General Partner's share of any income or loss attributable to Units will constitute "net earnings from self-employment" for both social security and self-employment tax purposes, while a Limited Partner's share of such items will not constitute "net earnings from self-employment." Thus, no quarters of coverage or increased benefits under the Social Security Act will be earned by Limited Partners. If a General Partner is receiving Social Security benefits, his taxable income attributable to his investment in the Units must be taken into account in determining any reduction in benefits because of "excess earnings."

State and Local Taxes

      The opinions expressed herein are limited to issues of federal income tax law and do not address issues of state or local law. Investors are urged to consult their tax advisors regarding the impact of state and local laws on an investment in the Partnership.

Individual Tax Advice Should Be Sought

      The foregoing is only a summary of the material tax considerations that may affect an investor's decision regarding the purchase of Units. The tax considerations attendant to an investment in a Partnership are complex, vary with individual circumstances, and depend in some instances upon whether the investor acquires General Partner Interests or Limited Partner Interests. Each prospective Investor Partner should review such tax consequences with his tax advisor.

                   SUMMARY OF PARTNERSHIP AGREEMENT

      The rights and obligations of the Partners will be governed by the Limited Partnership Agreement (the "Partnership Agreement") in the form attached to this Prospectus as Appendix A. Each prospective investor, together with his personal advisers, should carefully study the Partnership Agreement in its entirety before submitting a subscription. The following statements concerning the Partnership Agreement are merely an outline, do not purport to be complete and in no way amend or modify the Partnership Agreement.

Responsibility of Managing General Partner

      The Managing General Partner shall have the exclusive management and control of all aspects of the business of the Partnership. Sections 5.01 and 6.01 of the Partnership Agreement. No Investor Partner shall have any voice in the day-to-day business operations of the Partnership. Section
7.01. The Managing General Partner is authorized to delegate and subcontract its duties under the Partnership Agreement to others, including entities related to it. Section 5.02.

Liabilities of General Partners, Including Additional General Partners

      General Partners, including Additional General Partners, will not be protected by limited liability for Partnership activities. The Additional General Partners will be jointly and severally liable for all obligations and liabilities to creditors and claimants, whether arising out of contract or tort, in the conduct of Partnership operations. Section 7.12.

      The Managing General Partner, as Operator, maintains general liability insurance. In addition, the Managing General Partner has agreed to indemnify each of the Additional General Partners for obligations related to casualty and business losses which exceed available insurance coverage and Partnership assets. Section 7.02.

      The Additional General Partners, by execution of the Partnership Agreement, grant to the Managing General Partner the exclusive authority to manage the Partnership business in its sole discretion and to thereby bind the Partnership and all Partners in its conduct of the Partnership business. The Additional General Partners will not be authorized to participate in the management of the Partnership business; and the Partnership Agreement prohibits the Additional General Partners from acting in a manner harmful to the assets or the business of the Partnership or to do any other act which would make it impossible to carry on the ordinary business of the Partnership. If an Additional General Partner acts in contravention of the terms of the Partnership Agreement, losses caused by his actions will be borne by such Additional General Partner alone and such Additional General Partner may be liable to other Partners for all damages resulting from his breach of the Partnership

Agreement. Section 7.01. Additional General Partners who choose to assign their Units in the future may only do so as provided in the Partnership Agreement and liability of Partners who have assigned their Units may continue after such assignment unless a formal assumption and release of liability is effected. Section 7.03.

Liability of Limited Partners

      The Partnerships will be governed by the West Virginia Uniform Limited Partnership Act under which a Limited Partner's liability for the obligations of the partnership is limited to his Capital Contribution, his share of Partnership assets and the return of any part of his Capital Contribution for a period of one year after such return (or six years in the event such return is in violation of the Agreement). A Limited
Partner will not otherwise be liable for the obligations of the Partnership unless, in addition to the exercise of his rights and powers as a Limited Partner, such person takes part in the control of the business of the Partnership. Section 7.01.

Allocations and Distributions

      General: Profits and losses are to be allocated and cash is to be distributed in the manner described in the section entitled "Participation in Costs and Revenues." See Article III of the Partnership Agreement.

      Time of Distributions: Cash available for distribution will be determined and distributed by the Managing General Partner not less frequently than quarterly. Section 4.01. The Managing General Partner may, at its discretion, make distributions more frequently. Notwithstanding any other provision of the Partnership Agreement to the contrary, no Partner will receive any distribution to the extent such distribution will create or increase a deficit in that Partner's Capital Account (as increased by his share of Partnership Minimum Gain). Section 4.03.

      Liquidating Distributions: Liquidating distributions will be made in the same manner as regular distributions; however, in the event of dissolution of the Partnership, distributions will be made only after due provision has been made for, among other things, payment of all Partnership debts and liabilities. Section 9.03.

Voting Rights

      Investor Partners owning 10% or more of the then outstanding Units entitled to vote have the right to require the Managing General Partner to call a meeting of the Partners. Section 7.07.

      Investor Partners will be entitled to vote with respect to Partnership matters. Each Unit is entitled to one vote on all matters; each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. Except as otherwise provided herein or in the Partnership Agreement, at any meeting of Investor Partners, a vote of a majority of Units represented at such meeting, in person or by proxy, with respect to matters considered at the meeting at which a quorum is present will be required for approval of any such matters. A vote of a majority of the then outstanding Units entitled to vote will be required to approve any of the following matters:

      (a) The sale of all or substantially all of the assets of the Partnership;

      (b) Removal of the Managing General Partner and election of a new managing general partner;

      (c)       Dissolution of the Partnership;

      (d)       Any non-ministerial amendment to the Partnership Agreement;

      (e) Cancellation of contracts for services with the Managing General Partner or Affiliates; and

      (f) The appointment of a liquidating trustee in the event the Partnership is to be dissolved by reason of the retirement, dissolution, liquidation, bankruptcy, death, or adjudication of insanity or incapacity of the last remaining General Partner.

      Additionally, the Partnership is not permitted to participate in a Roll-Up transaction unless the Roll-Up has been approved by at least 66 2/3% in interest of Investor Partners. Sections 5.07(m) and 7.08. In the event that the Managing General Partner and/or its Affiliates purchase Units in a Partnership, the Managing General Partner and/or Affiliate will not be entitled to vote the Units so purchased. Section 6.03. The Managing General Partner if it were removed by the Investor Partners may elect to retain its interest in the Partnership as a Limited Partner in the successor limited partnership (assuming that the Investor Partners determined to continue the Partnership and elected a successor managing general partner), in which case the former Managing General Partner would be entitled to vote its interest as a Limited Partner. Section 7.06.

      Investor Partners have the right to review the Partnership's books and records and list of Investor Partners at any reasonable time and have a copy of the list of Investor Partners mailed to the requesting Investor Partner at the latter's expense. Investor Partners have the right to submit proposals to the Managing General Partner for inclusion in the voting materials for the next meeting of Investor Partners for consideration and approval by the Investor Partners. With respect to the merger or consolidation of the Partnership or the sale of all or substantially all of the Partnership's assets, Investor Partners have the right to exercise dissenter's rights for fair appraisal of their Units in accordance with Section 31-1-123 of the West Virginia Corporation Law. Sections 7.07, 7.08, and 8.01.

Retirement and Removal of the Managing General Partner


      In the event that the Managing General Partner desires to withdraw from the Partnership for whatever reason, it may do so only upon one hundred twenty (120) days prior written notice and with the written consent of the Investor Partners owning a majority of the then outstanding Units.
Section 6.03.

      In the event that the Investor Partners desire to remove the Managing General Partner, they may do so at any time upon ninety (90) days written notice, with the consent of the Investor Partners owning a majority of the then outstanding Units, and upon the selection of a successor managing general partner, within such ninety-day period, by the Investor Partners owning a majority of the then outstanding Units. Section 7.06.

Term and Dissolution

      The Partnership will continue for a maximum period ending December 31, 2046 unless earlier dissolved upon the occurrence of any of the following:

      (a) the written consent of the Investor Partners owning a majority of the then outstanding Units;

      (b) the retirement, bankruptcy, adjudication of insanity or incapacity, withdrawal, removal, or death (or, in the case of a corporate managing general partner, the retirement, withdrawal, removal, dissolution, liquidation, or bankruptcy) of a managing general partner, unless a successor managing general partner is selected by the Partners pursuant to the Partnership Agreement or the remaining managing general partner, if any, continues the Partnership's business;

      (c) the sale, forfeiture, or abandonment of all or substantially all of the Partnership's property; or

      (d) the occurrence of any event causing dissolution of the Partnership under the laws of the State of West Virginia.

Section 9.01.

Indemnification

      The Managing General Partner has agreed to indemnify each of the Additional General Partners for obligations related to casualty losses which exceed available insurance coverage and Partnership assets. Section 7.02.
      If obligations incurred by the Partnership are the result of the negligence or misconduct of an Additional General Partner, or the contravention of the terms of the Partnership Agreement by the Additional General Partner, then the foregoing indemnification by the Managing General Partner will be unenforceable as to such Additional General Partner and such Additional General Partner will be liable to all other Partners for damages and obligations resulting therefrom. Section 7.02.

      The Managing General Partner will be entitled to reimbursement and indemnification for all expenditures made (including amounts paid in settlement of claims) or losses or judgments suffered by it in the ordinary and proper course of the Partnership's business, provided that the Managing General Partner has determined in good faith that the course of conduct which caused the loss or liability was in the best interests of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that such expenditures, losses or judgments were not the result of the negligence or misconduct on the part of the Managing General Partner. Section 6.04. The Managing General Partner will have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Managing General Partner if the Managing General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the Managing General Partner. The Managing General Partner will be indemnified by the Partnership to the limit of the insurance proceeds and tangible net assets of the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the Managing General Partner.

      Notwithstanding the above, the Managing General Partner will not be indemnified for liabilities arising under Federal and state securities laws unless (1) there has been a successful adjudication on the merits of each count involving securities law violations; or (2) such claims have been dismissed with prejudice on their merits by a court of competent jurisdiction; or (3) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the Prospectus and (ii) in which plaintiffs claim they were offered or sold Partnership Units.

      In any claim for indemnification for Federal or state securities laws violations, the party seeking indemnification must place before the court the position of the Securities and Exchange Commission and the Massachusetts Securities Division, and the Tennessee Securities Division or other respective state securities division with respect to the issue of indemnification for securities laws violations.

      The Partnership will not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is herein prohibited from being indemnified. Section 6.04.

Reports to Partners

      The Managing General Partner will furnish to the Investor Partners of each Partnership certain semi-annual and annual reports which will contain financial statements (including a balance sheet and statements of income, Partners' equity and cash flows), which statements at fiscal year end will be audited by an independent accounting firm and will include a reconciliation of such statements with information provided to the Investor Partners for Federal income tax purposes. Financial statements furnished in a Partnership's semi-annual reports will not be audited. Semi-annually, all Investor Partners will also receive a summary itemization of the transactions between the Managing General Partner or any Affiliate thereof and the Partnership showing all items of compensation received by the Managing General Partner and its Affiliates. Annually beginning with the fiscal year ended December 31, 1996 with respect to Partnerships designated "PDC 1996-_ Limited Partnership" and December 31, 1997 with respect to Partnerships designated "PDC 1997-_ Limited Partnership," oil and gas reserve estimates prepared by an independent petroleum engineer will also be furnished to the Investor Partners. Annual reports will be provided to the Investor Partners within 120 days after the close of each Partnership fiscal year, and semi-annual reports will be provided within 75 days after the close of the first six months of each Partnership fiscal year. In addition, the Investor
Partners will receive on a monthly basis while the Partnership is participating in the drilling and completion activities of a Program, reports containing a description of the Partnership's acquisition of interests in Prospects, including farmins and farmouts, and the drilling, completion and abandonment of wells thereon. All Investor Partners will receive a report containing information necessary for the preparation of their Federal income tax returns and any required state income tax returns by March 15 of each calendar year. Investor Partners will also receive in such monthly reports a summary of the status of wells drilled by the Partnership, the amount of oil or gas from each well and the drilling schedule for proposed wells, if known. The Managing General Partner may provide such other reports and financial statements as it deems necessary or desirable. Section 8.02.

Power of Attorney

      Each Partner will grant to the Managing General Partner a power of attorney to execute certain documents deemed by the Managing General Partner to be necessary or convenient to the Partnership's business or required in connection with the qualification and continuance of the Partnership. Section 10.01.

Other Provisions

      Other provisions of the Partnership Agreement are summarized in this Prospectus under the headings "Terms of the Offering," "Source of Funds and Use of Proceeds," "Participation in Costs and Revenues," "Management," "Fiduciary Responsibility of the Managing General Partner," and "Transferability of Units." The attention of prospective investors is directed to these sections.

                    TRANSFERABILITY OF UNITS

      - The sale of Units by investors is limited; no market for the Units will develop.

      - Purchasers of Units from investors must satisfy the suitability requirements of this offering and as imposed by law.

      No market for the Units will develop. An investment in the Partnerships should be considered an illiquid investment. Investors may not be able to sell their Units. In addition, as a basis of counsel's opinion that the Partnerships will not be treated as "publicly traded partnerships," the Managing General Partner has represented that the Units will not be traded on an established securities market or the substantial equivalent thereof.

      While Units of the Partnership are transferable, assignability of the Units is limited, requiring among other things the consent of the Managing General Partner. Section 7.03. Transfers of fractional Units are prohibited, unless the Investor Partner owns less than a whole Unit, in which case his entire fractional interest must be transferred. Units may be assigned only to a person otherwise qualified to become an Investor Partner, including the satisfaction of any relevant suitability requirements, as imposed by law or the Partnership. In no event may any assignment be made which, in the opinion of counsel to the Partnership, would result in the Partnership being considered to have been terminated for purposes of Section 708 of the Code, unless the Managing General Partner consents to such an assignment, or which, in the opinion of counsel to the Partnership, would result in the Partnership being treated as a publicly traded partnership, or which, in the opinion of counsel to the Partnership, may not be effected without registration under the Securities Act of 1933, as amended, or would result in the violation of any applicable state securities laws. A substituted Additional General Partner will have the same rights and responsibilities, including unlimited liability, in the Partnership as every other Additional General Partner. Upon receipt of notice of a purported transfer or assignment of a Unit of general partnership interest, the Managing General Partner, after having determined that the purported transferee satisfies the suitability standards of an Additional General Partner and other conditions established by the Program, will promptly notify the purported transferee of the Partnership's consent to the transfer and will include with the notice a copy of the Partnership Agreement, together with a signature page. In such notification, the Managing General Partner will advise the transferee that he will have the same rights and responsibilities, including unlimited liability, as every other Additional General Partner and that he will not become a Partner of record until he returns the executed signature page to the Partnership. A Partnership will not be required to recognize any assignment until the instrument of assignment has been delivered to the Managing General Partner. The assignee of such interests has certain rights of ownership but may become a substituted Investor Partner and thus be entitled to all of the rights of an Additional General Partner or Limited Partner only upon meeting certain conditions, including (i) obtaining the consent of the Managing General Partner to such substitution, (ii) paying all costs and expenses incurred in connection with such substitution, (iii) making certain representations to the Managing General Partner and (iv) executing appropriate documents to evidence its agreement to be bound by all of the terms and provisions of the applicable Partnership Agreement.

      Conversion of Units by Additional General Partners. Upon written notice to the Managing General Partner, Additional General Partners will have the right to convert their interests into limited partnership interests and thereafter become Limited Partners of the Partnership. See "Terms of the Offering -- Conversion of Units by Additional General Partners." Moreover, upon completion of drilling of a particular Partnership, the Managing General Partner will convert all Units of general partnership interest of that Partnership into Units of limited partnership interest of that Partnership.

      Unit Repurchase Program. Beginning with the third anniversary of the date of the first cash distribution of the Partnership, Partners may tender their Units to the Managing General Partner for repurchase, subject to certain conditions. See "Terms of the Offering -- Unit Repurchase Program."

                    PLAN OF DISTRIBUTION

      - An affiliate of the Managing General Partner is dealer manager of the offering.

      - Sales will be made on a "minimum-maximum best efforts" basis through NASD-licensed broker-dealers.

      - Broker-dealers will receive an amount equal to 10 1/2% of the subscription proceeds as sales commissions, expenses, and wholesaling fees.

      - Purchase of Units by the Managing General Partner and/or Affiliates may allow the offering to satisfy the minimum sales requirements and thereby allow the offering to close and a partnership to be funded.

      Units of preformation limited and general partnership interest are being offered for sale through PDC Securities Incorporated, the Dealer Manager, an Affiliate of the Managing General Partner, as principal distributor, and through NASD-licensed broker-dealers on a "minimum-maximum best efforts" basis for each Partnership, to a select group of investors who meet the suitability standards set forth under "Terms of the Offering -- Investor Suitability." Units will not be sold to tax-exempt investors or to foreign investors. "Minimum-maximum best efforts" means
(1) that the various broker-dealers which will sell the Units (a) will not be obligated to sell or to purchase any amount of Units but (b) will be obligated to make a reasonable and diligent effort (that is, their "best efforts") to sell as many Units as possible and (2) that the offering will

not close unless the minimum number of Units (50 Units aggregating $1
million;    100     Units aggregating    $2     million with respect to
       PDC 1997-D Limited Partnership is sold within the offering period.
The term  "maximum" refers to the maximum proceeds ($10 million;    $20
million with respect to        PDC 1997-D Limited Partnership) that can be
raised with respect to any Partnership.

      The Dealer Manager, an NASD member, will receive a sales commission equal to 8% of the Investor Partners' Subscriptions and reimbursement of due diligence expenses, marketing support fees, and other compensation equal to 2% of the Investor Partners' Subscriptions, and wholesaling fees equal to 0.5% of the Investor Partners' Subscriptions, for an aggregate of
   $6,300,000     ($105,000 if the minimum number of 50 Units is sold), which the Dealer Manager may reallow, in whole or in part, to NASD-licensed broker-dealers for sale of the Units. The Dealer Manager will not reallow the wholesaling fees. In no event will the total compensation paid to NASD members exceed 10% of Subscriptions (compromised of 8% in sales commissions, 0.5% in wholesaling fees, and 1.5% in marketing support fees and other compensation) and 0.5% of Subscriptions for reimbursement of bona fide due diligence expenses. In no event will such fees exceed in the aggregate 10 1/2% of the total Investor Partners' Subscriptions. Any such commissions and other remuneration will be paid in cash solely on the amount of initial Subscriptions and only as permitted under Federal and state securities laws and applicable rules and regulations. As provided in the soliciting dealers agreements between PDC Securities Incorporated and the various soliciting dealers, the Managing General Partner, prior to the time that $1 million or more of subscription funds have been received and cleared from subscribers that the Managing General Partner deems suitable to be Investor Partners in the Partnership in which Units are then being offered, may advance to the various NASD-licensed broker-dealers from the Managing General Partner's own funds the sales commissions and due diligence expenses which would otherwise be payable in connection with subscription funds received and cleared from subscribers that the Managing General Partner deems suitable to be Investor Partners prior to the close and funding of the Partnership. In the event that the minimum sale of 50 Units has not occurred as of such time as the particular offering terminates or the Managing General Partner determines not to organize and fund the Partnership for any reason, such broker-dealers which have been advanced commissions and due diligence expenses by the Managing General Partner with respect to the sale of Units in that Partnership are required by the soliciting-dealers agreements to return such commissions and due diligence expenses to the Managing General Partner promptly.

      No sales commissions will be paid on sales of Units to officers, directors, employees, or registered representatives of a Soliciting Dealer if such Soliciting Dealer, in its discretion, has elected to waive such sales commissions. Any Units so purchased will be held for investment and not for resale.

      The Managing General Partner, the Dealer Manager, and soliciting dealers have agreed to indemnify one another against certain civil liabilities, including liability under the Securities Act of 1933, as amended. Members of the selling group may be deemed to be "underwriters" as defined under the Securities Act of 1933, as amended, and their commissions and other payments may be deemed to be underwriting compensation.

      The Dealer Manager may offer the Units and receive commissions in connection with the sale of Units only in those states in which it is lawfully qualified to do so.

      The Managing General Partner and its Affiliates may elect to purchase Units in the offering on the same terms and conditions as other investors, net of commissions. The purchase of Units by the Managing General Partner and/or its Affiliates may have the effect of allowing the offering to be subscribed to the minimum, thereby satisfying an express condition of the offering, and thus allow the offering to close. The Managing General Partner and/or its Affiliates will not purchase more than 10% of the Units subscribed by the Investor Partners in any Partnership. Additionally, not more than $50,000 of Units purchased by the Managing General Partner and Affiliates are permitted to be applied to satisfying the $1 million minimum requirement. Any Units purchased by the Managing General Partner and/or its Affiliates will be held for investment and not for resale.

                    SALES LITERATURE

      In connection with the offering, the NASD-registered broker-dealers may utilize various sales literature which discusses certain aspects of the Program, namely, a Program highlight information piece which will constitute the Prospectus summary ("Program Summary" in bullet format), an introduction to the Program ("Flip Chart/Slide Presentation"), and prospect letters ("Broker-Dealer Guide"). The Program may also utilize a Program general summary piece ("Program Summary" in text format) and a sheet presenting information regarding comparative investment deductions ("Investment Deductions"). Such sales material will not contain any material information which is not also set forth in the Prospectus. The offering of Units will be made only by means of this Prospectus.

                    LEGAL OPINIONS

      The validity of the Units offered hereby and certain Federal income tax matters discussed under "Tax Considerations" and in the tax opinion set
forth in Appendix D to the Prospectus have been passed upon by    Duane,
Morris & Heckscher LLP, 1667 "K" Street, N. W., Suite 700, Washington, D.C.
20006.

                    EXPERTS

      The Partnership reserve and future net revenues information which has been presented under "Prior Activities -- Partnership Proved Reserves and Future Net Revenues" has been prepared by Wright & Company, Inc.,
Brentwood, Tennessee, independent petroleum consultants.

      The consolidated balance sheets of Petroleum Development Corporation
and subsidiaries as of         December 31, 1996    and 1995 and the balance
sheets of PDC 1996-A Limited Partnership, PDC 1996-B Limited Partnership,
PDC 1996-C Limited and PDC 1996-D Limited Partnership as of December 31, 1996
     included herein and in the Registration Statement have been included herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                    ADDITIONAL INFORMATION

      A Registration Statement on Form S-1 (Reg. No. 33-        ) with
respect to the Units offered hereby has been filed on behalf of the Partnerships with the Securities and Exchange Commission, Washington, D.C. 20549, under the
Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Reference is made to such Registration Statement, including exhibits, for further information. Reference is hereby made to the copy of documents filed as exhibits to the



Registration Statement for full statements of the provisions thereof, and each such statement in this Prospectus is qualified in all respects by this reference. Copies of any materials filed as a part of the Registration Statement may be obtained from the Securities and Exchange Commission by payment of the requisite fees therefor or may be examined in the offices of the Commission without charge. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof.

                    GLOSSARY OF TERMS

      The following terms used in this Prospectus shall (unless the context otherwise requires) have the following respective meanings:

Act:  The West Virginia Uniform Limited Partnership Act.

Additional General Partners: Those Investor Partners who purchase Units as additional general partners, and their transferees and assigns.

Administrative Costs: All customary and routine expenses incurred by the Managing General Partner for the conduct of program administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature.

Affiliate: An affiliate of a specified person means (a) any person directly or indirectly owning, controlling, or holding with power to vote 10 percent or more of the outstanding voting securities of such specified person; (b) any person 10 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person; (c) any person directly or indirectly controlling, controlled by, or under common control with such specified person; (d) any officer, director, trustee or partner of such specified person; and (e) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

Assessment: Additional amounts of capital which may be mandatorily required of or paid voluntarily by an Investor Partner beyond his Subscription commitment.

Benson Formation: A late Devonian Age rock unit generally found 4,000 to 4,500 feet below the surface in the prospect area.

Capital Accounts: The accounts to be maintained for each Partner on the books and records of the Partnership pursuant to Section 3.01 of the Partnership Agreement.

Capital Contribution: With respect to each Investor Partner, the total investment, including the original investment, assessments and amounts reinvested, by such Investor Partner to the capital of the Partnership pursuant to Section 2.02 of the Partnership Agreement and, with respect to the Managing General Partner and Initial Limited Partner, the total investment, including the original investment, assessments and amounts reinvested, to the capital of the Partnership pursuant to Section 2.01 of the Partnership Agreement.

Capital Expenditures: Those costs associated with property acquisition and the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Internal Revenue Code.

Carried Interest:   An equity interest in a program issued to a person
without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the participants.

Code: The Internal Revenue Code of 1986, as amended.Cost: When used with respect to the sale of property to the Partnership, means (a) the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses; (b) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property; (c) a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and (d) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (d) hereof shall have been incurred not more than 36 months prior to the purchase by the Partnership; provided that such period may be extended, at the discretion of the state securities administrator, upon proper justification. When used with respect to services, "cost" means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "cost" means the price paid by the seller in an arm's-length transaction.

Dealer Manager: PDC Securities Incorporated, an affiliate of the Managing General Partner.

Development Well: A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

Devonian Shale: Shales deposited during the Paleozoic Devonian Period as defined in Section 272.103(e) of the Natural Gas Policy Act of 1978.

Direct Costs:   All actual and necessary costs directly incurred for the
benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Managing Limited Partner or its affiliates. Direct costs shall not include any cost otherwise classified as organization and offering expenses, administrative costs, operating costs or property costs. Direct costs may include the cost of services provided by the Managing General Partner or its affiliates if such services are provided pursuant to written contracts and in compliance with Section 5.07(e) of the Partnership Agreement.

Distributable Cash: Cash remaining for distribution to the Managing General Partner and the Investor Partners after the payment of all Partnership obligations, including debt service and the establishment of contingency reserves for anticipated future costs as determined by the Managing General Partner.

Drilling and Completion Costs: All costs, excluding Operating Costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drillstem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the Partnership, and reimbursements and compensation to well operators, including charges paid to the Managing General Partner as unit operator during the drilling and completion phase of a well, plus the cost of the gathering systems and of acquiring leasehold interests.

Dry Hole: Any well abandoned without having produced oil or gas in commercial quantities.

Escrow Agent:  PNC Bank, N.A., Pittsburgh, Pennsylvania, or its successor.

Exploratory Well: A well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

Farmout: An agreement whereby the owner of a leasehold or Working Interest agrees to assign an interest in certain specific acreage to the assignees, retaining an interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

Horizon: A zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

IDC:  Intangible drilling and development costs.

Independent Expert: A person with no material relationship to the Managing General Partner who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Managing General Partner.

Initial Limited Partner: Steven R. Williams or any successor to his interest.

Investor Partner: Any investor participating in the Partnership as an Additional General Partner or a Limited Partner, but excluding the Managing General Partner and Initial Limited Partner.

Landowners' Royalty Interest: An interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas lease.

Lease:  Full or partial interests in:  (i) undeveloped oil and gas leases;
(ii) oil and gas mineral rights; (iii) licenses; (iv) concessions; (v) contracts; (vi) fee rights; or (vii) other rights authorizing the owner thereof to drill for, reduce to possession and produce oil and gas.

Limited Partners: Those Investor Partners who purchase Units as Limited Partners, transferees or assignees who become Limited Partners, or Additional General Partners who convert their interests to limited partnership interests pursuant to the provisions of the Partnership Agreement.

Loss: The excess of the Partnership's losses and deductions over the Partnership's income and gains, computed in accordance with the provisions of the Federal income tax laws.

Management Fee: The fee to which the Managing General Partner is entitled pursuant to Section 6.06 of the Partnership Agreement.

Managing General Partner: Petroleum Development Corporation or its successors.

Mcf: One thousand cubic feet of natural gas measured at the standard temperature of 60 degrees Fahrenheit and pressure of 14.65 psi.

Net Subscriptions: An amount equal to total Subscriptions of the Investor Partners less the amount of Organization and Offering Costs of the Partnership.

Net Well: The sum of fractional Working Interests owned and drilled by the Partnership.

Non-capital Expenditures: Those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes.

Offering Termination Date: December 31, 1996 with respect to Partnerships designated "PDC 1996-_ Limited Partnership" and December 31, 1997 with respect to Partnerships designated "PDC 1997-_ Limited Partnership" or such earlier date as the Managing General Partner, in its sole and absolute discretion, shall select.

Oil and Gas Interest: Any oil or gas royalty or lease, or fractional interest therein, or certificate of interest or participation or investment contract relative to such royalties, leases or fractional interests, or any other interest or right which permits the exploration of, drilling for, or production of oil and gas or other related hydrocarbons or the receipt of such production or the proceeds thereof.

Operating Costs: Expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

Organization and Offering Costs: All costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees and other frontend fees.

Overriding Royalty Interest: An interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.

Participant:  The purchaser of a Unit in the Program.
Partners: The Managing General Partner, the Additional General Partners other than the Managing General Partner, and the Limited Partners. Reference to a "Partner" shall mean any one of the Partners.

Partnership or Partnerships: One or all of the limited partnerships to be formed in the PDC 1996-1997 Drilling Program comprised of a series of up to eight limited partnerships to be designated as the PDC 1996-A Limited Partnership, the PDC 1996-B Limited Partnership, the PDC 1996-C Limited Partnership, PDC 1996-D Limited Partnership, PDC 1997-A Limited Partnership, PDC 1997-B Limited Partnership, PDC 1997-C Limited Partnership, and PDC 1997-D Limited Partnership. The Partnerships will be governed by the West Virginia Uniform Limited Partnership Act. Together the Partnerships, for purposes of this offering, are referred to as the PDC 1996-1997 Drilling Program or sometimes as the Program.

Partnership Agreement: The Limited Partnership Agreement as it may be amended from time to time, the form of which is attached to the Prospectus as Appendix A.

Partnership Minimum Gain: Partnership Minimum Gain as defined in Treas. Reg. Section 1.704-2(d)(1).

PDC:  Petroleum Development Corporation.

Profit: The excess of the Partnership's income and gains over the Partnership's losses and deductions, computed in accordance with the provisions of the Federal income tax laws.

Program: One or more limited partnerships formed, or to be formed, for the primary purpose of exploring oil or gas. Herein, PDC 1996-1997 Drilling Program.

Prospect: A contiguous oil and gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted. In general, a Prospect is an area in which a Partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data by the Managing General Partner and which is reasonably anticipated by the Managing General Partner to contain at least one reservoir. An area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the Managing General Partner in writing prior to the conduct of program operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "prospect" with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a horizon containing proved reserves.

Prospectus: The Partnership's Prospectus, including a preliminary prospectus, of which the Partnership Agreement is a part, pursuant to which the Units are being offered and sold
Proved Developed Oil and Gas Reserves. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Oil and Gas Reserves: Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

      (i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

      (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing
                by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

      (iii)     Estimates or proved reserves do not include the following:
(A)
                oil that may become available from known reservoirs but is classified separately as "indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Proved Undeveloped Reserves. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be


attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Reservoir: A separate structural or stratigraphic trap containing an accumulation of oil or gas.

Roll-Up: A transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a roll-up entity. Such term does not include:

(a) a transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

      (1)   voting rights;

      (2)   the term of existence of the Partnership;

      (3)   sponsor compensation; or

      (4)   the Partnership's investment objectives.

Roll-Up Entity: A partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

Royalty: A fractional undivided interest in the production of oil and gas wells, or the proceeds therefrom to be received free and clear of all costs of development, operations or maintenance. Royalties may be reserved by landowners upon the creation of an oil and gas lease
("landowner's royalty") or subsequently carved out of a working interest ("overriding royalty").

Securities Act:  Securities Act of 1933, as amended.

Sponsor: Any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. "Sponsor" includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, developmental or producing activities of the Partnership, or any segment thereof, even if that person has not entered into a contract at the time of formation of the Partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units. Whenever the context of these guidelines so requires, the term "sponsor" shall be deemed to include its affiliates.

Spudding Rule and Spudding Date:  The date that drilling commences.

Subscriptions: The Subscription Agreement(s) or the amount indicated on the Subscriptions Agreements that the Additional General Partners and the Limited Partners have agreed to pay to a Partnership.

Tangible Costs: Those costs which are generally accepted as capital expenditures pursuant to the provisions of the Code.

Treas. Reg.: A regulation promulgated by the Treasury Department under Title 26 of the United States Code.

Unit: An undivided interest of the Investor Partners in the aggregate interest in the capital and profits of the Partnership.

Well Head Gas Price: The price paid by a gas purchaser for gas produced from Partnership wells excluding any tax reimbursements or transportation allowances.


Wholesaling Fee: A fee paid to the representative of the Dealer Manager who helps introduce and explain the Program to registered representatives with firms executing a selling agreement with the Dealer Manager for the Program.


Working Interest: An interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation, or maintenance.













































                   PETROLEUM DEVELOPMENT CORPORATION
                           AND SUBSIDIARIES


                     Consolidated Balance Sheets

                     December 31, 1996 and 1995

                (With Independent Auditors' Report Thereon)

            Independent Auditors' Report













The Stockholders and Board of Directors
Petroleum Development Corporation:


We have audited the accompanying consolidated balance sheets of Petroleum Development Corporation and subsidiaries as of December 31, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit of a balance sheets includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

In our opinion, the consolidated balance sheets referred to above present fairly, in all material respects, the financial position of Petroleum Development Corporation and subsidiaries as of December 31, 1996 and 1995, in conformity with generally accepted accounting principles.




/s/ KPMG Peat Marwick




Pittsburgh, Pennsylvania
March 13, 1997

                  PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                              Consolidated Balance Sheets

                              December 31, 1996 and 1995



                                                1996        1995

          Assets

Current assets:
  Cash and cash equivalents (includes
   restricted cash of $1,734,900 in 1996)  $20,615,400  10,053,600
  Notes and accounts receivable              6,696,000   2,016,600
  Inventories                                  567,200     217,900
  Prepaid expenses                             740,900     868,800

                Total current assets        28,619,500  13,156,900


Properties and equipment:
  Oil and gas properties (successful
   efforts accounting method)               46,525,700  37,992,000
  Pipelines                                  7,186,900   6,851,900
  Transportation and other equipment         2,151,200   2,546,900
  Land and buildings                         1,098,200     849,200

                                            56,962,000  48,240,000

  Less accumulated depreciation,
   depletion and amortization               22,522,300  21,127,100

                                            34,439,700  27,112,900

Other assets                                   545,000     350,300



                                           $63,604,200  40,620,100










(Continued)

                  PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                              Consolidated Balance Sheets

                              December 31, 1996 and 1995

                                                   1996         1995

       Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                           $ 9,703,800     2,119,100
  Accrued taxes                                  506,000       155,100
  Other accrued expenses                       1,505,900     1,628,800
  Advances for future drilling contracts      18,397,000    10,069,600
  Funds held for future distribution             864,000       704,000

                Total current liabilities     30,976,700    14,676,600

Long-term debt, excluding
 current maturities                            5,320,000     2,500,000

Other liabilities                              1,094,200       601,700

Deferred income taxes                          3,140,800     2,920,900

Commitments and contingencies

Stockholders' equity:
  Common stock, par value $.01 per share;
    authorized 22,250,000 shares; issued and
    outstanding 10,460,753 and 11,208,627        104,600       112,100
  Common stock, Class A, par value $.01 per
    share; authorized 2,750,000 shares; issued
    and outstanding - none                          -             -
  Additional paid-in capital                   6,617,300     7,019,800
  Retained earnings                           16,427,400    12,878,000
  Unamortized stock award                        (76,800)      (89,000)

                Total stockholders' equity    23,072,500    19,920,900

                                             $63,604,200    40,620,100


See accompanying notes to consolidated financial statements.


AN INVESTOR IN PDC 1996-1997 DRILLING PROGRAM DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PETROLEUM DEVELOPMENT CORPORATION

            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Balance Sheets

                        December 31, 1996 and 1995

(1)  Summary of Significant Accounting Policies

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Petroleum Development
      Corporation and its wholly owned subsidiaries.
      All material intercompany accounts and transactions have been eliminated in consolidation. The Company accounts for its investment in limited partnerships under the proportionate consolidation method. Under this method, the Company's financial statements include its prorata share of assets and liabilities and revenues and expenses, respectively, of the limited partnerships in which it participates.

     The Company is involved in two business segments. The different segments are oil and gas well drilling, production and related property management and marketing and pipeline operations.

     The Company grants credit to purchasers of oil and gas and the owners of managed properties, substantially all of whom are located in the Appalachian Basin area of West Virginia, Tennessee, Pennsylvania and Ohio.

     Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     Inventories

     Inventories of well equipment, parts and supplies are valued at the lower of average cost or market. An inventory of natural gas is recorded when gas is purchased in excess of deliveries to customers and is recorded at the lower of cost or market.

     Oil and Gas Properties

     Exploration and development costs are accounted for by the successful efforts method.

     The Company assesses impairment of capitalized costs of proved oil and gas properties by comparing net capitalized costs to undiscounted future net cash flows on a field-by-field basis using expected prices. Prices utilized for measurement purposes and expected costs are held constant. If net capitalized costs exceed undiscounted future net cash flow, the measurement of impairment is based on estimated fair value which would consider future discounted cash flows.

     Property acquisition costs are capitalized when incurred. Geological and geophysical costs and delay rentals are expensed as incurred. The costs of drilling exploratory wells are capitalized pending determination of whether the wells have discovered economically producible reserves. If reserves are not discovered, such costs are expensed as dry holes. Development costs, including equipment and intangible drilling costs related to both producing wells and developmental dry holes, are capitalized.

     Unproved properties are assessed on a property-by-property basis and properties considered to be impaired are charged to expense when such impairment is deemed to have occurred.

                                                               (Continued)

            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Balance Sheets

     Costs of proved properties, including leasehold acquisition, exploration and development costs and equipment, are depreciated or depleted by the unit-of-production method based on estimated proved developed oil and gas reserves.

     Upon sale or retirement of complete units of depreciable or depletable property, the net cost thereof, less proceeds or salvage value, is credited or charged to income. Upon retirement of a partial unit of property, the cost thereof is charged to accumulated depreciation and depletion.

     Based on the Company's experience, management believes site restoration, dismantlement and abandonment costs net of salvage to be immaterial in relation to operating costs. These costs are being expensed when incurred.

     Transportation Equipment, Pipelines and Other Equipment

     Transportation equipment, pipelines and other equipment are carried at cost. Depreciation is provided principally on the straight-line method over useful lives of 3 to 17 years.

     Maintenance and repairs are charged to expense as incurred. Major renewals and betterments are capitalized. Upon the sale or other disposition of assets, the cost and related accumulated depreciation, depletion and amortization are removed from the accounts, the proceeds applied thereto and any resulting gain or loss is reflected in income.

     Buildings

     Buildings are carried at cost and depreciated on the straight-line method over estimated useful lives of 30 years.

     Retirement Plans

     The Company has a 401-K contributory retirement plan (401-K Plan) covering full-time employees. The Company provides a discretionary matching of employee contributions to the plan.

     The Company also has a profit sharing plan covering full-time employees. The Company's contributions to this plan are discretionary.

     During 1994, the Company established a deferred compensation arrangement covering executive officers of the Company as a supplemental retirement benefit.

     During 1995, the Company established split-dollar life insurance arrangements with certain executive officers. Under these arrangements, advances are made to these officers equal to the premiums due. The advances are collateralized by the cash surrender value of the policies. The Company records as other assets its share of the cash surrender value of the policies.

     Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income


                                                               (Continued)

            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Balance Sheets

       in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Derivatives

     Gains and losses related to qualifying hedges of firm commitments or anticipated transactions through the use of natural gas futures contracts are deferred and recognized in income or as adjustments of carrying amounts when the underlying hedged transaction occurs. In order for futures contracts to qualify as a hedge, there must be sufficient correlation to the underlying hedged transaction. The change in the fair value of derivative instruments which do not qualify for hedging are recognized into income currently.

     Stock Compensation

     On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for
       Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 allows entities to continue to measure compensation cost for stock-based awards using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," and to provide pro forma net income and pro forma earnings per share disclosures as if the fair value based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB 25 and provide the pro forma disclosure provisions of SFAS 123.

     Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates. Estimates which are particularly significant to the consolidated financial statements include estimates of oil and gas reserves and future cash flows from oil and gas properties.

(2)  Notes and Accounts Receivable

     The Company held notes receivable from officers, directors and employees with interest from 8% to 12% as of December 31, 1995 in the amount of $33,300 of which $200 is current.

     Included in other assets are noncurrent notes and accounts receivable as of December 31, 1996 and 1995, in the amounts of $5,930 and $168,400, net of the allowance for doubtful accounts of $147,200 and $368,800, respectively.

     The allowance for doubtful current accounts receivable as of December
       31, 1996 and 1995 was $140,600 and $20,200, respectively.


(3)  Long-Term Debt

     The company is party to a bank credit agreement dated November 17, 1993 which, as amended, provides a borrowing base of $10,000,000 subject to adequate natural gas reserve levels. At the request of the Company, the bank may increase the amount of the commitment to $20,000,000. The Company has activated $7.5 million of the facility.

                                                               (Continued)

            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Balance Sheets

     As of December 31, 1996 and 1995, the balance outstanding was $5,320,000 and $2,500,000, respectively. No principal payments are required under the credit agreement until maturity on December 31, 1999. Interest accrues at prime with LIBOR (London Interbank Market) rate alternatives available at the discretion of the Company. At December 31, 1996, interest accrues at prime (8-1/4%) plus 1/4%. The Company is required to pay a commitment fee of 1/8% to 1/4% on the unused portion of the credit facility. The loan is secured by substantially all properties of the Company. The credit agreement requires, among other things, the existence of satisfactory levels of natural gas reserves, maintenance of certain working capital and tangible net worth ratios along with a restriction on the payment of dividends.


(4)  Income Taxes

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1995 are presented below:

                                                   1996          1995
     Deferred tax assets:
      Drilling notes, principally due to
        allowance for doubtful accounts        $  465,800       671,300
       Investment tax credit carryforwards         45,200       233,300
       Alternative minimum tax credit
        carryforwards (Section 29)                926,600       909,400
       Other                                      550,800       440,600
         Total gross deferred tax assets        1,988,400     2,254,600
         Less valuation allowance                (926,600)     (941,300)
         Deferred tax assets                    1,061,800     1,313,300
         Less current deferred tax assets
          (included in prepaid expenses)         (376,100)     (386,200)
     Net non-current deferred
      tax assets                                  685,700       927,100
     Deferred tax liabilities:
     Plant and equipment, principally
      due to differences in
      depreciation and amortization            (3,826,500)   (3,848,000)
     Total gross deferred
      tax liabilities                          (3,826,500)   (3,848,000)
     Net deferred tax liability               $(3,140,800)   (2,920,900)

     The Company has evaluated each deferred tax asset and has provided a valuation allowance where it is believed it is more likely than not that some portion of the asset will not be realized.

     The net changes in the total valuation allowance were for the year ended December 31, 1996 a decrease of $14,700 and for the years ended December 31, 1995 and 1994 increases of $98,600 and $45,000, respectively.

     At December 31, 1996, the Company has investment tax credit carryforwards for federal income tax purposes of approximately $45,200 which are available to reduce future federal income taxes through 2000. In addition, the Company has alternative minimum tax credit carryforwards (Section 29) of approximately $926,600 which are available to reduce future federal regular income taxes over an indefinite period.

            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Balance Sheets


(5)  Stockholders' Equity

     Changes in Stockholders' Equity during 1996 and 1995 are as follows:

                              Common stock
                                 issued
                           Number                Additional
                           of                    paid-in     Retained Unamortized
                           shares      Amount    capital     earnings  StockAward    Total

Balance
   December 31, 1994     11,040,627 $110,400   6,873,600   11,396,500      -    18,380,500
Issuance of common
 stock:
  Exercise of employee
   stock options             78,000      800      45,800        -                   46,600
  Stock award                90,000      900     100,400        -      (101,300)      -
  Amortization of
   stock award                 -         -          -           -        12,300     12,300
Net income                     -         -          -       1,481,500      -     1,481,500
  Balance,
   December 31, 1995     11,208,627 $112,100   7,019,800   12,878,000   (89,000)19,920,900
Issuance of common
 stock:
  Exercise of employee
   stock options            230,699    2,300     166,100         -         -       168,400
  Purchase of subsidiary    236,094    2,300     446,800         -         -       449,100
  Amortization of stock
   award                                                                 12,200     12,200
Repurchase and
 cancellation of
 treasury stock          (1,214,667) (12,100) (1,015,400) (1,027,500)
Net income                     -          -         -       3,549,400      -     3,549,400
 Balance
  December 31, 1996      10,460,753 $104,600   6,617,300   16,427,400   (76,800)23,072,500

   Options

   Options amounting to 210,000 shares were granted during 1995 to certain employees and directors under the Company's Stock Option Plans. These options were granted at market value as of the date of grant and vest over a two year period. The outstanding options expire from 1997 to 2005.

   The estimated fair value of the options granted during 1995 was $.67 per option. The fair value was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.8%, expected dividend yield of 0%, expected volatility of 51% and expected life of 7 years.

                      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                             Notes to Consolidated Balance Sheets

                                            Number
                                            of Shares      Average        Range

     Outstanding December 31, 1994          1,956,000      $0.77        .38- 1.63
     Granted                                  210,000      $1.13       1.13- 1.13
     Exercised                                (78,000)     $0.60        .56-  .72
     Expired                                 (235,350)     $0.68        .38- 1.63

     Outstanding December 31, 1995          1,852,650      $0.91        .50- 1.63
     Granted                                     -
     Exercised                               (230,000)     $0.72        .50-1.125
     Expired                                  (40,000)     $0.80        .50-1.625

     Outstanding December 31, 1996          1,582,650      $0.94        .50-1.625

     Stock Redemption Agreement

     The Company has stock redemption agreements with three officers of the Company. The agreements require the Company to maintain life insurance on each executive in the amount of $1,000,000. The agreements provide that the Company shall utilize the proceeds from such insurance to purchase from such executives' estates or heirs, at their option, shares of the Company's stock. The purchase price for the outstanding common stock is to be based upon the average closing asked price for the Company's stock as quoted by NASDAQ during
a
       specified period. The Company is not required to purchase any shares in excess of the amount provided for by such insurance.

     Stock Purchase

     On January 31, 1996, the Company purchased 1,200,000 shares of its common stock pursuant to an option agreement. The option was obtained in connection with a debt restructuring in 1990. The company utilized its' revolving credit line to acquire the shares for $1,000,000 or $0.83 a share. The shares representing approximately 11% of the currently outstanding stock were retired by the Company.

(6)  Employee Benefit Plans

     In 1995, a total of 90,000 restricted shares of the Company's common stock were granted to certain employees and are available to them upon retirement. The market value of shares awarded was $101,300. This amount was recorded as unamortized stock award and is shown as a separate component of stockholders' equity. The unamortized stock award is being amortized to expense over the employees' expected years to retirement and amounted to $12,200 in 1996 and 1995.

     At December 31, 1996 and 1995, the Company has recorded as other assets
       $111,800 and $60,000, respectively as its share of the cash surrender value of the life insurance pledged as collateral for the payment of premiums on split-dollar life insurance policies owned by certain executive officers.

     The Company has a 401-K contributory retirement plan (401-K Plan) covering full-time employees. The Company provides a discretionary matching of employee contributions to the plan.

     The Company also has a profit sharing plan covering full-time employees.
       The Company's contributions to this plan are discretionary.

(7)  Transactions with Affiliates

     As part of its duties as well operator, the Company received $18,234,200 in 1996 and $11,397,000 in 1995 representing proceeds from the sale of oil and gas and made distributions to investor groups according to their working interests in the related oil and gas properties. The Company provided oil and gas well drilling services to affiliated partnerships, substantially all of the Company's oil and gas well drilling operations was for such partnerships. The Company also provided related services of operation of wells, reimbursement of syndication costs, management fees, tax return preparation and other

                      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                             Notes to Consolidated Balance Sheets

       services relating to the operation of the partnerships. The Company received $6,435,700 in 1996 and $4,003,500 in 1995 for those services. During 1996 and 1995 the Company paid $35,400 and $38,500, respectively to the Corporate Secretary's law firm for various legal services.

(8)  Commitments and Contingencies

     The nature of the independent oil and gas industry involves a dependence on outside investor drilling capital and involves a concentration of gas sales to a few customers. The Company sells natural gas to various public utilities and industrial customers. One customer, Hope Gas Inc., a regulated public utility, accounted for 16.1% of total revenues in 1996.

     The Company is not party to any legal action that would materially affect the Company's operations or balance sheets.

(9)  Acquisitions

     On April 1, 1996, the Company acquired Riley Natural Gas Company (RNG), a privately held gas marketing company in a stock for stock exchange accounted for as a purchase. The acquisition has substanially increased the Company's capabilities in the natural gas marketing area.
       PDC issued 236,094 shares with a market value of $449,100, for 100% of the outstanding common stock of RNG. Key employees of RNG have entered into employment contracts with PDC to assure the continuity of RNG's gas marketing operations.

     On August 6, 1996 the Company purchased an interest in 188 oil and gas wells in West Virginia. The Company utilized its revolving credit line to finance the purchase. The purchase increased the Company's oil and gas reserves by 4.3 Bcf of natural gas and 27,000 barrels of oil, added 12,000 acres of leases to its leasehold inventory and increased the Company's gathering systems by forty-nine miles. The purchase price was $3.3 million.

(10) Derivatives and Hedging Activities

     The company utilizes commodity based derivative instruments as hedges to manage a portion of its exposure to price volatility stemming from its integrated natural gas production and marketing activities. These instruments consist of natural gas futures contracts traded on the New York Mercantile Exchange. The futures contracts hedge committed and anticipated natural gas purchases and sales, generally forecasted to occur within a 12 month period. The Company does not hold or issue derivatives for trading or speculative purposes.

     As of December 31, 1996, the Company had futures contracts for the sale of $3,869,900 of natural gas. While these contracts have nominal carrying value, their fair value, represented by the estimated amount that would be received upon termination of the contracts, based on market quotes, was a net value of $217,770 at December 31, 1996.

     The Company is required to maintain margin deposits with brokers for outstanding futures contracts. As of December 31, 1996, cash in the amount of $1,734,900 was on deposit.

(11) Costs Incurred in Oil and Gas Property Acquisition, Exploration and Development Activities

     Costs incurred by the Company in oil and gas property acquisition, exploration and development are presented below:

                                           Years Ended December 31,
                                                 1996          1995
              Property acquisition cost:
              Proved undeveloped properties   $  543,600       167,800
                Producing properties           3,211,800       218,500
              Development costs                5,344,900     2,977,700
                                              $9,100,300     3,364,000

                      PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                             Notes to Consolidated Balance Sheets

     Property acquisition costs include costs incurred to purchase, lease or otherwise acquire a property. Exploration costs include the cost of geological and geophysical activity, dry holes and drilling and equipping exploratory wells. Development costs include costs incurred to gain access to and prepare development well locations for drilling, to drill and equip development wells and to provide facilities to extract, treat, gather and store oil and gas.

(12) Oil and Gas Capitalized Costs

     Aggregate capitalized costs for the Company related to oil and gas exploration and production activities with applicable accumulated depreciation, depletion and amortization are presented below:

                                                    December 31,
                                               1996              1995
       Proved properties:
         Intangible drilling costs         $19,572,400        16,582,000
         Tangible well equipment            21,999,600        16,831,800
         Well equipment leased to others     4,063,600         4,063,600
         Undeveloped properties                890,100           514,600
                                            46,525,700        37,992,000
          Less accumulated depreciation,
           depletion and amortization       15,837,800        14,529,900
                                           $30,687,800        23,462,100

(13)   Net Proved Oil and Gas Reserves (Unaudited)

       The proved reserves of oil and gas of the Company as estimated by an independent petroleum engineer, Wright & Company, Inc. at December
31,
         1996 and by the Company's petroleum engineers at December 31, 1995. These reserves have been prepared in compliance with the Securities
and
         Exchange Commission rules based on year end prices.  Since December
31,
         1996 prices have declined to seasonal levels. An analysis of the change in estimated quantities of oil and gas reserves, all of which are located within the United States, is shown below:

                                               Oil (BBLS)
                                                 1996             1995
Proved developed and
 undeveloped reserves:
   Beginning of year                          140,000             79,000
   Revisions of previous estimates            (30,000)            72,000
   Beginning of year as revised               110,000            151,000
   Dispositions                               (49,000)              -
   Acquisitions                                27,000               -
   Production                                  (7,000)           (11,000)
   End of year                                 81,000            140,000
Proved developed reserves:
   Beginning of year                          140,000             79,000
   End of year                                 81,000            140,000

                                                      Gas (MCF)
                                               1996               1995
Proved developed and
 undeveloped reserves:
   Beginning of year                       33,829,000         32,225,000
   Revisions of previous estimates         (1,037,000)           686,000
   Beginning of year as revised            32,792,000         32,911,000
   New discoveries and extensions           2,613,000          2,119,000
   Disposition                               (127,000)              -
   Acquisitions                             9,529,000            135,000
   Production                              (1,495,000)        (1,336,000)
   End of year                             43,312,000         33,829,000
 Proved developed reserves:
   Beginning of year                       29,326,000         27,746,000
   End of year                             35,516,000         29,326,000

                                                               (Continued)

              PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES
                     Notes to Consolidated Balance Sheets

(14) Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Gas Reserves (Unaudited)

     Summarized in the following table is information for the Company with respect to the standardized measure of discounted future net cash flows relating to proved oil and gas reserves. Future cash inflows are derived by applying current oil and gas prices to estimated future production.

       Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. Future income tax expenses are computed by applying the statutory rate in effect at the end of each year to the future pretax net cash flows, less the tax basis of the properties and gives effect to permanent differences, tax credits and allowances related to the properties.

                                              Years Ended December 31,
                                              1996                1995
     Future estimated cash flows         $193,800,000         99,478,000
     Future estimated production
       and development costs              (59,806,000)       (29,288,000)
     Future estimated income tax expense  (33,499,000)       (20,004,000)
       Future net cash flows              100,495,000         50,186,000
     10% annual discount for
       estimated timing of cash flows     (66,233,000)       (29,126,000)
       Standardized measure of discounted
        future estimated net cash flows  $ 34,262,000         21,060,000

     The following table summarizes the principal sources of change in the standardized measure of discounted future estimated net cash flows:

                                    Years Ended December 31,
                                              1996                1995
       Sales of oil and gas
        production, net of
        production costs                  $(3,711,000)        (1,938,000)
       Net changes in prices
        and production costs               42,384,000         17,024,000
       Extensions, discoveries
        and improved recovery,
        less related cost                   9,659,000          4,609,000
       Acquisitions                        17,775,000            294,000
       Development costs incurred
        during the period                   5,345,000          2,978,000
       Revisions of previous
        quantity estimates                 (2,902,000)         1,700,000
       Changes in estimated
        income taxes                      (13,495,000)        (6,054,000)
       Accretion of discount              (37,107,000)        (8,575,000)
       Other                               (4,746,000)        (3,423,000)
                                         $ 13,202,000          6,615,000

     It is necessary to emphasize that the data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control. Actual future prices and costs are likely to be substantially different from the current prices and costs utilized in the computation of reported amounts. Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.
                                                               (Continued)

              PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                     Notes to Consolidated Balance Sheets



(15) Business Segments


Information on the Company by business segment is as follows for the years ended December 31,:


                                               1996              1995

Identifiable Assets:
   Drilling and production                $54,847,000        39,016,000
   Marketing and pipeline                   8,005,100         1,067,700
   Corporate                                  752,100           536,400
                                          $63,604,200        40,620,100

Capital Expenditures:
   Drilling and production                $10,059,900         3,817,700
   Marketing and pipeline                     124,200            86,900
   Corporate                                  231,400             5,800
                                          $10,415,500         3,910,400


              PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES
                          Consolidated Balance Sheets
                     March 31, 1997 and December 31, 1996

                                                1997        1996
                                           (unaudited)
          Assets

Current assets:
  Cash and cash equivalents               $11,300,700   $20,615,400
  Accounts and note receivable              4,434,000     6,696,000
  Inventories                                 338,700       567,200
  Prepaid expenses                            834,900       740,900
                Total current assets       16,908,300    28,619,500

Properties and equipment                   57,212,900    56,962,000

  Less accumulated depreciation,
   depletion and amortization              22,743,700    22,522,300

                                           34,469,200    34,439,700

Other assets                                  555,900       545,000
                                          $51,933,400   $63,604,200

          Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued expenses   $10,804,800  $11,715,700
  Advances for future drilling contracts    5,466,000   18,397,000
  Funds held for future distribution        1,403,700      864,000
          Total current liabilities        17,674,500   30,976,700

Long-term debt, excluding
 current maturities                         4,220,000    5,320,000

Other liabilities                           1,163,200    1,094,200

Deferred income taxes                       3,274,600    3,140,800

Commitments and contingencies

Stockholders' equity:
  Common stock                                104,900      104,600
  Additional paid-in capital                6,638,900    6,617,300
  Retained earnings                        18,931,000   16,427,400
  Unamortized stock award                     (73,700)     (76,800)
          Total stockholders' equity       25,601,100   23,072,500
                                          $51,933,400  $63,604,200

(Continued)

    AN INVESTOR IN PDC 1996-1997 DRILLING PROGRAM DOES NOT THEREBY ACQUIRE
        ANY INTEREST IN THE ASSETS OF PETROLEUM DEVELOPMENT CORPORATION

              PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                     Notes to Consolidated Balance Sheets


1.        Accounting Policies

          Reference is hereby made to the Company's audited Consolidated
Balance
Sheet at December 31, 1996 which contains a summary of significant accounting policies followed by the Company in preparation of its consolidated financial statements. These policies were also followed in preparing the unaudited balance sheet at March 31, 1996 included herein.

2.        Basis of Presentation

          The Management of the Company believes that all adjustments (consisting of only normal recurring accruals) necessary to a fair statement of the financial position of the Company as of March 31, 1997 have been made.

3.        Oil and Gas Properties

          Oil and Gas Properties are reported on the successful efforts method.

4.        Contingencies and Commitments

          There are no material loss contingencies at March 31, 1997. There has been no change in commitments and contingencies as described in Note 9 to the Consolidated Balance Sheet at December 31, 1996.




    AN INVESTOR IN PDC 1996-1997 DRILLING PROGRAM DOES NOT THEREBY ACQUIRE
        ANY INTEREST IN THE ASSETS OF PETROLEUM DEVELOPMENT CORPORATION

                              PDC 1996-A LIMITED PARTNERSHIP
                              (A West Virginia Limited Partnership)

                              Balance Sheet
                              December 31, 1996

                              (With Independent Auditors' Report Thereon)

                        PDC 1996-A LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                                 Balance Sheet

                               December 31, 1996

          Assets

Current assets:
      Cash                                                  $    8,947
      Accounts receivable - oil and gas revenues               154,384
        Total current assets                                   163,331

Oil and gas properties, successful efforts method
      (Notes 3 and 5):
      Oil and gas properties                                 2,799,628
        Less accumulated depreciation, depletion and
          amortization                                         110,749
                                                             2,688,879

                                                            $2,852,210


      Current Liabilities and Partners' Equity

Current liabilities:
      Accrued expenses                                      $    8,968
        Total current liabilities                                8,968

Partners' equity                                             2,843,242

                                                            $2,852,210





AN INVESTOR IN PDC 1997-A, B, C, AND D LIMITED PARTNERSHIPS DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PDC 1996-A LIMITED PARTNERSHIP.



See accompanying notes to balance sheets.

                        PDC 1996-A LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                            Notes to Balance Sheet

                               December 31, 1996

(1)  Summary of Significant Accounting Policies

      Partnership Financial Statement Presentation Basis

      The financial statements include only those assets, liabilities and results of operations of the partners which relate to the business of PDC 1996-A Limited Partnership (the Partnership). The statements do not include any assets, liabilities, revenues or expenses attributable to any of the partners' other activities.

      Oil and Gas Properties

      The Partnership follows the successful efforts method of accounting for the cost of exploring for and developing oil and gas reserves. Under this method, costs of development wells, including equipment and intangible drilling costs related to both producing wells and developmental dry holes, and successful exploratory wells are capitalized and amortized on an annual basis to operations by the units-of-production method using estimated proved developed reserves determined at year end by an independent petroleum engineer, Wright & Company, Inc. If a determination is made that an exploratory well has not discovered economically producible reserves, then its costs are expensed as dry hole costs.

      The Partnership assesses impairment of capitalized costs of proved oil and gas properties by comparing net capitalized costs to undiscounted future cash flows on a field-by-field basis using expected prices. Prices utilized for measurement purposes and expected costs are held constant. If net capitalized costs exceed undiscounted future net cash flow, the measurement of impairment is based on estimated fair value which would consider future discounted cash flows.

      Based on the Managing General Partner's experience, management believes site restoration, dismantlement and abandonment costs, net of salvage to be immaterial in relation to operating costs. These costs are being expensed when incurred.

      Income Taxes

      Since the taxable income or loss of the Partnership is reported in the separate tax returns of the partners, no provision has been made for income taxes on the Partnership's books.

      Under federal income tax laws, regulations and administrative rulings, certain types of transactions may be accorded varying interpretations. Accordingly, the Partnership's tax return and, consequently, individual tax returns of the partners may be changed to conform to the tax treatment resulting from a review by the Internal Revenue Service.

      Use of Estimates

      Management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates. Estimates which are particularly significant to the financial statements include estimates of oil and gas reserves and future cash flows from oil and gas properties.

                                                                   (Continued)

                        PDC 1996-A LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                       Notes to Balance Sheet, Continued

(2)   Organization

      The Partnership was organized as a limited partnership on June 5, 1996, in accordance with the laws of the State of West Virginia for the purpose of engaging in the drilling, completion and operation of oil and gas development and exploratory wells in the Northern Appalachian Basin.


      Purchasers of partnership units subscribed to and fully paid for 3 units of limited partner interest and 125.81 units of additional general partner interests at $20,000 per unit (Investor Partners). Petroleum Development Corporation has been designated the Managing General Partner of the Partnership. Although costs, revenues and cash distributions allocable to the limited and additional general partners are shared pro rata based upon the amount of their subscriptions, including the Managing General Partner to the extent of its 20% capital contributions, there are significant differences in the federal income tax effects and liability associated with these different types of units in the Partnership.

      Upon completion of the drilling phase of the Partnership's wells, all additional general partners units are converted into units of limited partner interests and thereafter become limited partners of the Partnership. Limited partners do not have any rights to convert their units into units of additional general partner interests in the Partnership.

      In accordance with the terms of the Partnership Agreement (the Agreement), the Managing General Partner manages all activities of the Partnership and acts as the intermediary for substantially all Partnership transactions.

(3)   Transactions with Managing General Partner and Affiliates

      The Partnership's transactions with the Managing General Partner include charges for the following:

                                                   Period from June 5, 1996
                                                     (date of inception) to
                                                       December 31, 1996

                Drilling and completion costs              $2,699,815
                Lease acquisitions, at cost                    99,813
                Offering and organization costs
                 (includes reimbursements of commissions
                 and management fee)                          334,906
                Lifting costs                                  22,099
                Tax return preparation                          2,740
                Direct administrative cost                        750

(4)   Allocation

      The following table summarizes the participation of the Managing General
        Partner and the Investor Partners, taking account of the Managing General Partner's capital contribution equal to 20% of the Initial Operating Capital, in the costs and revenues of the Partnership.




                                                                   (Continued)

                        PDC 1996-A LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                       Notes to Balance Sheet, Continued

                                                                Managing
                                                  Investor      General
                                                  Partners      Partner
    Partnership Costs

Broker-dealer Commissions and Expenses(1). .      100%            0%
Management Fee . . . . . . . . . . . . . . .      100%            0%
Undeveloped Lease Costs. . . . . . . . . . .        0%          100%
Drilling and Completion Costs. . . . . . . .       80%           20%
Tangible Equipment . . . . . . . . . . . . .        0%          100%
Intangible Drilling and Development Costs. .      100%            0%
Operating Costs(2) . . . . . . . . . . . . .       80%           20%
Direct Costs(3). . . . . . . . . . . . . . .       80%           20%
Administrative Costs . . . . . . . . . . . .        0%          100%

    Partnership Revenues

Sale of Oil and Gas Production(4). . . . . .       80%           20%
Sale of Productive Properties(5) . . . . . .       80%           20%
Sale of Equipment  . . . . . . . . . . . . .        0%          100%
Sale of Undeveloped Leases . . . . . . . . .       80%           20%
Interest Income. . . . . . . . . . . . . . .       80%           20%

____________________
(1) Organization and Offering Costs, net of the Dealer Manager commissions, discounts, due diligence expenses, and wholesaling fees of the Partnership will be paid by the Managing General Partner and not from Partnership funds. In addition, Organization and Offering Costs in excess of 10-1/2% of Subscriptions will be paid by the Managing General Partner, without recourse to the Partnership.

(2) Represents Operating costs incurred after the completion of productive wells, including monthly per-well charges paid to the Managing General Partner.

(3) The Managing General Partner will receive monthly reimbursement from the Partnership for their direct costs incurred by the Managing General Partner on behalf of the Partnership.

(4) The revenues and expenses to be allocated to the partners are subject to a special provision in the partnership agreement, whereby the allocable share of revenues and expenses of the Investor Partners may be increased and the interest of the Managing General Partner may be decreased if certain cash distribution levels are not met. The shifting of the allocable share of revenues and expenses to the Investor Partners in the event that certain prescribed cash distribution levels are not attained may also serve to shift an increased amount of cash distributions to the Investor Partners and a decreased amount of cash distributions to the Managing General Partner.

(5) In the event of the sale or other disposition of a productive well, a lease upon which such well is situated, or any equipment related to any such lease or well, the proceeds from such sale or disposition shall be allocated and credited to the Partners as oil and gas revenues are allocated. The term "proceeds" above does not include revenues from a royalty, overriding royalty, lease interest reserved, or other promotional consideration received by the Partnership in connection with any sale or disposition, which revenues shall be allocated to the Investor Partners and the Managing General Partner in the same percentages that oil and gas revenues are allocated.

                                                                   (Continued)
                        PDC 1996-A LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                       Notes to Balance Sheet, Continued

(5)   Costs Relating to Oil and Gas Activities

      The Partnership is engaged solely in oil and gas activities, all of which are located in the continental United States. Information regarding aggregate capitalized costs and results of operations for these activities is located in the basic financial statements. Costs capitalized for these activities at December 31, 1996, are as follows:

         Lease acquisition costs                                $   99,813
         Intangible development costs                            2,267,385
         Well equipment                                            432,430
                                                                $2,799,628
         The following costs were incurred for the Partnership's oil and gas activities:

                                                             Period from
                                                             June 5, 1996
                                                        (date of inception) to
                                                           December 31, 1996

                Costs capitalized:
                  Property acquisition costs                    $   99,813
                  Development costs                              2,699,815
                                                                $2,799,628

(6)      Partners' Equity

         The balance of partners' equity is as follows:

                                    Limited and         Managing
                                    additional          general
                                    general partners    partner        Total
            Partners' initial
              capital contributions   $2,576,200       $560,324    $3,136,524
            Syndication costs           (270,501)           -        (270,501)
            Distributions                (66,674)       (16,668)      (83,342)
            Net income                    35,568         24,993        60,561
               Balance,
                December 31, 1996     $2,274,593       $568,649    $2,843,242

(7)      Income Taxes

         As a result of the differences in the treatment of certain items for income tax purposes as opposed to financial reporting purposes, primarily depreciation, depletion and amortization of oil and gas properties and the recognition of intangible drilling costs as an expense or capital item, the income tax basis of oil and gas properties differs from the basis used for financial reporting
            purposes.   At December 31, 1996, the income tax basis of the
            Partnership's oil and gas properties was $525,487.

                        PDC 1996-A LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                       Notes to Balance Sheet, Continued


(8)      Supplemental Reserve Information (Unaudited)

         Proved oil and gas reserves of the Partnership have been estimated by an independent petroleum engineer, Wright & Company, Inc. These reserves have been prepared in compliance with the Securities and Exchange Commission rules based on year end prices. Since December 31, 1996 prices have declined to seasonal levels. A copy of the reserve report has been made available to all partners. All of the partnership's reserves are proved developed. An analysis of the change in estimated quantities of proved developed oil and gas reserves is shown below:

                                                                Natural gas
                                                                    (mcf)

            Proved developed reserves as of June 5, 1996
              (date of inception)                                    -
            Extensions, discoveries and other additions          2,429,365
            Production                                             (95,141)

            Proved developed reserves as of
              December 31, 1996                                  2,334,224

                        PDC 1996-A LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                                Balance Sheets

                     March 31, 1997 and December 31, 1996



  Assets
                                                   1997                1996
                                                (Unaudited)

Current assets:
  Cash                                          $     8,937           8,947
  Accounts receivable - oil and gas revenues        119,877         154,384
           Total current assets                     128,814         163,331

Oil and gas properties, successful efforts method
      Oil and gas properties                      2,799,628       2,799,628
      Less accumulated depreciation, depletion,
        and amortization                            174,249         110,749
                                                  2,625,379       2,688,879

                                                $ 2,754,193       2,852,210

      Current Liabilities and Partners' Equity

Current liabilities:
      Accrued expenses                           $    8,967           8,968
                    Total current liabilities            8,967        8,968


Partners' Equity                                  2,745,226       2,843,242

                                                $ 2,754,193       2,852,210


AN INVESTOR IN PDC 1997-A, B, C, AND D LIMITED PARTNERSHIPS DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PDC 1996-A LIMITED PARTNERSHIP.

See accompanying notes to balance sheets.

                        PDC 1996-A LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                            Notes to Balance Sheets
                          March 31, 1997 (unaudited)



1.  Accounting Policies

    Reference is hereby made to the Partnership's audited Balance Sheet at December 31, 1996 which contains a summary of major accounting policies followed by the Partnership in preparation of its financial statements. These policies were also followed in preparing the unaudited balance sheet at March 31, 1997 included herein.

2.  Basis of Presentation

    The Management of the Partnership believes that all adjustments (consisting of only normal recurring accruals) necessary to a fair statement of the financial position of the Company as of March 31, 1997 have been made.

3.  Oil and Gas Properties

    Oil and Gas Properties are reported on the successful efforts method.

         PDC 1996-B LIMITED PARTNERSHIP
         (A West Virginia Limited Partnership)

         Balance Sheet
         December 31, 1996

         (With Independent Auditors' Report Thereon)

                        PDC 1996-B LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                                 Balance Sheet

                               December 31, 1996

          Assets

Current assets:
      Cash                                                    $    30,706
      Accounts receivable - oil and gas revenues                   79,517

        Total current assets                                      110,223

Oil and gas properties, successful efforts method
      (Notes 3 and 5):
        Oil and gas properties                                  2,899,619
        Less accumulated depreciation, depletion and
          amortization                                             36,709
                                                                2,862,910

                                                              $ 2,973,133


      Current Liabilities and Partners' Equity

Current liabilities:
      Accrued expenses                                        $     9,474
      Due to Managing General Partner                               5,076
        Total current liabilities                                  14,550

Partners' equity                                                2,958,583


                                                              $ 2,973,133



AN INVESTOR IN PDC 1997-A, B, C, AND D LIMITED PARTNERSHIPS DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PDC 1996-B LIMITED PARTNERSHIP.


See accompanying notes to balance sheets.

                        PDC 1996-B LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                            Notes to Balance Sheet

                               December 31, 1996


(1)  Summary of Significant Accounting Policies

      Partnership Financial Statement Presentation Basis

      The financial statements include only those assets, liabilities and results of operations of the partners which relate to the business of PDC 1996-B Limited Partnership (the Partnership). The statements do not include any assets, liabilities, revenues or expenses attributable to any of the partners' other activities.

      Oil and Gas Properties

      The Partnership follows the successful efforts method of accounting for the cost of exploring for and developing oil and gas reserves. Under this method, costs of development wells, including equipment and intangible drilling costs related to both producing wells and developmental dry holes, and successful exploratory wells are capitalized and amortized on an annual basis to operations by the units-of-production method using estimated proved developed reserves determined at year end by an independent petroleum engineer, Wright & Company, Inc. If a determination is made that an exploratory well has not discovered economically producible reserves, then its costs are expensed as dry hole costs.

      The Partnership assesses impairment of capitalized costs of proved oil and gas properties by comparing net capitalized costs to undiscounted future net cash flows on a field-by-field basis using expected prices. Prices utilized for measurement purposes and expected costs are held constant. If net capitalized costs exceed undiscounted future net cash flow, the measurement of impairment is based on estimated fair value which would consider future discounted cash flows.

      Based on the Managing General Partner's experience, management believes site restoration, dismantlement and abandonment costs, net of salvage to be immaterial in relation to operating costs. These costs are being expensed when incurred.

      Income Taxes

      Since the taxable income or loss of the Partnership is reported in the separate tax returns of the partners, no provision has been made for income taxes on the Partnership's books.

      Under federal income tax laws, regulations and administrative rulings, certain types of transactions may be accorded varying interpretations. Accordingly, the Partnership's tax return and, consequently, individual tax returns of the partners may be changed to conform to the tax treatment resulting from a review by the Internal Revenue Service.

      Use of Estimates

      Management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates. Estimates which are particularly significant to the financial statements include estimates of oil and gas reserves and future cash flows from oil and gas properties.

                                                                   (Continued)

                        PDC 1996-B LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                       Notes to Balance Sheet, Continued

(2)  Organization

      The Partnership was organized as a limited partnership on September 9, 1996, in accordance with the laws of the State of West Virginia for the purpose of engaging in the drilling, completion and operation of oil and gas development and exploratory wells in the Northern Appalachian Basin.

      Purchasers of partnership units subscribed to and fully paid for 3 units of limited partner interests and 131.235 units of additional general partner interests at $20,000 per unit (Investor Partners). Petroleum Development Corporation has been designated the Managing General Partner of the Partnership. Although costs, revenues and cash distributions allocable to the limited and additional general partners are shared pro rata based upon the amount of their subscriptions, including the Managing General Partner to the extent of its 20% capital contributions, there are significant differences in the federal income tax effects and liability associated with these different types of units in the Partnership.

      Upon completion of the drilling phase of the Partnership's wells, all additional general partners units are converted into units of limited partner interests and thereafter become limited partners of the Partnership. Limited partners do not have any rights to convert their units into units of additional general partner interests in the Partnership.

      In accordance with the terms of the Partnership Agreement (the Agreement), the Managing General Partner manages all activities of the Partnership and acts as the intermediary for substantially all Partnership transactions.

(3)   Transactions with Managing General Partner and Affiliates

      The Partnership's transactions with the Managing General Partner include charges for the following:
                                                           Period from
                                                         September 9, 1996
                                                     (date of inception) to
                                                        December 31, 1996

                Drilling and completion costs               $2,793,258
                Lease acquisitions, at cost                    106,361
                Offering and organization costs
                 (includes reimbursements of
                 commissions and management fee)               349,012
                Lifting costs                                   10,842
                Tax return preparation                           2,945
                Direct administrative cost                       1,000

(4)   Allocation

      The table below summarizes the participation of the Managing General
        Partner and the Investor Partners, taking account of the Managing General Partner's capital contribution equal to 20% of the Initial Operating Capital, in the costs and revenues of the Partnership.








                                                                   (Continued)

                        PDC 1996-B LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                       Notes to Balance Sheet, Continued

                                                                Managing
                                                  Investor      General
                                                  Partners      Partner
    Partnership Costs
Broker-dealer Commissions and Expenses(1). .      100%            0%
Management Fee . . . . . . . . . . . . . . .      100%            0%
Undeveloped Lease Costs. . . . . . . . . . .        0%          100%
Drilling and Completion Costs. . . . . . . .       80%           20%
Tangible Equipment . . . . . . . . . . . . .        0%          100%
Intangible Drilling and Development Costs. .      100%            0%
Operating Costs(2) . . . . . . . . . . . . .       80%           20%
Direct Costs(3). . . . . . . . . . . . . . .       80%           20%
Administrative Costs . . . . . . . . . . . .        0%          100%
    Partnership Revenues

Sale of Oil and Gas Production(4). . . . . .       80%           20%
Sale of Productive Properties(5) . . . . . .       80%           20%
Sale of Equipment  . . . . . . . . . . . . .        0%          100%
Sale of Undeveloped Leases . . . . . . . . .       80%           20%
Interest Income. . . . . . . . . . . . . . .       80%           20%

____________________

  (1) Organization and Offering Costs, net of the Dealer Manager commissions, discounts, due diligence expenses, and wholesaling fees of the Partnership will be paid by the Managing General Partner and not from Partnership funds. In addition, Organization and Offering Costs in excess of 10-1/2% of Subscriptions will be paid by the Managing General Partner, without recourse to the Partnership.

  (2) Represents Operating costs incurred after the completion of productive wells, including monthly per-well charges paid to the Managing General Partner.

  (3) The Managing General Partner will receive monthly reimbursement from the Partnership for their direct costs incurred by the Managing General Partner on behalf of the Partnership.

  (4) The revenues and expenses to be allocated to the partners are subject to a special provision in the partnership agreement, whereby the allocable share of revenues and expenses of the Investor Partners may be increased and the interest of the Managing General Partner may be decreased if certain cash distribution levels are not met. The shifting of the allocable share of revenues and expenses to the Investor Partners in the event that certain prescribed cash distribution levels are not attained may also serve to shift an increased amount of cash distributions to the Investor Partners and a decreased amount of cash distributions to the Managing General Partner.

  (5) In the event of the sale or other disposition of a productive well, a lease upon which such well is situated, or any equipment related to any such lease or well, the proceeds from such sale or disposition shall be allocated and credited to the Partners as oil and gas revenues are allocated. The term "proceeds" above does not include revenues from a royalty, overriding royalty, lease interest reserved, or other promotional consideration received by the Partnership in connection with any sale or disposition, which revenues shall be allocated to the Investor Partners and the Managing General Partner in the same percentages that oil and gas revenues are allocated.

                                                                   (Continued)

                        PDC 1996-B LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                       Notes to Balance Sheet, Continued

(5)      Costs Relating to Oil and Gas Activities

         The Partnership is engaged solely in oil and gas activities, all of which are located in the continental United States. Information regarding aggregate capitalized costs and results of operations for these activities is located in the basic financial statements. Costs capitalized for these activities at December 31, 1996, are as follows:

         Lease acquisition costs                                $  106,360
         Intangible development costs                            2,319,695
         Well equipment                                            473,564
                                                                $2,899,619



      The following costs were incurred for the Partnership's oil and gas activities:

                                                             Period from
                                                           September 9, 1996
                                                        (date of inception) to
                                                           December 31, 1996
                Costs capitalized:
                  Property acquisition costs                   $  106,360
                  Development costs                             2,793,259
                                                               $2,899,619

(6)   Partners' Equity

      The balance of partners' equity is as follows:

                                   Limited            Managing
                                   and additional     general
                                   general partners   partner         Total

       Partners' initial capital
         contributions             $ 2,684,707      $  583,924    $3,268,631
       Syndication costs              (281,894)            -        (281,894)
       Net income (loss)               (35,947)          7,793       (28,154)
          Balance,
           December 31, 1996       $ 2,366,866      $  591,717    $2,958,583

(7)  Income Taxes

     As a result of the differences in the treatment of certain items for income tax purposes as opposed to financial reporting purposes, primarily depreciation, depletion and amortization of oil and gas properties and the recognition of intangible drilling costs as an expense or capital item, the income tax basis of oil and gas properties differs from the
       basis used for financial reporting purposes.   At December 31, 1996, the
       income tax basis of the Partnership's oil and gas properties was $577,076.

                        PDC 1996-B LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                       Notes to Balance Sheet, Continued

(8)  Supplemental Reserve Information (Unaudited)

     Proved oil and gas reserves of the Partnership have been estimated by an independent petroleum engineer, Wright & Company, Inc. These reserves have been prepared in compliance with the Securities and Exchange Commission rules based on year end prices. Since December 31, 1996 prices have declined to seasonal levels. A copy of the reserve report has been made available to all partners. All of the partnership's reserves are proved developed. An analysis of the change in estimated quantities of proved developed oil and gas reserves is shown below:


                                                                Natural gas
                                                                    (mcf)

            Proved developed reserves as of
              September 9, 1996 (date of inception)                   -
            Extensions, discoveries and other
              additions                                          2,406,498
            Production                                             (29,366)

            Proved developed reserves as of
              December 31, 1996                                  2,377,132

                        PDC 1996-B LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                                Balance Sheets

                     March 31, 1997 and December 31, 1996



  Assets
                                                   1997                1996
                                                (Unaudited)

Current assets:
  Cash                                          $    25,620          30,706
  Accounts receivable - oil and gas revenues        105,016          79,517
           Total current assets                     130,636         110,223

Oil and gas properties, successful efforts method
      Oil and gas properties                      2,899,619       2,889,619
      Less accumulated depreciation, depletion,
        and amortization                            122,105          36,709
                                                  2,777,514       2,862,910

                                                $ 2,908,150       2,973,133

      Current Liabilities and Partners' Equity

Current liabilities:
      Accrued expenses                          $     9,474           9,474
      Due to Mangaging General Partner                 -              5,076
           Total current liabilities                  9,474          14,550

Partners' Equity                                  2,898,676       2,958,583

                                                $ 2,908,150       2,973,133


AN INVESTOR IN PDC 1997-A, B, C, AND D LIMITED PARTNERSHIPS DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PDC 1996-B LIMITED PARTNERSHIP.

See accompanying notes to balance sheets.

                        PDC 1996-B LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                            Notes to Balance Sheets
                          March 31, 1997 (unaudited)



1.  Accounting Policies

    Reference is hereby made to the Partnership's audited Balance Sheet at December 31, 1996 which contains a summary of major accounting policies followed by the Partnership in preparation of its financial statements. These policies were also followed in preparing the unaudited balance sheet at March 31, 1997 included herein.

2.  Basis of Presentation

    The Management of the Partnership believes that all adjustments (consisting of only normal recurring accruals) necessary to a fair statement of the financial position of the Company as of March 31, 1997 have been made.

3.  Oil and Gas Properties

    Oil and Gas Properties are reported on the successful efforts method.

         PDC 1996-C LIMITED PARTNERSHIP
         (A West Virginia Limited Partnership)

         Balance Sheet
         December 31, 1996

         (With Independent Auditors' Report Thereon)

                        PDC 1996-C LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                                 Balance Sheet

                               December 31, 1996

          Assets

Current assets:
      Cash                                                  $   20,402
          Total current assets                                  20,402

Oil and gas properties, successful efforts method
      (Notes 3 and 5):
        Oil and gas properties                               4,275,795
        Less accumulated depreciation, depletion and
         amortization                                           -
                                                             4,275,795

                                                            $4,296,197



      Current Liabilities and Partners' Equity

Current liabilities:
      Accrued expenses                                     $    11,888
      Due to Managing General Partner                            4,402
          Total current liabilities                             16,290

Partners' equity                                             4,279,907

                                                           $ 4,296,197









AN INVESTOR IN PDC 1997-A, B, C, AND D LIMITED PARTNERSHIPS DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PDC 1996-C LIMITED PARTNERSHIP.



See accompanying notes to balance sheets.

                        PDC 1996-C LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                            Notes to Balance Sheets

                               December 31, 1996

(1)   Summary of Significant Accounting Policies

      Partnership Financial Statement Presentation Basis

      The financial statements include only those assets, liabilities and results of operations of the partners which relate to the business of PDC 1996-C Limited Partnership (the Partnership). The statements do not include any assets, liabilities, revenues or expenses attributable to any of the partners' other activities.

      Oil and Gas Properties

      The Partnership follows the successful efforts method of accounting for the cost of exploring for and developing oil and gas reserves.
        Under this method, costs of development wells, including equipment and intangible drilling costs related to both producing wells and developmental dry holes, and successful exploratory wells are capitalized and amortized on an annual basis to operations by the units-of-production method using estimated proved developed reserves determined at year end by an independent petroleum engineer, Wright
        & Company, Inc. If a determination is made that an exploratory well has not discovered economically producible reserves, then its costs are expensed as dry hole costs.

      The Partnership assesses impairment of capitalized costs of proved oil and gas properties by comparing net capitalized costs to undiscounted future net cash flows on a field-by-field basis using expected prices. Prices utilized for measurement purposes and expected costs are held constant. If net capitalized costs exceed undiscounted future net cash flow, the measurement of impairment is based on estimated fair value which would consider future discounted cash flows.

      Based on the Managing General Partner's experience, management believes site restoration, dismantlement and abandonment costs, net of salvage to be immaterial in relation to operating costs. These costs are being expensed when incurred.

      Income Taxes

      Since the taxable income or loss of the Partnership is reported in the separate tax returns of the partners, no provision has been made for income taxes on the Partnership's books.

      Under federal income tax laws, regulations and administrative rulings, certain types of transactions may be accorded varying interpretations. Accordingly, the Partnership's tax return and, consequently, individual tax returns of the partners may be changed to conform to the tax treatment resulting from a review by the Internal Revenue Service.



                                                                   (Continued)

                        PDC 1996-C LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                       Notes to Balance Sheet, Continued

      Use of Estimates

      Management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates. Estimates which are particularly significant to the financial statements include estimates of oil and gas reserves and future cash flows from oil and gas properties.

(2)   Organization

      The Partnership was organized as a limited partnership on November 12, 1996, in accordance with the laws of the State of West Virginia for the purpose of engaging in the drilling, completion and operation of oil and gas development and exploratory wells in the Northern Appalachian Basin.

      Purchasers of partnership units subscribed to and fully paid for 1.2125 units of limited partner interests and 196.1114 units of additional general partner interests at $20,000 per unit (Investor Partners). Petroleum Development Corporation has been designated the Managing General Partner of the Partnership. Although costs, revenues and cash distributions allocable to the limited and additional general partners are shared pro rata based upon the amount of their subscriptions, including the Managing General Partner to the extent of its 20% capital contributions, there are significant differences in the federal income tax effects and liability associated with these different types of units in the Partnership.

      Upon completion of the drilling phase of the Partnership's wells, all additional general partners units are converted into units of limited partner interests and thereafter become limited partners of the Partnership. Limited partners do not have any rights to convert their units into units of additional general partner interests in the Partnership.

      In accordance with the terms of the Partnership Agreement (the Agreement), the Managing General Partner manages all activities of the Partnership and acts as the intermediary for substantially all Partnership transactions.

(3)   Transactions with Managing General Partner and Affiliates

      The Partnership's transactions with the Managing General Partner include charges for the following:

                                                             Period from
                                                         November 12, 1996
                                                        (date of inception)
                                                       to December 31, 1996

                Drilling and completion costs              $ 4,113,668
                Lease acquisitions, at cost                    162,127
                Offering and organization costs (includes
                 reimbursements of commissions and
                 management fee)                               513,042
                Tax return preparation                           3,255
                Direct administrative cost                       1,250


                                                                   (Continued)

                        PDC 1996-C LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                       Notes to Balance Sheet, Continued

(4)   Allocation

      The table below summarizes the participation of the Managing General
        Partner and the Investor Partners, taking account of the Managing General Partner's capital contribution equal to 20% of the Initial Operating Capital, in the costs and revenues of the Partnership.

                                                                Managing
                                                  Investor      General
                                                  Partners      Partner
    Partnership Costs

Broker-dealer Commissions and Expenses(1). .      100%            0%
Management Fee . . . . . . . . . . . . . . .      100%            0%
Undeveloped Lease Costs. . . . . . . . . . .        0%          100%
Drilling and Completion Costs. . . . . . . .       80%           20%
Tangible Equipment . . . . . . . . . . . . .        0%          100%
Intangible Drilling and Development Costs. .      100%            0%
Operating Costs(2) . . . . . . . . . . . . .       80%           20%
Direct Costs(3). . . . . . . . . . . . . . .       80%           20%
Administrative Costs . . . . . . . . . . . .        0%          100%

    Partnership Revenues

Sale of Oil and Gas Production(4). . . . . .       80%           20%
Sale of Productive Properties(5) . . . . . .       80%           20%
Sale of Equipment  . . . . . . . . . . . . .        0%          100%
Sale of Undeveloped Leases . . . . . . . . .       80%           20%
Interest Income. . . . . . . . . . . . . . .       80%           20%

____________________

  (1) Organization and Offering Costs, net of the Dealer Manager commissions, discounts, due diligence expenses, and wholesaling fees of the Partnership will be paid by the Managing General Partner and not from Partnership funds. In addition, Organization and Offering Costs in excess of 10-1/2% of Subscriptions will be paid by the Managing General Partner, without recourse to the Partnership.

  (2) Represents Operating costs incurred after the completion of productive wells, including monthly per-well charges paid to the Managing General Partner.

  (3) The Managing General Partner will receive monthly reimbursement from the Partnership for their direct costs incurred by the Managing General Partner on behalf of the Partnership.

  (4) The revenues and expenses to be allocated to the partners are subject to a special provision in the partnership agreement, whereby the allocable share of revenues and expenses of the Investor Partners may be increased and the interest of the Managing General Partner may be decreased if certain cash distribution levels are not met. The shifting of the allocable share of revenues and expenses to the Investor Partners in the event that certain prescribed cash distribution levels are not attained may also serve to shift an increased amount of cash distributions to the Investor Partners and a decreased amount of cash distributions to the Managing General Partner.

  (5) In the event of the sale or other disposition of a productive well, a lease upon which such well is situated, or any equipment related to any such lease or well, the proceeds from such sale or disposition shall be allocated and credited to the Partners as oil

                                                             (Continued)
                     PDC 1996-C LIMITED PARTNERSHIP
                  (A West Virginia Limited Partnership)

                    Notes to Balance Sheet, Continued

  and gas revenues are allocated. The term "proceeds" above does not include revenues from a royalty, overriding royalty, lease interest reserved, or other promotional consideration received by the Partnership in connection with any sale or disposition, which revenues shall be allocated to the Investor Partners and the Managing General Partner in the same percentages that oil and gas revenues are allocated.

(5)   Costs Relating to Oil and Gas Activities

      The Partnership is engaged solely in oil and gas activities, all of which are located in the continental United States. Information regarding aggregate capitalized costs and results of operations for these activities is located in the basic financial statements. Costs capitalized for these activities at December 31, 1996, are as follows:


         Lease acquisition costs                                $  167,127
         Intangible development costs                            3,435,501
         Well equipment                                            673,167
                                                                $4,275,795

         The following costs were incurred for the Partnership's oil and gas activities:

                                                              Period from
                                                            November 12, 1996
                                                          (date of inception)
                                                          to December 31, 1996
                Costs capitalized:
                  Property acquisition costs                    $  167,127
                  Development costs                              4,108,668
                                                                $4,275,795

(6)      Partners' Equity

         The balance of partners' equity is as follows:

                                    Limited and       Managing
                                    additional        general
                                    general partners  partner        Total

         Partners' initial capital
           contributions               $3,946,478      858,359     4,804,837
         Syndication costs               (414,380)        -         (414,380)
         Net loss                        (108,172)      (2,378)     (110,550)
            Balance, December 31, 1996 $3,423,926      855,981     4,279,907

(7)      Income Taxes

         As a result of the differences in the treatment of certain items for income tax purposes as opposed to financial reporting purposes, primarily depreciation, depletion and amortization of oil and gas properties and the recognition of intangible drilling costs as an expense or capital item, the income tax basis of oil and gas properties differs from the basis used for financial reporting
           purposes.   At December 31, 1996, the income tax basis of the
           partnership's oil and gas properties was $840,294.

                        PDC 1996-C LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                       Notes to Balance Sheet, Continued

(8)   Supplemental Reserve Information (Unaudited)

      Proved oil and gas reserves of the Partnership have been estimated by an independent petroleum engineer, Wright & Company, Inc. These reserves have been prepared in compliance with the Securities and Exchange Commission rules based on year end prices. Since December 31, 1996 prices have declined to seasonal levels. A copy of the reserve report has been made available to all partners. All of the partnership's reserves are proved developed. An analysis of the change in estimated quantities of proved developed oil and gas reserves is shown below:

                                                               Natural gas
                                                                   (mcf)
                Proved developed reserves
                  as of November 12, 1996 (date of inception)        -
                Extensions, discoveries and other additions      2,522,541
                Production                                           -

                Proved developed reserves
                  as of December 31, 1996                        2,522,541

                        PDC 1996-C LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                                Balance Sheets

                     March 31, 1997 and December 31, 1996


  Assets
                                                   1997                1996
                                                (Unaudited)

Current assets:
  Cash                                          $    18,096          20,402
  Accounts receivable - oil and gas revenues         92,307            -
           Total current assets                     110,403          20,402

Oil and gas properties, successful efforts method
      Oil and gas properties                      4,275,795       4,275,795
      Less accumulated depreciation, depletion,
        and amortization                             57,771            -
                                                  4,218,024       4,275,795

                                                $ 4,328,427       4,296,197

      Current Liabilities and Partners' Equity

Current liabilities:
      Accrued expenses                           $   11,888          11,888
      Due to Managing General Partner                  -              4,402

           Total current liabilities                 11,888          16,290


Partners' Equity                                  4,316,539       4,279,907

                                                $ 4,328,427       4,296,197


AN INVESTOR IN PDC 1997-A, B, C, AND D LIMITED PARTNERSHIPS DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PDC 1996-C LIMITED PARTNERSHIP.

See accompanying notes to balance sheets.

                        PDC 1996-C LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                            Notes to Balance Sheets
                          March 31, 1997 (unaudited)



1.  Accounting Policies

    Reference is hereby made to the Partnership's audited Balance Sheet at December 31, 1996 which contains a summary of major accounting policies followed by the Partnership in preparation of its financial statements. These policies were also followed in preparing the unaudited balance sheet at March 31, 1997 included herein.

2.  Basis of Presentation

    The Management of the Partnership believes that all adjustments (consisting of only normal recurring accruals) necessary to a fair statement of the financial position of the Company as of March 31, 1997 have been made.

3.  Oil and Gas Properties

    Oil and Gas Properties are reported on the successful efforts method.

                              PDC 1996-D LIMITED PARTNERSHIP
                              (A West Virginia Limited Partnership)

                              Balance Sheet
                              December 31, 1996

                              (With Independent Auditors' Report Thereon)

                        PDC 1996-D LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                                 Balance Sheet

                               December 31, 1996

          Assets

Current assets:
      Cash                                                  $   20,000
          Total current assets                                  20,000

Oil and gas properties, successful efforts method
      (Notes 3 and 5):
        Unevaluated properties                              16,620,628


                                                           $16,640,628

      Current Liabilities and Partners' Equity

Current liabilities:
      Accrued expenses                                      $   17,166
        Total current liabilities                               17,166

Partners' equity                                            16,623,462


                                                           $16,640,628






AN INVESTOR IN PDC 1997-A, B, C, AND D LIMITED PARTNERSHIPS DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PDC 1996-D LIMITED PARTNERSHIP.


See accompanying notes to financial statements.

                        PDC 1996-D LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                            Notes to Balance Sheet

                               December 31, 1996

(1)  Summary of Significant Accounting Policies

      Partnership Financial Statement Presentation Basis

      The financial statements include only those assets, liabilities and results of operations of the partners which relate to the business of PDC 1996-D Limited Partnership (the Partnership). The statements do not include any assets, liabilities, revenues or expenses attributable to any of the partners' other activities. At December 31, 1996, drilling of the wells of the Partnership had not commenced.

      Oil and Gas Properties, Unevaluated

      The Partnership follows the successful efforts method of accounting for the cost of exploring for and developing oil and gas reserves. Under this method, costs of development wells, including equipment and intangible drilling costs related to both producing wells and developmental dry holes, and successful exploratory wells are capitalized and amortized on an annual basis to operations by the units-of-production method using estimated proved developed reserves determined at year end by an independent petroleum engineer. If a determination is made that an exploratory well has not discovered economically producible reserves, then its costs are expensed as dry hole costs.

      The Partnership assesses impairment of capitalized costs of proved oil and gas properties by comparing net capitalized costs to undiscounted future net cash flows on a field-by-field basis using expected prices. Prices utilized for measurement purposes and expected costs are held constant. If net capitalized costs exceed undiscounted future net cash flow, the measurement of impairment is based on estimated fair value which would consider future discounted cash flows.

      As of December 31, 1996, the Partnership signed a turnkey drilling agreement and paid drilling advances of $16,620,628 to Petroleum Development Corporation, Managing General Partner, for the drilling of the Partnership wells, leases and equipment. The wells were not drilled as of December 31, 1996. The Partnership commenced drilling in 1997 and drilled 76 wells (73 of which were productive) as of March 17, 1997. Drilling activity continues and it is estimated that the partnership will participate in 9 additional wells. All partnership wells to date are development wells and drilling activity will be substantially completed by March 31, 1997.

      Based on the Managing General Partner's experience, management believes site restoration, dismantlement and abandonment costs, net of salvage to be immaterial in relation to operating costs. These costs are being expensed when incurred.

      Income Taxes

      Since the taxable income or loss of the Partnership is reported in the separate tax returns of the partners, no provision has been made for income taxes on the Partnership's books.

                                                                 (Continued)

                        PDC 1996-D LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                       Notes to Balance Sheet, Continued

      Under federal income tax laws, regulations and administrative rulings, certain types of transactions may be accorded varying interpretations. Accordingly, the Partnership's tax return and, consequently, individual tax returns of the partners may be changed to conform to the tax treatment resulting from a review by the Internal Revenue Service.

      Use of Estimates

      Management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates. Estimates which are particularly significant to the financial statements include estimates of oil and gas reserves and future cash flows from oil and gas properties.

(2)   Organization

      The Partnership was organized as a limited partnership on December 31, 1996 in accordance with the laws of the State of West Virginia for the purpose of engaging in the drilling, completion and operation of oil and gas development and exploratory wells in the northern Appalachian and Michigan Basins.

      Purchasers of partnership units subscribed to and fully paid for 16.2125 units of limited partner interests and 748.8738 units of additional general partner interests at $20,000 per unit (Investor Partners). Petroleum Development Corporation has been designated the Managing General Partner of the Partnership. Although costs, revenues and cash distributions allocable to the limited and additional general partners are shared pro rata based upon the amount of their subscriptions, including the Managing General Partner to the extent of its 20% capital contributions, there are significant differences in the federal income tax effects and liability associated with these different types of units in the Partnership.

      Upon completion of the drilling phase of the Partnership's wells, all additional general partners units are converted into units of limited partner interests and thereafter become limited partners of the Partnership. Limited partners do not have any rights to convert their units into units of additional general partner interests in the Partnership.

      In accordance with the terms of the Partnership Agreement (the Agreement), the Managing General Partner manages all activities of the Partnership and acts as the intermediary for substantially all Partnership transactions.

                        PDC 1996-D LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                       Notes to Balance Sheet, Continued

(3)   Transactions with Managing General Partner and Affiliates

      The Partnership's transactions with the Managing General Partner include charges for the following:

                                                        December 31, 1996
                                                      (date of inception)
                Drilling, completion and lease costs       $16,620,628
                Offering and organization costs
                 (includes reimbursements of
                 commissions and management fee)             1,989,224
                Tax return preparation                           6,480
                Direct administrative cost                       3,000

(4)     Allocation

        The following table summarizes the participation of the Managing General
          Partner and the Investor Partners, taking account of the Managing General Partner's capital contribution equal to 20% of the Initial Operating Capital, in the costs and revenues of the Partnership.

                                                                    Managing
                                                      Investor      General
                                                      Partners      Partner
    Partnership Costs

Broker-dealer Commissions and Expenses(1). . . . .      100%            0%
Management Fee . . . . . . . . . . . . . . . . . .      100%            0%
Undeveloped Lease Costs. . . . . . . . . . . . . .        0%          100%
Drilling and Completion Costs. . . . . . . . . . .       80%           20%
Tangible Equipment . . . . . . . . . . . . . . . .        0%          100%
Intangible Drilling and Development Costs. . . . .      100%            0%
Operating Costs(2) . . . . . . . . . . . . . . . .       80%           20%
Direct Costs(3). . . . . . . . . . . . . . . . . .       80%           20%
Administrative Costs . . . . . . . . . . . . . . .        0%          100%

    Partnership Revenues

Sale of Oil and Gas Production(4). . . . .               80%           20%
Sale of Productive Properties(5) . . . . .               80%           20%
Sale of Equipment  . . . . . . . . . . . . . . . .        0%          100%
Sale of Undeveloped Leases . . . . . . . . . . . .       80%           20%
Interest Income. . . . . . . . . . . . . . . . . .       80%           20%

____________________

        (1) Organization and Offering Costs, net of the Dealer Manager commissions, discounts, due diligence expenses, and wholesaling fees of the Partnership will be paid by the Managing General Partner and not from Partnership funds. In addition, Organization and Offering Costs in excess of 10-1/2% of Subscriptions will be paid by the Managing General Partner, without recourse to the Partnership.

        (2) Represents Operating costs incurred after the completion of productive wells, including monthly per-well charges paid to the Managing General Partner.

        (3) The Managing General Partner will receive monthly reimbursement from the Partnership for their direct costs incurred by the Managing General Partner on behalf of the Partnership.

                        PDC 1996-D LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                       Notes to Balance Sheet, Continued

        (4) The revenues and expenses to be allocated to the partners are subject to a special provision in the partnership agreement, whereby the allocable share of revenues and expenses of the Investor Partners may be increased and the interest of the Managing General Partner may be decreased if certain cash distribution levels are not met. The shifting of the allocable share of revenues and expenses to the Investor Partners in the event that certain prescribed cash distribution levels are not attained may also serve to shift an increased amount of cash distributions to the Investor Partners and a decreased amount of cash distributions to the Managing General Partner.

        (5) In the event of the sale or other disposition of a productive well, a lease upon which such well is situated, or any equipment related to any such lease or well, the proceeds from such sale or disposition shall be allocated and credited to the Partners as oil and gas revenues are allocated. The term "proceeds" above does not include revenues from a royalty, overriding royalty, lease interest reserved, or other promotional consideration received by the Partnership in connection with any sale or disposition, which revenues shall be allocated to the Investor Partners and the Managing General Partner in the same percentages that oil and gas revenues are allocated.

(5)   Costs Relating to Oil and Gas Activities

      The Partnership is engaged solely in oil and gas activities, all of which are located in the continental United States. Information regarding aggregate capitalized costs and results of operations for these activities is located in the basic financial statements. Costs capitalized for these activities at December 31, 1996, are as follows:

            Unevaluated oil and gas properties                 $16,620,628

         The following costs were incurred for the Partnership's oil and gas activities:

                                                            December 31, 1996
                                                          (date of inception)

            Unevaluated oil and gas properties                 $16,620,628

         Unevaluated oil and gas properties consist of payments to the managing general partner for drilling, completion, lease acquisition and gathering system costs on 76 wells drilled prior to March 17, 1997 and 9 additional wells to be drilled prior to March 31, 1997. Seventy-three of the seventy-six wells drilled are productive.

                        PDC 1996-D LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                       Notes to Balance Sheet, Continued

(6)      Partners' Equity

         The balance of partners' equity is as follows:

                                  Limited           Managing
                                  and additional    general
                                  general partners  partner          Total
Partners' initial capital
  contributions                   $15,301,726      3,328,126   18,629,852
Syndication costs                  (1,606,681)          -      (1,606,681)
Net loss                             (396,276)        (3,433)    (399,709)
 Balance, December 31, 1996       $13,298,769      3,324,693   16,623,462

(7)      Income Taxes

         As a result of the differences in the treatment of certain items for income tax purposes as opposed to financial reporting purposes, primarily depreciation, depletion and amortization of oil and gas properties and the recognition of intangible drilling costs as an expense or capital item, the income tax basis of oil and gas properties differs from the basis used for financial reporting
            purposes.   At December 31, 1996, the income tax basis of the
            partnership's oil and gas properties was $3,244,901.

(8)      Supplemental Reserve Information

         As of December 31, 1996, the Partnership had not commenced drilling of wells. Therefore, no oil and gas reserve information is presented.

                        PDC 1996-D LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                                Balance Sheets

                     March 31, 1997 and December 31, 1996



  Assets
                                                   1997                1996
                                                (Unaudited)

Current assets:
  Cash                                          $    20,000          20,000
  Accounts receivable - oil and gas revenues         67,131             -
           Total current assets                      87,131          20,000

Oil and gas properties, successful efforts method
      Oil and gas properties                     16,620,628            -
  Unevaluated properties                               -         16,620,628
      Less accumulated depreciation, depletion,
        and amortization                             35,917            -
                                                 16,584,711      16,620,628

                                                $16,671,842      16,640,628

      Current Liabilities and Partners' Equity

Current liabilities:
      Accrued expenses                           $   17,166          17,166
                    Total current liabilities           17,166       17,166


Partners' Equity                                 16,654,676      16,623,462

                                                $16,671,842      16,640,628


AN INVESTOR IN PDC 1997-A, B, C, AND D LIMITED PARTNERSHIPS DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PDC 1996-D LIMITED PARTNERSHIP.

See accompanying notes to balance sheets.

                        PDC 1996-D LIMITED PARTNERSHIP
                     (A West Virginia Limited Partnership)

                            Notes to Balance Sheets
                          March 31, 1997 (unaudited)


1.  Accounting Policies

    Reference is hereby made to the Partnership's audited Balance Sheet at December 31, 1996 which contains a summary of major accounting policies followed by the Partnership in preparation of its financial statements. These policies were also followed in preparing the unaudited balance sheet at March 31, 1997 included herein.

2.  Basis of Presentation

    The Management of the Partnership believes that all adjustments (consisting of only normal recurring accruals) necessary to a fair statement of the financial position of the Company as of March 31, 1997 have been made.

3.  Oil and Gas Properties

    Oil and Gas Properties are reported on the successful efforts method.

                             APPENDIX A








                                FORM OF
                     LIMITED PARTNERSHIP AGREEMENT
                                  OF
                   PDC 1996-___ LIMITED PARTNERSHIP
                  [PDC 1997-___ LIMITED PARTNERSHIP]

                             APPENDIX A








                               FORM OF
                     LIMITED PARTNERSHIP AGREEMENT
                                 OF
                   PDC 1996-___ LIMITED PARTNERSHIP
                   [PDC 1997-___ LIMITED PARTNERSHIP]

                         TABLE OF CONTENTS
                                                                     Page

ARTICLE I:          The Partnership . . . . . . .  . . . . . . . . .   1

           1.01     Organization. . . . . . . . . . . . . . . . . . .  1
           1.02     Partnership Name. . . . . . . . . . . . . . . . .  1
           1.03     Character of Business . . . . . . . . . . . . . .  1
           1.04     Principal Place of Business . . . . . . . . . . .  1
           1.05     Term of Partnership . . . . . . . . . . . . . . .  2
           1.06     Filings . . . . . . . . . . . . . . . . . . . . .  2
           1.07     Independent Activities  . . . . . . . . . . . . .  2
           1.08     Definitions . . . . . . . . . . . . . . . . . . .  3

ARTICLE II:         Capitalization. . . . . . . . . . . . . . . . . . 12

           2.01     Capital Contributions of the Managing General
                    Partner and Initial Limited Partner . . . . . . . 12
           2.02     Capital Contributions of the Investor
                    Partners. . . . . . . . . . . . . . . . . . . . . 12
           2.03     Additional Contributions. . . . . . . . . . . . . 13

ARTICLE III:        Capital Accounts and Allocations. . . . . . . . . 14

           3.01     Capital Accounts. . . . . . . . . . . . . . . . . 14
           3.02     Allocation of Profits and Losses. . . . . . . . . 16
           3.03     Depletion . . . . . . . . . . . . . . . . . . . . 22
           3.04     Apportionment Among Partners. . . . . . . . . . . 22

ARTICLE IV:         Distributions . . . . . . . . . . . . . . . . . . 23

           4.01     Time of Distribution. . . . . . . . . . . . . . . 23
           4.02     Distributions . . . . . . . . . . . . . . . . . . 23
           4.03     Capital Account Deficits. . . . . . . . . . . . . 23
           4.04     Liability Upon Receipt of Distributions . . . . . 24
ARTICLE V:          Activities. . . . . . . . . . . . . . . . . . . . 24

           5.01     Management. . . . . . . . . . . . . . . . . . . . 24
           5.02     Conduct of Operations . . . . . . . . . . . . . . 24
           5.03     Acquisition and Sale of Leases. . . . . . . . . . 26
           5.04     Title to Leases . . . . . . . . . . . . . . . . . 27
           5.05     Farmouts. . . . . . . . . . . . . . . . . . . . . 27
           5.06     Release, Abandonment, and Sale or Exchange
                    of Properties . . . . . . . . . . . . . . . . . . 28
           5.07     Certain Transactions. . . . . . . . . . . . . . . 28

ARTICLE VI:         Managing General Partner. . . . . . . . . . . . . 33

           6.01     Managing General Partner. . . . . . . . . . . . . 33
           6.02     Authority of Managing General
                    Partner . . . . . . . . . . . . . . . . . . . . . 34
           6.03     Certain Restrictions on Managing General
                    Partner's Power and Authority . . . . . . . . . . 35
           6.04     Indemnification of Managing General
                    Partner . . . . . . . . . . . . . . . . . . . . . 37
           6.05     Withdrawal. . . . . . . . . . . . . . . . . . . . 38
           6.06     Management Fee. . . . . . . . . . . . . . . . . . 39
           6.07     Tax Matters and Financial Reporting
                    Partner . . . . . . . . . . . . . . . . . . . . . 39


ARTICLE VII:        Investor Partners . . . . . . . . . . . . . . . . 39

           7.01     Management. . . . . . . . . . . . . . . . . . . . 39
           7.02     Indemnification of Additional
                    General Partners. . . . . . . . . . . . . . . . . 40
           7.03     Assignment of Units . . . . . . . . . . . . . . . 40
           7.04     Prohibited Transfers  . . . . . . . . . . . . . . 42
           7.05     Withdrawal by Investor Partners . . . . . . . . . 42
           7.06     Removal of Managing General Partner . . . . . . . 42
           7.07     Calling of Meetings . . . . . . . . . . . . . . . 43
           7.08     Additional Voting Rights. . . . . . . . . . . . . 43
           7.09     Voting by Proxy . . . . . . . . . . . . . . . . . 44
           7.10     Conversion of Additional General Partner
                    Interests into Limited Partner
                    Interests . . . . . . . . . . . . . . . . . . . . 44
           7.11     Unit Repurchase Program . . . . . . . . . . . . . 45
           7.12     Liability of Partners . . . . . . . . . . . . . . 46


ARTICLE VIII:       Books and Records. . . . . . . . . . . . . . . . .46

           8.01     Books and Records . . . . . . . . . . . . . . . . 46
           8.02     Reports . . . . . . . . . . . . . . . . . . . . . 47
           8.03     Bank Accounts . . . . . . . . . . . . . . . . . . 49
           8.04     Federal Income Tax Elections. . . . . . . . . . . 49

ARTICLE IX:         Dissolution; Winding-up . . . . . . . . . . . . . 49

           9.01     Dissolution . . . . . . . . . . . . . . . . . . . 49
           9.02     Liquidation . . . . . . . . . . . . . . . . . . . 50
           9.03     Winding-up  . . . . . . . . . . . . . . . . . . . 51
ARTICLE X:          Power of Attorney . . . . . . . . . . . . . . . . 52

           10.01    Managing General Partner as Attorney-in-Fact. . . 52
           10.02    Nature as Special Power . . . . . . . . . . . . . 53
ARTICLE XI:         Miscellaneous Provisions. . . . . . . . . . . . . 53
           11.01    Liability of Parties. . . . . . . . . . . . . . . 53
           11.02    Notices . . . . . . . . . . . . . . . . . . . . . 53
           11.03    Paragraph Headings. . . . . . . . . . . . . . . . 53
           11.04    Severability. . . . . . . . . . . . . . . . . . . 54
           11.05    Sole Agreement. . . . . . . . . . . . . . . . . . 54
           11.06    Applicable Law. . . . . . . . . . . . . . . . . . 54
           11.07    Execution in Counterparts . . . . . . . . . . . . 54
           11.08    Waiver of Action for Partition. . . . . . . . . . 54
           11.09    Amendments. . . . . . . . . . . . . . . . . . . . 54
           11.10    Consent to Allocations and Distributions. . . . . 55
           11.11    Ratification. . . . . . . . . . . . . . . . . . . 55
           11.12    Substitution of Signature Pages . . . . . . . . . 55
           11.13    Incorporation by Reference. . . . . . . . . . . . 55

                    Signature Page . . . . . . . . . . . . . . . . . .56
                               FORM OF
                      LIMITED PARTNERSHIP AGREEMENT
                   OF PDC 1996-____ LIMITED PARTNERSHIP,
                   [PDC 1997-____LIMITED PARTNERSHIP,]
                   A WEST VIRGINIA LIMITED PARTNERSHIP

    This LIMITED PARTNERSHIP AGREEMENT (the "Agreement") is made as of this ___ day of ___________, 1996 [1997] by and among Petroleum Development Corporation, a Nevada corporation, as managing general partner (the "Managing General Partner"), Steven R. Williams, a resident of West Virginia, as the Initial Limited Partner, and the Persons whose names are set forth on Exhibit A attached hereto, as additional general partners
(the "Additional General Partners") or as limited partners (the "Limited Partners" and, collectively with Additional General Partners, the "Investor Partners"), pursuant to the provisions of the West Virginia Uniform Limited Partnership Act (the "Act"), on the following terms and conditions:

                          ARTICLE I

                       The Partnership

    1.01 Organization. Subject to the provisions of this Agreement, the parties hereto do hereby form a limited partnership (the "Partnership") pursuant to the provisions of the Act. The Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

    1.02  Partnership Name.  The name of the Partnership shall be PDC 1996-
___ Limited Partnership, [PDC 1997-_ Limited Partnership,] a West Virginia limited partnership, and all business of the Partnership shall be conducted in such name. The Managing General Partner may change the name of the Partnership upon ten days notice to the Investor Partners. The Partnership shall hold all of its property in the name of the Partnership and not in the name of any Partner.

    1.03 Character of Business. The principal business of the Partnership shall be to acquire Leases, drill sites, and other interests in oil and/or gas properties and to drill for oil, gas, hydrocarbons, and other minerals located in, on, or under such properties, to produce and sell oil, gas, hydrocarbons, and other minerals from such properties, and to invest and generally engage in any and all phases of the oil and gas business. Such business purpose shall include without limitation the purchase, sale, acquisition, disposition, exploration, development, operation, and production of oil and gas properties of any character. The Partnership shall not acquire property in exchange for Units. Without limiting the foregoing, Partnership activities may be undertaken as principal, agent, general partner, syndicate member, joint venturer, participant, or otherwise.

    1.04 Principal Place of Business. The principal place of business of the Partnership shall be at 103 East Main Street, Bridgeport, West
Virginia, 26330.  The Managing General Partner may change the principal place of business of the Partnership to any other place within the State of West Virginia upon ten days notice to the Investor Partners.
    1.05 Term of Partnership. The Partnership shall commence on the date the Partnership is organized, as set forth in Section 1.01, and shall continue until terminated as provided in Article IX hereof.
Notwithstanding the foregoing, if Investor Partners agreeing to purchase
$1,000,000    ($2,000,000 with respect to PDC 1997-D Limited Partnership)
in Units have not subscribed and paid for their Units by the Offering Termination Date, then this Agreement shall be void in all respects, and all investments of the Investor Partners shall be promptly returned together with any interest earned thereon and without any deduction therefrom. The Managing General Partner and its Affiliates may purchase up to 10%
(and no more) of the Units subscribed for by Investor Partners in the Partnership; however, not more than $50,000 of the Units purchased by the Managing General Partner and/or its Affiliates will be applied to satisfying
the $1,000,000 minimum    ($2,000,000 with respect to PDC 1997-D)    .  The
Units so purchased by the Managing General Partner and/or its Affiliates will be counted toward satisfying the minimum subscription amount.

    1.06  Filings.

    (a) A Certificate of Limited Partnership (the "Certificate") has been filed in the office of the Secretary of State of West Virginia in accordance with the provisions of the Act. The Managing General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of West Virginia. The Managing General Partner shall cause amendments to the Certificate to be filed whenever required by the Act.

    (b) The Managing General Partner shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.

    (c) The agent for service of process on the Partnership shall be Steven R. Williams or any successor as appointed by the Managing General Partner.

    (d) Upon the dissolution of the Partnership, the Managing General Partner (or any successor managing general partner) shall promptly execute and cause to be filed certificates of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

    1.07 Independent Activities. Each General Partner and each Limited Partner may, notwithstanding this Agreement, engage in whatever activities they choose, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner. However, except as otherwise provided herein, the Managing General Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued

by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances. Neither this Agreement nor any activity undertaken pursuant hereto shall prevent the Managing General Partner from engaging in such activities, or require the Managing General Partner to permit the Partnership or any Partner to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by the Managing General Partner and the admission of each Investor Partner, each Investor Partner hereby waives, relinquishes, and renounces any such right or claim of participation. Notwithstanding the foregoing, the Managing General Partner still has an overriding fiduciary obligation to the Investor Partners.

    1.08 Definitions. Capitalized words and phrases used in this Agreement shall have the following meanings:

    (a) "Act" shall mean the Uniform Limited Partnership Act of the State of West Virginia, as set forth in Sections 47-9-1 through 47-9-63 thereof, as amended from time to time (or any corresponding provisions of succeeding law).

    (b) "Additional General Partner" shall mean an Investor Partner who purchases Units as an additional general partner, and such partner's transferees and assigns. "Additional General Partners" shall mean all such Investor Partners. "Additional General Partner" shall not include, after a conversion, such Investor Partner who converts his interest into a Limited Partnership interest pursuant to Section 7.10 herein.

    (c) "Administrative Costs" shall mean all customary and routine expenses incurred by the Managing General Partner for the conduct of program administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature.

    (d) "Affiliate" shall mean an affiliate of a specified person means (a) any person directly or indirectly owning, controlling, or holding with power to vote 10 percent or more of the outstanding voting securities of such specified person; (b) any person 10 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person; (c) any person directly or indirectly controlling, controlled by, or under common control with such specified person; (d) any officer, director, trustee or partner of such specified person, and (e) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

    (e) "Agreement" or "Partnership Agreement" shall mean this Limited Partnership Agreement, as amended from time to time.

    (f) "Capital Account" shall mean, with respect to any Partner, the capital account maintained for such Partner pursuant to Section 3.01 hereof.

    (g) "Capital Contribution" shall mean, the total investment, including the original investment, assessments, and amounts reinvested, by such Investor Partner to the capital of the Partnership pursuant to Section
2.02 herein, and, with respect to the Managing General Partner and the Initial Limited Partner, the total investment, including the original investment, assessments, and amounts reinvested, to the capital of the Partnership pursuant to Section 2.01 herein.

    (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

    (i) "Cost," when used with respect to the sale of property to the Partnership, shall mean (a) the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses; (b) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property; (c) a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and (d) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (d) hereof shall have been incurred not more than 36 months prior to the purchase by the Partnership; provided that such period may be extended, at the discretion of the state securities administrator, upon proper justification, When used with respect to services, "cost" means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "cost" means the price paid by the seller in an arm's-length transaction.

    (j) "Depreciation" shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing General Partner.

    (k) "Development Well" shall mean a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

    (l) "Direct Costs" shall mean all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Managing General Partner or its Affiliates. Direct costs shall not include any cost otherwise classified as organization and offering expenses, administrative costs, operating costs or property costs. Direct costs may include the cost of services provided by the Managing General Partner or its Affiliates if such services are provided pursuant to written contracts and in compliance with Section 5.07(e) of the Partnership Agreement.

    (m) "Drilling and Completion Costs" shall mean all costs, excluding Operating Costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drillstem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the Partnership, and reimbursements and compensation to well operators, including charges paid to the Managing General Partner as unit operator during the drilling and completion phase of a well, plus the cost of the gathering system and of acquiring leasehold interests.

    (n) "Dry Hole" shall mean any well abandoned without having produced oil or gas in commercial quantities.

    (o) "Exploratory Well" shall mean a well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

    (p) "Farmout" shall mean an agreement whereby the owner of the leasehold or working interest agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

    (q) "General Partners" shall mean the Additional General Partners and the Managing General Partner.

    (r) "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (1) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;


          (2) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership Property as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Treas. Reg. Section 1.704-1(b)
               (2)(ii)(g); provided, however, that the adjustments
                pursuant to clauses (a) and (b) above shall be made only if the Managing General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

          (3) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

          (4) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section
                 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg.
                 Section 1.704-1(b)(2) (iv)(m) and Section 3.02(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section (4) to the extent the Managing General Partner determines that an adjustment pursuant to Section
                 (2) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section (4).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section (i), Section (ii), or (iv) hereof, such Gross Asset value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

    (s)  "IDC" shall mean intangible drilling and development costs.

    (t) "Independent Expert" shall mean a person with no material relationship with the Managing General Partner or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Managing General Partner or its Affiliates.

    (u) "Initial Limited Partner" shall mean Steven R. Williams or any successor to his interest.

    (v) "Investor Partner" shall mean any Person other than the Managing General Partner (i) whose name is set forth on Exhibit A, attached hereto, as an Additional General Partner or as a Limited Partner, or who has been admitted as an additional or Substituted Investor Partner pursuant to the terms of this Agreement, and (ii) who is the owner of a Unit. "Investor Partners" means all such Persons. All references in this Agreement to a majority in interest or a specified percentage of the Investor Partners shall mean Investor Partners holding more than 50% or such specified percentage, respectively, of the outstanding Units then held.

    (w) "Lease" shall mean full or partial interests in: (i) undeveloped oil and gas leases; (ii) oil and gas mineral rights; (iii) licenses; (iv) concessions; (v) contracts; (vi) fee rights; or (vii) other rights authorizing the owner thereof to drill for, reduce to possession and produce oil and gas.

    (x) "Limited Partner" shall mean an Investor Partner who purchases Units as a Limited Partner, such partner's transferees or assignees, and an Additional General Partner who converts his interest to a limited partnership interest pursuant to the provisions of the Agreement. "Limited Partners" shall mean all such Investor Partners.

    (y) "Management Fee" shall mean that fee to which the Managing General Partner is entitled pursuant to Section 6.06 hereof.

    (z) "Managing General Partner" shall mean Petroleum Development Corporation or its successors, in their capacity as the Managing General Partner.

    (aa)   "Mcf" shall mean one thousand cubic feet of natural gas.
    (bb) "Net Subscriptions" shall mean an amount equal to the total Subscriptions of the Investor Partners less the amount of Organization and Offering Costs of the Partnership.

    (cc) "Nonrecourse Deductions" shall have the meaning set forth in Treas. Reg. Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a Partnership fiscal year shall equal the net increase in the amount of Partnership Minimum Gain during that fiscal year reduced (but not below zero) by the aggregate distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treas. Reg. Section 1.704-2(c).

    (dd) "Nonrecourse Liability" shall have the meaning set forth in Treas. Reg. Sections 1.704-2(b)(3) and 1.752-1(a)(2).

    (ee) "Offering Termination Date" shall mean December 31, 1996 with respect to Partnerships designated "PDC 1996-_ Limited Partnership (December 31, 1997 with respect to Partnerships designated "PDC 1997-_ Limited Partnership") or such earlier date as the Managing General Partner, in its sole and absolute discretion, shall elect.

    (ff) "Oil and Gas Interest" shall mean any oil or gas royalty or lease, or fractional interest therein, or certificate of interest or participation or investment contract relative to such royalties, leases or fractional interests, or any other interest or right which permits the exploration of, drilling for, or production of oil and gas or other related hydrocarbons or the receipt of such production or the proceeds thereof.

    (gg) "Operating Costs" shall mean expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

    (hh) "Organization and Offering Costs" shall mean all costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under Federal and State law, including taxes and fees, accountants' and attorneys' fees and other frontend fees.

    (ii) "Overriding Royalty Interest" shall mean an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.

    (jj) "Partner Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. Section 1.704-2(i).

    (kk) "Partner Nonrecourse Debt" shall have the meaning set forth in Treas. Reg. Section 1.704-2(b)(4).

    (ll) "Partner Nonrecourse Deductions" shall have the meaning set forth in Treas. Reg. Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership fiscal year shall equal the net increase in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year reduced (but not below zero) by proceeds of the liability distributed during that fiscal year to the Partner bearing the economic risk of loss for such liability that are both attributable to the liability and allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treas. Reg.
Section 1.704-2(i)(3).


    (mm) "Partners" shall mean the Managing General Partner, the Initial Limited Partner, and the Investor Partners. "Partner" shall mean any one of the Partners. All references in this Agreement to a majority in interest or a specified percentage of the Partners shall mean Partners holding more than 50% or such specified percentage, respectively, of the outstanding Units then held.

    (nn) "Partnership" shall mean the partnership pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as herein provided.

    (oo) "Partnership Minimum Gain" shall have the meaning set forth in Treas. Reg. Sections 1.704-2(b)(2) and 1.704-2(d)(1).

    (pp) "Permitted Transfer" shall mean any transfer of Units satisfying the provisions of Section 7.03 herein.

    (qq) "Person" shall mean any individual, partnership, corporation, trust, or other entity.

    (rr) "Profits" and "Losses" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a)
(for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

           (1) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.08(rr) shall be added to such taxable income or loss;

            (2) Any expenditures of the Partnership described in Code
                Section 705(a)(2)(B) or treated as Code Section 705(a)
                (2)(B) expenditures pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.08(rr) shall be subtracted from such taxable income or loss;

            (3) In the event the Gross Asset Value of any Partnership
                asset is adjusted pursuant to Section 1.08(r)(2) or Section 1.08(r)(3) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing
                Profits or Losses.

            (4) Gain or loss resulting from any disposition of Partnership
                Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (5) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with Section 1.08(r) hereof; and

            (6) Notwithstanding any other provisions of this Section
                1.08(rr), any items which are specially allocated pursuant to this Agreement shall not be taken into account in computing Profits or Losses.

    (ss) "Prospect" shall mean a contiguous oil and gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted. In general, a Prospect is an area in which the Partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data by the Managing General Partner of such Partnership and which is reasonably anticipated by the Managing General Partner to contain at least one reservoir. An area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the Managing General Partner in writing prior to the conduct of program operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "prospect" with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a horizon containing proved reserves.

    (tt) "Prospectus" shall mean that Prospectus (including any preliminary prospectus), of which this Agreement is a part, pursuant to which the Units are being offered and sold.

    (uu) "Proved Developed Oil and Gas Reserves shall mean the reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

    (vv) "Proved Oil and Gas Reserves" shall mean the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

            (1) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

            (2) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

            (3)  Estimates or proved reserves do not include the following:
                 (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

    (ww) "Proved Undeveloped Reserves" shall mean the reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

    (xx) "Reservoir" shall mean a separate structural or stratigraphic trap containing an accumulation of oil or gas.

    (yy) "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a roll-up entity. Such term does not include:
            (1) a transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or
            (2) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                (i)    voting rights;

                (ii)    the term of existence of the Partnership;

                (iii)  sponsor compensation; or

                (iv)    the Partnership's investment objectives.

    (zz) "Roll-Up Entity" shall mean a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

    (aaa) "Sponsor" shall mean any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. "Sponsor" includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, developmental or producing activities of the Partnership, or any segment thereof, even if that person has not entered into a contract at the time of formation of the Partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units. Whenever the context of these guidelines so requires, the term "sponsor" shall be deemed to include its affiliates.

    (bbb) "Subscription" shall mean the amount indicated on the Subscription Agreement that an Investor Partner has agreed to pay to the Partnership as his Capital Contribution.

    (ccc) "Subscription Agreement" shall mean the Agreement, attached to the Prospectus as Appendix B, pursuant to which an Investor subscribes to Units in the Partnership.

    (ddd) "Substituted Investor Partner" shall mean any Person admitted to the Partnership as an Investor Partner pursuant to Section 7.03(c) hereof.

    (eee) "Treas. Reg." or "Regulation" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

    (fff) "Unit" shall mean an undivided interest of the Investor Partners in the aggregate interest in the capital and profits of the Partnership. Each Unit represents Capital Contributions of $20,000 to the Partnership.

    (ggg) "Working Interest" shall mean an interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation, or maintenance.

                         ARTICLE II

                        Capitalization

    2.01 Capital Contributions of the Managing General Partner and Initial Limited Partner.
          (a) On or before the Offering Termination Date, the Managing General Partner shall make a Capital Contribution in cash to the Partnership of an amount equal to not less than 21-7/8% of the aggregate Capital Contributions of the Investor Partners. The Managing General Partner shall pay all Lease and tangible drilling costs as well as all Intangible Drilling Costs in excess of such costs paid by the Investor Partners with respect to the Partnership; to the extent that such costs are greater than the Managing General Partner's Capital Contribution set forth in the previous sentence, the Managing General Partner shall make such additional contributions in cash to the Partnership equal to such additional Costs. In consideration of making such Capital Contribution, becoming a General Partner, subjecting its assets to the liabilities of the Partnership, and undertaking other obligations as herein set forth, the Managing General Partner shall receive the interest in the Partnership allocated in Article III hereof.

          (b) The Initial Limited Partner shall contribute $100 in cash to the capital of the Partnership. Upon the earlier of the conversion of an Additional General Partner's interest into a Limited Partner's interest or the admission of a Limited Partner to the Partnership, the Partnership shall redeem in full, without interest or deduction, the Initial Limited Partner's Capital Contribution, and the Initial Limited Partner shall cease to be a Partner.

    2.02  Capital Contributions of the Investor Partners.

          (a) Upon execution of this Agreement, each Investor Partner (whose names and addresses and number of Units to which Subscribed are set forth in Exhibit A) shall contribute to the capital of the Partnership the sum of $20,000 for each Unit purchased. The minimum subscription by an Investor Partner is one-quarter Unit ($5,000). The maximum aggregate number of Units which may be purchased by Investor Partners
    is    three thousand (3,000)    .

          (b) The contributions of the Investor Partners pursuant to subsection 2.02(a) hereof shall be in cash or by check subject to collection.

          (c) Until the Offering Termination Date and until such subsequent time as the contributions of the Investor Partners are invested in accordance with the provisions of the Prospectus, all monies received from persons subscribing as Investor Partners (i) shall continue to be the property of the investor making such payment, (ii) shall be held in escrow for such investor in the manner and to the extent provided in the Prospectus, and (iii) shall not be commingled with the personal monies or become an asset of the Managing General Partner or the Partnership.

          (d) Upon the original sale of Units by the Partnership, subscribers shall be admitted as Partners no later than 15 days after the release from the escrow account of the Capital Contributions to the Partnership, in accordance with the terms of the Prospectus; subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt; if rejected, all subscription monies shall be returned to the subscriber forthwith.

          (e) Except as provided in Section 4.03 hereof, any proceeds of the offering of Units for sale pursuant to the Prospectus not used, committed for use, or reserved as operating capital in the Partnership's operations within one year after the closing of such offering shall be distributed pro rata to the Investor Partners as a return of capital and the Managing General Partner shall reimburse such Investors for selling expenses, management fees, and offering expenses allocable to the return of capital.

          (f) Until proceeds from the public offering are invested in the Partnership's operations, such proceeds may be temporarily invested in income producing short-term, highly liquid investments, where there is appropriate safety of principal, such as U.S. Treasury Bills. Any such income shall be allocated pro rata to the Investor Partners providing such capital contributions.

    2.03 Additional Contributions. Except as otherwise provided in this Agreement, no Investor Partner shall be required or obligated (a) to contribute any capital to the Partnership other than as provided in
Section 2.02 hereof, or (b) to lend any funds to the Partnership. No interest shall be paid on any capital contributed to the Partnership pursuant to this Article II and, except as otherwise provided herein, no Partner, other than the Initial Limited Partner as authorized herein, may withdraw his Capital Contribution. The Units are nonassessable; however, General Partners are liable, in addition to their Capital Contributions, for Partnership obligations and liabilities represented by their ownership of interests as general partners, in accordance with West Virginia law.


                        ARTICLE III

              Capital Accounts and Allocations

    3.01  Capital Accounts.

          (a) General. A separate Capital Account shall be established and maintained for each Partner on the books and records of the Partnership. Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b) and any inconsistency between the provisions of this Section 3.01 and such regulation shall be resolved in favor of the regulation. In the event the Managing General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership of the Partners), are computed in order to comply with such regulations, the Managing General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 9.03 hereof upon the dissolution of the Partnership. The Managing General Partner also shall
    (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Treas. Reg.
    Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treas. Reg. Section 1.704-1(b).

          (b) Increases to Capital Accounts. Each Partner's Capital Account shall be credited with (i) the amount of money contributed by him to the Partnership; (ii) the amount of any Partnership liabilities that are assumed by him (within the meaning of Treas. Reg. Section 1.704-1(b)(2)(iv)(c)), but not by increases in his share of Partnership liabilities within the meaning of Code Section 752(a); (iii) the Gross Asset Value of property contributed by him to the Partnership (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Code Section 752); and
    (iv) allocations to him of Partnership Profits (or items thereof), including income and gain exempt from tax and Income and gain described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g) (relating to adjustments to reflect book value).

          (c) Decreases to Capital Accounts. Each Partner's Capital Account shall be debited with (i) the amount of money distributed to him by the Partnership; (ii) the amount of his individual liabilities that are assumed by the Partnership (other than liabilities described in Treas. Reg. Section 1.704-1(b)(2)(iv)(b)(2) that are assumed by the Partnership and other than decreases in his share of Partnership liabilities within the meaning of Code Section 752(b)); (iii) the Gross Asset Value of property distributed to him by the Partnership (net of liabilities securing such distributed property that he is considered to assume or take subject to under Code Section 752);
    (iv) allocations to him of expenditures of the Partnership not deductible in computing Partnership taxable income and not properly chargeable to Capital Account (as described in Code Section 705(a)(2)(B)), and (v) allocations to him of Partnership Losses (or item thereof), including loss and deduction described in Treas. Reg.
    Section 1.704-1(b)(2)(iv)(g) (relating to adjustments to reflect book value), but excluding items described in (iv) above and excluding loss or deduction described in Treas. Reg. Section 1.704-1(b)(4)(iii) (relating to excess percentage depletion).

          (d)  Adjustments to Capital Accounts Related to Depletion.

               (i)  Solely for purposes of maintaining the Capital
            Accounts, each year the Partnership shall compute (in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(k)) a simulated depletion allowance for each oil and gas property using that method, as between the cost depletion method and the percentage depletion method (without regard to the limitations of Code Section 613A(c)(3) which theoretically could apply to any Partner), which results in the greatest simulated depletion allowance. The simulated depletion allowance with respect to each oil and gas property shall reduce the Partners' Capital Accounts in the same proportion as the Partners were allocated adjusted basis with respect to such oil and gas property under Section 3.03(a) hereof. In no event shall the Partnership's aggregate simulated depletion allowance with respect to an oil and gas property exceed the Partnership's adjusted basis in the oil and gas property (maintained solely for Capital Account purposes).

                (ii) Upon the taxable disposition of an oil and gas property by the Partnership, the Partnership shall determine the simulated (hypothetical) gain or loss with respect to such oil and gas property (solely for Capital Account purposes) by subtracting the Partnership's simulated adjusted basis for the oil and gas property (maintained solely for Capital Account purposes) from the amount realized by the Partnership upon such disposition. Simulated adjusted basis shall be determined by reducing the adjusted basis by the aggregate simulated depletion charged to the Capital Accounts of all Partners in accordance with Section 3.01(d)(i) hereof. The Capital
            Accounts of the Partners shall be adjusted upward by the amount of any simulated gain on such disposition in proportion to such Partners' allocable share of the portion of total amount realized from the disposition of such property that exceeds the Partnership's simulated adjusted basis in such property. The Capital Accounts of the Partners shall be adjusted downward by the amount of any simulated loss in proportion to such Partners' allocable shares of the total amount realized from the disposition of such property that represents recovery of the Partnership's simulated adjusted basis in such property.

          (e) Restoration of Negative Capital Accounts. Except as otherwise provided in this Agreement, neither an Investor Partner nor the Initial Limited Partner shall be obligated to the Partnership or to any other Partner to restore any negative balance in his Capital Account. The Managing General Partner shall be obligated to restore the deficit balance in its Capital Account.

    3.02  Allocation of Profits and Losses.

          (a) General.  Except as provided in this Section 3.02 or in
    Section 3.03 hereof, Profits and Losses of the Partnership shall be allocated 80% to the Investor Partners and 20% to the Managing General Partner; provided, that if the subordination of the Managing General

    Partner's share of cash distributions is effected pursuant to Section
    4.02 the allocations of Profits and Losses of the Partnership shall be allocated to reflect such subordination. Notwithstanding the above allocations, the following special allocations shall be employed:

                (i) IDC and recapture of IDC shall be allocated 100% to the Investor Partners and 0% to the Managing General Partner;

                (ii) Organization and Offering Costs net of commissions, due diligence expenses and wholesaling fees payable to the dealer manager and the soliciting dealers shall be paid by the Managing General Partner; such commissions, due diligence expenses and wholesaling fees payable to the dealer manager and the soliciting dealers shall be allocated 100% to the Investor Partners and 0% to the Managing General Partner; except that Organization and Offering Costs in excess of 10 1/2% of Subscriptions shall be allocated 100% to the Managing General Partner and 0% to the Investor Partners;

                (iii) the Management Fee shall be allocated 100% to
            the Investor Partners and 0% to the Managing General
            Partner;

                (iv) Costs of Leases and Costs of tangible equipment,
            including depreciation or cost recovery benefits, and revenues from the sale of equipment shall be allocated 0% to the Investor Partners and 100% to the Managing General Partner;

                (v) Drilling and Completion Costs shall be allocated 80% to the Investor Partners and 20% to the Managing General Partner;

                (vi) Direct Costs and Operating Costs shall be allocated 80% to the Investor Partners and 20% to the Managing General Partner; and
                (vii) Administrative Costs shall be borne 100% by and
            allocated 100% to the Managing General Partner.

            (b) Capital Account Deficits. Notwithstanding anything to the contrary in Section 3.02(a), no Investor Partner shall be allocated any item to the extent that such allocation would create or increase a deficit in such Investor Partner's Capital Account.

                (i) Obligations to Restore. For purposes of this Section 3.02(b), in determining whether an allocation would create or increase a deficit in a Partner's Capital Account, such Capital Account shall be reduced for those items described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) and shall be increased by any amounts which such Partner is obligated to restore or is deemed obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and

            1.704-2(i)(5). Further, such Capital Accounts shall otherwise meet the requirements of Treas. Reg. Section
            1.704-1(b)(2)(ii)(d).

                (ii) Reallocations. Any loss or deduction of the Partnership, the allocation of which to any Partner is prohibited by this Section 3.02(b), shall be reallocated to those Partners not having a deficit in their Capital Accounts (as adjusted in Section 3.02(b)(i)) in the proportion that the positive balance of each such Partner's adjusted Capital Account bears to the aggregate balance of all such Partners' adjusted Capital Accounts, with any remaining losses or deductions being allocated to the Managing General Partner.

                (iii) Qualified Income Offset.  In the event any Investor
            Partner unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate (to the extent required by the Regulations) the total of the deficit balance in his Capital Account (as adjusted in Section 3.02(b)(i)) created by such adjustments, allocations, or distributions, provided that an allocation pursuant to this Section 3.02(b)(iii) shall be made if and only to the extent that such Partner would have a deficit in his Capital Account
            (as adjusted in Section 3.02(b)(i)) after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.02(b)(iii) were not in the Agreement.

               (iv) Gross Income Allocations. In the event an Investor Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.02(b)(iv) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this
            Section 3 have been made as if Section 3.02(b)(iii) hereof and this Section 3.02(b)(iv) were not in the Agreement.

            (c) Minimum Gain Chargeback. Notwithstanding any other provision of this Section 3.02, if there is a net decrease in Partnership Minimum Gain during any taxable year, pursuant to Treas. Reg. Section 1.704- 2(f)(1), all Partners shall be allocated items of partnership income and gain for that year equal to that partner's share of the net decrease in Partnership Minimum Gain (within the meaning of Treas. Reg. Section 1.704-2(g)(2)). Notwithstanding the preceding sentence, no such chargeback shall be made to the extent one or more of the exceptions and/or waivers provided for in Treas. Reg. Section1.704-2(f)(2)-(5) applies. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.
    The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(f)(6). This Section 3.02(c) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.
    To the extent permitted by such Section of the Regulations and for purposes of this Section 3.02(c) only, each Partner's Capital Account (as adjusted in Section 3.02(b)(i)) shall be determined prior to any other allocations pursuant to this Section 3 with respect to such tax year and without regard to any net decrease in Partner Minimum Gain during such fiscal year.

            (d) Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Section 3 except Section 3.02(c), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, rules similar to those contained in Section 3.02(c) shall apply in a manner consistent with Treas. Reg. Section1.704-2(i)(4). This Section 3.02(d) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 3.02(d), each Person's Capital Account deficit (as so adjusted) shall be determined prior to any other allocations pursuant to this Section 3 with respect to such fiscal year, other than allocations pursuant to Section 3.02(c) hereof.

          (e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partners (in proportion to their Units), in accordance with Treas. Reg.
    Section 1.704-2.

            (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treas. Reg.
    Section 1.704-2(i).

          (g) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Section 743(b) is required, pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

            (h)      Curative Allocations.

               (i) The "Regulatory Allocations" consist of the "Basic Regulatory Allocations," as defined in Section 3.02(h)(ii) hereof, the "Nonrecourse Regulatory Allocations," as defined in Section 3.02(h)(iii) hereof, and the "Partner Nonrecourse Regulatory Allocations," as defined in Section 3.02(h)(iv) hereof.

                (ii) The "Basic Regulatory Allocations" consist of allocations pursuant to Section 3.02(b)(ii), (iii), and (iv) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 3.02(h)(ii) shall only be made with respect to allocations pursuant to Section 3.02(g) hereof to the extent the Managing General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

                (iii) The "Nonrecourse Regulatory Allocations" consist of
            all allocations pursuant to Section 3.02(c) and 3.02(e) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence
            (i) no allocations pursuant to this Section 3.02(h)(iii) shall be made prior to the Partnership fiscal year during which there is a net decrease in Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum Gain, and
            (ii) allocations pursuant to this Section 3.02(h)(iii) shall be deferred with respect to allocations pursuant to Section 3.02(e) hereof to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 3.02(c).

                (iv) The "Partner Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 3.02(d) and 3.02(f) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Partner Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among

            the Partners so that, to the extent possible, the net amount of such allocations of other items and the Partner Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Partner Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 3.02(h)(iv) shall be made with respect to allocations pursuant to Section 3.02(f) relating to a particular Partner Nonrecourse Debt prior to the Partnership fiscal year during which there is a net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Minimum Gain, and (ii) allocations pursuant to this
            Section 3.02(h)(iv) shall be deferred with respect to allocations pursuant to Section 3.02(f) hereof relating to a particular Partner Nonrecourse Debt to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to
            Section 3.02(d) hereof.

                (v) The Managing General Partner shall have reasonable discretion with respect to each Partnership fiscal year, to apply the provisions of Sections 3.02(h)(ii), (iii), and (iv) hereof among the Partners in a manner that is likely to minimize such economic distortions.

            (i) Other Allocations. Except as otherwise provided in this Agreement, all items of Partnership income, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Unit Holders in the same proportions as they share Profits or Losses, as the case may be, for the year.

            (j) Agreement to be Bound. The Partners are aware of the income tax consequences of the allocations made by this Section 3.02 and hereby agree to be bound by the provisions of this Section 3.02 in reporting their shares of Partnership income and loss for income tax purposes.

            (k) Excess Nonrecourse Liabilities. Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treas. Reg.
    Section 1.752-3(a)(3), the Partners' interests in Partnership profits are as follows: Investor Partners, 80% (in proportion to their Units) and the Managing General Partner, 20%.

            (l) Allocation Variations. The Managing General Partner shall have the authority to vary allocations to preserve and protect the intention of the Partners as follows:

                (i) It is the intention of the Partners that each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) shall be determined and allocated in accordance with this Article 3 to the fullest extent permitted

            by Code Section 704(b). In order to preserve and protect the allocations provided for in this Article 3, the Managing General Partner shall have the authority to allocate income, gain, loss, deduction or credit (or any item thereof) arising in any year differently than that expressly provided for in this Article 3, if and to the extent that determining and allocating income, gain, loss, deduction or credit (or any item thereof) in the manner expressly provided for in this Article 3 would cause the allocations of each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) not to be permitted by Code Section 704(b) and the Regulations promulgated thereunder. Any allocation made pursuant to this Section 3.02(l) shall be deemed to be a complete substitute for any allocation otherwise expressly provided for in this Article 3, and no amendment of this Agreement or further consent of any Partner shall be required therefor.

                (ii) In making any such allocation (the "new allocation") under this Section 3.02(l) the Managing General Partner shall be authorized to act only after having been advised by the Partnership's accountants and/or counsel that, under Code
            Section 704(b) and the Regulations thereunder, (i) the new allocation is necessary, and (ii) the new allocation is the minimum modification of the allocations otherwise expressly provided for in this Article 3 which is necessary in order to assure that, either in the then current year or in any preceding year, each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) is determined and allocated in accordance with this Article 3 to the fullest extent permitted by Code Section 704(b) and the Regulations thereunder.

                (iii) If the Managing General Partner is required by this
            Section 3.02(l) to make any new allocation in a manner less favorable to the Investor Partners than is otherwise expressly provided for in this Article 3, then the Managing General Partner shall have the authority, only after having been advised by the Partnership's accountants and/or counsel that they are permitted by Code Section 704(b), to allocate income, gain, loss, deduction or credit (or any item thereof) arising in later years in such a manner as will make the allocations of income, gain, loss, deduction or credit (or any item thereof) to the Investor Partners as comparable as possible to the allocations otherwise expressly provided for or contemplated by this Article 3.

              (iv) Any new allocation made by the Managing General Partner under this Section 3.02(l) in reliance upon the advice of the Partnership's accountants and/or counsel shall be deemed to be made pursuant to the fiduciary obligation of the Managing General Partner to the Partnership and the Investor Partners, and no such new allocation shall give rise to any claim or cause of action by any Investor Partner.

    (m)  Tax Allocations:  Code Section 704(c).  In accordance with Code
Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.08(r)(1).

    In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.08(r)(1) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code
Section 704(c) and the Regulations thereunder.

    Any elections or other decisions relating to such allocations shall be made by the Managing General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.02(m) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

    3.03  Depletion.

            (a) The depletion deduction with respect to each oil and gas property of the Partnership shall be computed separately for each Partner in accordance with Code Section 613A(c)(7)(D) for Federal income tax purposes. For purposes of such computation, the adjusted basis of each oil and gas property shall be allocated in accordance with the Partners' interests in the capital of the Partnership. Among the Investor Partners, such adjusted basis shall be apportioned among them in accordance with the number of Units held.

            (b) Upon the taxable disposition of an oil or gas property by the Partnership, the amount realized from and the adjusted basis of such property shall be allocated among the Partners (for purposes of calculating their individual gain or loss on such disposition for Federal income tax purposes) as follows:

                (i) The portion of the total amount realized upon the taxable disposition of such property that represents recovery of its simulated adjusted tax basis therein (as calculated pursuant to Section 3.01(d) hereof) shall be allocated to the Partners in the same proportion as the aggregate adjusted basis of such property was allocated to such Partners (or their predecessors in interest) pursuant to Section 3.03(a) hereof; and

                (ii) The portion of the total amount realized upon the taxable disposition of such property that represents the excess over the simulated adjusted tax basis therein shall be allocated in accordance with the provisions of Section 3.02 hereof as if such gain constituted an item of Profit.
    3.04  Apportionment Among Partners:

            (a) Except as otherwise provided in this Agreement, all allocations and distributions to the Investor Partners shall be apportioned among them pro rata based on Units held by the Partners.

            (b) For purposes of Section 3.04(a) hereof, an Investor Partner's pro rata share in Units shall be calculated as of the end of the taxable year for which such allocation has been made; provided, however, that if a transferee of a Unit is admitted as an Investor Partner during the course of the taxable year, the apportionment of allocations and distributions between the transferor and transferee of such Unit shall be made in the manner provided in Section 3.04(c) hereof.
            (c) If, during any taxable year of the Partnership, there is a change in any Partner's interest in the Partnership, each Partner's allocation of any item of income, gain, loss, deduction, or credit of the Partnership for such taxable year, other than "allocable cash basis items" shall be determined by taking into account the varying interests of the Partners pursuant to such method as is permitted by Code
    Section 706(d) and the regulations thereunder. Each Partner's share of "allocable cash basis items" shall be determined in accordance with Code
    Section 706(d)(2) by (i) assigning the appropriate portion of each item to each day in the period to which it is attributable, and (ii) allocating the portion assigned to any such day among the Partners in proportion to their interests in the Partnership at the close of such day. "Allocable cash basis item" shall have the meaning ascribed to it by Code Section 706(d)(2)(B) and the regulations thereunder.


                       ARTICLE IV

                      Distributions

    4.01 Time of Distribution. Cash available for distribution shall be determined by the Managing General Partner. The Managing General Partner shall distribute, in its discretion, such cash deemed available for distribution, but such distributions shall be made not less frequently than quarterly.

    4.02 Distributions. Except as provided below, all distributions (other than those made to wind up the Partnership in accordance with Section 9.03 hereof) shall be made 80% to the Investor Partners and 20% to the Managing General Partner. If at any time during the initial ten year period of distributions form all Partnership wells that cumulative cash distributions to the Investor Partners average less than 10% of their Subscription on an annual basis, subsequent distributions shall be adjusted to increase the Investor Partners' interest in distribution until such time as the cumulative average return is 10% or the subordination period expires. The Managing General Partner shall subordinate up to 50% of its 20% share of Partnership cash distributions so that the Investor Partners will receive increased cash distributions. The subordination period shall commence upon the initial cash distribution of the Partnership after all Partnership wells have been placed in production and shall continue in successive twelve-month periods thereafter. In addition to the foregoing subordination provision, if on any anniversary of the first distribution after all Partnership wells have been placed in production, the cumulative distributions to the Investor Partners have averaged less than 15% of their Subscriptions on an annual basis, and the distributions for the twelve months preceding the anniversary have totaled less than 10%, Managing General Partner shall refund to the Partnership which shall thereupon distribute to the Investor Partners an amount equal to the difference between the amount distributed to Investor Partners during the preceding twelve month period, and the lesser of 10% of the Investor Partner Subscriptions or the amount the Investor Partners would have received had they been allocated 90% of the Partnership's distributions during that twelve month period. These subordination provisions shall expire on the tenth anniversary of the first distribution from all partnership wells. The Partnership shall not require that Investor
Partners reinvest their share of cash available for distribution in the Partnership. In no event shall funds be advanced or borrowed for purposes of distributions, if the amount of such distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues. The determination of such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash distributions from the Partnership to the Managing General Partner shall only be made in conjunction with distributions to Investor Partners and only out of funds properly allocated to the Managing General Partner's account.

    4.03 Capital Account Deficits. No distributions shall be made to any Investor Partner to the extent such distribution would create or increase a deficit in such Partner's Capital Account (as adjusted in Section 3.02(b)(i)). Any distribution which is hereby prohibited shall be made to those Partners not having a deficit in their Capital Accounts (as adjusted in Section 3.02(b)(i)) in the proportion that the positive balance of each such Partner's adjusted Capital Account bears to the aggregate balance of all such Partners' adjusted Capital Accounts. Any cash available for distribution remaining after reduction of all adjusted Capital Accounts to zero shall be distributed to the Managing General Partner.

    4.04  Liability Upon Receipt of Distributions.

          (a) If a Partner has received a return of any part of his Capital Contribution without violation of the Partnership Agreement or the Act, he is liable to the Partnership for a period of one year thereafter for the amount of such returned contribution, but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the Capital Contribution was held by the Partnership.

            (b) If a Partner has received a return of any part of his Capital Contribution in violation of either the Partnership Agreement or the Act, he is liable to the Partnership for a period of six years thereafter for the amount of the Capital Contribution wrongfully returned.

            (c) A Partner receives a return of his Capital Contribution to the extent that the distribution to him reduces his share of the fair value of the net assets of the Partnership below the value, as set forth in the records required to be kept by West Virginia law, of his Capital Contribution which has not been distributed to him.


                      ARTICLE V

                      Activities

    5.01 Management. The Managing General Partner shall conduct, direct, and exercise full and exclusive control over all activities of the Partnership. Investor Partners shall have no power over the conduct of the affairs of the Partnership or otherwise commit or bind the Partnership
in any manner.   The Managing General Partner shall manage the affairs of
the Partnership in a prudent and businesslike fashion and shall use its best efforts to carry out the purposes and character of the business of the Partnership.

    5.02  Conduct of Operations.

            (a)(i) The Managing General Partner shall establish a program of operations for the Partnership which shall be in conformance with the following policies: (x) no less than 90% of the Capital Contributions net of Organization and Offering Costs and the Management Fee shall be applied to drilling and completing Development Wells; (y) the Partnership shall drill all of its wells in West Virginia, Ohio, Pennsylvania, New York, Kentucky, Michigan and/or Indiana and
    (z) the Prospects will be acquired pursuant to an arrangement whereby the Partnership will acquire between 51% and 100% of the Working Interest, subject to landowners' royalty interests and the royalty interests payable to unaffiliated third parties in varying amounts, provided that the weighted average for all Prospects of the Partnership shall not exceed 16.125%. At its discretion, the Partnership may purchase less than a 51% Working Interest with respect to the first and last Prospects acquired.

              (ii) The Investor Partners agree to participate in the Partnership's program of operations as established by the Managing General Partner; provided, that no well drilled to the point of setting casing need be completed if, in the Managing General Partner's opinion, such well is unlikely to be productive of oil or gas in quantities sufficient to justify the expenditures required for well completion.
    The Partnership may participate with others in the drilling of wells and it may enter into joint ventures, partnerships, or other such arrangements.

            (b) All transactions between the Partnership and the Managing General Partner or its Affiliates shall be on terms no less favorable than those terms which could be obtained between the Partnership and independent third parties dealing at arm's-length, subject to the provisions of Section 5.07 hereof.

            (c) The Partnership shall not participate in any joint operations on any co-owned Lease unless there has been acquired or reserved on behalf of the Partnership the right to take in kind or separately dispose of its proportionate share of the oil and gas produced from such Lease exclusive of production which may be used in development and production operations on the Lease and production unavoidably lost, and, if the Managing General Partner is the operator of such Lease, the Managing General Partner has entered into written agreements with every other person or entity owning any working or operating interest reserving to such person or entity a similar right to take in-kind, unless, in the opinion of counsel to the Partnership, the failure to reserve such right to take in-kind will not result in the Partnership being treated as a member of an association taxable as a corporation for Federal income tax purposes.

          (d) The relationship of the Partnership and the Managing General Partner (or any Affiliate retaining or acquiring an interest) as co-owners in Leases, except to the extent superseded by an Operating Agreement consistent with the preceding paragraph and except to the extent inconsistent with this Partnership Agreement, shall be governed by the AAPL Form 610 Model Operating Agreement-1982, with a provision reserving the right to take production in-kind, naming the Managing General Partner as operator and the Partnership as a nonoperator, and with the accounting procedure to govern as the accounting procedures under such Operating Agreements.

            (e) The Managing General Partner is expected to act as the operator of all Partnership wells, and the Managing General Partner may designate such other persons as it deems appropriate to conduct the actual drilling and producing operations of the Partnership.

            (f) As operator of Partnership wells, the Managing General Partner or its Affiliates shall receive per-well charges for each producing well based on the Working Interest acquired by the Partnership. These per-well charges shall be subject to annual adjustment beginning January 1, 1998 [with respect to Partnerships designated as "PDC 1996- Limited Partnership" and January 1, 1999 with respect to Partnerships designated as "PDC 1997- Limited Partnership"] as provided in the accounting procedures of the operating agreements.

            (g) The Managing General Partner shall drill wells pursuant to drilling contracts with the Partnership based upon competitive prices and terms in the geographic area of operations, and to the extent that such prices exceed its Costs, the Managing General Partner shall be deemed to have received compensation.

            (h) The Managing General Partner shall be reimbursed by the Partnership for Direct Costs. The Managing General Partner shall not be reimbursed for any Administrative Costs. All other expenses shall be borne by the Partnership.

            (i) The Managing General Partner and its Affiliates may enter into other transactions (embodied in a written contract) with the Partnership, such as providing services, supplies, and equipment, and shall be entitled to compensation for such services at prices and on terms that are competitive in the geographic area of operations.
            (j) The Partnership shall make no loans to the Managing General Partner or any Affiliate thereof.

            (k) Neither the Managing General Partner nor any Affiliate shall loan any funds to the Partnership.

            (l) The funds of the Partnership shall not be commingled with the funds of any other Person.

            (m) Notwithstanding any provision herein to the contrary, no creditor shall receive, as a result of making any loan, a direct or indirect interest in the profits, capital, or property of the Partnership other than as a secured creditor.

            (n) The Managing General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control, and shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

    5.03  Acquisition and Sale of Leases.

            (a) To the extent the Partnership does not acquire a full interest in a Lease from the Managing General Partner, the remainder of the interest in such Lease may be held by the Managing General Partner which may either retain and exploit it for its own account or sell or otherwise dispose of all or a part of such remaining interest. Profits from such exploitation and/or disposition shall be for the benefit of the Managing General Partner to the exclusion of the Partnership. Any Leases acquired by the Partnership from the Managing General Partner shall be acquired only at the Managing General Partner's Cost, unless the Managing General Partner shall have reason to believe that Cost is in excess of the fair market value of such property, in which case the price shall not exceed the fair market value. The Managing General Partner shall obtain an appraisal from a qualified independent expert with respect to sales of properties of the Managing General Partner and its Affiliates to the Partnership. Neither the Managing General Partner nor any Affiliate shall acquire or retain any carried, reversionary, or Overriding Royalty Interest on the Lease interests acquired by the Partnership, nor shall the Managing General Partner enter into any farmout arrangements with respect to its retained interest, except as provided in Section 5.05 hereof.

            (b) The Partnership shall acquire only Leases reasonably expected to meet the stated purposes of the Partnership. No Leases shall be acquired for the purpose of a subsequent sale or farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnership's best interest.

            (c) Neither the Managing General Partner nor its Affiliates, except other partnerships sponsored by them, shall purchase any productive properties from the Partnership.

    5.04  Title to Leases.
            (a) Record title to each Lease acquired by the Partnership may be temporarily held in the name of the Managing General Partner, or in the name of any nominee designated by the Managing General Partner, as agent for the Partnership until a productive well is completed on a Lease. Thereafter, record title to Leases shall be assigned to and placed in the name of the Partnership.

           (b) The Managing General Partner shall take the necessary steps in its best judgment to render title to the Leases to be assigned to the Partnership acceptable for the purposes of the Partnership. No operation shall be commenced on any Prospect acquired by the Partnership unless the Managing General Partner is satisfied that the undertaking of such operation would be in the best interest of Investor Partners and the Partnership. The Managing General Partner shall be free, however, to use its own best judgment in waiving title requirements and shall not be liable to the Partnership or the Investor Partners for any mistakes of judgment unless such mistakes were made in a manner not in accordance with general industry standards in the geographic area and such mistakes were not the result of negligence by the Managing General Partner; nor shall the Managing General Partner or its Affiliates be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to any Lease assigned to the Partnership or the extent of the interest covered thereby.

    5.05  Farmouts.

            (a) No Partnership Lease shall be farmed out, sold, or otherwise disposed of unless the Managing General Partner determines that (i) the Partnership lacks sufficient funds to drill on such Lease and is unable to obtain suitable financing, (ii) the Leases have been downgraded by events occurring after assignment to the Partnership,
    (iii) drilling on the Leases would result in an excessive concentration, of Partnership funds creating, in the Managing General Partner's opinion, undue risk to the Partnership, or (iv) the Managing General Partner, exercising the standard of a prudent operator, determines that the farmout is in the best interests of the Partnership.

            (b) Farmouts between the Partnership and the Managing General Partner or its Affiliates, including any other affiliated limited partnership, shall be effected on terms deemed fair by the Managing General Partner. The Managing General Partner, exercising the standard of a prudent operator, shall determine that the farmout is in the best interest of the Partnership and the terms of the farmout are consistent with and, in any case, no less favorable to the Partnership than those utilized in the geographic area of operations for similar arrangements. The respective obligations and revenue sharing of all affiliated parties to the transactions shall be substantially the same, and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates shall be substantially the same in each participating partnership or, if different, shall be reduced to reflect the lower compensation arrangement.

    5.06 Release, Abandonment, and Sale or Exchange of Properties. Except as provided elsewhere in this Article V and in Section 6.03, the Managing General Partner shall have full power to dispose of the production and

other assets of the Partnership, including the power to determine which Leases shall be released or permitted to terminate, those wells to be abandoned, whether any Lease or well shall be sold or exchanged, and the terms therefor. In the event the Managing General Partner sells, transfers, or otherwise disposes of nonproducing property of the Partnership, the sale, transfer, or disposition shall, to the extent possible, be made at a price which is the higher of the fair market value of the property on the date of the sale, transfer, or disposition or the Cost of such property to the Partnership.

    5.07  Certain Transactions.

         (a) Whenever the Managing General Partner or its Affiliates sell, transfer, or assign an interest in a Prospect to the Partnership, they shall assign to the Partnership an equal proportionate interest in each of the Leases comprising the Prospect. If the Managing General Partner or its Affiliates (except another affiliated partnership in which the interest of the Managing General Partner or its Affiliates is identical to or less than their interest in the Partnership) subsequently propose to acquire an interest in a Prospect in which the Partnership possesses an interest or in a Prospect abandoned by the Partnership within one year preceding such proposed acquisition, the Managing General Partner or its Affiliates shall offer an equivalent interest therein to the Partnership; and, if funds, including borrowings, are not available to the Partnership to enable it to consummate a purchase of an equivalent interest in such property and pay the development costs thereof, neither the Managing General Partner nor any of its Affiliates shall acquire such interest or property. The term "abandoned" shall mean the termination, either voluntarily or by operation of the Lease or otherwise, of all of the Partnership's interest in the Prospect. These limitations shall not apply after the lapse of five years from the date of formation of the Partnership.

          (b) The geological limits of a Prospect shall be enlarged or contracted on the basis of subsequently acquired geological data that further defines the productive limits of the underlying oil and/or gas reservoir and shall include all of the acreage determined by such subsequent data to be encompassed by such reservoir; further, where the Managing General Partner or Affiliate owns a separate property interest in such enlarged area, such interest shall be sold to the Partnership if the activities of the Partnership were material in establishing the existence of proved undeveloped reserves which are attributable to such separate property interest; provided, however, that the Partnership shall not be required to expend additional funds unless they are available from the initial capitalization of the Partnership or if the Managing General Partner believes it is prudent to borrow for the purpose of acquiring such additional acreage.

            (c) The Partnership shall not purchase properties from or sell properties to any other affiliated partnership. This prohibition, however, shall not apply to transactions among affiliated partnerships by which property is transferred from one to another in exchange for the transferee's obligation to conduct drilling activities on such property or to joint ventures among such affiliated partnerships, provided that the respective obligations and revenue sharing of all parties to the transaction are substantially the same and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each affiliated partnership, or, if different, the aggregate compensation of the Managing General Partner is reduced to reflect the lower compensation arrangement.

            (d) During the existence of the Partnership, and before it has ceased operations, neither the Managing General Partner nor any of its Affiliates (excluding another partnership where the Managing General Partner's or its Affiliates' interest in such partnership is identical to or less than their interest in the Partnership) shall acquire, retain, or drill for their own account any oil and gas interest in any Prospect in which the Partnership possesses an interest, except for transactions whereby the Managing General Partner or such Affiliate acquires or retains a proportionate Working Interest, the respective obligations of the Managing General Partner or the Affiliate and the Partnership are substantially the same after the sale of the interest to the Partnership, and the Managing General Partner's or Affiliate's interest in revenues does not exceed the amount proportionate to its Working Interest.

            (e) Any services, equipment, or supplies which the Managing General Partner or an Affiliate furnishes to the Partnership shall be furnished at the lesser of the Managing General Partner's or the Affiliate's Cost or a competitive rate which could be obtained in the geographical area of operations unless the Managing General Partner or any Affiliate is engaged to a substantial extent, as an ordinary and ongoing business, in providing such services, equipment, or supplies to others in the industry, in which event, the services, supplies, or equipment may be provided by such person to the Partnership at prices competitive with those charged by others in the geographical area of operations which would be available to the Partnership. If such entity is not engaged in the business as set forth above, then such compensation, price or rental shall be the cost of such services, equipment or supplies to such entity, or the competitive rate which could be obtained in the area, whichever is less. Any drilling services provided by the Managing General Partner or its Affiliates shall be billed only on a per foot, per day, or per hour rate, or some combination thereof. No turnkey drilling contracts shall be made between the Managing General Partner or its Affiliates and the Partnership. Neither the Managing General Partner nor its Affiliates shall profit by drilling in contravention of its fiduciary obligations to the Partnership. Any such services for which the Managing General Partner or an Affiliate is to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid.

            (f) Advance payments by the Partnership to the Managing General Partner are prohibited, except where necessary to secure tax benefits of prepaid drilling costs.

           (g) Neither the Managing General Partner nor its Affiliates shall make any future commitments of the Partnership's production which do not primarily benefit the Partnership, nor shall the Managing General Partner or any Affiliate utilize Partnership funds as compensating balances for the benefit of the Managing General Partner or the Affiliate.

            (h) No rebates or give-ups may be received by the Managing General Partner or any of its Affiliates, nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements which would circumvent these restrictions.

            (i) During a period of five years from the date of formation of the Partnership, if the Managing General Partner or any of its Affiliates proposes to acquire from an unaffiliated person an interest in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions shall apply:

            (1) If the Managing General Partner or the Affiliate does not currently own property in the Prospect separately from the

                  Partnership, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect.

            (2) If the Managing General Partner or the Affiliate currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the Affiliate in the same proportion as is the other property in the Prospect; provided however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

          (j) If the Partnership acquires property pursuant to a farmout or joint venture from an affiliated program, the Managing General Partner's and/or its Affiliates' aggregate compensation associated with the property and any direct and indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the Managing General Partner and/or its Affiliates could receive if the property were separately owned or retained by either one of the programs.

          (k) Neither the Managing General Partner nor any Affiliate, including affiliated programs, may purchase or acquire any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Investor Partners of the Partnership and then subject to the following conditions:

            (1) A sale, transfer or conveyance, including a farmout, of an undeveloped property from the Partnership to the Managing General Partner or an Affiliate, other than an affiliated program, must be made at the higher of cost or fair market value.

            (2) A sale, transfer or conveyance of a developed property from the Partnership to the Managing General Partner or an Affiliate, other than an affiliated program in which the interest of the Managing General Partner is substantially similar to or less than its interest in the subject Partnership, shall not be permitted except in connection with the liquidation of the Partnership and then only at fair market value.

           (3) Except in connection with farmouts or joint ventures made in compliance with Section 5.07(j) above, a transfer of an undeveloped property from the Partnership to an affiliated drilling program must be made at fair market value if the property has been held for more than two years. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost.

            (4) Except in connection with farmouts or joint ventures made in compliance with Section 5.07(j) above, a transfer of any type of property from the Partnership to an affiliated production purchase or income program must be made at fair market value if the property has been held for more than six months or there have been significant expenditures made in connection with the property. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost as adjusted for intervening operations.

    (l) If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Partnership Agreement, including the following:

          (1) there will be no duplication or increase in organization and offering expenses, the Managing General Partner's compensation, Partnership expenses or other fees and costs;

          (2) there will be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Investor Partners; and

          (3) there will be no diminishment in the voting rights of the Investor Partners.

    (m) In connection with a proposed Roll-Up, the following shall apply:

          (1) An appraisal of all Partnership assets shall be obtained from a competent independent expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the Administrator as an exhibit to the registration statement for the offering. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets assuming an orderly liquidation as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of the Partnership and the Investor Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Investor Partners in connection with a proposed Roll-Up.

          (2) In connection with a proposed Roll-Up, Investor Partners who vote "no" on the proposal shall be offered the choice of:

               (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

               (ii) (a) remaining as Investor Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to the Investor Partners' pro-rata share of the appraised value of the net assets of the Partnership.

          (3) The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Investor Partner's voting rights under the Roll-Up Entity's chartering agreement. In no event shall the democracy rights of Investor Partners in the Roll-Up Entity be less than those provided for under Sections 7.07 and 7.08 of this Agreement.
              If the Roll-Up Entity is a corporation, the democracy rights of Investor Partners shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

          (4) The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); nor shall the Partnership participate in any proposed Roll-Up transaction which would limit the ability of an Investor Partner to

              exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Partnership Units held by that Investor Partner.

          (5) The Partnership shall not participate in a Roll-Up in which Investor Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under
              Section 8.01 of this Agreement.

          (6) The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Investor Partners.

          (7) The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by at least 66 2/3% in interest of the Investor Partners.


                        ARTICLE VI

                   Managing General Partner

    6.01 Managing General Partner. The Managing General Partner shall have the sole and exclusive right and power to manage and control the affairs of and to operate the Partnership and to do all things necessary to carry on the business of the Partnership for the purposes described in Section
1.03 hereof and to conduct the activities of the Partnership as set forth in Article V hereof. No financial institution or any other person, firm, or corporation dealing with the Managing General Partner shall be required to ascertain whether the Managing General Partner is acting in accordance with this Agreement, but such financial institution or such other person, firm, or corporation shall be protected in relying solely upon the deed, transfer, or assurance of and the execution of such instrument or instruments by the Managing General Partner. The Managing General Partner shall devote so much of its time to the business of the Partnership as in its judgment the conduct of the Partnership's business shall reasonably require and shall not be obligated to do or perform any act or thing in connection with the business of the Partnership not expressly set forth herein. The Managing General Partner may engage in business ventures of any nature and description independently or with others and neither the Partnership nor any of its Investor Partners shall have any rights in and to such independent ventures or the income or profits derived therefrom. However, except as otherwise provided herein, the Managing General Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

    6.02 Authority of Managing General Partner. The Managing General Partner is specifically authorized and empowered, on behalf of the Partnership, and by consent of the Investor Partners herein given, to do any act or execute any document or enter into any contract or any agreement of any nature necessary or desirable, in the opinion of the Managing General Partner, in pursuance of the purposes of the Partnership. Without limiting the generality of the foregoing, in addition to any and all other powers conferred upon the Managing General Partner pursuant to this Agreement and the Act, and except as otherwise prohibited by law or hereunder, the Managing General Partner shall have the power and authority to:

            (a) Acquire leases and other interests in oil and/or gas properties in furtherance of the Partnership's business;

            (b) Enter into and execute pooling agreements, farm out agreements, operating agreements, unitization agreements, dry and bottom hole and acreage contribution letters, construction contracts, and any and all documents or instruments customarily employed in the oil and gas industry in connection with the acquisition, sale, exploration, development, or operation of oil and gas properties, and all other instruments deemed by the Managing General Partner to be necessary or appropriate to the proper operation of oil or gas properties or to effectively and properly perform its duties or exercise its powers hereunder;

            (c) Make expenditures and incur any obligations it deems necessary to implement the purposes of the Partnership; employ and retain such personnel as it deems desirable for the conduct of the Partnership's activities, including employees, consultants, and attorneys; and exercise on behalf of the Partnership, in such manner as the Managing General Partner in its sole judgment deems best, of all rights, elections, and obligations granted to or imposed upon the Partnership;

            (d) Manage, operate, and develop any Partnership property, and enter into operating agreements with respect to properties acquired by the Partnership, including an operating agreement with the Managing General Partner as described in the Prospectus, which agreements may contain such terms, provisions, and conditions as are usual and customary within the industry and as the Managing General Partner shall approve;


            (e) Compromise, sue, or defend any and all claims in favor of or against the Partnership;

            (f) Subject to the provisions of Section 8.04 hereof, make or revoke any election permitted the Partnership by any taxing authority;

            (g) Perform any and all acts it deems necessary or appropriate for the protection and preservation of the Partnership assets;

            (h) Maintain at the expense of the Partnership such insurance coverage for public liability, fire and casualty, and any and all other insurance necessary or appropriate to the business of the Partnership in such amounts and of such types as it shall determine from time to time;

            (i) Buy, sell, or lease property or assets on behalf of the Partnership;

            (j) Enter into agreements to hire services of any kind or nature;

            (k)  Assign interests in properties to the Partnership;

            (l) Enter into soliciting dealer agreements and perform all of the Partnership's obligations thereunder, to issue and sell Units pursuant to the terms and conditions of this Agreement, the Subscription Agreements, and the Prospectus, to accept and execute on behalf of the Partnership Subscription Agreements, and to admit original and substituted Partners; and

            (m) Perform any and all acts, and execute any and all documents it deems necessary or appropriate to carry out the purposes of the Partnership.

    6.03 Certain Restrictions on Managing General Partner's Power and Authority. Notwithstanding any other provisions of this Agreement to the contrary, neither the Managing General Partner nor any Affiliate of the Managing General Partner shall have the power or authority to, and shall not, do, perform, or authorize any of the following:

            (a) Borrow any money in the name or on behalf of the Partnership;

            (b) Use any revenues from Partnership operations for the purposes of acquiring Leases in new or unrelated Prospects or paying any Organization and Offering Expenses; provided, however, that revenues from Partnership operations may be used for other Partnership operations, including without limitation for the purposes of drilling, completing, maintaining, recompleting, and operating wells on existing Partnership Prospects and acquiring and developing new Leases to the extent such Leases are considered by the Managing General Partner in its sole discretion to be a part of a Prospect in which the Partnership then owns a Lease;

            (c) Without having first received the prior consent of the holders of a majority of the then outstanding Units entitled to vote,

                (i) sell all or substantially all of the assets of the Partnership (except upon liquidation of the Partnership pursuant to Article IX hereof), unless cash funds of the Partnership are insufficient to pay the obligations and other liabilities of the Partnership;

                (ii)  dispose of the good will of the Partnership;

                (iii) do any other act which would make it impossible to
            carry on the ordinary business of the Partnership; or

                (iv) agree to the termination or amendment of any operating agreement to which the Partnership is a party, or waive any rights of the Partnership thereunder, except for amendments to the operating agreement which the Managing General Partner believes are necessary or advisable to ensure that the operating agreement conforms to any changes in or modifications to the Code or that do not adversely affect the Investor Partners in any material respect;

            (d) Guarantee in the name or on behalf of the Partnership the payment of money or the performance of any contract or other obligation of any Person other than the Partnership;

            (e) Bind or obligate the Partnership with respect to any matter outside the scope of the Partnership business;

            (f) Use the Partnership name, credit, or property for other than Partnership purposes;

            (g) Take any action, or permit any other person to take any action, with respect to the assets or property of the Partnership which does not benefit the Partnership, including, among other things, utilization of funds of the Partnership as compensating balances for its own benefit or the commitment of future production;

            (h) Benefit from any arrangement for the marketing of oil and gas production or other relationships affecting the property of the Managing General Partner and the Partnership, unless such benefits are fairly and equitably apportioned among the Managing General Partner, its

    Affiliates, and the Partnership;

            (i) Utilize Partnership funds to invest in the securities of another person except in the following instances:

                (1) investments in working interests or undivided lease
                    interests made in the ordinary course of the Partnership's business;

                (2) temporary investments made in compliance with Section
                    2.02(f) of this Agreement;

                (3) investments involving less than 5% of Partnership
                    capital which are a necessary and incidental part of a property acquisition transaction; and

                (4) investments in entities established solely to limit the
                    Partnership's liabilities associated with the ownership

                    or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited.

            (j) Vote with respect to any Unit held by it; or

            (k) Sell, transfer, or assign its interest (except for a collateral assignment which may be granted to a bank or other financial institution) in the Partnership, or any part thereof, or otherwise to withdraw as Managing General Partner of the Partnership without one hundred twenty (120) days prior written notice and the written consent of Investor Partners owning a majority of the then outstanding Units.

    6.04 Indemnification of Managing General Partner. The Managing General Partner shall have no liability to the Partnership or to any Investor Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Managing General Partner if the Managing General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that such course of conduct did not constitute negligence or misconduct of the Managing General Partner. The Managing General Partner shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the Managing General
Partner has determined in good faith that the course of conduct which caused the loss or liability was in the best interests of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that the same were not the result of negligence or misconduct on the part of the Managing General Partner. Indemnification of the Managing General Partner is recoverable only from the tangible net assets of the Partnership, including the insurance proceeds from the Partnership's insurance policies and the insurance and indemnification of the Partnership's subcontractors, and is not recoverable from the Investor Partners.

    Notwithstanding the above, the Managing General Partner and any person acting as a broker-dealer shall not be indemnified for liabilities arising under Federal and state securities laws unless (a) there has been a successful adjudication on the merits of each count involving securities law violations, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the program agreement and (ii) in which plaintiffs claim they were offered or sold program units.

    In any claim for indemnification for Federal or state securities laws violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, and the Tennessee Securities Division or respective state securities division, as the case may be, with respect to the issue of indemnification for securities law violations.

    The advancement of Partnership funds to a sponsor or its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

    (a) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, and

    (b) the legal action is initiated by a third party who is not a participant, or the legal action is initiated by a participant and a court of competent jurisdiction specifically approves such advancement, and

    (c) the sponsor or its affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

    The Partnership shall not incur the cost of the portion of any insurance which insures the Managing General Partner against any liability as to which the Managing General Partner is herein prohibited from being indemnified.

    6.05  Withdrawal.  (a)  Notwithstanding the limitations contained in
    Section 6.03(l) hereof, the Managing General Partner shall have the right, by giving written notice to the other Partners, to substitute in its stead as managing general partner any successor entity or any entity controlled by the Managing General Partner, provided that the successor Managing General Partner must have a tangible net worth of at least $5 million, and the Investor Partners, by execution of this Agreement, expressly consent to such a transfer, unless it would adversely affect the status of the Partnership as a partnership for federal income tax purposes.

            (b) The Managing General Partner may not voluntarily withdraw from the Partnership prior to the Partnership's completion of its primary drilling and/or acquisition activities, and then only after giving 120 days written notice. The Managing General Partner may not partially withdraw its property interests held by the Partnership unless such withdrawal is necessary to satisfy the bona fide request of its creditors or approved by a majority-in-interest vote of the Investor Partners. The Managing General Partner shall fully indemnify the Partnership against any additional expenses which may result from a partial withdrawal of property interests and such withdrawal may not result in a greater amount of direct costs or administrative costs being allocated to the Investor Partners. The withdrawing Managing General Partner shall pay all expenses incurred as a result of its withdrawal.

    6.06 Management Fee. The Partnership shall pay the Managing General Partner, on the date the Partnership is organized (as set forth in Section 1.01), a one-time management fee equal to 2.5% of the total Subscriptions.

    6.07 Tax Matters and Financial Reporting Partner. The Managing General Partner shall serve as the Tax Matters Partner for purposes of Code
Sections 6221 through 6233 and as the Financial Reporting Partner. The Partnership may engage its accountants and/or attorneys to assist the Tax Matters Partner in discharging its duties hereunder.


                           ARTICLE VII

                        Investor Partners

    7.01 Management. No Investor Partner shall take part in the control or management of the business or transact any business for the Partnership, and no Investor Partner shall have the power to sign for or bind the Partnership. Any action or conduct of Investor Partners on behalf of the Partnership is hereby expressly prohibited. Any Investor Partner who violates this Section 7.01 shall be liable to the remaining Investor Partners, the Managing General Partner, and the Partnership for any damages, costs, or expenses any of them may incur as a result of such violation. The Investor Partners hereby grant to the Managing General Partner or its successors or assignees the exclusive authority to manage and control the Partnership business in its sole discretion and to thereby bind the Partnership and all Partners in its conduct of the Partnership business. Investor Partners shall have the right to vote only with respect to those matters specifically provided for in these Articles. No Investor Partner shall have the authority to:

            (a) Assign the Partnership property in trust for creditors or on the assignee's promise to pay the debts of the Partnership;

            (b) Dispose of the goodwill of the business;

            (c) Do any other act which would make it impossible to carry on the ordinary business of the Partnership;

            (d) Confess a judgment;

            (e) Submit a Partnership claim or liability to arbitration or reference;

            (f) Make a contract or bind the Partnership to any agreement or document;

            (g) Use the Partnership's name, credit, or property for any purpose;

            (h) Do any act which is harmful to the Partnership's assets or business or by which the interests of the Partnership shall be imperiled or prejudiced; or

            (i) Perform any act in violation of any applicable law or regulations thereunder, or perform any act which is inconsistent with the terms of this Agreement.

    7.02 Indemnification of Additional General Partners. The Managing General Partner agrees to indemnify each of the Additional General Partners for the amounts of obligations, risks, losses, or judgments of the Partnership or the Managing General Partner which exceed the amount of applicable insurance coverage and amounts which would become available from the sale of all Partnership assets. Such indemnification applies to casualty losses and to business losses, such as losses incurred in connection with the drilling of an unproductive well, to the extent such losses exceed the Additional General Partners' interest in the undistributed net assets of the Partnership. If, on the other hand, such excess obligations are the result of the negligence or misconduct of an Additional General Partner, or the contravention of the terms of the Partnership Agreement by the Additional General Partner, then the foregoing indemnification by the Managing General Partner shall be unenforceable as to such Additional General Partner and such Additional General Partner shall be liable to all other Partners for damages and obligations resulting therefrom.

    7.03 Assignment of Units.

            (a) An Investor Partner may transfer all or any portion of his Units and the transferee shall become a Substituted Investor Partner (subject to all duties and obligations of an Investor Partner, including those contained in Section 4.04 herein, except to the extent excepted in the Act) subject to the following conditions (any transfer of such Units satisfying such conditions being referred to herein as a "Permitted Transfer"):

                (i) Except in the case of a transfer of Units at death or involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Partnership such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such transfer and to confirm the agreement of the transferee to be bound by the provisions of this Article VII. In any case not described in the preceding sentence, the transfer shall be confirmed by presentation to the Partnership of legal evidence of such transfer, in form and substance satisfactory to counsel to the Partnership. In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such transfer;

                (ii) The transferor and transferee shall furnish the
            Partnership with the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the Units transferred; and

                (iii) The written consent of the Managing General Partner
            to such transfer shall have been obtained, the granting or denial of which shall be within the absolute discretion of the Managing General Partner.

            (b) A Person who acquires one or more Units but who is not admitted as a Substituted Investor Partner pursuant to Section 7.03(c) hereof shall be entitled only to allocations and distributions with respect to such Units in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of an Additional General Partner or a Limited Partner under the Act or the Agreement.

            (c) Subject to the other provisions of this Article VII, a transferee of Units may be admitted to the Partnership as a Substituted Investor Partner only upon satisfaction of the conditions set forth below in this Section 7.03(c):

                (i) The Managing General Partner consents to such admission, which consent can be withheld in its absolute discretion;

                (ii) The Units with respect to which the transferee is being admitted were acquired by means of a Permitted Transfer;

                (iii) The transferee becomes a party to this Agreement as a Partner and executes such documents and instruments as the Managing General Partner may reasonably request (including, without limitation, amendments to the Certificate of Limited Partnership) as may be necessary or appropriate to confirm such transferee as a Partner in the Partnership and such transferee's agreement to be bound by the terms and conditions hereof;

                (iv) The transferee pays or reimburses the Partnership for all reasonable legal, filing, and publication costs that the Partnership incurs in connection with the admission of the transferee as a Partner with respect to the transferred Units; and

                (v) If the transferee is not an individual of legal majority, the transferee provides the Partnership with evidence satisfactory to counsel for the Partnership of the authority of the transferee to become a Partner and to be bound by the terms and conditions of this Agreement.

                (vi) In any calendar quarter in which a Substituted Investor Partner is admitted to the Partnership, the Managing General Partner shall amend the certificate of limited partnership to effect the substitution of such Substituted Investor Partners, although the Managing General Partner may do so more frequently. In the case of assignments, where the assignee does not become a Substituted Investor Partner, the

                       Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation.

            (d) Each Investor Partner hereby covenants and agrees with the Partnership for the benefit of the Partnership and all Partners that
    (i) he is not currently making a market in Units and (ii) he will not transfer any Unit on an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any regulations, proposed regulations, revenue rulings, or other official pronouncements of the Service or Treasury Department that may be promulgated or published thereunder). Each Investor Partner further agrees that he will not transfer any Unit to any Person unless such Person agrees to be bound by this Section 7.03 and to transfer such Units only to Persons who agree to be similarly bound.

    7.04 Prohibited Transfers.

            (a) Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no effect whatever; provided, that, if the Partnership is required to recognize a transfer that is not a Permitted Transfer (or if the Managing General Partner, in its sole discretion, elects to recognize a transfer that is not a Permitted Transfer), the interest transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Units, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy the debts, obligations, or liabilities for damages that the transferor or transferee of such Units may have to the Partnership.

            (b) In the case of a transfer or attempted transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such transfer shall be liable to indemnify and hold harmless the Partnership and the other Partners from all cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers fees and expenses) as a result of such transfer or attempted transfer and efforts to enforce the indemnity granted hereby.

    7.05 Withdrawal by Investor Partners. Neither a Limited Partner nor an Additional General Partner may withdraw from the Partnership, except as otherwise provided in this Agreement.

    7.06  Removal of Managing General Partner.

            (a) The Managing General Partner may be removed at any time, upon ninety (90) days prior written notice, with the consent of Investor Partners owning a majority of the then outstanding Units, and upon the selection of a successor managing general partner or partners, within such ninety-day period by Investor Partners owning a majority of the then outstanding Units.

            (b) Any successor Managing General Partner may be removed upon the terms and conditions provided in this Section.

            (c) In the event a managing general partner is removed, its respective interest in the assets of the Partnership shall be determined by independent appraisal by a qualified independent petroleum engineering consultant who shall be selected by mutual agreement of the Managing General Partner and the incoming sponsor. Such appraisal will take into account an appropriate discount to reflect the risk of recovery of oil and gas reserves, and, at its election, the removed managing general partner's interest in the Partnership assets may be distributed to it or the interest of the managing general partner in the Partnership may be retained by it as a Limited Partner in the successor limited partnership; provided, however, that if immediate payment to the removed managing general partner would impose financial or operational hardship upon the Partnership, as determined by the successor managing general partner in the exercise of its fiduciary duties to the Partnership, payment (plus reasonable interest) to the removed managing general partner may be postponed to that time when, in the determination of the successor managing general partner, payment will not cause a hardship to the Partnership. The cost of such appraisal shall be borne by the Partnership. The successor managing general partner shall have the option to purchase at least 20% of the removed managing general partner's interest for the value determined by the independent appraisal. The removed managing general partner, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations, and interests in contracts entered into by it on behalf of the Partnership. In any event, the removed managing general partner shall cause its rights, obligations, and interests in any such contract to terminate at the time of its removal.

            (d) Upon effectiveness of the removal of the managing general partner, the assets, books, and records of the Partnership shall be surrendered to the successor managing general partner, provided that the successor managing general partner shall have first (i) agreed to accept the responsibilities of the managing general partner, and (ii) made arrangements satisfactory to the original managing general partner to remove such managing general partner from personal liability on any Partnership borrowings or, if any Partnership creditor will not consent to such removal, agreed to indemnify the original managing general partner for any subsequent liabilities in respect to such borrowings. Immediately after the removal of the managing general partner, the successor managing general partner shall prepare, execute, file for recordation, and cause to be published, such notices or certificates as may be required by the Act.

    7.07 Calling of Meetings. Investor Partners owning 10% or more of the then outstanding Units entitled to vote shall have the right to request that the Managing General Partner call a meeting of the Partners. The Managing General Partner shall call such a meeting and shall deposit in the United States mails within fifteen days after receipt of such request, written notice to all Investor Partners of the meeting and the purpose of the meeting, which shall be held on a date not less than thirty nor more than sixty days after the date of mailing of such notice, at a reasonable

time and place. Investor Partners shall have the right to submit proposals to the Managing General Partner for inclusion in the voting materials for the next meeting of Investor Partners for consideration and approval by the Investor Partners. Investor Partners shall have the right to vote in person or by proxy.

    7.08 Additional Voting Rights. Investor Partners shall be entitled to all voting rights granted to them by and under this Agreement and as specified by the Act. Each Unit is entitled to one vote on all matters; each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. Except as otherwise provided herein or in the Prospectus, at any meeting of Investor Partners, a vote of a majority of Units represented at such meeting, in person or by proxy, with respect to matters considered at the meeting at which a quorum is present shall be required for approval of any such matters. In addition, except as otherwise provided in this Section and in Section 5.07(m), holders of a majority of the then outstanding Units may, without the concurrence of the Managing General Partner, vote to (a) approve or disapprove the sale of all or substantially all of the assets of the Partnership, (b) dissolve the Partnership, (c) remove the Managing General Partner and elect a new managing general partner, (d) amend the Agreement, (e) elect a new managing general partner if the managing general partner elects to withdraw from the Partnership, and (f) cancel any contract for services with the Managing General Partner or any Affiliates without penalty upon sixty days' notice. The Partnership shall not participate in a Roll-Up unless the Roll-Up is approved by at least 66 2/3% in interest of the Investor Partners. A majority in interest of the then outstanding Units entitled to vote shall constitute a quorum. In determining the requisite percentage in interest of Units necessary to approve a matter on which the Managing General Partner and its Affiliates may not vote or consent, any Units owned by the Managing General Partner and its Affiliates shall not be included. With respect to the merger or consolidation of the Partnership or the sale of all or substantially all of the assets of the Partnership, Investor Partners shall have the right to exercise dissenter's rights in accordance with Section 31-1-123 of the West
Virginia Corporation Law.

    7.09 Voting by Proxy. The Investor Partners may vote either in person or by proxy.

    7.10 Conversion of Additional General Partner Interests into Limited Partner Interests.

            (a) As provided herein, Additional General Partners may elect to convert, transfer, and exchange their interests for Limited Partner interests in the Partnership upon receipt by the Managing General Partner of written notice of such election. An Additional General Partner may request conversion of his interests for Limited Partner interests at any time one year following the closing of the securities offering which relates to the Agreement and the disbursement to the Partnership of the proceeds of such securities offering.

            (b) The Managing General Partner shall notify all Additional General Partners at least 30 days prior to any material change in the amount of the Partnership's insurance coverage. Within this 30-day period, and notwithstanding Section 7.10(a), Additional General Partners shall have the right to immediately convert their Units into Units of limited partnership interest by giving written notice to the Managing General Partner.

            (c) The Managing General Partner shall convert the interests of all Additional General Partners in a particular Partnership to interests of Limited Partners in that Partnership upon completion of drilling of that Partnership.

            (d) The Managing General Partner shall cause the conversion to be effected as promptly as possible as prudent business judgment dictates. Conversion of an Additional General Partnership interest to a Limited Partnership interest in a particular Partnership shall be conditioned upon a finding by the Managing General Partner that such conversion will not cause a termination of the Partnership for federal income tax purposes, and will be effective upon the Managing General Partner's filing an amendment to its Certificate of Limited
    Partnership. The Managing General Partner is obligated to file an amendment to its Certificate at any time during the full calendar month after receipt of the required notice of the Additional General Partner and a determination of the Managing General Partner that the conversion will not constitute a termination of the Partnership for tax purposes. Effecting conversion is subject to the satisfaction of the condition that the electing Additional General Partner provide written notice to the Managing General Partner of such intent to convert. Upon such transfer and exchange, such Additional General Partners shall be Limited Partners; however, they will remain liable to the Partnership for any additional Capital Contribution(s) required for their proportionate share of any Partnership obligation or liability arising prior to the conversion.

            (e) Limited Partners may not convert and/or exchange their interests for Additional General Partner interests.

    7.11 Unit Repurchase Program.

            (a) Beginning with the third anniversary of the date of the first cash distribution of the Partnership, Investor Partners may tender their Units to the Managing General Partner for repurchase, subject to the Managing General Partner's financial ability to repurchase and the Managing General Partner's receipt of an opinion of counsel that the Managing General Partner's repurchase of Units pursuant to this Section will not cause the Partnership to be treated as a "publicly traded partnership" for purposes of Code Sections 469 and 7704. Failure to receive such opinion shall preclude the Managing General Partner from making any offers to repurchase Units. Subject to such financial condition and legal opinion, the Managing General Partner shall offer to annually repurchase for cash a minimum of 10% of the Units originally subscribed to in the Partnership.

            (b) The Unit Repurchase Program shall be subject to the following conditions:

            (i) The Managing General Partner must receive written notification from the particular Investor Partner of such Partner's intention to exercise the repurchase right; and

            (ii) The Managing General Partner shall provide the Investor Partner a written offer of a specified price for purchase of the particular Units within 30 days of the Managing General Partner's receipt of written notification; and

            (iii) The Managing General Partner's offer shall remain open for 30 days after the Managing General Partner's mailing of the offer to the Investor Partner.

            (c) The Managing General Partner shall not favor one particular Partnership of which it is a Managing General Partner over another in the repurchase of Units. Each Partnership shall stand on equal footing before the Managing General Partner. To the extent that the Managing General Partner is unable, due to its financial condition or limitations imposed by the Code or the Managing General Partner's loan agreement(s) with banks, to repurchase all Units tendered, each tendering Investor Partner shall be entitled to have his Units repurchased on a "first come-first served" basis, regardless of Partnership, provided that the Managing General Partner determines that the repurchase of a particular Investor Partner's Units will not result in the termination of the Partnership for federal income tax purposes and in the Partnership's being treated as a "publicly traded partnership." If more than 10% of the Units of a particular Partnership are tendered during that Partnership's taxable year, Units shall be purchased on a "first come-first served" basis with respect to that Partnership.

            (d) The offer price which the Managing General Partner shall make shall be a cash amount equal to three times cash distributions attributable to the tendered Unit from production for the 12 months prior to the month in which the above-referenced written notification is actually received by the Managing General Partner at its corporate offices. The Managing General Partner may, in its sole and absolute discretion, increase the offer price for interests tendered for sale.

            (e) Upon any repurchase, the Managing General Partner shall hold such purchased Units for its own use and not for resale and it shall not create a market in the Units.

    7.12 Liability of Partners. Except as otherwise provided in this Agreement or as otherwise provided by the Act, each General Partner shall be jointly and severally liable for the debts and obligations of the Partnership. In addition, each Additional General Partner shall be jointly and severally liable for any wrongful acts or omissions of the Managing General Partner and/or the misapplication of money or property of a third party by the Managing General Partner acting within the scope of its apparent authority to the extent such acts or omissions are chargeable to the Partnership.




                          ARTICLE VIII

                         Books and Records

    8.01  Books and Records.

            (a) For accounting and income tax purposes, the Partnership shall operate on a calendar year.

            (b) The Managing General Partner shall keep just and true records and books of account with respect to the operations of the Partnership and shall maintain and preserve during the term of the Partnership and for four years thereafter all such records, books of account, and other relevant Partnership documents. The Managing General Partner shall maintain for at least six years all records necessary to substantiate the fact that Units were sold only to purchasers for whom such Units were suitable. Such books shall be maintained at the principal place of business of the Partnership and shall be kept on the accrual method of accounting.

            (c) The Managing General Partner shall keep or cause to be kept complete and accurate books and records with respect to the Partnership's business, which books and records shall at all times be kept at the principal office of the Partnership. Any records maintained by the Partnership in the regular course of its business, including the names and addresses of Investor Partners, books of account, and records of Partnership proceedings, may be kept on or be in the form of RAM disks, magnetic tape, photographs, micrographics, or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books and records of the Partnership shall be made available for review by any Investor Partner or his representative at any reasonable time.

            (d) (i)   An alphabetical list of the names, addresses and
            business telephone numbers of the Investor Partners of the Partnership along with the number of Units held by each of them (the "participant list") shall be maintained as a part of the books and records of the Partnership and shall be available for the inspection by any Investor Partner or its designated agent at the home office of the Partnership upon the request of the Investor Partner;

                (ii) The participant list shall be updated at least quarterly to reflect changes in the information contained therein;

                (iii) A copy of the participant list shall be mailed to any
            Investor Partner requesting the participant list within ten days of the request. The copy of the participant list shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership.

                (iv) The purposes for which an Investor Partner may request a copy of the participant list include, without limitation, matters relating to voting rights under the Partnership Agreement and the exercise of Investor Partners' rights under federal proxy laws; and

                (v) If the Managing General Partner of the Partnership neglects or refuses to exhibit, produce, or mail a copy of the participant list as requested, the Managing General Partner shall be liable to any Investor Partner requesting the list for the costs, including attorneys fees, incurred by that Investor Partner for compelling the production of the participant list, and for actual damages suffered by any Investor Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the participant list is to secure the list of Investor Partners or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as an Investor Partner relative to the affairs of the Partnership. The Managing General Partner may require the Investor Partner requesting the participant list to represent that the list is not requested for a commercial purpose unrelated to the Investor Partner's interest in the Partnership. The remedies provided hereunder to Investor Partners requesting copies of the participant list are in addition to, and shall not in any way limit, other remedies available to Investor Partners under federal law, or the laws of any state.

    8.02 Reports. The Managing General Partner shall deliver to each Investor Partner the following financial statements and reports at the times indicated below:

            (a) Within 75 days after the end of the first six months of each fiscal year (for such six month period) and within 120 days after the end of each fiscal year (for such year), financial statements, including a balance sheet and statements of income, Partners' equity, and cash flows, all of which shall be prepared in accordance with generally accepted accounting principles. The annual financial statements shall be accompanied by (i) a report of an independent certified public accountant designated by the Managing General Partner stating that an audit of such financial statements has been made in accordance with generally accepted auditing standards and that in its opinion such financial statements present fairly the financial condition, results of operations, and cash flow of the Partnership in accordance with generally accepted accounting principles and (ii) a reconciliation of such financial statements with the information furnished to the Investor Partners for federal income tax reporting purposes.

            (b) Annually by March 15 of each year, a report containing such information as may be deemed to enable each Investor Partner to prepare and file his federal income tax return and any required state income tax return.

            (c) Annually within 120 days after the end of each fiscal year beginning with the fiscal year ending December 31, 1996 [1997 with respect to Partnerships designated as "PDC 1997- Limited Partnership"],
    (i) a summary of the computations of the total estimated proved oil and gas reserves of the Partnership as of the end of such fiscal year and the dollar value thereof at then existing prices and a computation of each Investor Partner's interest in such value, such reserve computations to be based upon engineering reports prepared by qualified independent petroleum engineers, (ii) an estimate of the time required for the extraction of such proved reserves and the present worth thereof (discounted at a rate generally accepted in the oil and gas industry and undiscounted), and (iii) a statement that because of the time period required to extract such reserves the present value of revenues to be obtained in the future is less than if such revenues were immediately receivable. Each such reported shall be prepared in accordance with customary and generally accepted standards and practices for petroleum engineers and shall be prepared by a recognized independent petroleum engineer selected from time to time by the Managing General Partner.
    No later than 90 days following the occurrence of an event resulting in a reduction in an amount of 10% or more of the estimated value of the proved oil and gas reserves as last reported to the Investor Partners, other than a reduction resulting from production, a new summary conforming to the requirements set forth above in this Section 8.02(c) shall be delivered to the Investor Partners.

            (d) Within 75 days after the end of the first six months of each fiscal year and within 120 days after the end of each fiscal year, (i) a summary itemization, by type and/or classification, of any transaction of the Partnership since the date of the last such report with the Managing General Partner or any Affiliate thereof and the total fees, compensation, and reimbursement paid by the Partnership (or indirectly on behalf of the Partnership) to the Managing General Partner and its Affiliates, and (ii) a schedule reflecting (A) the total costs of the Partnership (and, where applicable, the costs pertaining to each Lease) and the costs paid by the Managing General Partner and by the Investor Partners and (B) the total revenues of the Partnership and the revenues received by or credited to the accounts of the Managing General Partner and the Investing Partners. Each semi-annual report delivered by the Managing General Partner may contain summary estimates of the information described in subdivision (i) of Section 8.02(c).

            (e) Monthly within 15 days after the end of each calendar month while the Partnership is participating in the drilling and completion of wells in which it has an interest until the end of such activity, and thereafter for a period of three years within 75 days after the end of the first six months of each fiscal year and within 120 days after the end of each fiscal year, (i) a description of each Prospect or field in which the Partnership owns Leases including the cost, location, number of acres under lease, and the interest owned therein by the program (provided that after the initial description of each such Prospect or field has been provided to the Investor Partners only material changes, if any, with respect to such Prospect or field need be described), (ii) a description of all farmins and farmouts of the Partnership made since the date of the last such report, including the reason therefor, the location and timing thereof, the person to whom made and the terms thereof, and (iii) a summary of the wells drilled by the Partnership, indicating whether each of such wells has been completed, a statement of the cost of each well completed or abandoned and the reason for abandoning any well after commencement of production. Each report delivered by the Managing General Partner may contain summary estimates of the information described in subsection (iii).

            (f) Such other reports and financial statements as the Managing General Partner shall determine from time to time.

            (g) Concurrently with their transmittal to Investor Partners and as required, the Managing General Partner shall file a copy of each such report with the California Commissioner of Corporations and with the securities divisions of other states.

    8.03 Bank Accounts. All funds of the Partnership shall be deposited in such separate bank account or accounts, short term obligations of the U.S. Government or its agencies, or other interest-bearing investments and money market or liquid asset mutual funds as shall be determined by the Managing General Partner. All withdrawals therefrom shall be made upon checks signed by the Managing General Partner or any person authorized to do so by the Managing General Partner.

    8.04  Federal Income Tax Elections.

            (a) Except as otherwise provided in this Section 8.04, all elections required or permitted to be made by the Partnership under the Code shall be made by the Managing General Partner in its sole discretion. Each Partner agrees to provide the Partnership with all information necessary to give effect to any election to be made by the Partnership.

            (b) The Partnership shall elect to currently deduct IDC as an expense for income tax purposes and shall require any partnership, joint venture, or other arrangement in which it is a party to make such an election.


                            ARTICLE IX

                       Dissolution; Winding-up

    9.01  Dissolution.

            (a) Except as otherwise provided herein, the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, or bankruptcy of any Investor Partner shall not dissolve the Partnership. The successor to the rights of such Investor Partner shall have all the rights of an Investor Partner for the purpose of settling or administering the estate or affairs of such Investor Partner; provided, however, that no successor shall become a substituted Investor Partner except in accordance with Article VII hereof; provided, further, that upon the withdrawal of an Additional General Partner, the Partnership shall be dissolved and wound up unless at that time there is at least one other General Partner, in which event the business of the Partnership shall continue to be carried on. Neither the expulsion of any Investor Partner nor the admission or substitution of an Investor Partner shall work a dissolution of the Partnership. The estate of a deceased, insane, incompetent, or bankrupt Investor Partner shall be liable for all his liabilities as an Investor Partner.

            (b) The Partnership shall be dissolved upon the earliest to occur of: (i) the written consent of the Investor Partners owning a majority of the then-outstanding Units to dissolve and wind up the affairs of the Partnership; (ii) subject to the provisions of Subsection

    (c) below, the retirement, withdrawal, removal, death, adjudication of insanity or incapacity, or bankruptcy (or, in the case of a corporate managing general partner, the withdrawal, removal, filing of a certificate of dissolution, liquidation, or bankruptcy) of the Managing General Partner; (iii) the sale, forfeiture, or abandonment of all or substantially all of the Partnership's property; (iv) December 31, 2046;
    (v) a dissolution event described in Subsection (a) above; or (vi) any event causing dissolution of the Partnership under the Act.

            (c) In the case of any event described in Subsection (b)(ii) above, if a successor Managing General Partner is selected by Partners owning a majority of the then outstanding Units within ninety (90) days after such 9.01(b)(ii) event, and if such Investor Partners agree, within such 90 day period to continue the business of the Partnership, or if the remaining managing general partner, if any, continues the business of the Partnership, then the Partnership shall not be dissolved.

            (d) If the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, liquidation, or bankruptcy of any Partner, or the assignment of a Partner's interest in the Partnership, or the substitution or admission of a new Partner, shall be deemed under the Act to cause a dissolution of the Partnership, then, except as provided in Section 9.01(c), the remaining Partners may, in accordance with the Act, continue the Partnership business as a new partnership and all such remaining Partners agree to be bound by the provisions of this Agreement.

    9.02 Liquidation. Upon a dissolution and final termination of the Partnership, the Managing General Partner, or in the event there is no Managing General Partner, any other person or entity selected by the Investor Partners (hereinafter referred to as a "Liquidator") shall cause the affairs of the Partnership to be wound up and shall take account of the Partnership's assets (including contributions, if any, of the Managing General Partner pursuant to Section 3.01(e) herein) and liabilities, and the assets shall, subject to the provisions of Section 9.03(b) herein, be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom (which dissolution and liquidation may be accomplished over a period spanning one or more tax years in the sole discretion of the Managing General Partner or Liquidator), to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.03.
    9.03  Winding-up.

            (a) Upon the dissolution of the Partnership and winding up of its affairs, the assets of the Partnership shall be distributed as follows:

                (i) all of the Partnership's debts and liabilities to persons other than the Managing General Partner shall be paid and discharged;

                (ii) all outstanding debts and liabilities to the Managing General Partner shall be paid and discharged;

                (iii) assets shall be distributed to the Partners to the
            extent of their positive Capital Account balances, pro rata, in accordance with such positive Capital Account balances; and

                (iv) any assets remaining after the Partners' Capital Accounts have been reduced to zero pursuant to Section 9.03(c) herein shall be distributed 80% to the Investor Partners and 20% to the Managing General Partner.

            (b) Distributions pursuant to this Section 9.03 shall be made in cash or in kind to the Partners, at the election of the Partners. Notwithstanding the provision of this Section 9.03(b), in no event shall the Partners reserve the right to take in kind and separately dispose of their share of production.

            (c) Any in kind property distributions to the Investor Partners shall be made to a liquidating trust or similar entity for the benefit of the Investor Partners, unless at the time of the distribution:

                (1) the Managing General Partner shall offer the individual
            Investor Partners the election of receiving in kind property distributions and the Investor Partners accept such offer after being advised of the risks associated with such direct ownership; or

                (2) there are alternative arrangements in place which assure the Investor Partners that they will not, at any time, be responsible for the operation or disposition of Partnership properties.

    The winding up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the Managing General Partner or the Liquidator, who is hereby authorized to do any and all acts and things authorized by law for these purposes.

                         ARTICLE X

                      Power of Attorney

    10.01 Managing General Partner as Attorney-in-Fact. The undersigned makes, constitutes, and appoints the Managing General Partner the true and lawful attorney for the undersigned, and in the name, place, and stead of the undersigned from time to time to make, execute, sign, acknowledge, and file:

            (a) Any notices or certificates as may be required under the Act and under the laws of any other state or jurisdiction in which the Partnership shall engage, or seek to engage, to do business and to do such other acts as are required to constitute the Partnership as a limited partnership under such laws.

            (b) Any amendment to the Agreement pursuant to and which complies with Section 11.09 herein.

            (c) Such certificates, instruments, and documents as may be required by, or may be appropriate under the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business and with the use of the name of the Partnership by the Partnership.

            (d) Such certificates, instruments, and documents as may be required by, or as may be appropriate for the undersigned to comply with, the laws of any state or other jurisdiction to reflect a change of name or address of the undersigned.

            (e) Such certificates, instruments, and documents as may be required to be filed with the Department of Interior (including any bureau, office or other unit thereof, whether in Washington, D.C. or in the field, or any officer or employee thereof), as well as with any other federal or state agencies, departments, bureaus, offices, or authorities and pertaining to (i) any and all offers to lease, leases (including amendments, modifications, supplements, renewals, and exchanges thereof) of, or with respect to, any lands under the jurisdiction of the United States or any state including without limitation lands within the public domain, and acquired lands, and provides for the leasing thereof; (ii) all statements of interest and holdings on behalf of the Partnership or the undersigned; (iii) any other statements, notices, or communications required or permitted to be filed or which may hereafter be required or permitted to be filed under any law, rule, or regulation of the United States, or any state relating to the leasing of lands for oil or gas exploration or development; (iv) any request for approval of assignments or transfers of oil and gas leases, any unitization or pooling agreements and any other documents relating to lands under the jurisdiction of the United States or any state; and (v) any other documents or instruments which said attorney-in-fact in its sole discretion shall determine should be filed.

            (f) Any further document, including furnishing verified copies of the Agreement and/or excerpts therefrom, which said attorney-in-fact shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the foregoing as fully as the undersigned might and could do if personally present, and hereby ratifying and confirming all that said attorney-in-fact shall lawfully do to cause to be done by virtue hereof.

    10.02  Nature as Special Power.  The foregoing grant of authority:

            (a) is a special Power of Attorney coupled with an interest, is irrevocable, and shall survive the death of the undersigned;

            (b) shall survive the delivery of any assignment by the undersigned of the whole or any portion of his Units; except that where the assignee thereof has been approved by the Managing General Partner for admission to the Partnership as a substitute general or limited Partner as the case may be, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling said attorney-in-fact to execute, acknowledge, and file any instrument necessary to effect such substitution; and

            (c) may be exercised by said attorney-in-fact with full power of substitution and resubstitution and may be exercised by a listing of all of the Partners executing any instrument with a single signature of said attorney-in-fact.

                                ARTICLE XI

                          Miscellaneous Provisions

    11.01 Liability of Parties. By entering into this Agreement, no party shall become liable for any other party's obligations relating to any activities beyond the scope of this Agreement, except as provided by the Act. If any party suffers, or is held liable for, any loss or liability of the Partnership which is in excess of that agreed upon herein, such party shall be indemnified by the other parties, to the extent of their respective interests in the Partnership, as provided herein.

    11.02 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed or sent by registered or certified mail, postage and charges prepaid, addressed as follows (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section): If to the Managing General Partner, 103 East Main Street, Bridgeport, West Virginia 26330; if to an Investor Partner, at such Investor Partner's address for purposes of notice which is set forth on Exhibit A attached hereto. Unless otherwise expressly set forth in this Agreement to the contrary, any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.
    11.03 Paragraph Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

    11.04 Severability. Every portion of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid by any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

    11.05 Sole Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and no amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by the Managing General Partner and such percentage of Investor Partners as provided in Section 11.09 of this Agreement.

    11.06 Applicable Law. This Agreement, which shall be governed exclusively by its terms, is intended to comply with the Code and with the Act and shall be interpreted consistently therewith.

    11.07 Execution in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

    11.08 Waiver of Action for Partition. Each of the parties irrevocably waives, during the term of the Partnership, any right that it may have to maintain any action for partition with respect to the Partnership and the property of the Partnership.

    11.09  Amendments.

            (a) Unless otherwise specifically herein provided, this Agreement shall not be amended without the consent of the Investor Partners owning a majority of the then outstanding Units entitled to vote.

            (b) The Managing General Partner may, without notice to, or consent of, any Investor Partner, amend any provisions of these Articles, or consent to and execute any amendment to these Articles, to reflect:

                (i) A change in the name or location of the principal place of business of the Partnership;

                (ii) The admission of substituted or additional Investor Partners in accordance with these Articles;

                (iii) A reduction in, return of, or withdrawal of, all or a portion of any Investor Partner's Capital Contribution;

                (iv)   A correction of any typographical error or omission;

                (v) A change which is necessary in order to qualify the Partnership as a limited partnership under the laws of any other state or which is necessary or advisable, in the opinion of the Managing General Partner, to ensure that the Partnership will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes;

                (vi) A change in the allocation provisions, in accordance with the provisions of Section 3.02(l) herein, in a manner that, in the sole opinion of the Managing General Partner (which opinion shall be determinative), would result in the most favorable aggregate consequences to the Investor
            Partners as nearly as possible consistent with the allocations contained herein, for such allocations to be recognized for federal income tax purposes due to developments in the federal income tax laws or otherwise; or

                (vii) Any other amendment similar to the foregoing;

            provided, however, that the Managing General Partner shall have no authority, right, or power under this Section to amend the voting rights of the Investor Partners.

    11.10 Consent to Allocations and Distributions. The methods herein set forth by which allocations and distributions are made and apportioned are hereby expressly consented to by each Partner as an express condition to becoming a Partner.

    11.11 Ratification. The Investor Partner whose signature appears at the end of this Article hereby specifically adopts and approves every provision of this Agreement to which the signature page is attached.

    11.12 Substitution of Signature Pages. This Agreement has been executed in duplicate by the undersigned Investor Partners and one executed copy of the signature page is attached to the undersigned's copy of this Agreement. It is agreed that the other executed copy of such signature page may be attached to an identical copy of this Agreement together with the signature pages from counterpart Agreements which may be executed by other Investor Partners.

    11.13 Incorporation by Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

                                                           *  *  *  *  *

                         SIGNATURE PAGE

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.


MANAGING GENERAL PARTNER:                    INITIAL LIMITED PARTNER:

Petroleum Development Corporation
103 East Main Street
Bridgeport, West Virginia  26330
                          Steven R. Williams
                          103 East Main Street Inc.
                          Bridgeport, West Virginia 26330

By:________________________________
         Steven R. Williams
            President

INVESTOR PARTNERS

COMPLETE TO INVEST AS ADDITIONAL GENERAL PARTNER

         ADDITIONAL GENERAL PARTNER(S):

NUMBER OF UNITS            Name:__________________________________
  PURCHASED               (Print Name)

___________________        ______________________________________
                          (Signature)
SUBSCRIPTION PRICE

$__________________        Address:_______________________________

______________________________________________________________________

         By:  Petroleum Development Corporation

         By:     __________________________________

         its     ______________________________
                     Attorney-in-Fact

COMPLETE TO INVEST AS LIMITED PARTNER

         LIMITED PARTNER(S):


NUMBER OF UNITS
Name:__________________________________
  PURCHASED                                           (Print Name)

______________________________________
                                                      (Signature)

SUBSCRIPTION PRICE

$__________________

Address:_______________________________

_______________________________________



                          By:  Petroleum Development Corporation

                          By: __________________________________

                          its______________________________
                                   Attorney-in-Fact

                              EXHIBIT A

                                 TO

                   AGREEMENT OF LIMITED PARTNERSHIP
                                 OF
                   PDC 1996-___ LIMITED PARTNERSHIP,
                   [PDC 1997-___ LIMITED PARTNERSHIP,]
                   A WEST VIRGINIA LIMITED PARTNERSHIP


                                                 Number of
Names and Addresses of Investors                         Nature of Interest

            Units

APPENDIX B TO PROSPECTUS

                   SUBSCRIPTION AGREEMENT
               PDC 1996-_ Limited Partnership
               [PDC 1997-_ Limited Partnership]

      I hereby agree to purchase ______ Unit(s) in the PDC 1996-_ Limited Partnership [PDC 1997-_ Limited Partnership] (the "Partnership") at $20,000 per Unit. Enclosed please find my check in the amount of $________. My completion and execution of this Subscription Agreement also constitutes my execution of the Limited Partnership Agreement and the Certificate of Limited Partnership of the Partnership. If this Subscription is accepted, I agree to be bound and governed by the provisions of the Limited Partnership Agreement of the Partnership. With respect to this purchase, being aware that a broker may sell to me only if I qualify according to the express standards stated herein and in the Prospectus, I represent that:

      (a)       I have received a copy of the Prospectus for the Partnership.

      (b) I have a net worth of not less than $225,000 (exclusive of home, furnishings and automobiles); or I have a net worth of not less than $60,000 (exclusive of home, furnishings and automobiles) and had during my last tax year or estimate that I will have 1996 [1997] taxable income as defined in Section 63 of the Internal Revenue Code of 1986 of at least
$60,000, without regard to an investment in the Partnership.

      (c) If a resident of Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Hampshire, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Tennessee, Texas, Vermont,
or Washington,      I am aware of and satisfy the additional suitability
and other requirements stated in Appendix C to the Prospectus.

      (d) If a resident of California, I acknowledge and understand that the offering may not comply with all the rules set forth in Title 10 of the California Administrative Code; the following are some, but not necessarily all, of the possible deviations from the California rules:
Program selling expenses may exceed the established limit; and the compensation formula varies from the California rules. Even in light of such non-compliance, I affirmatively state that I still want to invest in the Partnership.

      (e) Except as set forth in (f) below, I am purchasing Units for my own account.

      (f) If a fiduciary, I am purchasing for a person or entity having the appropriate income and/or net worth specified in (c) or (d) above.

      (g) I certify that the number shown as my Social Security or Taxpayer Identification Number on the signature page is correct.

      The above representations do not constitute a waiver of any rights that I may have under the Acts administered by the Securities and Exchange Commission or by any state regulatory agency administering statutes bearing on the sale of securities.

           (i) The purchase of Units as an Additional General Partner involves a risk of unlimited liability to the extent that the Partnership's liabilities exceed its insurance proceeds, the Partnership's assets, and indemnification by the Managing General Partner, as described in "Risk Factors" in the Prospectus.

           (ii) The NASD requires the Soliciting Dealer or registered representative to inform potential investors of all pertinent facts relating to the liquidity and marketability of the Units, including the following: (i) the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and gas; (ii) the financial hazards involved in the offering, including the risk of losing my entire investment; (iii) the lack of liquidity of this investment; (iv) the restrictions of transferability of the Units; and (v) the tax consequences of the investment.

      Investors are required to execute their own subscription agreements. The Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts by someone who does not have the legal power of attorney to sign on the investor's behalf.

      The Managing General Partner may not complete a sale of Units to an investor until at least five business days after the date the investor receives a final prospectus. In addition, the Managing General Partner will send each investor a confirmation of purchase.

Signature and Power of Attorney

      I hereby appoint Petroleum Development Corporation, with full power of substitution, my true and lawful attorney to execute, file, swear to and record any Certificate(s) of Limited Partnership or amendments thereto (including but not limited to any amendments filed for the purpose of the admission of any substituted Partners) or cancellation thereof, including any other instruments which may be required by law in any jurisdiction to permit qualification of the Partnership as a limited partnership or for any other purpose necessary to implement the Limited Partnership
Agreement, and as more fully described in Article X of the Limited Partnership Agreement.

      If a resident of California, I am aware of and satisfy the additional suitability requirements stated in Appendix C to the Prospectus and acknowledge the receipt of California Rule 260.141.11 at pages C-2, C-3, C-4 and C-5 of Appendix C to the Prospectus.

Date:  _________________, 199__.

_____________________________
____________________________________
             Signature

              Signature

_____________________________
____________________________________
      Please Print Name                                    Please Print Name

_____________________________
____________________________________
      Social Security or Tax                                          Social
Security or Tax
      Identification Number
Identification Number

      I utilize the calendar year as my Federal income tax year, unless indicated otherwise as follows: _________________________.

Mailing Address:

________________________________________________________________________
                                                              Street
____________________   ______________________________   ____________
City                                             State

                      Zip Code

Address for Distributions and Notices, if different from above:

________________________________________________________________________
                                                              Street
_________________________________________________________________________
City            State                                      Zip Code (Account
or
Reference No.)

Business Telephone No. (  ) _________  Home Telephone No. (  ) __________


Type of Units Purchased:
IF NO SELECTION IS MADE, THE
PARTNERSHIP CANNOT ACCEPT YOUR
SUBSCRIPTION AND WILL HAVE TO   [ ] Units as an Additional General Partner

SUBSCRIPTION AND WILL HAVE TO   [ ] Units as a Limited Partner
RETURN THIS SUBSCRIPTION AGREEMENT
AND YOUR MONEY TO YOU.

                                 Title to Units to be held:

[ ] Individual Ownership
[ ] Joint Tenants with Right
    of Survivorship


(both persons must sign)
 [ ] Tenants in Common (both

 [ ] Other _______________
     persons must sign)



                     TO BE COMPLETED BY PETROLEUM DEVELOPMENT CORPORATION

    Petroleum Development Corporation, as the Managing General Partner of the Partnership, hereby accepts this Subscription and agrees to hold and invest the same pursuant to the terms and conditions of the Limited Partnership Agreement of the Partnership.

ATTEST:
PETROLEUM
DEVELOPMENT
CORPORATION



______________________________

By:____________________________
             Secretary

Title:______________________________


Date:_______________________________

                              TO BE COMPLETED BY REGISTERED REPRESENTATIVE
                              (For Commission and Other Purposes)

      I hereby represent that I have discharged my affirmative obligations under Sections 3(b) and 4(d) of Appendix F to the NASD's Rules of Fair Practice and specifically have obtained information from the above-named subscriber concerning his/her net worth, annual income, federal income tax bracket, investment portfolio and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks for this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Additional General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.


______________________________
____________________________________
Name of Brokerage Firm         Office Number    FC  RR  AE Number

________________________________
____________________________________
Registered Representative Office Address      FC  RR  AE  Name (Please
Print)

____________________________________
City               State        Zip Code  FC  RR  AE  Social Security
Number

_______________________________,199_
Area Code             Telephone Number    FC  RR  AE  Signature   Date


















APPENDIX C TO PROSPECTUS
                                  PDC 1996-1997 DRILLING PROGRAM
                                 SPECIAL SUBSCRIPTION INSTRUCTIONS


      Checks for Units should be made payable to "PNC Bank, N.A. as Escrow Agent for PDC 1996-_ Limited Partnership [PDC 1997-_ Limited Partnership]" and should be given to the subscriber's broker for submission to the Dealer Manager and Escrow Agent. The minimum subscription is $5,000. Subscriptions are payable only in cash upon subscription. In the event that a subscriber purchases Units in a particular Partnership on more than one occasion during an offering period, the minimum purchase on each occasion is $5,000 (one-quarter Unit).

Signature Requirement.

      - Investors are required to execute their own subscription agreements. The Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts someone who does not have the legal power of attorney to sign on the investor's behalf.

Transfer of Units by Missouri Residents.

      - The Commissioner of Securities of Missouri classifies the securities (the Units) as being ineligible for any transactional exemption under the Missouri Uniform Securities Act (Section 409.402(b), RsMo. 1969). Therefore, unless the securities are again registered, the offer for sale or resale thereof in the State of Missouri may be subject to the sanctions of the Act.

Subscribers of Limited Partnership Interests:

      - If a New Hampshire resident, I have either: (1) a net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles), or (2) a net worth of not less than $125,000 (exclusive of home, furnishings and automobiles), $50,000 in income, and some portion of my estimated taxable income for the current year will be subject to federal income tax at a rate of not less than 31%.

      - If a North Carolina resident, I have either: (1) a net worth of not less than $225,000 (exclusive of home, furnishings and automobiles), or (2) a net worth of not less than $60,000 (exclusive of home, furnishings and automobiles) and estimated 1996 for Partnerships designated "PDC 1996-_ Limited Partnership" and 1997 for Partnerships designated "PDC 1997-_ Limited Partnership" taxable income as defined in Section 63 of the Internal Revenue Code of 1986 of $60,000 or more without regard to an investment in a Partnership.

      - If a Pennsylvania resident, I have either: (1) a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or (2) a net worth of at least $60,000 (exclusive of home, furnishings and automobiles) and a taxable income in 1995 for Partnerships designated "PDC 1996-_ Limited Partnership" and 1996 for Partnerships designated "PDC 1997-_ Limited Partnership" of $60,000 or estimate that I will have an annual taxable income of $60,000 during my current tax year; or that I am purchasing in a fiduciary capacity for a person or entity having such net worth or such taxable income. My investment in the Partnership will not be equal to or more than 10% of my net worth.

           Additional General Partner Subscribers:

      -       Except as otherwise provided below,    if a resident of Alabama,
           Arizona, Arkansas, Indiana, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri,
           New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania,
           South Dakota, Tennessee, Texas,    or     Vermont         I (i) have
           an individual or joint minimum net worth with my spouse of $225,000 without regard to the investment in the program, (exclusive of home, home furnishings and automobiles) and a combined minimum gross income of $100,000 ($120,000 for Arizona residents) or more for the
           current year and for the two previous years;     an investor in
           Arizona, Indiana, Iowa, Kansas, Kentucky, Michigan, Missouri,
           New Mexico, Ohio, Oklahoma, and Vermont must represent that he has an individual or joint minimum net worth (exclusive of home, home furnishings, and automobiles) with his spouse of $225,000, without regard to an investment in the Program, and an individual or combined taxable income of $60,000 or more for the previous year and an expectation of an individual or combined taxable income of $60,000 or more for each of the current year and the succeeding
           year;     or (ii) have an individual or joint minimum net worth
           with my spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or (iii) have an individual or joint minimum net worth with my spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or (iv) have a combined minimum gross income of $200,000 in the current year and the two previous years. If I am a Michigan or Pennsylvania resident, my investment in the Partnership will not be equal to or more than 10% of my net worth.

      - If resident of Washington, I (i) have net worth, or a joint net worth with my spouse, of not less than $1,000,000 at the time of the purchase or (ii) have an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level
           in the current year   , or (iii) have an individual or joint
           minimum net worth (exclusive of home, home furnishings, and automobile) with his or her spouse of $225,000, without regard

           to an investment in the Program, an individual or combined taxable income of $60,000 or more for the previous year and an expectation of an individual or combined taxable income of $60,000 or more for each of the current year and the succeeding year.


                           ATTENTION CALIFORNIA INVESTORS

      - A resident of California who subscribes for Units of general partnership interest must represent that he (i) has a net worth of not less than $250,000 (exclusive of home, furnishings and automobiles) and had annual gross income during 1995 for Partnerships designated "PDC 1996-_ Limited Partnership" and 1996 for Partnerships designated "PDC 1997-_ Limited Partnership" of $120,000 or more, or expects to have gross income in 1996 for Partnerships designated "PDC 1996-_ Limited Partnership" and 1997 for Partnerships designated "PDC 1997-_ Limited Partnership" of $120,000 or more, or (ii) has a net worth of not less than $500,000 (exclusive of home, furnishings and automobiles), or
           (iii) has a net worth of not less than $1,000,000, or (iv) expects to have gross income in 1996 for Partnerships designated "PDC 1996-_ Limited Partnership" and 1997 for Partnerships designated "PDC 1997-_ Limited Partnership" of not less than $200,000.

      - A resident of California who subscribes for Units of limited partnership interest must represent that he (1) has a net worth of not less than $250,000 (exclusive of home, furnishings and automobiles) and expects to have gross income in 1996 for Partnerships designated "PDC 1996-_ Limited Partnership and 1997 for Partnerships designated "PDC 1997-_ Limited Partnership" of $65,000 or more, or (2) has net worth of not less than $500,000 (exclusive of home, furnishings and automobiles), or (3) has a net worth of not less than $1,000,000, or (4) expects to have gross income in 1996 for Partnerships designated "PDC 1996-_ Limited Partnership" and 1997 for Partnerships designated "PDC 1997-_ Limited Partnership" of not less than $200,000.

      -    If a resident of California, I am aware that:  IT IS
            UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

      As a condition of qualification of the Units for sale in the State of California, the following rule is hereby delivered to each California purchaser.

      California Administrative Code, Title 10, CH. 3, Rule 260.141.11. Restriction on transfer. (a) The issuer of a security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.102.141.10, and 260.534.10 shall cause a copy of this Section to be delivered to each issue or transferee of such security at the time the certificate evidencing the security is delivered to the issue or transferee.

      (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

           (1)  to the issuer;

           (2)  pursuant to the order or process of any court;

           (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

           (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

           (5) to the holders of securities of the same class of the same issuer;

           (6)  by way of gift or donation intervivos or on death;

           (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

           (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

           (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

          (10) by way of a sale qualified under Section 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

          (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under
                Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

          (14)  to the State Controller pursuant to the Unclaimed
                Property Law or to the administrator of the unclaimed property law of another state;

          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser; or

          (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

      (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY,
      OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

      As a condition of qualification of the Units for sale in the State of California, each California subscriber through the execution of the Subscription Agreement acknowledges his understanding that the California Department of Corporations has adopted certain regulations and guidelines which apply to oil and gas interests offered to the public in the State of California.







FEDERAL AND STATE TAX TABLES

Table 1 - Federal Taxes

Head                                   Married       Married
of                                   Individual      Joint
Marginal
Household          Single              Return        Return           Tax
Rate

0 to               0 to                0 to           0 to
$31,250            $23,500             $19,500        $39,500           15.0%

$31,250 to         $23,500 to          $19,500 to     $39,500 to
$80,750            $56,550             $47,125        $94,250
28.0%

$80,750 to         $56,550 to          $47,125 to     $94,2500 to
$130,800           $117,950            $71,800        $143,600
31.0%

$130,800 to        $117,950 to         $71,800 to     $143,600 to
$256,500           $256,500            $128,250       $256,500
36.0%

$256,500           $256,500            $128,520       $256,500
39.6%

Source: 1995 Research Institute of America ("RIA") Federal Tax Handbook; IRC Section 1(a) - Federal Tax Rates.


























                                                Table 2 - State Income Taxes

            Federal                                       Federal
            Income                                        Income          Top

            Used As     Top State                         Used As
State
            State Tax   Tax                               State Tax       Tax

State        Base        Rate               State           Base
Rate
Alabama        No        5.0%              Missouri          Yes
6.0%
Arizona        Yes       6.9%              Montana           Yes
11.0%
Arkansas       No        7.0%              Nebraska          Yes
6.99%
California     Yes      11.0%              New Hampshire     No
5.0%
Colorado       Yes       5.0%              New Jersey        No
6.65%
Connecticut    Yes       4.5%              New Mexico        Yes
8.5%
Delaware       Yes       7.7%              New York          Yes
7.875%
D.C.           Yes       9.5%              North Carolina    Yes
7.75%
Georgia        Yes       6.0%              North Dakota      Yes
12.0%
Hawaii         Yes      10.0%              Ohio              Yes
7.5%
Idaho          Yes       8.2%              Oklahoma          Yes
7.0%
Illinois       Yes       3.0%              Oregon            Yes
9.0%
Indiana        Yes       3.4%              Pennsylvania      No
2.8%
Iowa           Yes       9.98%             Rhode Island      Yes
10.89%*
Kansas         Yes       6.45%             South Carolina    Yes
7.0%
Kentucky       Yes       6.0%              Tennessee         No
6.0%
Louisiana      Yes       6.0%              Utah              Yes
7.2%
Maine          Yes       8.5%              Vermont           Yes
9.9%**
Maryland       Yes       8.0%              Virginia          Yes
5.75%
Massachusetts  Yes      12.0%              West Virginia     Yes
6.5%
Michigan       Yes       4.4%              Wisconsin         Yes
6.93%
Minnesota      Yes       8.5%              *27.5% of Federal Tax
Mississippi    No        5.0%              **25.0% of Federal Tax

No personal income tax in:  Alaska, Florida, Nevada, South Dakota, Texas,
Washington, and Wyoming.

+ Maryland state tax is 5% plus county tax = 8% maximum Maryland state income tax.

Source:  1995 RIA All States Tax Handbook.

                                                   Table 3 - Self-Employment
Tax



Medicare portion of self-employment tax
2.9%
Self-employment tax rate for those
 with self-employment income
 below the threshold ($61,200 for 1995)
12.4%
Total self-employment tax rate for those
 with self-employment income below $61,200
15.3%

For self-employment tax purposes, losses from one business may offset the income of another. Self-employed individuals might be able to use an investment as an Additional General Partner in the Program to lower their self-employment tax. Self-employed individuals who are Additional General Partner might be able to realize additional tax savings, since deductions from the Program might be used to reduce self-employment income of Additional General Partners for tax purposes. If total self-employment income is above $61,200, the reduction would be 2.9% of the amount deducted (the Medicare tax). Below $61,200, the savings would be 15.3% of the amount deducted. Married couples with one self-employed partner may wish to invest in the name of the self-employed partner to maximize the tax benefit.

APPENDIX D TO THE PROSPECTUS


                                             DUANE, MORRIS & HECKSCHER LLP
                                             1667 K Street, NW, Suite 700
                                                Washington, DC 20006







                                                                May 31, 1997



Petroleum Development Corporation
103 East Main Street
Bridgeport, West Virginia  26330

      Re:       PDC 1996-1997 Drilling Program

Dear Sirs:

      We have acted as counsel for PDC 1996-1997 Drilling Program, in connection with the offer and sale of securities (the "Units") in a series of limited partnerships, PDC 1996-A Limited Partnership, PDC 1996-B Limited Partnership, PDC 1996-C Limited Partnership, PDC 1996-D Limited Partnership, PDC 1997-A Limited Partnership, PDC 1997-B Limited Partnership, PDC 1997-C Limited Partnership, and PDC 1997-D Limited Partnership (the "Partnerships") to be organized as limited partnerships under the West Virginia Uniform Limited Partnership Act and in connection with the preparation and filing of a registration statement on Form S-1 (the "Registration Statement"). Capitalized terms used herein shall have the meaning ascribed to such terms in the Registration Statement, unless otherwise provided.

      We have examined and are familiar with: (i) the Registration Statement, including a prospectus (the "Prospectus"), (ii) the Partnerships' form of limited partnership agreement (the "Partnership Agreement"), and (iii) such other documents and instruments as we have considered necessary for purposes of the opinions hereinafter set forth.

      In our examination we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have relied upon the representations and statements of the Managing General Partner of the Partnerships and its affiliates with respect to the factual determinations underlying the legal conclusions set forth herein, including a representation of Petroleum Development Corporation as to its net worth. We have not attempted to verify independently such representations and statements.

Petroleum Development Corporation
May 31, 1996
Page D-2

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. We are unable to render opinions as to a number of federal income tax issues relating to an investment in Units and the operations of the Partnerships. Finally, we are not expressing any opinion with respect to the amount of allowable losses or credits that may be generated by the Partnerships or the amount of each Investor Partner's share of allowable losses or credits from the Partnerships' activities.

      This Appendix D to the Prospectus constitutes our opinion as to all material tax considerations of the offering. In our opinion, each of the legal conclusions rendered in this Appendix D to the Prospectus is correct in all material respects as of the date of this opinion, under the Internal Revenue Code of 1986, as amended, the rules and regulations promulgated thereunder, and existing interpretations thereof.

      The following opinion and statements are based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), including revisions to the Code effected by the Revenue Reconciliation Act of 1990
(the "1990 Act"), which was enacted into law on November 5, 1990, the
Omnibus Budget Reconciliation Act of 1990, the Energy Policy Act of 1992
(the "Energy Act"), the Revenue Reconciliation Act of 1993 (the "RRA 93"),
enacted into law on August 10, 1993,    the Small Business Job Protection Act
of 1996 (the "1996 Act")     enacted into law on August 20, 1996, and the
Uruguay Round Agreements Act ("GATT"), enacted into law on December
8, 1994, existing and proposed regulations thereunder, current administrative rulings, and court decisions. The federal income tax law is uncertain as to many of the tax matters material to an investment in the Partnership, and it is not possible to predict with certainty how the law will develop or how the courts will decide various issues if they are litigated. While this opinion fairly states our views as Counsel concerning the tax aspects of an investment in the Partnership, both the Service and the courts may disagree with our position on certain issues.

      Moreover, uncertainty exists concerning some of the federal income tax aspects of the transactions being undertaken by the Partnership. Some of the tax positions being taken by the Partnership may be challenged by the Internal Revenue Service (the "Service") and there is no assurance that any such challenge will not be successful. Thus, there can be no assurance that all of the anticipated tax benefits of an investment in the partnership will be realized.

Petroleum Development Corporation
May 31, 1997
Page D-3


      Our opinions are based upon the transactions described in the Prospectus (the "Transaction") and upon facts as they have been represented to us or determined by us as of the date of the opinion. Any alteration of the facts may adversely affect the opinions rendered. In our opinion, the preponderance of the material tax benefits, in the aggregate, will be realized by the Investor Partners. It is possible, however, that some of the tax benefits will be eliminated or deferred to future years.

      Because of the factual nature of the inquiry, and in certain cases the lack of clear authority in the law, it is not possible to reach a judgment as to the outcome on the merits (either favorable or unfavorable) of certain material federal income tax issues as described more fully herein.

                       SUMMARY OF CONCLUSIONS

      Opinions expressed: The following is a summary of the specific opinions expressed by us with respect to Tax Considerations discussed herein. TO BE FULLY UNDERSTOOD, THE COMPLETE DISCUSSION OF THESE MATTERS
SHOULD BE READ BY EACH PROSPECTIVE INVESTOR PARTNER.      1.   The material
federal income tax benefits in the aggregate from an investment in the Partnership will be realized.

      2. The Partnership will be treated as a partnership for federal income tax purposes and not as a corporation and not as an association taxable as a corporation.

      3. To the extent the Partnership's wells are timely drilled and amounts are timely paid, the Partners will be entitled to their pro rata share of the Partnership's IDC paid in 1996, with respect to Partnerships designated "PDC 1996-_ Limited Partnership", and 1997 with respect to Partnerships designated "PDC 1997-_ Limited Partnership."

      4. Neither the at risk nor the adjusted basis rules will limit the deductibility of losses generated from the Partnership.

      5. Additional General Partners' interests will not be considered a passive activity within the meaning of Code Section 469 and losses generated while such general partner interest is so held will not be limited by the passive activity provisions.

      6. Limited Partners' interests (other than those held by Additional General Partners who convert their interests into Limited Partners' interests) will be considered a passive activity within the meaning of Code Section 469 and losses generated therefrom will be limited by the passive activity provisions.

Petroleum Development Corporation
May 31, 1997
Page D-4


      7. The Partnership will not be terminated solely as the result of the conversion of Partnership interests.

      8. To the extent provided herein, the Partners' distributive shares of Partnership tax items will be determined and allocated substantially in accordance with the terms of the Partnership Agreement.

      9. The Partnership will not be required to register with the Service as a tax shelter.

      No opinion expressed: Due to the lack of authority, or the essentially factual nature of the question, we express no opinion on the following:

      1. The impact of an investment in the Partnership on an Investor's alternative minimum tax, due to the factual nature of the issue.

      2. Whether, under Code Section 183, the losses of the Partnership will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income, due to the inherently factual nature of a Partner's interest and motive in engaging in the Transaction.

      3. Whether each Partner will be entitled to percentage depletion since such a determination is dependent upon the status of the Partner as an independent producer. Due to the inherently factual nature of such a determination, counsel is unable to render an opinion as to the availability of percentage depletion.

      4. Whether any interest incurred by a Partner with respect to any borrowings will be deductible or subject to limitations on deductibility, due to the factual nature of the issue. Without any assistance of the Managing General Partner or any of its affiliates, some Partners may choose to borrow the funds necessary to acquire a Unit and may incur interest expense in connection with those loans. Based upon the purely factual nature of any such loans, we are unable to express an opinion with respect to the deductibility of any interest paid or incurred thereon.

      5. Whether the fees to be paid to the Managing General Partner and to third parties will be deductible, due to the factual nature of the issue. Due to the inherently factual nature of the proper allocation of expenses among nondeductible syndication expenses, amortizable organization expenses, amortizable "start-up" expenditures, and currently deductible items, and because the issues involve questions concerning both the nature of the services performed and to be performed and the reasonableness of amounts charged, we are unable to express an opinion regarding such treatment.

Petroleum Development Corporation
May 31, 1997
Page D-5

      General Information: Certain matters contained herein are not considered to address a material tax consequence and are for general information, including the matters contained in sections dealing with gain or loss on the sale of Units or of property, Partnership distributions, tax audits, penalties, and state, local, and self-employment tax.

      Our opinions are also based upon the facts described in this Prospectus and upon certain representations made to us by the Managing General Partner for the purpose of permitting us to render our opinions, including the following representations with respect to the Program:

1. The Partnership Agreement to be entered into by and among the Managing General Partner and Investor Partners and any amendments thereto will be duly executed and will be made available to any Investor Partner upon written request. The Partnership Agreement will be duly recorded in all places required under the West Virginia Uniform Limited Partnership Act (the "Act") for the due formation of the Partnership and for the continuation thereof in accordance with the terms of the Partnership Agreement. The Partnership will at all times be operated in accordance with the terms of the Partnership Agreement, the Prospectus, and the Act.

2. No election will be made by the Partnership, Investor Partners, or Managing General Partner to be excluded from the application of the provisions of Subchapter K of the Code.

3. The Partnership will own an operating mineral interest, as defined in the Code and in the Regulations, in all of the Drill Sites and none of the Partnership's revenues will be from non-working interests.

4. The respective amounts that will be paid to the General Partners as Drilling Fees, Operating Fees, and other fees will be amounts that would not exceed amounts that would be ordinarily paid for similar transactions between Persons having no affiliation and dealing with each other at "arms' length."

5. The Managing General Partner will cause the Partnership to properly elect to deduct currently all Intangible Drilling and Development Costs.

6. The Partnership will have a December 31 taxable year and will report its income on the accrual basis.

Petroleum Development Corporation
May 31, 1997
Page D-6

7. The Drilling Agreement to be entered into by and among the Managing General Partner and the Partnership will be duly executed and will govern the drilling of the Partnership's Wells. All Partnership wells will be spudded by not later than March 30, 1997 with respect to Partnerships designated "PDC 1996-_ Limited Partnership" and March 30, 1998 with respect to Partnerships designated "PDC 1997-_ Limited Partnership." The entire amount to be paid to the Managing General Partner under the Operating Agreement is attributable to Intangible Drilling and Development Costs and does not include a profit for services performed or materials provided by third parties which are passed through at actual cost.

8. The Operating Agreement will be duly executed and will govern the operation of the Partnership's Wells.

9. Based upon the Managing General Partner's review of its experience with its previous drilling programs for the past several years and upon the intended operations of the Partnership, the Managing General Partner believes that the sum of (i) the aggregate deductions, including depletion deductions, and (ii) 350 percent of the aggregate credits from the Partnership will not, as of the close of any of the first five years ending after the date on which Units are offered for sale, exceed two times the cash invested by the Partners in the Partnership as of such dates. In that regard, the Managing General Partner has reviewed the economics of its similar oil and gas drilling programs for the past several years, and has represented that it has determined that none of those programs has resulted in a tax shelter ratio greater than two to one. Further, the Managing General Partner has represented that the deductions and credits that are or will be represented as potentially allowable to an investor will not result in any Partnership having a tax shelter ratio greater than two to one and believes that no person could reasonably infer from representations made, or to be made, in connection with the offering of Units that such sums as of such dates will exceed two times the Partners' cash investments as of such dates.

10. The Managing General Partner believes that at least 90% of the gross income of the Partnership will constitute income derived from the exploration, development, production, and/or marketing of oil and gas. The Managing General Partner does not believe that any market will ever exist for the sale of Units and the Managing General Partner will not make a market for the Units. Further, the Units will not be traded on an established securities market or the substantial equivalent thereof.

Petroleum Development Corporation
May 31, 1997
Page D-7

11. The Partnership and each Partner will have the objective of carrying on business for profit and dividing the gain therefrom.

12. The Managing General Partner does not anticipate the purchase of Units by tax-exempt investors or foreign investors.

      Our opinions are also subject to all the assumptions, qualifications, and limitations set forth in the following discussion, including the assumptions that each of the Partners has full power, authority, and legal right to enter into and perform the terms of the Partnership Agreement and to take any and all actions thereunder in connection with the transactions contemplated thereby.

      Each prospective Investor should be aware that, unlike a ruling from the Service, an opinion of counsel represents only such counsel's best judgment. THERE CAN BE NO ASSURANCE THAT THE SERVICE WILL NOT SUCCESSFULLY ASSERT POSITIONS WHICH ARE INCONSISTENT WITH OUR OPINIONS SET FORTH IN THIS DISCUSSION OR IN THE TAX REPORTING POSITIONS TAKEN BY THE PARTNERS OR THE PARTNERSHIP. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THE TAX ISSUES DISCUSSED HEREIN ON HIS INDIVIDUAL TAX SITUATION.

                       PARTNERSHIP STATUS

      The Partnership will be formed as a limited partnership pursuant to the Partnership Agreement and the laws of the State of West Virginia. The characterization of the Partnership as a partnership by state or local law, however, will not be determinative of the status of the Partnership for federal income tax purposes. The availability of any federal income tax benefits to an investor is dependent upon classification of the Partnership as a partnership rather than as a corporation or as an association taxable as a corporation for federal income tax purposes.

     We are of the opinion that the Partnership will be treated as a partnership for federal income tax purposes, and not as a corporation or
as an association taxable as a corporation.         However, there can be
no assurance that the Service will not attempt to treat the Partnership as a corporation or as an association taxable as a corporation for federal income tax purposes. If the Service were to prevail on this issue, the tax benefits associated with taxation as a partnership would not be available to the Partners.

      Although the Partnership will be validly organized as a limited partnership under the laws of the state of West Virginia and will be subject to the Act, whether it will be treated for federal income tax purposes as a partnership or as a corporation or as an association taxable Petroleum Development Corporation
May 31, 1997
Page D-8

as a corporation will be determined under the Code rather than local law.
   As discussed below, our opinion that the Partnership will not be classified a corporation or as an association taxable as a corporation is based in part on newly promulgated entity classification regulations and in part on the fact that in our opinion the Partnership will not constitute a "publicly traded partnership."

A.  Association Taxable as a Corporation

    Our opinion that the Partnership will not be treated as an association taxable as a corporation is based on regulations issued by the Internal Revenue Service on December 17, 1996, generally effective as of January 1, 1997, regarding the tax classification of certain business organizations (the "Check the Box Regulations").

    Under the Check the Box Regulations, in general, a business entity that is not otherwise required to be treated as a corporation under such regulations will be classified as a partnership if it has two or more members, unless the business entity elects to be treated as a corporation. The Partnership is not required under the Check the Box Regulations to be treated as a corporation and the Managing General Partner will not elect that the Partnership be treated as a corporation. Accordingly, in our opinion the Partnership will not be treated as an association taxable as a corporation.

B.  Publicly Traded Partnerships

      The Revenue Act of 1987 (the "1987 Act") added Code Section 7704, "Certain Publicly Traded Partnerships Treated as Corporations." In treating certain "publicly traded partnerships" ("PTPs") as corporations for federal income tax purposes, Congress defined a PTP as any partnership, interests in which are either traded on an established securities market or readily tradable on a secondary market (the substantial equivalent thereof). Code Section 7704(b). Proposed Regulation 1.7704-1(b) provides that an "established securities market" includes a national securities exchange registered under section 6 of the Securities Exchange Act of 1934 (the "1934 Act"), a national securities exchange exempt under the 1934 Act because of the limited volume of transactions, certain foreign security laws, regional or local exchanges, and an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers. The Managing General Partner has represented that the Units will not be traded on an established securities market.

Petroleum Development Corporation
May 31, 1997
Page D-9

      Notwithstanding the above general treatment of PTPs, Code
Section 7704(c) creates an exception to the treatment of PTPs as corporations for any taxable year if 90% or more of the gross income of the partnership for such taxable year consists of "qualifying income." Code Section 7704(c)(2). For this purpose, qualifying income is defined to include, inter alia, "income and gains derived from the exploration, development, mining or production, processing, refining . . . or the marketing of any mineral or natural resource . . ." Code
Section 7704(d)(1)(E). The Managing General Partner has represented that it believes that, for all taxable years of the Partnership, 90% or more of the Partnership's gross income will consist of such qualifying income.

      Regarding the definition of PTPs contained in the Code, the Committee Reports to the 1987 Act provide that PTPs include entities with respect to which, inter alia, (i) "the holder of an interest has a readily available, regular and ongoing opportunity to sell or exchange his interest through a public means of obtaining or providing information of offers to buy, sell or exchange interests," (ii) "prospective buyers and sellers have the opportunity to buy, sell or exchange interests in a time frame and with the regularity and continuity that the existence of a market maker would provide," and (iii) there exists a "regular plan of redemptions or repurchases, or similar acquisitions of interests in the partnership such that holders of interests have readily available, regular and ongoing opportunities to dispose of their interests."

      The Service issued proposed Regulation Section 1.7704-1 to clarify when partnership interests that are not traded on an established securities market will be treated as readily tradable on a secondary market or the substantial equivalent thereof. Essentially, the proposed Regulation provides that such a situation occurs if partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market. In addition, Notice 88-75 and the proposed Regulation provide limited safe harbors from the definition of a PTP in advance of the issuance of final regulations. It is unclear whether the limited safe harbors provided in the Notice and proposed Regulation would result in the Units being treated as not publicly traded and we express no opinion regarding this matter. However, the Managing General Partner's obligation to offer to purchase any Units is conditioned upon the receipt by the Partnership from its counsel of an opinion that such offers or obligations to offer will not cause the Partnership to be treated as "publicly traded."

      Due to the presence of the opinion of counsel condition, the Partnership, in our opinion, will not be treated as a PTP prior to the time any such offers are made to Investor Partners. Accordingly, the Partnership, in our opinion, will not be treated as a corporation for Petroleum Development Corporation
May 31, 1997
Page D-10

federal income tax purposes under Code Section 7704 in the absence of the Partnership's interests being "readily tradable on a secondary market (or the substantial equivalent thereof)."

      Notwithstanding the above, the Service may promulgate regulations or release announcements which take the position that interests in partnerships such as the Partnership are readily tradable on a secondary market or the substantial equivalent thereof. However, treatment of the Partnership as a PTP should not result in its treatment as a corporation for federal income tax purposes due to the exception contained in Code
Section 7704(c) relating to PTPs meeting the 90% of gross income test so long as such gross income test is satisfied.

C.  Summary

      Based on the above,        management but should be, in our opinion the
Partnership will    not     be treated as an association taxable as        a
corporation for federal income tax purposes    by reason of the check the Box
Regulations    .  Further, since any right of the Managing General
Partner to offer to purchase Units is conditioned upon the receipt of an opinion of counsel that the Partnership will not be treated as a PTP, and assuming the Partnership satisfies the 90% gross income test of Code
Section 7704, the Partnership, in our opinion, will    not    be treated as
       a corporation for federal income tax purposes.     Accordingly, the
Partnership in our opinion will be treated as a partnership for federal
income tax purposes.     If challenged by the Service on this issue, the
Partners should prevail on the merits, and each Partner should be required to report his proportionate share of the Partnership's items of income and deductions on his individual federal income tax return.


      If in any taxable year the Partnership were to be treated for federal income tax purposes as a corporation or as an association taxable as a corporation, the Partnership income, gain, loss, deductions, and credits would be reflected only on its "corporate" tax return rather than being passed though to the Partners. In such event, the Partnership would be required to pay income tax at corporate rates on its net income, thereby reducing the amount of cash available to be distributed to the Partners. Additionally, all or a portion of any distribution made to Partners would be taxable as dividends, which would not be deductible by the Partnership and which would generally be treated as ordinary portfolio income to the Partners, regardless of the source from which such distributions were generated.

      The discussion that follows is based on the assumption that the Partnership will be classified as a partnership for federal income tax purposes.

Petroleum Development Corporation
May 31, 1997
Page D-11

                  FEDERAL TAXATION OF THE PARTNERSHIP

      Under the Code, a partnership is not a taxable entity and, accordingly, incurs no federal income tax liability. Rather, a partnership is a "pass-through" entity which is required to file an information return with the Service. In general, the character of a partner's share of each item of income, gain, loss, deduction, and credit is determined at the partnership level. Each partner is allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining the partner's income. Each partner includes such amounts in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the Partnership.

      A partnership anti-abuse regulation has recently been promulgated under Reg. Section1.701-2 which authorizes the Service to recharacterize a partnership transaction if (1) a partnership is formed or availed of in connection with a transaction a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal income tax liability, and (2) the transaction is inconsistent with the intent of the Subchapter K partnership provisions. Additionally, the regulation permits the Service to treat a partnership as an aggregate of its partners, in whole or in part, as appropriate, to carry out the purpose of any provision of the Code or the regulations. The scope of this regulation is unclear at this time. Accordingly, Counsel is unable to express an opinion as to its effect, if any, on the Partnership.

                     REGISTRATION AS A TAX SHELTER

      The Code provides that certain investments must be registered as tax shelters with the Service. Registration numbers for such tax shelters must be supplied to investors who are required to report the numbers on their personal tax returns. Any organizer of a "potentially abusive tax shelter" and any person selling an interest in such shelter are required to maintain a list of investors in such tax shelter to whom interests were sold (together with other identifying information) and to make the list available to the Service upon request. Any tax shelter which is required to be registered and any other plan or arrangement which is of a type determined by the Regulations as having a potential for tax avoidance or evasion is considered a potentially abusive tax shelter for this purpose.

      The registration requirements apply only to an investment with respect to which any person could reasonably infer from the representations made, or to be made, in connection with the offering for sale of interests in the investment that the "tax shelter ratio" for any investor is greater than two to one as of the close of any of the first five years ending after the date on which such investment is offered for sale.
Petroleum Development Corporation
May 31, 1997
Page D-12

      The Managing General Partner has represented that, (i) based upon its experience with its previous drilling programs and upon the intended operations of the Partnership, it does not believe that the Partnership will have a tax shelter ratio greater than two to one, (ii) the deductions and credits that are or will be represented as potentially allowable to an investor will not result in any Partnership having a tax shelter ratio greater than two to one, and (iii) based upon a review of the economics of its similar oil and gas drilling programs for the past several years, it has determined that none of those programs has resulted in a tax shelter ratio greater than two to one. Accordingly, the Managing General Partner does not intend to cause the Partnership to register with the Service as a tax shelter. Based on the foregoing representations, we are of the opinion that the Partnership will not be required to register with the Service as a tax shelter.

      If it is subsequently determined that the Partnership was required to be registered with the Service as a tax shelter, the Partnership would be subject to certain penalties under IRC Section 6707, including a penalty ranging from $500 to 1% of the aggregate amount invested in Units for failing to register and $100 for each failure to furnish to a Partner a tax shelter registration number, and each Partner would be liable for a $250 penalty for failure to include the tax registration number on his tax return, unless such failure was due to reasonable cause. A Partner also would be liable for a penalty of $100 for failing to furnish the tax shelter registration number to any transferee of his Partnership interest. Counsel can give no assurance that, if the Partnership is determined to be a tax shelter which must be registered with the Service, the above penalties will not apply.


               INTANGIBLE DRILLING AND DEVELOPMENT COSTS DEDUCTIONS

      Under Code Section 263(a), taxpayers are denied deductions for capital expenditures, which expenditures are those that generally result in the creation of an asset having a useful life which extends substantially beyond the close of the taxable year. See also Treas.
Reg.Section 1.461-1(a)(2). In Indopco, Inc. v. Commissioner, 92-1 USTC paragraph 50,113 (1992) the Supreme Court seemed to further limit the capitalization criteria by stating that the costs should be capitalized when they provide benefits that extend beyond one tax year.
Notwithstanding these statutory and judicial general rules, Congress has granted to the Treasury Secretary the authority to prescribe regulations that would allow taxpayers the option of deducting, rather than capitalizing, intangible drilling and development costs ("IDC"). Code
Section 263.  The Secretary's rules are embodied in Treas. Reg.
Section 1.612-4 and state that, in general, the option to deduct IDC applies only to expenditures for drilling and development items that do not have a salvage value.
Petroleum Development Corporation
May 31, 1997
Page D-13

      With respect to IDC incurred by a partnership, Code Section 703 and Treas. Reg. Section 1.703-1(b) provide that the option to deduct such costs is to be exercised at the partnership level and in the year in which the deduction is to be taken. All partners are bound by the partnership's election. The Managing General Partner has represented that the Partnership will elect to deduct IDC in accordance with Treas. Reg.
Section 1.612-4. In this regard, Additional General Partners will be entitled to deduct IDC against any form of income in the year in which the investment is made, provided wells are spudded within the first ninety days of the following year; subject to the same provision, Limited Partners will be entitled to deduct IDC against passive income.

A.  Classification of Costs

      In general, IDC consists of those costs which in and of themselves have no salvage value. Treas. Reg. Section 1.612-4(a) provides examples of items to which the option to deduct IDC applies, including all amounts paid for labor, fuel, repairs, hauling, and supplies, or any of them, which are used (i) in the drilling, shooting, and cleaning of wells, (ii) in such clearing of ground, draining, road making, surveying, and geological works as are necessary in the preparation for the drilling of wells, and (iii) in the construction of such derricks, tanks, pipelines, and other physical structures as are necessary for the drilling of wells and the preparation of wells for the production of oil or gas. The Service, in Rev. Rul. 70-414, 1970-2 C.B. 132, set forth further classifications of items subject to the option and those considered capital in nature. The ruling provides that the following items are not subject to the election of Treas. Reg. Section 1.612-4(a): (i) oil well pumps (upon initial completion of the well), including the necessary housing structures; (ii) oil well pumps (after the well has flowed for a time), including the necessary housing structures; (iii) oil well separators, including the necessary housing structures; (iv) pipelines from the wellhead to oil storage tanks on the producing lease; (v) oil storage tanks on the producing lease; (vi) salt water disposal equipment, including any necessary pipelines; (vii) pipelines from the mouth of a gas well to the first point of control, such as a common carrier pipeline, natural gasoline plant, or carbon black plant; (viii) recycling equipment, including any necessary pipelines; and (ix) pipelines from oil storage tanks on the producing leasehold to a common carrier pipeline.

      A partnership's classification of a cost as IDC is not binding on the government, which might reclassify an item labelled as IDC as a cost which must be capitalized. In Bernuth v. Commissioner, 57 T.C. 225 (1971), aff'd, 470 F.2d 710 (2nd Cir. 1972), the Tax Court denied taxpayers a deduction for that portion of a turnkey drilling contract price that was in excess of a reasonable cost for drilling the wells in question under a Petroleum Development Corporation
May 31, 1997
Page D-14

turnkey contract, holding that the amount specified in the turnkey contract was not controlling. Similarly, the Service, in Rev. Rul. 73-211, 1973-1 C.B. 303, concluded that excessive turnkey costs are not deductible as IDC:

      [O]nly that portion of the amount of the taxpayer's total investment that is attributable to intangible drilling and development costs that would have been incurred in an arm's-length transaction with an unrelated drilling contractor (in accordance with the economic realities of the transaction) is deductible [as IDC].

      To the extent the Partnership's prices meet the reasonable price standards imposed by Bernuth, supra, and Rev. Rul 73-211, supra, and to the extent such amounts are not allocable to tangible property, leasehold costs, and the like, the amounts paid to the Managing General Partner under the drilling contract should qualify as IDC and should be deductible at the time described below under "B. Timing of Deductions." That portion of the amount paid to the Managing General Partner that is in excess of the amount that would be charged by an independent driller under similar conditions will not qualify as IDC and will be required to be capitalized.

      We are unable to express an opinion regarding the reasonableness or proper characterization of the payments under the drilling agreement, since the determination of whether the amounts are reasonable or excessive is inherently factual in nature. No assurance can be given that the Service will not characterize a portion of the amount paid to the Managing General Partner as an excessive payment, to be capitalized as a leasehold cost, assignment fee, syndication fee, organization fee, or other cost, and not deductible as IDC. To the extent not deductible, such amounts will be included in the Partners' bases of their interests in the Partnership.

B.  Timing of Deductions

      As described above, Code Section 263(c) and Treas. Reg. Section
1.612-4
allow the Partnership to expense IDC as opposed to capitalizing such amounts. Even if the Partnership elects to expense the IDC, assuming a taxpayer is otherwise entitled to such a deduction, the taxpayer may elect to capitalize all or a part of the IDC and amortize same on a straight-line basis over a sixty month period, beginning with the taxable month in which such expenditure is made. Code Section 59(e)(1) and
(2)(c).

      For taxpayers entitled to deduct IDC, the timing of such deduction can vary, depending, in part, upon the taxpayer's method of accounting. The Managing General Partner has represented that the Partnership will use the accrual method of accounting. Under the accrual method, income is Petroleum Development Corporation
May 31, 1997
Page D-15

recognized when all the events have occurred which fix the right to receive such income and the amount thereof can be determined with reasonable accuracy. Treas. Reg. Section 1.451-1(a). With respect to deductions, recognition results when all events which establish liability have occurred and the amount thereof can be determined with reasonable accuracy. Treas. Reg. Section 1.461-1(a)(2). Regarding deductions, Code
Section 461(h)(1) provides that ". . . the all events test shall not be treated as met any earlier than when economic performance with respect to such item occurs."

      Code Section 461(i)(2), provides that, in the case of a "tax shelter," economic performance with respect to the act of drilling an oil or gas well will ". . . be treated as having occurred within a taxable year if drilling of the well commences before the close of the 90th day after the close of the taxable year." "Tax shelter," for purposes of Code
Section 461, is defined to include the Partnership. However, with respect to a tax shelter which is a partnership, the maximum deduction that would be allowable for any prepaid expenses under this exception would be limited to the partner's "cash basis" in the partnership. Code
Section 461(i)(2)(B)(i). Such "cash basis" equals the partner's adjusted basis in the partnership, determined without regard to (i) any liability of the partnership and (ii) any amount borrowed by the partner with respect to the partnership which (I) was arranged by the partnership or by any person who participated in the organization, sale, or management of the partnership (or any person related to such person within the meaning of Code Section 465(b)(3)(C)) or (II) was secured by any assets of the partnership. Code Section 461(i)(2)(C). The Managing General Partner has represented that, as Operator, it will commence drilling operations by spudding each well on or before March 30, 1995 for Partnerships designated "PDC 1994-_ Limited Partnership" and March 30, 1996 for Partnerships designated "PDC 1995-_ Limited Partnership" and will complete each well, if completion is warranted, with due diligence thereafter. Further, the Managing General Partner has represented that, in any event, the Partnership will not have any such liability referred to in Code
Section 461(i)(2)(C), and the Partners will not so incur any such debt so as to result in application of the limiting provisions contained in Code
Section 461(i)(2)(B)(i).

      Notwithstanding the above, the deductibility of any prepaid IDC will be subject to the limitations of case law. These limitations provide that prepaid IDC is deductible when paid if (i) the expenditure constitutes a payment that is not merely a deposit, (ii) the payment is made for a business purpose, and (iii) deductions attributable to such outlay do not result in a material distortion of income. See Keller v. Commissioner, 79
T.C. 7 (1982), aff'd, 725 F.2d 1173 (8th Cir. 1984),  Rev. Rul. 71-252,
1971-1 C.B. 146, Pauley v. U.S., 63-1 U.S.T.C.  paragraph 9280 (S.D. Cal.
1963), Rev. Rul. 80-71, 1980-1 C.B. 106, Jolley v. Commissioner, 47 T.C.M.
1082 (1984), Dillingham v. U.S., 81-2 U.S.T.C. paragraph 9601 (W.D. Okla. Petroleum Development Corporation
May 31, 1997
Page D-16

1981), and Stradlings Building Materials, Inc. v. Commissioner, 76 T.C. 84
(1981). Generally, these requirements may be met by a showing of a legally binding obligation (i.e., the payment was not merely a deposit), of a legitimate business purpose for the payment, that performance of the services was required within a reasonable time, and of an arm's-length price. Similar requirements apply to cash basis taxpayers seeking to deduct prepaid IDC.

      The Managing General Partner is unable to represent that all of the Wells will be completed in 1996 for Partnerships designated "PDC 1996-_ Limited Partnership" and 1997 for Partnerships designated "PDC 1997-_ Limited Partnership"; however, the Managing General Partner has represented that any Well that is not completed in 1996 with respect to Partnerships designated "PDC 1996-_ Limited Partnership" and in 1997 with respect to Partnerships designated "PDC 1997-_ Limited Partnership" will be spudded by not later than March 30, 1997 for Partnerships designated "PDC 1996-_ Limited Partnership" and March 30, 1998 for Partnerships designated "PDC 1997-_ Limited Partnership," respectively.

      The Service has challenged the timing of the deduction of IDC when the wells giving rise to such deduction have been completed in a year subsequent to the year of prepayment. The decisions noted above hold that prepayments of IDC by a cash basis taxpayer are, under certain circumstances, deductible in the year of prepayment if some work is performed in the year of prepayment even though the well is not completed that year.

      In Keller v. Commissioner, supra, the Eighth Circuit Court of Appeals applied a three-part test for determining the current deductibility of prepaid IDC by a cash basis taxpayer, namely whether (i) the expenditure was a payment or a mere deposit, (ii) the payment was made for a valid business purpose and (iii) the prepayment resulted in a material distortion of income. The facts in that case dealt with two different forms of drilling contracts: footage or day-work contracts and turnkey contracts. Under the turnkey contracts, the prepayments were not refundable in any event, but in the event work was stopped on one well the remaining unused amount would be applied to another well to be drilled on a turnkey basis. Contrary to the Service's argument that this substitution feature rendered the payment a mere deposit, the court in Keller concluded that the prepayments were indeed "payments" because the taxpayer could not compel a refund. The court further found that the deduction clearly reflected income because under the unique characteristics of the turnkey contract the taxpayer locked in the price and shifted the drilling risk to the contractor, for a premium, effectively getting its bargained for benefit in the year of payment. Therefore, the court concluded that the cash basis taxpayers in that case properly could deduct turnkey payments in the year of payment. With Petroleum Development Corporation
May 31, 1997
Page D-17

respect to the prepayments under the footage or day-work contracts, however, the court found that the payments were mere deposits on the facts of the case, because the partnership had the power to compel a refund.
The court was also unconvinced as to the business purpose for prepayment under the footage or day-work contracts, primarily because the testimony indicated that the drillers would have provided the required services with or without prepayment.

      Under the terms of the Drilling and Operating Agreement, if amounts paid by the Partnership prior to the commencement of drilling exceed amounts due the Managing General Partner thereunder, the Managing General Partner will not refund any portion of amounts paid by the Partnership, but rather will create a credit once the actual costs incurred by the Managing General Partner are compared to the amounts paid. Further, the Managing General Partner will expend such credit for additional IDC on additional wells selected by the Managing General Partner.

      The Service has adopted the position that the relationship between the parties may provide evidence that the drilling contract between the parties requiring prepayment may not be a bona fide arm's-length transaction, in which case a portion of the prepayment may be disallowed as being a "non-required payment." Section 4236, Internal Revenue Service Examination Tax Shelters Handbook (6-27-85). A similar position is taken by the Service in the Tax Shelter Audit Technique Guidelines. Internal Revenue Service Examination Tax Shelter Handbook.

      The Service has formally adopted its position on prepayments to related parties in Revenue Ruling 80-71. 1980-1 C.B. 106. In this ruling, a subsidiary corporation, which was a general partner in an oil and gas limited partnership, prepaid the partnership's drilling and completion costs under a turnkey contract entered into with the corporate parent of the general partner. The agreement did not provide for any date for commencing drilling operations and the contractor, which did not own any drilling equipment, was to arrange for the drilling equipment for the wells through subcontractors. Revenue Ruling 71-252, supra, was factually distinguished on the grounds of the business purpose of the transaction, immediate expenditure of prepaid receipts, and completion of the wells within two and one-half months. Rev. Rul. 80-71 found that the prepayment was not made in accordance with customary business practice and held on the facts that the payment was deductible in the tax year that the related general contractor paid the independent subcontractor.

      However, in Tom B. Dillingham v. United States, 1981-2 USTC paragraph 9601 (D.C. Okla. 1981), the court held that, on the facts before it, a contract between related parties requiring a prepaid IDC did give rise to a deduction in the year paid. In that case, Basin Petroleum Corp. ("Basin") was the general partner of several drilling partnerships and Petroleum Development Corporation
May 31, 1997
Page D-18

also served as the partnership operator and general contractor. As general contractor, Basin was to conduct the drilling of the wells at a fixed price on a turnkey basis under an agreement that required payment prior to the end of the year in question. The stated reason for the prepayment was to provide Basin with working capital for the drilling of the wells and to temporarily provide funds to Basin for other operations. The agreement required drilling to commence within a reasonable period of time, and all wells were completed within the following year. Some of the wells were drilled by Basin with its own rigs and some were drilled by subcontractors. The court stated:

           The fact that the owner and contractor is the general partner of the partnership-owner does not change this result where, as here, the Plaintiffs have shown that prepayment was required for a legitimate business purpose and the transaction was not a sham to merely permit Plaintiff to control the timing of the deduction. IRC, Sec. 707(a). Plaintiffs were entitled to rely upon Revenue Ruling 71-252 by reason of Income Tax Regulations 26 C.F.R. Section 601.601(d)(2)(v)(e) . . .

Notwithstanding the foregoing, no assurance can be given that the Service will not challenge the current deduction of IDC because of the prepayment being made to a related party. If the Service were successful with such challenge, the Partners' deductions for IDC would be deferred to later years.

      The timing of the deductibility of prepaid IDC is inherently a factual determination which is to a large extent predicated on future events. The Managing General Partner has represented that the Drilling and Operating Agreement to be entered into with PDC by the Partnership will be duly executed by and delivered to PDC, the Partnership, and PDC as attorney-in-fact for the Partners and will govern the drilling, and, if warranted, the completion of each of the Wells. The Drilling and Operating Agreement requires PDC to commence drilling operations by spudding each Well on or before March 30, 1997 for Partnerships designated "PDC 1996-_ Limited Partnership" and March 30, 1998 for Partnerships designated "PDC 1997-_ Limited Partnership," and to complete each Well, if completion is warranted, with due diligence thereafter. Also, under the terms of the Drilling and Operating Agreement, PDC, as general contractor, will not refund any portion of amounts paid in the event actual costs are less than the amounts paid but will apply any such amounts solely for payment of additional drilling services to the Partners. Based upon this representation and others included within the opinion and assuming that the Drilling and Operating Agreement will be performed in accordance with its terms, we are of the opinion that the payment for IDC under the Drilling and Operating Agreement, if made in 1996 for Partnerships designated "PDC 1996-_ Limited Partnership" and 1997 for Partnerships designated "PDC 1997-_ Limited Partnerships," will be allowable as a deduction in 1996 for Partnerships designated "PDC 1996-_ Limited Petroleum Development Corporation
May 31, 1997
Page D-19

Partnership" and 1997 for Partnerships designated "PDC 1997-_ Limited Partnerships," subject to the other limitations discussed in this opinion. Although PDC will attempt to satisfy each requirement of the Service and judicial authority for deductibility of IDC in 1996 for Partnerships designated "PDC 1996-_ Limited Partnership" and 1997 for Partnerships designated "PDC 1997-_ Limited Partnerships," no assurance can be given that the Service will not successfully contend that the IDC of a well which is not completed until 1997 for Partnerships designated "PDC 1996-_ Limited Partnership" and 1998 for Partnerships designated "PDC 1997-_ Limited Partnership" are not deductible in whole or in part until 1997 or 1998, respectively. Further, to the extent drilling of the Partnership's wells does not commence by March 30, 1997 for Partnerships designated "PDC 1996-_ Limited Partnership" and March 30, 1998 for Partnerships designated "PDC 1997-_ Limited Partnership," the deductibility of all or a portion of the IDC may be deferred under Code Section 461.

C.    Recapture of IDC

      IDC which has been deducted is subject to recapture as ordinary income upon certain dispositions (other than by abandonment, gift, death, or tax-free exchange) of an interest in an oil or gas property. IDC previously deducted that is allocable to the property (directly or through the ownership of an interest in a partnership) and which would have been included in the adjusted basis of the property is recaptured to the extent of any gain realized upon the disposition of the property. Recently promulgated Treasury regulations (effective with respect to any disposition occurring after March 13, 1995) provide that recapture is determined at the partner level (subject to certain anti-abuse provisions). Treas. Reg. Section 1.1254-5(b). Where only a portion of recapture property is disposed of, any IDC related to the entire property is recaptured to the extent of the gain realized on the portion of the property sold. In the case of the disposition of an undivided interest in a property (as opposed to the disposition of a portion of the property) a proportionate part of the IDC with respect to the property is treated as allocable to the transferred undivided interest to the extent of any realized gain. Treas. Reg. Section 1.1254-1(c).

                         DEPLETION DEDUCTIONS

      The owner of an economic interest in an oil and gas property is entitled to claim the greater of percentage depletion or cost depletion with respect to oil and gas properties which qualify for such depletion methods. In the case of partnerships, the depletion allowance must be computed separately by each partner and not by the partnership. Code
Section 613A(c)(7)(D). Notwithstanding this requirement, however, the Partnership, pursuant to Section 3.01(d)(i) of the Partnership Agreement, will compute a "simulated depletion allowance" at the Partnership level, solely for the purposes of maintaining Capital Accounts. Code Sections 613A(d)(2) and 613A(d)(4).
Petroleum Development Corporation
May 31, 1997
Page D-20

      Cost depletion for any year is determined by multiplying the number of units (e.g., barrels of oil or Mcf of gas) sold during the year by a fraction, the numerator of which is the cost of the mineral interest and the denominator of which is the estimated recoverable units of reserve available as of the beginning of the depletion period. See Treas. Reg.
Section 1.611-2(a). In no event can the cost depletion exceed the adjusted basis of the property to which it relates.

      Percentage depletion is generally available only with respect to the domestic oil and gas production of certain "independent producers." In order to qualify as an independent producer, the taxpayer, either directly or through certain related parties, may not be involved in the refining of more 50,000 barrels of oil (or equivalent of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate.

      In general, (i) component members of a controlled group of corporations, (ii) corporations, trusts, or estates under common control by the same or related persons and (iii) members of the same family (an individual, his spouse and minor children) are aggregated and treated as one taxpayer in determining the quantity of production (barrels of oil or cubic feet of gas per day) qualifying for percentage depletion under the independent producer's exemption. Code Section 613A(c) (8). No aggregation is required among partners or between a partner and a partnership. An individual taxpayer is related to an entity engaged in refining or retail marketing if he owns 5% or more of such entity. Code
Section 613A(d)(3).

      Percentage depletion is a statutory allowance pursuant to which, under current law, a minimum deduction equal to 15% of the taxpayer's gross income from the property is allowed in any taxable year, not to exceed (i) 100% of the taxpayer's taxable income from the property (computed without the allowance for depletion) or (ii) 65% of the taxpayer's taxable income for the year (computed without regard to percentage depletion and net operating loss and capital loss carrybacks). Code Sections 613(a) and 613A(d)(1). The rate of the percentage depletion deduction will vary with the price of oil. In the case of production from marginal properties, the percentage depletion rate may be increased. Section 613A(c)(6). For purposes of computing the percentage depletion deduction, "gross income from the property" does not include any lease bonus, advance royalty, or other amount payable without regard to production from the property. Code
Section 613A(d)(5). Depletion deductions reduce the taxpayer's adjusted basis in the property. However, unlike cost depletion, deductions under percentage depletion are not limited to the adjusted basis of the property; the percentage depletion amount continues to be allowable as a deduction after the adjusted basis has been reduced to zero.

      Percentage depletion will be available, if at all, only to the extent that a taxpayer's average daily production of domestic crude oil or Petroleum Development Corporation
May 31, 1997
Page D-21

domestic natural gas does not exceed the taxpayer's depletable oil quantity or depletable natural gas quantity, respectively. Generally, the taxpayer's depletable oil quantity equals 1,000 barrels and depletable natural gas quantity equals 6,000,000 cubic feet. Code Section 613A(c)(3) and (4). In computing his individual limitation, a Partner will be required to aggregate his share of the Partnership's oil and gas production with his share of production from all other oil and gas investments. Code Section 613A(c). Taxpayers who have both oil and gas production may allocate the deduction limitation between the two types of production.

      The availability of depletion, whether cost or percentage, will be determined separately by each Partner. Each Partner must separately keep records of his share of the adjusted basis in an oil or gas property, adjust such share of the adjusted basis for any depletion taken on such property, and use such adjusted basis each year in the computation of his cost depletion or in the computation of his gain or loss on the disposition of such property. These requirements may place an administrative burden on a Partner. For properties placed in service after 1986, depletion deductions, to the extent they reduce the basis of an oil and gas property, are subject to recapture under Section 1254.

      SINCE THE AVAILABILITY OF PERCENTAGE DEPLETION FOR A PARTNER IS DEPENDENT UPON THE STATUS OF THE PARTNER AS AN INDEPENDENT PRODUCER, WE ALSO ARE UNABLE TO EXPRESS AN OPINION ON THIS MATTER. BECAUSE OF THE FOREGOING, WE ARE UNABLE TO RENDER ANY OPINION AS TO THE AVAILABILITY OF PERCENTAGE DEPLETION. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH HIS PERSONAL TAX ADVISOR TO DETERMINE WHETHER PERCENTAGE DEPLETION WOULD BE AVAILABLE TO HIM.


                       DEPRECIATION DEDUCTIONS

      The Partnership will claim depreciation, cost recovery, and amortization deductions with respect to its basis in Partnership Property as permitted by the Code. For most tangible personal property placed in service after December 31, 1986, the "modified accelerated cost recovery system" ("MACRS") must be used in calculating the cost recovery deductions. Thus, the cost of lease equipment and well equipment, such as casing, tubing, tanks, and pumping units, and the cost of oil or gas pipelines cannot be deducted currently but must be capitalized and recovered under "MACRS." The cost recovery deduction for most equipment used in domestic oil and gas exploration and production and for most of the tangible personal property used in natural gas gathering systems is calculated using the 200% declining balance method switching to the straight-line method, a seven-year recovery period, and a half-year convention.

Petroleum Development Corporation
May 31, 1997
Page D-22

                         INTEREST DEDUCTIONS

      In the Transaction, the Investor Partners will acquire their interests by remitting cash in the amount of $20,000 per Unit to the Partnership.
In no event will the Partnership accept notes in exchange for a Partnership interest. Nevertheless, without any assistance of the Managing General Partner or any of its affiliates, some Partners may choose to borrow the funds necessary to acquire a Unit and may incur interest expense in connection with those loans. Based upon the purely factual nature of any such loans, we are unable to express an opinion with respect to the deductibility of any interest paid or incurred thereon.


                          TRANSACTION FEES

      The Partnership may classify a portion of the fees (the "Fees") to be paid to third parties and to the Managing General Partner or to the Operator and its affiliates (as described in the Prospectus under "Source of Funds and Use of Proceeds") as expenses which are deductible as organizational expenses or otherwise. There is no assurance that the Service will allow the deductibility of such expenses and counsel expresses no opinion with respect to the allocation of the Fees to deductible and nondeductible items.

      Generally, expenditures made in connection with the creation of, and with sales of interests in, a partnership will fit within one of several categories.

      A partnership may elect to amortize and deduct its organizational expenses (as defined in Code Section 709(b)(2) and in Treas. Reg.
Section 1.709-2(a)) ratably over a period of not less than 60 months commencing with the month the partnership begins business. Organizational expenses are expenses which (i) are incident to the creation of the partnership, (ii) are chargeable to capital account, and (iii) are of a character which, if expended incident to the creation of a partnership having an ascertainable life, would (but for Code Section 709(a)) be amortized over such life. Id. Examples of organizational expenses are legal fees for services incident to the organization of the partnership, such as negotiation and preparation of a partnership agreement, accounting fees for services incident to the organization of the partnership, and filing fees. Treas. Reg. Section 1.709-2(a).

      Under Code Section 709, no deduction is allowable for "syndication expenses," examples of which include brokerage fees, registration fees, legal fees of the underwriter or placement agent and the issuer (general partners or the partnership) for securities advice and for advice pertaining to the adequacy of tax disclosures in the prospectus or private

Petroleum Development Corporation
May 31, 1997
Page D-23

placement memorandum for securities law purposes, printing costs, and other selling or promotional material. These costs must be capitalized. Treas. Reg. Section 1.709-2(b). Payments for services performed in connection with the acquisition of capital assets must be amortized over the useful life of such assets. Code Section 263.

      Under Code Section 195, no deduction is allowable with respect to "start-up expenditures," although such expenditures may be capitalized and amortized over a period of not less than 60 months. Start-up expenditures are defined as amounts (i) paid or incurred in connection with (I) investigating the creation or acquisition of an active trade or business,
(II) creating an active trade or business, or (III) any activity engaged in for profit and for the production of income before the day on which the active trade or business begins, in anticipation of such activity becoming an active trade or business, and (ii) which, if paid or incurred in connection with the operation of an existing active trade or business (in the same field as the trade or business referred to in (i) above), would be allowable as a deduction for the taxable year in which paid or incurred. Code Section 195(c)(1).

      The Partnership intends to make payments to the Managing General Partner, as described in greater detail in the Prospectus. To be deductible, compensation paid to a general partner must be for services rendered by the partner other than in his capacity as a partner or for compensation determined without regard to partnership income. Fees which are not deductible because they fail to meet this test may be treated as special allocations of income to the recipient partner (see Pratt v. Commissioner, 550 F.2d 1023 (5th Cir. 1977)), and thereby decrease the net loss or increase the net income among all partners.

      To the extent these expenditures described in the Prospectus are considered syndication costs (such as the fees paid to brokers and broker-dealers, and the fees paid for printing the Prospectus and possibly all or a portion of the Managing General Partner's management fee), they will be nondeductible by the Partnership. To the extent attributable to organization fees (such as the amounts paid for legal services incident to the organization of the Partnership), the expenditures may be amortizable over a period of not less than 60 months, commencing with the month the Partnership begins business, if the Partnership so elects; if no election is made, no deduction is available. Finally, to the extent any portion of the expenditures would be treated as "start-up," they could be amortized over a 60 month or longer period, provided the proper election was made.

Petroleum Development Corporation
May 31, 1997
Page D-24

      Due to the inherently factual nature of the proper allocation of expenses among nondeductible syndication expenses, amortizable organization expenses, amortizable "start-up" expenditures, and currently deductible items, and because the issues involve questions concerning both the nature of the services performed and to be performed and the reasonableness of amounts charged, we are unable to express an opinion regarding such treatment. If the Service were to successfully challenge the Managing General Partner's allocations, a Partner's taxable income could be increased, thereby resulting in increased taxes and in liability for interest and penalties.

                      BASIS AND AT RISK LIMITATIONS

     A Partner's share of Partnership losses will not be allowed as a deduction to the extent such share exceeds the amount of the Partner's adjusted tax basis in his Units. A Partner's initial adjusted tax basis in his Units will generally be equal to the cash he has invested to purchase his Units. Such adjusted tax basis will generally be increased by (i) additional amounts invested in the Partnership, including his share of net income, (ii) additional capital contributions, if any, and (iii) his share of Partnership borrowings, if any, based on the extent of his economic risk of loss for such borrowings. Such adjusted tax basis will generally be reduced, but not below zero by (i) his share of loss, (ii) his depletion deductions on his share of oil and gas income (until such deductions exhaust his share of the basis of property subject to depletion), (iii) distributions of cash and the adjusted basis of property other than cash made to him, and (iv) his share of reduction in the amount of indebtedness previously included in his basis.

      In addition, Code Section 465 provides, in part, that, if an individual or a closely held C (i.e., regularly taxed) corporation engages in any activity to which Code Section 465 applies, any loss from that activity is allowed only to the extent of the aggregate amount with respect to which the taxpayer is "at risk" for such activity at the close of the taxable year. Code Section 465(a)(1). A closely held C corporation is a corporation, more than fifty percent (50%) of the stock of which is owned, directly or indirectly, at any time during the last half of the taxable year by or for not more than five (5) individuals. Code
Sections 465(a)(1)(B), 542(a)(2). For purposes of Code Section 465, a loss is defined as the excess of otherwise allowable deductions attributable to an activity over the income received or accrued from that activity. Code Section 465(d). Any such loss disallowed by Code
Section 465 shall be treated as a deduction allocable to the activity in the first succeeding taxable year. Code Section 465(a)(2).

Petroleum Development Corporation
May 31, 1997
Page D-25

      Code Section 465(b)(1) provides that a taxpayer will be considered as being "at risk" for an activity with respect to amounts including (i) the amount of money and the adjusted basis of other property contributed by the taxpayer to the activity, and (ii) amounts borrowed with respect to such activity to the extent that the taxpayer (I) is personally liable for the repayment of such amounts, or (II) has pledged property, other than property used in the activity, as security for such borrowed amounts (to the extent of the net fair market value of the taxpayer's interest in such property). No property can be taken into account as security if such property is directly or indirectly financed by indebtedness that is secured by property used in the activity. Code Section 465(b)(2).
Further, amounts borrowed by the taxpayer shall not be taken into account if such amounts are borrowed (i) from any person who has an interest
(other than an interest as a creditor) in such activity, or (ii) from a related person to a person (other than the taxpayer) having such an interest. Code Section 465(b)(3).

      Related persons for purposes of Code Section 465(b)(3) are defined to include related persons within the meaning of Code Section 267(b) (which describes relationships between family members, corporations and shareholders, trusts and their grantors, beneficiaries and fiduciaries, and similar relationships), Code Section 707(b)(1) (which describes relationships between partnerships and their partners) and Code Section 52 (which describes relationships between persons engaged in businesses under common control). Code Section 465(b)(3)(C).

      Finally, no taxpayer is considered at risk with respect to amounts for which the taxpayer is protected against loss through nonrecourse financing, guarantees, stop loss agreements, or other similar arrangements. Code Section 465(b)(4).

      The Code provides that a taxpayer must recognize taxable income to the extent that his "at risk" amount is reduced below zero. This recaptured income is limited to the sum of the loss deductions previously allowed to the taxpayer, less any amounts previously recaptured. A taxpayer may be allowed a deduction for the recaptured amounts included in his taxable income if and when he increases his amount "at risk" in a subsequent taxable year.

      The Treasury has published proposed regulations relating to the at risk provisions of Code Section 465. These proposed regulations provide that a taxpayer's at risk amount will include "personal funds" contributed by the taxpayer to an activity. Prop. Treas. Reg. Section 1.465-22(a). "Personal funds" and "personal assets" are defined in Prop. Treas. Reg.
Section 1.465-9(f) as funds and assets which (i) are owned by the taxpayer, (ii) are not acquired through borrowing, and (iii) have a basis equal to their fair market value.

Petroleum Development Corporation
May 31, 1997
Page D-26

      In addition to a taxpayer's amount at risk being increased by the amount of personal funds contributed to the activity, the excess of the taxpayer's share of all items of income received or accrued from an activity during a taxable year over the taxpayer's share of allowable deductions from the activity for the year will also increase the amount at risk. Prop. Treas. Reg. Section 1.465-22. A taxpayer's amount at risk will be decreased by (i) the amount of money withdrawn from the activity by or on behalf of the taxpayer, including distributions from a partnership, and (ii) the amount of loss from the activity allowed as a deduction under Code Section 465(a). Id.

      The Partners will purchase Units by tendering cash to the Partnership.

To the extent the cash contributed constitutes the "personal funds" of the Partners, the Partners should be considered at risk with respect to those amounts. To the extent the cash contributed constitutes "personal funds," in our opinion, neither the at risk rules nor the adjusted basis rules will limit the deductibility of losses generated from the Partnership.

                     PASSIVE LOSS AND CREDIT LIMITATIONS

A.  Introduction

      Code Section 469 provides that the deductibility of losses generated from passive activities will be limited for certain taxpayers. The passive activity loss limitations apply to individuals, estates, trusts, and personal service corporations as well as, to a lesser extent, closely held C corporations. Code Section 469(a)(2).

      The definition of a "passive activity" generally encompasses all rental activities as well as all activities with respect to which the taxpayer does not "materially participate." Code Section 469(c). Notwithstanding this general rule, however, the term "passive activity" does not include "any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not limit the liability of the taxpayer with respect to such interest." Code Section 469(c)(3),(4).

      A passive activity loss ("PAL") is defined as the amount (if any) by which the aggregate losses from all passive activities for the taxable year exceed the aggregate income from all passive activities for such year. Code Section 469(d)(1).

      Classification of an activity as passive will result in the income and expenses generated therefrom being treated as "passive" except to the extent that any of the income is "portfolio" income and except as otherwise provided in regulations. Code Section 469(e)(1)(A). Portfolio income is income from, inter alia, interest, dividends, and royalties not

Petroleum Development Corporation
May 31, 1997
Page D-27

derived in the ordinary course of a trade or business. Income that is neither passive nor portfolio is "net active income." Code
Section 469(e)(2)(B).

      With respect to the deductibility of PALs, individuals and personal service corporations will be entitled to deduct such amounts only to the extent of their passive income whereas closely held C corporations (other than personal service corporations) can offset PALs against both passive and net active income, but not against portfolio income. Code
Section 469(a)(1), (e)(2). In calculating passive income and loss, however, all activities of the taxpayer are aggregated. Code
Section 469(d)(1). PALs disallowed as a result of the above rules will be suspended and can be carried forward indefinitely to offset future passive (or passive and active, in the case of a closely held C corporation) income. Code Section 469(b).

      Upon the disposition of an entire interest in a passive activity in a fully taxable transaction not involving a related party, any passive loss that was suspended by the provisions of the Code Section 469 passive activity rules is deductible from either passive or non-passive income.
The deduction must be reduced, however, by the amount of income or gain realized from the activity in previous years.

      As noted above, a passive activity includes an activity with respect to which the taxpayer does not "materially participate." A taxpayer will be considered as materially participating in a venture only if the taxpayer is involved in the operations of the activity on a "regular, continuous, and substantial" basis. Code Section 469(h)(1). With respect to the determination as to whether a taxpayer's participation in an activity is material, temporary regulations issued by the Service provide that, except for limited partners in a limited partnership, an individual will be treated as materially participating in an activity if and only if (i) the individual participates in the activity for more than 500 hours during such year, (ii) the individual's participation in the activity for the taxable year constitutes substantially all of the participation in such activity of all individuals for such year, (iii) the individual participates in the activity for more than 100 hours during the taxable year, and such individual's participation in such activity is not less than the participation in the activity of any other individual for such year, (iv) the activity is a trade or business activity of the individual, the individual participates in the activity for more than 100 hours during such year, and the individual's aggregate participation in all significant participation activities of this type during the year exceeds 500 hours,
(v) the individual materially participated in the activity for 5 of the last 10 years, or (vi) the activity is a personal service activity and the individual materially participated in the activity for any 3 preceding years. Temp. Treas. Reg. Section 1.469-5T(a).

Petroleum Development Corporation
May 31, 1997
Page D-28

      Notwithstanding the above, and except as may be provided in regulations, Code Section 469(h)(2) provides that no limited partnership interest will be treated as an interest with respect to which a taxpayer materially participates. The temporary regulations create several exceptions to this rule and provide that a limited partner will not be treated as not materially participating in an activity of the partnership of which he is a limited partner if the limited partner would be treated as materially participating for the taxable year under paragraph (a)(1),
(5), or (6) of Treas. Reg. Section 1.469-5T (as described in (i), (v), and
(vi) of the above paragraph) if the individual were not a limited partner for such taxable year. Temp. Treas. Reg. Section 1.469-5T(e). For purposes of this rule, a partnership interest of an individual will not be treated as a limited partnership interest for the taxable year if the individual is an Additional General Partner in the partnership at all times during the partnership's taxable year ending with or within the individual's taxable year. Id.

B.  General Partner Interests

      Due to the factual nature of the applicability of the material participation factors to an Additional General Partner's participation in the activities of the Partnership, we cannot express an opinion with respect to whether such participation will be material. However, the "working interest" exception to the passive activity rules applies without regard to the level of the taxpayer's participation. Nevertheless, the presence or absence of material participation may be relevant for purposes of determining whether the investment interest expense rules of Code
Section 163(d) apply to limit the deductibility of interest incurred in connection with any borrowings of an Additional General Partner.

      As noted above, the term "passive activity" does not include any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not limit the taxpayer's liability with respect to such interest. Temp. Treas. Reg. Section 1.469-1T(e)(4)(v) describes an interest in an entity that limits a taxpayer's liability with respect to the drilling or operation of a well as (i) a limited partnership interest in a partnership in which the taxpayer is not a general partner, (ii) stock in a corporation, or (iii) an interest in any other entity that, under applicable state law, limits the interest holder's potential liability. For purposes of this provision, indemnification agreements, stop loss arrangements, insurance, or any similar arrangements or combinations thereof are not taken into account in determining whether a taxpayer's liability is limited. Id.

      The Joint Committee on Taxation's General Explanation of the Tax Reform Act of 1986 (the "Bluebook") indicates that a "working interest" is an interest with respect to an oil and gas property that is burdened with the cost of development and operation of the property, and that generally has characteristics such as responsibility for signing

Petroleum Development Corporation
May 31, 1997
Page D-29

authorizations for expenditures with respect to the activity, receiving periodic drilling and completion reports and reports regarding the amount of oil extracted, voting rights proportionate to the percentage of the working interest possessed by the taxpayer, the right to continue activities if the present operator decides to discontinue operations, a proportionate share of tort liability with respect to the property and some responsibility to share in further costs with respect to the property in the event a decision is made to spend more than amounts already contributed. The Regulations define a working interest as "a working or operating mineral interest in any tract or parcel of land (within the meaning of Section 1.612-4(a))." Treas. Reg. Section 1.469-1(e)(4)(iv). Under Treas. Reg.
Section 1.614-2(b), an operating mineral interest is defined as a separate mineral interest as described in section 614(a), in respect of which the costs of production are required to be taken into account by the taxpayer for purposes of computing the limitation of 50 percent of the taxable income from the property in determining the deduction for percentage depletion computed under section 613, or such costs would be so required to be taken into account if the . . . well . . . were in the production stage. The term does not include royalty interests or similar interests, such as production payments or net profits interests. For the purpose of determining whether a mineral interest is an operating mineral interest, "costs of production" do not include intangible drilling and development costs, exploration expenditures under section 615, or development expenditures under section 616. Taxes, such as production taxes, payable by holders of nonoperating interests are not considered costs of production for this purpose. A taxpayer may not aggregate operating mineral interests and nonoperating mineral interests such as royalty interests.

      The Managing General Partner has represented that the Partnership will acquire and hold only operating mineral interests, as defined in Code
Section 614(d) and the regulations thereunder, and that none of the Partnership's revenues will be from non-working interests.

      To the extent that the Additional General Partners (in their capacity as general partners) have working interests in the activities of the Partnership for purposes of Code Section 469, we are of the opinion that an Additional General Partner's interest in the Partnership (as a general partner) will not be considered a passive activity within the meaning of Code Section 469 and losses generated while such general partner interest is held will not be limited by the passive activity provisions.

      Notwithstanding this general rule, however, for purposes of Code
Section 469, the economic performance rules of Code Section 461 are applied in a different manner from that described above in "Intangible Drilling and Development Costs Deductions." Economic performance under

Petroleum Development Corporation
May 31, 1997
Page D-30

the passive loss rules is defined in Temp. Treas. Reg. Section 1.469-1T(e)(4)(ii)(C)(2)(ii) as economic performance within the meaning of Code
Section 461(h), without regard to Code Section 461(i)(2) (which contains the spudding rule). Accordingly, if an Additional General Partner's interest is converted to that of a limited partner after the end of the year in which economic performance is deemed to occur (under Code
Section 461), but prior to the spudding date provided in Code
Section 461(i)(2), any post-conversion losses will be passive, notwithstanding the availability of such losses (under Code Section 461) in a year in which the taxpayer held the interest in an entity that did not limit his liability.

      Notwithstanding the above, there can be no assurance that the Service will not contend that all general partner interests should be regarded as interests in a passive activity from the Partnership's inception due to the conversion feature contained in the Partnership Agreement. However, due to the exposure to unlimited liability for Partnership obligations incurred prior to such conversion, an attack by the Service with respect to the foregoing should not be successful. In addition, the temporary regulations, at Section 1.469-1T(e)(4)(iii), example (1), respect the nature of a general partnership interest prior to its conversion into limited partnership form:

           A, a calendar year individual, acquires on January 1, 1987, a general partnership interest in P, a calendar year partnership that holds a working interest in an oil or gas property.
           Pursuant to the partnership agreement, A is entitled to convert the general partnership interest into a limited partnership interest at any time. On December 1, 1987, pursuant to a contract with D, an independent drilling contractor, P commences drilling a single well pursuant to the working interest. Under the drilling contract, P pays D for the drilling only as the work is performed. All drilling costs are deducted by P in the year in which they are paid. At the end of 1987, A converts the general partnership interest into a limited partnership interest, effective immediately. The drilling of the well is completed on February 28, 1988.

Since, in the example, A holds the working interest through an entity that does not limit A's liability throughout 1987 and through an entity that does limit A's liability in 1988, the example in the regulation concludes that A's interest in P's well is not an interest in a passive activity for 1987 but is an interest in a passive activity for 1988.

      If an Additional General Partner converts his interest to a Limited Partner interest pursuant to the terms of the Partnership Agreement, the character of a subsequently generated tax attribute will be dependent

Petroleum Development Corporation
May 31, 1997
Page D-31

upon, inter alia, the nature of the tax attribute and whether there arose, prior to conversion, losses to which the working interest exception applied.

      Assuming the activities of a converting partner will not result in the Partner's being treated as materially participating under Temp. Treas.
Reg. Section 1.469-5T(a)(1), (5), or (6), as described above, the Limited Partner's activity after conversion should be treated as a passive activity. Code Section 469(c)(1). Accordingly, any loss arising therefrom should be treated as a PAL under Code Section 469(d), with the benefits thereof limited by Code Section 469(a)(1), as described above. However, Code Section 469(c)(3)(B) provides that, if a taxpayer has any loss from any taxable year from a working interest in any oil or gas property that is treated as a non-passive loss, then any net income from such property for any succeeding taxable year is to be treated as income that is not from a passive activity. Consequently, assuming that a converting Additional General Partner has losses from working interests which are treated as non-passive, income from the Partnership allocable to the Partner after conversion would be treated as income that is not from a passive activity.

C.  Limited Partner Interests

      If an Investor Partner (other than an Additional General Partner who converts his interest into that of a Limited Partner) invests in the Partnership as a Limited Partner, in the opinion of counsel, his distributive share of the Partnership's losses will be treated as PALs, the availability of which will be limited to the Partner's passive income thereon. If the Partner does not have sufficient passive income to utilize the PAL, the disallowed PAL will be suspended and may be carried forward (but not back) to be deducted against passive income arising in future years. Further, upon the complete disposition of the interest to an unrelated party, in a fully taxable transaction such suspended losses will be available, as described above.

      Regarding Partnership income, Limited Partners should generally be entitled to offset their distributive shares of such income with deductions from other passive activities, except to the extent such Partnership income is portfolio income. Since gross income from interest, dividends, annuities, and royalties not derived in the ordinary course of a trade or business is not passive income, a Limited Partner's share of income from royalties, income from the investment of the Partnership's working capital, and other items of portfolio income will not be treated as passive income. In addition, Code Section 469(l)(3) grants the Secretary of the Treasury the authority to prescribe regulations requiring net income or gain from a limited partnership or other passive activity to be treated as not from a passive activity.
Petroleum Development Corporation
May 31, 1997
Page D-32

D.  Publicly Traded Partnerships

      Notwithstanding the above, Code Section 469(k) treats net income from PTPs as portfolio income under the PAL rules. Further, each partner in a PTP is required to treat any losses from a PTP as separate from income and loss from any other PTP and also as separate from any income or loss from passive activities. Id. Losses attributable to an interest in a PTP that are not allowed under the passive activity rules are suspended and carried forward, as described above. Further, upon a complete taxable disposition of an interest in a PTP, any suspended losses are allowed (as described above with respect to the passive loss rules). As noted above, we have opined that the Partnership will not be a PTP.

      In the event the Partnership were treated as a PTP, any net income would be treated as portfolio income and each Partner's loss therefrom would be treated as separate from income and loss from any other PTP and also as separate from any income or loss from passive activities. Since the Partnership should not be treated as a PTP, the provisions of Code
Section 469(k), in our opinion, will not apply to the Partners in the manner outlined above prior to the time that such Partnership becomes a PTP. However, unlike the PTP rules of Code Section 7704, the passive activity rules of Code Section 469 do not provide an exception for partnerships that pass the 90% test of Code Section 7704. Accordingly, if the Partnership were to be treated as a PTP under the passive activity rules, passive losses could be used only to offset passive income from the Partnership.


                        CONVERSION OF INTERESTS

      Code Section 708 provides that a partnership will be considered as terminated for federal income tax purposes if, inter alia, there is "a sale or exchange of 50 percent or more of the total interest in partnership capital and profits" within a 12 month period. If a conversion of an Additional General Partner's interest into a Limited Partner interest were treated as a "sale or exchange" for purposes of Code
Section 708, the Partnership would be terminated for federal income tax purposes if 50% or more of the profits and capital interests in the Partnership were sold or exchanged within a 12 month period.

      In Rev. Rul. 84-52, 1984-1 C.B. 157, the Service ruled that the conversion of a general partnership interest into a limited partnership interest in the same partnership will not give rise to the recognition of gain or loss under Code Section 741 or Section 1001. The ruling noted that, under Code Section 721, no gain or loss is recognized by a partnership or any of its partners upon the contribution of property to the partnership in exchange for an interest therein. Consequently, the partnership will not be terminated under Code Section 708 since (i) the business of the partnership will continue after the conversion and (ii) Petroleum Development Corporation
May 31, 1997
Page D-33

pursuant to Treas. Reg. Section 1.708-1(b)(1)(ii) a transaction governed by Code Section 721 is not treated as a sale or exchange for purposes of Code Section 708. In the ruling, the Service also concluded that the partners' bases in their partnership interests would be changed to the extent of any change in their shares of the partnership's liabilities. To the extent that a deemed distribution exceeds a partner's adjusted basis, gain will be recognized to the extent of such excess.

      If Rev. Rul. 84-52, supra, is not overruled, revoked, or modified, the Partnership, in our opinion, will not be terminated under Code Section 708 solely as a result of the conversion of Partnership interests. In the event a constructive termination does occur, however, there will be a deemed distribution of the Partnership's assets to the Partners and a recontribution by such Partners to the Partnership. This constructive termination could have adverse federal income tax consequences, including
(i) the reallocation of basis of the assets, (ii) the recognition of income by any Partner receiving a constructive distribution (including a reduction in his share of Partnership liabilities) that exceeds his basis,
(iii) the loss of percentage depletion, if any, and (iv) the loss of elections made by the Partnership.

      Code Section 1245(a) provides that, inter alia, when Section 1245 property is disposed of, the amount by which the lower of (i) the property's recomputed basis or (ii) the amount realized (on the sale, exchange, or involuntary conversion) of the property or the fair market value (on any other disposition) of the property exceeds the property's adjusted basis is to be treated as ordinary income. Code
Section 1245(b)(3) provides that, if the basis of the property in the hands of the transferee is determined by reference to its basis in the hands of the transferor by reason of, inter alia, Code Section 721, then the gain taken into account for purpose of Code Section 1245(a) is not to exceed the gain taken into account by the transferor of such property (without regard to Code Section 1245(b)). To the extent the conversion of General Partner interests to Limited Partner interests is governed by Code
Section 721, the converting Partner will only be required to include in ordinary income the amount of gain he otherwise would recognize with respect to the "Section 1245" property attributable to him.

      Code Section 752(b) treats any decrease in a partner's share of partnership liabilities as a distribution of money to the partner by the partnership. If, under the applicable regulatory or statutory provisions, a converting partner's share of liabilities is deemed to decrease, such decrease will result in gain to the partner to the extent it exceeds the partner's basis in his partnership interest. Code Section 1254(a) provides, in part, that when a property is disposed of, the taxpayer must recapture as ordinary income any gain on disposition in an amount equal to the aggregate of amounts deductible as IDC, in excess of the amount deductible without regard to Code Section 263, and depletion. Code
Section 1254 (a) (1). Code Section 1254(b) provides that rules similar to Petroleum Development Corporation
May 31, 1997
Page D-34

the rules of subsections (b) and (c) of Code Section 1245 are to be applied for purposes of Code Section 1254. Consequently, to the extent that a Partner could recognize ordinary income under Code Section 1245 upon conversion, the Partner could also recognize ordinary income under Code Section 1254.

      Losses arising from the holding of working interests in oil and gas properties directly or through an entity that does not limit the holder's liability are not subject to the passive loss rules. Temporary and Proposed Regulations provide that, if the form of ownership is converted from a type that does not limit liability to a type that does limit liability, the portion of any losses (including those arising from the deduction of IDC) attributable to services or materials which have not yet been provided at the time of such conversion will constitute losses from a passive activity. Thus, in our opinion, if a Partner were to convert his general partner interest to that of a limited partner prior to the time that all of the services or materials comprising the IDC of a well had been provided, at the time of the conversion such services and materials will constitute losses from a passive activity and be subject to the passive loss limitations. Similarly in such a situation, a portion of the income from the well would constitute passive income. If the conversion were to occur after the filing of the Partnership's information tax return but prior to the completion of the drilling and development of a well, an amended return might have to be filed, which might also require the Investors to file amended returns. Further, the Code provides that if a taxpayer has any loss attributable to a working interest which is treated in any taxable year as a loss which is not from a passive activity, then any net income attributable to the working interest in any succeeding taxable year is treated as income of the taxpayer which is not from a passive activity. Accordingly, if an Additional General Partner converts his interest into a Limited Partner interest, any income from that interest with respect to which he claimed deductions will be treated as nonpassive income.


                          ALTERNATIVE MINIMUM TAX

      For taxable years beginning after December 31, 1992, Code 55 imposes on noncorporate taxpayers a two-tiered, graduated rate schedule for alternative minimum tax ("AMT") equal to the sum of (i) 26% of so much of the "taxable excess" as does not exceed $175,000, plus (ii) 28% of so much of the "taxable excess" as exceeds $175,000. Code Section 55(b)(1)(A)(i). "Taxable excess" is defined as so much of the alternative minimum taxable income ("AMTI") for the taxable year as exceeds the exemption amount.
Code Section 55(b)(1)(A)(ii). AMTI is generally defined as the taxpayer's taxable income, increased or decreased by certain adjustments and items of tax preference. Code Section 55(b)(2).

Petroleum Development Corporation
May 31, 1997
Page D-35

      The exemption amount for noncorporate taxpayers is (i) $45,000 in the case of a joint return or a surviving spouse, (ii) $33,750 in the case of an individual who is not a married individual or a surviving spouse, and
(iii) $22,500 in the case of a married individual who files a separate return or an estate or trust. Such amounts are phased out as a taxpayer's AMTI increases above certain levels. Code Section 55(d)(1) and (3).

      The corporate AMT is similar to that of the individual AMT, with the corporation's regular taxable income increased or decreased by certain adjustments and items of tax preference, resulting in AMTI. The AMTI is reduced by $40,000 (which amount is phased-out as AMTI increases from $150,000 to $310,000) with the balance being taxed at twenty percent (20%). Code Section 55(b), (d). The excess of this figure over the regular tax liability is the AMT.

      Individuals subject to the AMT are generally allowed a credit, equal to the portion of the AMT imposed by Code Section 55 arising as a result of deferral preferences (or equal to the entire AMT in the case of corporate AMT for use against the taxpayer's future regular tax liability (but not the minimum tax liability). Code Section 53. However, for corporate taxpayers after 1989, AMT arising from exclusion preferences is also included in the credit. Code Section 53(d)(1)(B).

      Under the AMT provisions, adjustments and items of tax preference that may arise from a Partner's acquisition of an interest in the Partnership include the following:

      1. For taxable years beginning after December 31, 1992, taxpayers which do not meet the definition of an integrated oil company as defined in Code Section 291(b)(4) are not subject to the preference item for "excess IDC." Code Section 57(a)(2)(E)(i). The benefit of the elimination of the preference is limited in any taxable year to an amount equal to 40 percent of the alternative minimum taxable income for the year computed as if the prior law "excess IDC" preference item has not been eliminated. Code Section 57(a)(2)(E)(ii). Excess IDC is defined as the excess of (i) IDC paid or incurred (other than costs incurred in drilling a nonproductive well) with respect to which a deduction is allowable under Code Section 263(c) for the taxable year over (ii) the amount which would have been allowable for the taxable year if such costs had been capitalized and (I) amortized over a 120 month period beginning with the month in which production from such well begins or (II) recovered through cost depletion. Code Section 57(a)(2)(B). However, any portion of the IDC to which an election under Code Section 59(e) applies will not be treated as an item of tax preference under Code Section 57(a). Code
Section 59(e)(6). With respect to IDC paid or incurred, corporate and individual taxpayers are allowed to make the Code Section 59(e) election

Petroleum Development Corporation
May 31, 1997
Page D-36

and, for regular tax and AMT purposes, deduct such expenditures over the 60 month period beginning with the month in which such expenditure is paid or incurred. Code Section 59(e)(1).

      2. For taxable years beginning after December 31, 1992, the preference item for excess depletion is repealed for other than integrated oil companies. Code Section 57(a)(1).

      3. Each Partner's AMTI will be increased (or decreased) by the amount by which the depreciation deductions allowable under Code Sections 167 and 168 with respect to such property exceeds (or is less than) the depreciation determined under the alternative depreciation system using the one hundred fifty percent (150%) declining balance method switching to the straight-line method, when that produces a greater deduction, in lieu of the straight-line method otherwise prescribed by the ADS. Code
Section 56(a)(1). No ACE depreciation adjustment is necessary with respect to a corporate Partner for property placed in service in taxable years beginning after December 31, 1993. Code Section 56(g)(4)(A)(i).

      4. AMTI for a corporate Partner will be increased by seventy-five percent (75%) of the excess of the taxpayer's "adjusted current earnings" ("ACE") over the AMTI amount (computed without the ACE adjustment and without the net operating loss deduction). Code Section 56(g)(1). As noted above, both corporate and individual taxpayers may elect this method of amortization for regular tax purposes. For years beginning after December 31, 1992, for corporations other than integrated oil companies, the ACE adjustments for percentage depletion and IDC are repealed. Code Sections 56(g)(4)(F) and (D)(i), respectively. The IDC modification applies to IDCs paid or incurred in taxable years beginning after December 31, 1992.

      Due to the inherently factual nature of the applicability of the AMT to a Partner, we are unable to express an opinion with respect to such issues. Due to the potentially significant impact of a purchase of Units on an Investor's tax liability, investors should discuss the implications of an investment in the Partnership on their regular and AMT liabilities with their tax advisors prior to acquiring Units.


                     GAIN OR LOSS ON SALE OF PROPERTIES

      Gain from the sale or other disposition of property is realized to the extent of the excess of the amount realized therefrom over the property's adjusted basis; conversely, loss is realized in an amount equal to the excess of the property's adjusted basis over the amount realized from such a disposition. Code Section 1001(a). The amount realized is defined as the sum of any money received plus the fair market value of the property Petroleum Development Corporation
May 31, 1997
Page D-37

(other than money) received. Code Section 1001(b). Accordingly, upon the sale or other disposition of the Partnership properties, the Partners will realize gain or loss to the extent of their pro rata share of the difference between the Partnership's adjusted basis in the property at the time of disposition and the amount realized upon disposition. In the absence of nonrecognition provisions, any gain or loss realized will be recognized for federal income tax purposes.

      Gain or loss recognized upon the disposition of property used in a trade or business and held for more than one year will be treated as long term capital gain or as ordinary loss. Code Section 1231(a). Notwithstanding the above, however, any gain realized may be taxed as ordinary income under one of several "recapture" provisions of the Code or under the characterization rules relating to "dealers" in personal property.

      Code Section 1254 generally provides for the recapture of capital gains, arising from the sale of property which was placed in service after 1986, as ordinary income to the extent of the lesser of (i) the gain realized upon sale of the property, or (ii) the sum of (I) all IDC previously deducted and (II) all depletion deductions that reduced the property's basis. Code Section 1254(a)(1).

      Ordinary income may also result from the recapture, pursuant to Code
Section 1245, of depreciation on the Partnership properties. Such recapture is the amount by which (i) the lower of (I) the recomputed basis of the property, or (II) the amount realized on the sale of the property exceeds (ii) the property's adjusted basis. Code Section 1245(a)(1). Recomputed basis is generally the property's adjusted basis increased by depreciation and amortization deductions previously claimed with respect to the property. Code Section 1245(a)(2).


                      GAIN OR LOSS ON SALE OF UNITS

      If the Units are capital assets in the hands of the Partners, gain or loss realized by any such holders on the sale or other disposition of a Unit will be characterized as capital gain or capital loss. Code
Section 1221. Such gain or loss will be a long term capital gain or loss if the Unit is held for more than one year and a short term capital gain or loss if held for a shorter period. However, the portion of the amount realized by a Partner in exchange for a Unit that is attributable to the Partner's share of the Partnership's "unrealized receivables" or "substantially appreciated inventory items" will be treated as an amount realized from the sale or exchange of property other than a capital asset. Code Section 751.

Petroleum Development Corporation
May 31, 1997
Page D-38

      Unrealized receivables are defined in Code Section 751(c) to include ". . . oil [or] gas . . . property . . . to the extent of the amount which would be treated as gain to which section . . . 1245(a) . . . or 1254(a) would apply if . . . such property had been sold by the partnership at its fair market value." A sale by the Partnership of the Partnership's properties could give rise to treatment of the gain thereunder as ordinary income as a result of Code Sections 1245(a) or 1254(a). Accordingly, gain recognized by a Partner on the sale of a Unit would be taxed as ordinary income to the Partner to the extent of his share of the Partnership's gain on property that would be recaptured, upon sale, under those statutes.

      Substantially appreciated inventory items are those "inventory items" noted below, the fair market value of which exceeds 120% of the adjusted basis to the partnership of such property, excluding any such inventory property acquired with a principal purpose of avoiding Section751. Code
Section 751(d)(1). Property treated as an "inventory item" for purposes of Code Section 751 includes (i) stock in trade of the partnership or other property of a kind which would properly be included in its inventory if on hand at the end of the taxable year, (ii) property held by the partnership primarily for sale to customers in the ordinary course of its trade or business, and (iii) any other partnership property which would constitute neither a capital asset nor property used in a trade or business under Code Section 1231. Code Sections 751(d)(2) and 1221(1).

      Under the aforementioned provisions, a Partner would recognize ordinary income with respect to any deemed sale of assets under Code Section 751; further, this ordinary income may be recognized even if the total amount realized on the sale of a Unit is equal to or less than the Partner's basis in the Unit.

      Any partner who sells or exchanges interests in a partnership holding unrealized receivables (which include IDC recapture and other items) or certain inventory items must notify the partnership of such transaction in accordance with Regulations under Code Section 6050K and must attach a statement to his tax return reflecting certain facts regarding the sale or exchange. Regulations promulgated by the service provide that such notice to the partnership must be given in writing within 30 days of the sale or exchange (or, if earlier, by January 15 of the calendar year following the calendar year in which the exchange occurred), and must include names, addresses, and taxpayer identification numbers (if known) of the transferor and transferee and the date of the exchange. Code Section 6721 provides that persons who fail to furnish this information to the partnership will be penalized $50 for each such failure, or, if such failure is due to intentional disregard to the filing requirement, the person will be penalized the greater of (i) $100 or (ii) 10% of the aggregate amount to be reported. Furthermore, a partnership is required Petroleum Development Corporation
May 31, 1997
Page D-39

to notify the Service of any sale or exchange of interests of which it has notice, and to report the names and addresses of the transferee and the transferor, along with all other required information. The partnership also is required to provide copies of the information it provides to the Service to the transferor and the transferee.

      The tax consequences to an assignee purchaser of a Unit from a Partner are not described herein. Any assignor of a Unit should advise his assignee to consult his own tax advisor regarding the tax consequences of such assignment.


                       PARTNERSHIP DISTRIBUTIONS

      Under the Code, any increase in a partner's share of partnership liabilities, or any increase in such partner's individual liabilities by reason of an assumption by him of partnership liabilities is considered to be a contribution of money by the partner to the partnership. Similarly, any decrease in a partner's share of partnership liabilities or any decrease in such partner's individual liabilities by reason of the partnership's assumption of such individual liabilities will be considered as a distribution of money to the partner by the partnership. Code
Section 752(a), (b).

      The Partners' adjusted bases in their Units will initially consist of the cash they contribute to the Partnership. Their bases will be increased by their share of Partnership income and additional contributions and decreased by their share of Partnership losses and distributions. To the extent that such actual or constructive distributions are in excess of a Partner's adjusted basis in his Partnership interest (after adjustment for contributions and his share of income and losses of the Partnership), that excess will generally be treated as gain from the sale of a capital asset. In addition, gain could be recognized to a distributee partner upon the disproportionate distribution to a partner of unrealized receivables, substantially appreciated inventory or, in some cases, Code Section 731 (c) marketable securities, ie., actively traded financial instruments, foreign currencies or interests in certain defined properties. Further, the Partnership Agreement prohibits distributions to any Investor Partner to the extent such would create or increase a deficit in the Partner's Capital Account.


                      PARTNERSHIP ALLOCATIONS

      Allocations - General. Generally, a partner's taxable income is increased or decreased by his ratable share of partnership income or loss. Code Section 701. However, the availability of these losses may be Petroleum Development Corporation
May 31, 1997
Page D-40

limited by the at risk rules of Code Section 465, the passive activity rules of Code Section 469, and the adjusted basis provisions of Code
Section 704(d).

      Code Section 704(b) provides that if a partnership agreement does not provide for the allocation of each partner's distributive share of partnership income, gain, loss, deduction, or credit, or if the allocation of such items under the partnership agreement lacks "substantial economic effect," then each partner's share of those items must be allocated "in accordance with the partner's interest in the partnership."

      As discussed below, regulations under Code Section 704(b) define substantial economic effect and prescribe the manner in which partners' capital accounts must be maintained in order for the allocations contained in the partnership agreement to be respected. Notwithstanding these provisions, special rules apply with respect to nonrecourse deductions since, under the Regulations, allocations of losses or deductions attributable to nonrecourse liabilities cannot have economic effect.

      The Service may contend that the allocations contained in the Partnership Agreement do not have substantial economic effect or are not in accordance with the Partners' interests in the Partnership and may seek to reallocate these items in a manner that will increase the income or gain or decrease the deductions allocable to a Partner. We are of the opinion that, to the extent provided herein, if challenged by the Service on this matter, the Partners' distributive shares of partnership income, gain, loss, deduction, or credit will be determined and allocated substantially in accordance with the terms of the Partnership Agreement to have substantial economic effect.

      Substantial Economic Effect. Although a partner's share of partnership income, gain, loss, deduction, and credit is generally determined in accordance with the partnership agreement, this share will be determined in accordance with the partner's interest in the partnership (determined by taking into account all facts and circumstances) and not by the partnership agreement if the partnership allocations do not have "substantial economic effect" and if the allocations are not respected under the nonrecourse deduction provisions of the regulations. Code
Section 704(b); Treas. Reg. Sections 1.704-1(b)(2)(i), 1.704-2.

      Treasury regulations provide that:

           In order for an allocation to have economic effect, it must be consistent with the underlying economic arrangement of the partners. This means that in the event there is an economic benefit or economic burden that corresponds to an allocation, the partner to whom the allocation is made must receive such economic benefit or bear such economic burden.
Petroleum Development Corporation
May 31, 1997
Page D-41

Treas. Reg. Section 1.704-1(b)(2)(ii). The regulations further provide that an allocation will have economic effect only if, throughout the full term of the partnership, the partnership agreement provides (i) for the determination and maintenance of partner's capital accounts in accordance with specified rules contained therein, (ii) upon liquidation of the partnership or a partner's interest in the partnership, liquidating distributions are required to be made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the taxable year of the liquidation, and
(iii) either (I) a partner with a deficit balance in his capital account following the liquidation is unconditionally obligated to restore the amount of such deficit balance to the partnership by the end of the taxable year of liquidation, or (II) the partnership agreement contains a qualified income offset ("QIO") provision as provided in Treas. Reg.
Section 1.704-1(b)(2)(ii)(d).  Treas. Reg. Sections 1.704-1(b)(2)(ii)(b)
and 1.704-1(b)(2)(ii)(d).

      The capital account maintenance rules generally mandate that each partner's capital account be increased by (i) money contributed by the partner to the partnership, (ii) the fair market value (net of liabilities) of property contributed by the partner to the partnership, and (iii) allocations to the partner of partnership income and gain. Further, such capital account must be decreased by (i) money distributed to the partner from the partnership, (ii) the fair market value (net of liabilities) of property distributed to the partner from the partnership, and (iii) allocations to the partner of partnership losses and deductions. Treas. Reg. Section 1.704-1(b)(2)(iv).

      Treas. Reg. Section 1.704-1(b)(2)(iii) provides that an economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. The economic effect of an allocation is not substantial if:

      at the time the allocation becomes part of the partnership agreement, (1) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation (or allocations) were not contained in the partnership agreement, and (2) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation (or allocations) were not contained in the partnership agreement. In determining the after-tax economic benefit or detriment to a partner, tax consequences that result from the interaction of the allocation with such partner's tax attributes that are unrelated to the partnership will be taken into account.

Petroleum Development Corporation
May 31, 1997
Page D-42

Treas. Reg. 1.704-1(b)(2)(iii)(a).

      While the Service stated that it will not rule on whether an allocation provision in a partnership agreement has substantial economic effect, several Technical Advice Memoranda ("TAMs") shed light on the Service's position on such matter. Notwithstanding the potential similarity between TAM and a taxpayer's particular fact pattern, it should be noted that TAMs may not be used or cited as precedent. Code Section 6110(j)(3), Treas. Reg. Sections 301.6110-2(a) and -7(b). Nevertheless, TAMs do serve to illustrate the Service's position on certain specific cases. The TAMs relating to substantial economic effect focus on the tax avoidance purpose of any such above-described allocations and on the partnership plan for distributions upon liquidation. Illustrative of the Service's approach is TAM 8008054, in which the Service concluded that an allocation to the partners solely of items that the partnership had elected to expense (IDC) had as its principal purpose tax avoidance. The Service suggested that, had the allocation affected the parties' liquidation rights, the allocation would have had substantial economic effect: "In general, substantial economic effect has been found where all allocations of items of income, gain, loss, deduction or credit increase or decrease the respective capital accounts of the partners and distribution of assets made upon liquidation is made in accordance with capital accounts." The ruling noted that the investors "should have been allocated their share of costs over the intangible drilling costs." Id. The question whether economic effect is "substantial" is one of fact which may depend in part on the timing of income and deductions and on consideration of the investors' tax attributes unrelated to their investment in Units, and thus is not a question upon which a legal opinion can ordinarily be expressed. However, to the extent the tax brackets of all Partners do not differ at the time the allocation becomes part of the partnership agreement, the economic effect of the allocation provisions should be considered to be substantial.

      Code Section 613A(c)(7)(D) requires that the basis of oil and gas properties owned by a partnership be allocated to the partners in accordance with their interests in the capital or income of the partnership. Final Regulations issued under Code Section 613A(c)(7)(D) indicate that such basis must be allocated in accordance with the partners' interests in the capital of the partnership if their interests in partnership income vary over the life of the partnership for any reason other than for reasons such as the admission of a new partner. Reg.
Section 1.613A-3(e)(2). The terms "capital" and "income" are not defined in the Code or in the Regulations under Section 613A. The Regulations under Code Section 704 indicate that if all partnership allocations of income, gain, loss, and deduction (or items thereof) have substantial economic effect, an allocation of the adjusted basis of an oil or gas property among the partners will be deemed to be made in accordance with the partners' interests in partnership capital or income and will accordingly be recognized.
Petroleum Development Corporation
May 31, 1997
Page D-43

      Pursuant to the Partnership Agreement, (i) allocations will be made as mandated by the Regulations, (ii) liquidating distributions will be made in accordance with positive capital account balances, and (iii) a "qualified income offset" provision applies. However, while capital will be owned 78.125% by the Investor Partners and 21.875% by the Managing General Partner, IDC will be allocated 100% to the Investor Partners and other tax items will be allocated 80% to the Investor Partners. Except with respect to those excess allocations, under the Partnership Agreement the basis in oil and gas properties will be allocated in proportion to each Partner's respective share of the costs which entered into the Partnership's adjusted basis for each depletable property. Such allocations of basis appear reasonable and in compliance with the Regulations under Section 704. Nevertheless, the Service may contend that the allocation to the Investors of IDC (100%) in excess of their capital contributions (78.125%) or the allocation to the Managing General Partner of other tax items (100% ranging to 0% upon the occurrence of certain events) in excess of its capital contribution (21.875%) is invalid and may reallocate such excess IDC or other items to the other Partners. Any such reallocation could increase an Investor Partner's tax liability. However, no assurance can be given, and we are unable to express an opinion, as to whether any special allocation of an item which is dependent upon basis in an oil and gas property will be recognized by the Service.

      Allocation Shifts. Section 3.02(a) of the Partnership Agreement provides that the Managing General Partner will subordinate up to 50% of its 20% share of Partnership cash distributions so that the Investor Partner might receive cash distributions equal to a minimum of 10% per year of their Subscriptions on a cumulative basis for the first five years of Partnership well operations. These shifts may trigger income to the Partners to the extent such shift has the effect of reducing a Partner's allocable share of "substantially appreciated inventory items" or "unrealized receivables," as those terms are defined in Code Section 751.

      Nonrecourse Deductions. As noted above, an allocation of loss or deduction attributable to nonrecourse liabilities of a partnership cannot have economic effect because the creditor alone bears any economic burden that corresponds to such an allocation. Nevertheless, the Temporary Regulations provide a test under which certain allocations of nonrecourse deductions will be deemed to be in accordance with the partners' interests in the partnership.

      Nonrecourse deduction allocations will be deemed to be made in accordance with partners' partnership interests if, and only if, four requirements are satisfied. First, the partners' capital accounts must be maintained properly and the distribution of liquidation proceeds must be in accordance with the partners' capital account balances. Second, beginning in the first taxable year in which there are nonrecourse deductions, and thereafter throughout the full term of the partnership, the partnership agreement must provide for allocation of nonrecourse Petroleum Development Corporation
May 31, 1997
Page D-44

deductions among the partners in a manner that is reasonably consistent with allocations, which have substantial economic effect, of some other significant partnership item attributable to the property securing nonrecourse liabilities of the partnership. Third, beginning in the first taxable year of the partnership in which the partnership has nonrecourse deductions or makes a distribution of proceeds of a nonrecourse liability that are allocable to an increase in minimum gain, and thereafter throughout the full term of the partnership, the partnership agreement contains a "minimum gain chargeback." A partnership agreement contains a "minimum gain chargeback" if, and only if, it provides that, subject to certain exceptions, in the event there is a net decrease in partnership minimum gain during a partnership taxable year, the partners must be allocated items of partnership income and gain for that year equal to each partner's share of the net decrease in partnership minimum gain during such year. A partner's share of the net decrease in partnership minimum gain is the amount of the total net decrease multiplied by the partner's percentage share of the partnership's minimum gain at the end of the immediately preceding taxable year. A partner's share of any decrease in partnership minimum gain resulting from a revaluation of partnership property (which would not cause a minimum gain chargeback) equals the increase in the partner's capital account attributable to the revaluation to the extent the reduction in minimum gain is caused by such revaluation. Similar rules apply with regard to partner nonrecourse liabilities and associated deductions. The fourth requirement of the nonrecourse allocation test provides that all other material allocations and capital account adjustments under the partnership agreement must be recognized under the general allocation requirements of the regulations under IRC
Section 704(b).

      Under the Regulations, partners generally share nonrecourse liabilities in accordance with their interests in partnership profits. However, the Regulations generally require that nonrecourse liabilities be allocated among the partners first to reflect the partners' share of minimum gain and Code Section 704(c) minimum gain. Any remaining nonrecourse liabilities are generally to be allocated in proportion to the partner's interests in partnership profits.

      The Partnership Agreement, at Section 3.02, contains a minimum gain chargeback. Further, the Partnership Agreement provides for the allocation of nonrecourse liabilities and deductions attributable thereto among the Partners first, in accordance with their respective shares of partnership minimum gain (within the meaning of Regulation Section 1.704-2(b)(2); second, to the extent of each such Partner's gain under Code
Section 704(c) if the Partnership were to dispose of (in a taxable transaction) all Partnership property subject to one or more nonrecourse liabilities of the Partnership in full satisfaction of such liabilities and for no other consideration; and third, in accordance with the Partners' proportionate shares in the Partnership's profits. Regulation Petroleum Development Corporation
May 31, 1997
Page D-45

Section 1.752-3. For this purpose, the Partnership Agreement provides for the allocation of excess nonrecourse deductions of 90% to the Investor Partners and 10% to the Managing General Partner.

      Retroactive Allocations. To prevent retroactive allocations of partnership tax attributes to partners entering into a partnership late in the tax year, Code Section 706(d) provides that a partner's distributive share of such attributes is to be determined by the use of methods prescribed by the Treasury Secretary which take into account the varying interests of the partners during the taxable year.

      The Partnership Agreement, at Section 3.04(c), provides that each Partner's allocation of tax items other than "allocable cash basis items" is to be determined under a method permitted by Code Section 706(d) and the regulations thereunder. With respect to "allocable cash basis items,"
Section 3.04(c) requires an allocation in accordance with the requirements of Code Section 706(d).

      Accordingly, the Partnership allocations should be considered to be in accordance with the provisions of Code Section 706(d).


                            PROFIT MOTIVE

      The existence of economic, nontax motives for entering into the Transaction is essential if the Partners are to obtain the tax benefits associated with an investment in the Partnership.

      Code Section 183(a) provides that where an activity entered into by an individual is not engaged in for profit, no deduction attributable to that activity will be allowed except as provided therein. Should it be determined that a Partner's activities with respect to the Transaction fall within the "not for profit" ambit of Code Section 183, the Service could disallow all or a portion of the deductions and credits generated by the Partnership's activities.

      Code Section 183(d) generally provides for a presumption that an activity is entered into for profit within the meaning of the statute where gross income from the activity exceeds the deductions attributable to such activity for three or more of the five consecutive taxable years ending with the taxable year in question. At the taxpayer's election, such presumption can relate to three or more of the taxable years in the 5-year period beginning with the taxable year in which the taxpayer first engages in the activity. Temp. Treas. Reg. Section 12.9. Whether an activity is engaged in for profit is determined under Code Sections 162 (relating to trade or business deductions) and 212(1) and (2) (relating to income producing deductions) except insofar as the above-described presumption applies. Treas. Reg. Section 1.183-1(a).
Petroleum Development Corporation
May 31, 1997
Page D-46

      To establish that he is engaged in either a trade or business or an income producing activity, a Partner must be able to prove that he is engaged in the Transaction with an "actual and honest profit objective," Fox v. Commissioner, 80 T.C. 972, 1006 (1983), aff'd sub nom., Barnard v. Commissioner, 731 F.2d 230 (4th Cir. 1984), and that his profit objective is bona fide. Bessenyey v. Commissioner, 45 T.C. 261, 274 (1965), aff'd, 379 F.2d 252 (2d Cir. 1967), cert. denied, 389 U.S. 931 (1967). The inquiry turns on whether the primary purpose and intention of the Partner in engaging in the activity is, in fact, to make a profit apart from tax considerations. Hager v. Commissioner, 76 T.C. 759, 784. Such objective need not be reasonable, only honest, and the question of objective is to be determined from all the facts and circumstances. Sutton v. Commissioner, 84 T.C. 210 (1985), aff'd, 788 F.2d 695 (11th Cir. 1986).
Among the factors that will normally be considered are: (i) the manner in which the taxpayer carries on the activity, (ii) the expertise of the taxpayer or his advisors, (iii) the time and effort expended by the taxpayer in carrying on the activity, (iv) whether an expectation exists that the assets used in the activity may appreciate in value, (v) the success of the taxpayer in carrying on similar or dissimilar activities,
(vi) the taxpayer's history of income or losses with respect to the activity, (vii) the amount of occasional profits, if any, which are earned, and (viii) the financial status of the taxpayer. Treas. Reg.
Section 1.183-2(b). Where application of such factors to a particular activity is difficult, however, the Court will consider the totality of the circumstances instead. Estate of Baron v. Commissioner, 83 T.C. 542
(1984), aff'd, 798 F.2d 65 (2d Cir. 1986).

      As noted, the issue is one of fact to be resolved not on the basis of any one factor but on the basis of all the facts and circumstances.
Treas. Reg. Section 1.183-2(b). Greater weight is given to objective facts than the parties' mere statements of their intent. Siegel v. Commissioner, 78 T.C. 659, Engdahl v. Commissioner, 72 T.C. 659 (1979). Nevertheless, the Courts have recognized, in applying Code Section 183, that "a taxpayer has the right to engage in a venture which has economic substance even though his motivation in the early years of the venture may have been to obtain a deduction to offset taxable income." Lemmen v. Commissioner, 77 T.C. 1326, 1346 (1981), acq., 1983-1 C.B. 1.

      Due to the inherently factual nature of a Partner's intent and motive in engaging in the Transaction, we do not express an opinion as to the ultimate resolution of this issue in the event of a challenge by the Service. Partners must, however, seek to make a profit from their activities with respect to the Transaction beyond any tax benefits derived from those activities or risk losing those tax benefits.

Petroleum Development Corporation
May 31, 1997
Page D-47

                           TAX AUDITS

      Subchapter C of Chapter 63 of the Code provides that administrative proceedings for the assessment and collection of tax deficiencies attributable to a partnership must be conducted at the partnership, rather than the partner, level. Partners will be required to treat Partnership items of income, gain, loss, deduction, and credit in a manner consistent with the treatment of each such item on the Partnership's returns unless such Partner files a statement with the Service identifying the inconsistency. If the Partnership is audited, the tax treatment of each item will be determined at the Partnership level in a unified partnership proceeding. Conforming adjustments to the Partners' own returns will then occur unless such partner can establish a basis for inconsistent treatment (subject to waiver by the Service).

      PDC will be designated the "tax matters partner" ("TMP") for the Partnership and will receive notice of the commencement of a Partnership proceeding and notice of any administrative adjustments of Partnership items. The TMP is entitled to invoke judicial review of administrative determinations and to extend the period of limitations for assessment of adjustments attributable to Partnership items. Each Partner will receive notice of the administrative proceedings from the TMP and will have the right to participate in the administrative proceeding pursuant to tax requirements of Regulation Section 301.6223(g) unless the Partner waives such rights.

      The Code provides that, subject to waiver, partners will receive notice of the administrative proceedings from the Service and will have the right to participate in the administrative proceedings. However, the Code also provides that if a partnership has 100 or more partners, the partners with less than a 1% profits interest will not be entitled to receive notice from the Service or participate in the proceedings unless they are members of a "notice group" (a group of partners having in the aggregate a 5% or more profits interest in the partnership that requires the Service to send notice to the group and that designates one of their members to receive notice). Any settlement agreement entered into between the Service and one or more of the partners will be binding on such partners but will not be binding on the other partners, except that settlement by the TMP may be binding on certain partners, as described below. The Service must, on request, offer consistent settlement terms to the partners who had not entered into the earlier settlement agreement. If a partnership has more than 100 partners, the TMP is empowered under the Code to enter into binding settlement agreements on behalf of the partners with a less than 1% profits interest unless the partner is a member of a notice group or notifies the Service that the TMP does not have the authority to bind the partner in such a settlement.

Petroleum Development Corporation
May 31, 1997
Page D-48

      BY EXECUTING THE PARTNERSHIP AGREEMENT EACH PARTNER RESPECTIVELY REPRESENTS, WARRANTS, AND AGREES THAT HE WILL NOT FORM OR EXERCISE ANY RIGHT AS A MEMBER OF A NOTICE GROUP AND WILL NOT FILE A STATEMENT NOTIFYING THE SERVICE THAT THE TMP DOES NOT HAVE BINDING SETTLEMENT AUTHORITY. Such waiver is permitted under the partnership audit provisions of the Code and will be binding on the Partners.

      The costs incurred by a Partner in responding to an administrative proceeding will be borne solely by such Partner.


                            PENALTIES

      Under IRC Section 6662, a taxpayer will be assessed a penalty equal to twenty percent (20%) of the portion of an underpayment of tax attributable to negligence, disregard of a rule or regulation or a substantial understatement of tax. "Negligence" includes any failure to make a reasonable attempt to comply with the tax laws. IRC Section 6662(c). The regulations further provide that a position with respect to an item is attributable to negligence if it lacks a reasonable basis. Treas. Reg.
Section 1.6662-3(b)(1). Negligence is strongly indicated where, for example, a partner fails to comply with the requirements of IRC
Section 6662, which requires that a partner treat partnership items on its return in a manner that is consistent with the treatment of such items on the partnership return. Treas. Reg. Section 1.6662-3(b)(1)(iii). The term "disregard" includes any careless, reckless or intentional disregard of rules or regulations. Treas. Reg. Section 1.6662-3(b)(2). A taxpayer who takes a position contrary to a revenue ruling or a notice will be subject to a penalty for intentional disregard if the contrary position fails to possess a realistic possibility of being sustained on its merits. Treas. Reg. Section 1.6562-3(b)(2). An "understatement" is defined as the excess of the amount of tax required to be shown on the return of the taxable year over the amount of the tax imposed that is actually shown on the return, reduced by any rebate. IRC Section 6662(d)(2)(A). An understatement is "substantial" if it exceeds the greater of ten percent (10%) of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 in the case of certain corporations). IRC
Section 6662(d)(1)(A) and (B).

      Generally, for tax returns with due dates (determined without regard to extensions) after December 31, 1993, the amount of an understatement is reduced by the portion thereof attributable to (i) the tax treatment of any item by the taxpayer if there is or was substantial authority for such treatment, or (ii) any item if the relevant facts affecting the item's tax treatment are adequately disclosed in the return or in a statement attached to the return, and there is a reasonable basis for the tax treatment of such item by the taxpayer. IRC Section 6662(d). Disclosure will generally be adequate if made on a properly completed Form 8275 Petroleum Development Corporation
May 31, 1997
Page D-49

(Disclosure Statement) or Form 8275R (Regulation Disclosure Statement) Treas. Reg. Section 1.6662-4(f). However, in the case of "tax shelters," there will be a reduction of the understatement only to the extent it is attributable to the treatment of an item by the taxpayer with respect to which there is or was substantial authority for such treatment and only if the taxpayer reasonably believed that the treatment of such item by the taxpayer was more likely than not the proper treatment. Moreover, under the GATT legislation, a corporation must generally satisfy a higher standard to avoid a substantial understatement penalty in the case of a tax shelter. IRC Section 6662(d)(2)(C)(ii). The term "tax shelter" is defined for purposes of Code Section 6662 as a partnership or other entity, any investment plan or arrangement, or any other plan or arrangement, the principal purpose of which is the avoidance or evasion of federal income tax. IRC Section 6662(d)(2)(C)(ii). It is important to note that this definition of "tax shelter" differs from that contained in Code Sections 461 and 6111, as discussed above. A tax shelter item includes an item of income, gain, loss, deduction, or credit that is directly or indirectly attributable to a partnership that is formed for the principal purpose of avoiding or evading federal income tax. The existence of substantial authority is determined as of the time the taxpayer's return is filed or on the last day of the taxable year to which the return relates and not when the investment is made. Treas. Reg.
Section 1.6662-4(d)(3)(iv)(C). Substantial authority exists if the weight of authorities supporting a position is substantial compared with the weight of authorities supporting contrary treatment. Treas. Reg.
Section 1.6662-4(d)(3)(i). Relevant authorities included statutes, Regulations, court cases, revenue rulings and procedures, and Congressional intent. However, among other things, conclusions reached in legal opinions are not considered authority. Treas. Reg. Section 1.6662-4(d)(3)(iii). The Secretary may waive all or a portion of the penalty imposed under Code Section 6662 upon a showing by the taxpayer that there was reasonable cause for the understatement and that the taxpayer acted in good faith. IRC Section 6664(d).

      Although not anticipated by PDC, there may not be substantial authority for one or more reporting positions that the Partnership may take in its federal income tax returns. In such event, if the Partnership does not disclose or if it fails to adequately disclose any such position, or if such disclosure is deemed adequate but it is determined that there was no reasonable basis for the tax treatment of such a partnership item, the penalty will be imposed with respect to any substantial understatement determined to have been made, unless the provisions of the Regulations pertaining to waiver of the penalty become final and the Partnership is able to show reasonable cause and good faith in making the understatement as specified in such provisions. If the Partnership makes a disclosure for the purposes of avoiding the penalty, the disclosure is likely to result in an audit of such return and a challenge by the Service of such position taken.

Petroleum Development Corporation
May 31, 1997
Page D-50

      If it were determined that a Partner had underpaid tax for any taxable year, such Partner would have to pay the amount of underpayment plus interest on the underpayment from the date the tax was originally due.
The interest rate on underpayments is determined by the Service based upon the federal short term rate of interest (as defined in Code
Section 1274(d)) plus 3%, or 5% for large corporate underpayments, and is compounded daily. The rate of interest is adjusted monthly. In addition, Temporary Regulations provide that tax motivated transactions include, among other items, certain overstatements of the value of property on a return, losses disallowed by reason of the at-risk limitation, any use of an accounting method that may result in a substantial distortion of income for any period, and any deduction disallowed for an activity not entered into for profit. Although definitive Regulations have not been promulgated, the determination of those transactions to be considered "tax-motivated transactions" is to be made by taking into account the ratio of tax benefits to cash invested, the method of promoting the transaction, and other relevant transactions. Thus, in the event an audit of the Partnership's or of a Partner's tax return results in a substantial underpayment of tax by such Partner due to an investment in the Units, such Partner may be required to pay interest on such underpayment determined at the higher interest rate.

      A partnership, for federal income tax purposes, is required to file an annual informational tax return. The failure to properly file such a return in a timely fashion, or the failure to show on such return all information under the Code to be shown on such return, unless such failure is due to reasonable cause, subjects the partnership to civil penalties under the Code in an amount equal to $50 per month multiplied by the number of partners in the partnership, up to a maximum of $250 per partner per year. In addition, upon any willful failure to file a partnership information return, a fine or other criminal penalty may be imposed on the party responsible for filing the return.


                      ACCOUNTING METHODS AND PERIODS

      The Partnership will use the accrual method of accounting and will select the calendar year as its taxable year.

      As discussed above, a taxpayer using the accrual method of accounting will recognize income when all events have occurred which fix the right to receive such income and the amount thereof can be determined with reasonable accuracy. Deductions will be recognized when all events which establish liability have occurred and the amount thereof can be determined with reasonable accuracy. However, all events which establish liability are not treated as having occurred prior to the time that economic performance occurs. Code Section 461(h).

Petroleum Development Corporation
May 31, 1997
Page D-51

      All partnerships are required to conform their tax years to those of their owners; i.e., unless the partnership establishes a business purpose for a different tax year, the tax year of a partnership must be (i) the taxable year of one or more of its partners who have an aggregate interest in partnership profits and capital of greater than 50%, (ii) if there is no taxable year so described, the taxable year of all partners having interests of 5% or more in partnership profits or capital, or (iii) if there is no taxable year described in (i) or (ii), the calendar year.
Code Section 706. Until the taxable years of the Partners can be identified, no assurance can be given that the Service will permit the Partnership to adopt a calendar year.


              SOCIAL SECURITY BENEFITS; SELF-EMPLOYMENT TAX

      The Social Security Act and the Code exclude from the definition of "net earnings from self-employment" a limited partner's (but not a general partner's) distributive share of any item of income or loss from a partnership other than a guaranteed payment for personal services actually rendered. The determination of whether a particular activity is a trade or business for the purposes of the self-employment tax is based on all of the facts and circumstances surrounding the activity. Because of the present uncertainty in the law, there can be no assurance that a General Partner's share of income from the sale of production will not constitute self-employment income. PDC, in the preparation of the information tax returns for the Partnership, will make the determination of whether to report income from the sale of production as income from self-employment based upon guidance from tax advisors. Thus, a General Partner's share of any income or loss attributable to his investment in Units may constitute "net earnings from self-employment" for both social security and self-employment tax purposes and, if any General Partners are receiving Social Security benefits, their taxable income attributable to their investment in the Units must be taken into account in determining any reduction in benefits because of "excess earnings."


                         STATE AND LOCAL TAXES

      The opinions expressed herein are limited to issues of federal income tax law and do not address issues of state or local law. Investors are urged to consult their tax advisors regarding the impact of state and local laws on an investment in the Partnership.


                  PROPOSED LEGISLATION AND REGULATIONS

      There can be no assurances that subsequent changes in the tax laws (through new legislation, court decisions, Service pronouncements, Treasury regulations, or otherwise) will or will not occur that may have Petroleum Development Corporation
May 31, 1997
Page D-52

an impact, adverse or positive, on the tax effect and consequences of this Transaction, as described above.

      We express no opinion as to any federal income tax issue or other matter except those set forth or confirmed above.

      We hereby consent to the filing of this opinion as Appendix D to the Prospectus and to all references to our firm in the Prospectus.

                                Sincerely,


                                /s/ DUANE, MORRIS & HECKSCHER LLP

             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Schedules.

    (a)                  Exhibits.

         (1)(a).         Dealer-manager agreement.

         (3)(a). Form of Limited Partnership Agreement (included as Appendix A to the prospectus, which is filed as a part of this Registration Statement).

         (5).            Opinion of    Duane, Morris & Heckscher LLP     as to
                         legality of the securities being registered.

         (8).            Opinion of    Duane, Morris & Heckscher LLP     as to
                         various tax matters discussed in the prospectus (included as Appendix D to the prospectus, which is filed as a part of this Registration Statement).

         (10)(b).        Escrow Agreements with PNC Bank, N.A.

         (23)(a).        Consent of    Duane, Morris & Heckscher LLP
                         (included in Part II of Registration Statement).

         (23)(b). Consent of KPMG Peat Marwick LLP (included in Part II of Registration Statement).

         (23)(c). Consent of Wright & Company, Inc. (included in Part II of Registration Statement).

    (b)         Financial Statement Schedules:

                None.

Item 17.  Undertakings.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) The registrant will not identify to any third party any prospects which will go into or are likely to be placed into the program, or are representative of prospects which may be placed in the program, whether such third party is a selling dealer or other party involved with making or directing investment decisions regarding the purchase of program interests, except to the extent such prospects have been identified in the prospectus or an amendment thereto.

    (5) To the extent a review of prospects or lease inventory is permitted to third parties, it will be:

    (a)      only incidental to an underwriter's due diligence examination;

    (b) no reference to any specific property (unless such property is described in the prospectus or an amendment) will appear in any analysis or report on the program prepared by such third party; and

    (c) any third party, prior to receiving permission to examine properties will agree to the above conditions, and registrant will file a copy of such agreement(s) as an exhibit to the registration statement.

    (6) No prospective investors or their representatives will be permitted to examine any prospects or inventory or data related thereto which is not described in the prospectus or an amendment thereto.

    (7) An annual report on Form 10-K will be filed at the conclusion of the fiscal year following the year in which the registration statement is declared effective.

    (8) A Form 8-K or final SR to reflect the expenditure of the proceeds of the offering will be filed.

    (9) Any revised prospectuses required by the provisions of Section 10(a)(3) of the Securities Act of 1933, as amended, will be filed as post-effective amendments to the registration statement.

    (10) For the purpose of determining any liability under said Act (without thereby affecting the original effective date of this registration statement for the purpose of Section 10(a)(3) of said Act) each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof and that such post-effective amendment will comply with the applicable forms and rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

    (11) The prospectus will be supplemented at the close of any partnership to state the number of participants in that partnership, the amount of participation sold therein, the cumulative amount sold under all partnerships formed under the subject registration statement, the amount of interests to be offered in the next partnership and in succeeding partnerships to be formed under this registration statement.

    (12) The Registrant undertakes to send to each Investor Partner at least on an annual basis a detailed statement of any transactions with the Managing General Partner or its Affiliates, and of fees, commissions, compensation, and other benefits paid, or accrued to the Managing General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

    (13) The Registrant undertakes to send to the Investor Partners, within 45 days after the close of each quarterly fiscal period, the information specified by the Form 10-Q, if such report is required to be filed with the Commission.

    (14) The Registrant undertakes to provide to the Investor Partners the financial statements required by Form 10-K for the first full fiscal year of operations of the Partnership.

    (15) The undersigned Registrant hereby undertakes to provide to the
Underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriter to permit prompt deliver to each purchaser.

    The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Limited Partners. Each sticker supplement should disclose all compensation and fees received by the General Partner(s) and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-05 of Regulation S-X only for properties acquired during the distribution period.

    The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-05 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

    Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                           CONFORMED COPY

                                  SIGNATURES

      Pursuant to the requirements of Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of West Virginia, on June 4, 1997.

                                          PDC 1996-1997 Drilling Program
                                                (Registrant)
                                          By: Petroleum Development Corporation,
                                               a Nevada corporation,
                                               Managing General Partner

                                          By /s/ Steven R. Williams
                                             Steven R. Williams

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                     Title                             Date


/s/ James N. Ryan               Chairman of the Board            June 4, 1997
James N. Ryan                   (Principal Executive Officer)


/s/ Steven R. Williams          President and Director           June 4, 1997
Steven R. Williams


/s/ Dale G. Rettinger           Executive Vice President,        June 4, 1997
Dale G. Rettinger               Treasurer and Director
                                (Principal Financial
                                Officer and Principal
                                Accounting Officer)


/s/ Roger J. Morgan             Secretary and Director           June 4, 1997
Roger J. Morgan

The following index lists the Exhibits which are being filed in connection with this Form S-1.

                                                           EXHIBIT INDEX


NUMBER                DESCRIPTION
PAGE
(1)(a).               Dealer Manager Agreement

(1)(b).               Selling Dealer Agreement.

(5). Opinion of Duane, Morris & Heckscher LLP as to legality of the securities being registered.

(10)(a).              Form of Drilling and Operating Agreement.

(10)(b).              Escrow Agreements with PNC Bank, N.A.

(23)(a).              Consent of    Duane, Morris & Heckscher LLP
                      (included in Part II of Registrant Statement).

(23)(b). Consent of KPMG Peat Marwick LLP (included in Part II of Registration Statement).

(23)(c). Consent of Wright & Company, Inc. (included in Part II of Registration Statement).